  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1997

                                                REGISTRATION NO. 333-22225
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                                DOCUCORP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    7372                      75-2690838
     (STATE OR OTHER         (PRIMARY STANDARD              (I.R.S. EMPLOYER
     JURISDICTION OF         INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
     INCORPORATION OR        CODE NUMBER)
      ORGANIZATION)
                         5910 NORTH CENTRAL EXPRESSWAY
                                   SUITE 800
                               DALLAS, TX 75206
                                (214) 891-6500
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                              MICHAEL D. ANDERECK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                DOCUCORP, INC.
                         5910 NORTH CENTRAL EXPRESSWAY
                                   SUITE 800
                               DALLAS, TX 75206
                                (214) 891-6500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                       COPIES OF ALL COMMUNICATIONS TO:
       THOMAS J. SHARBAUGH, ESQ.               BRUCE H. HALLETT, ESQ.
      MORGAN, LEWIS & BOCKIUS LLP             CROUCH & HALLETT, L.L.P.
         2000 ONE LOGAN SQUARE               717 N. HARWOOD, SUITE 1400
      PHILADELPHIA, PA 19103-6993                 DALLAS, TX 75201
            (215) 963-5000                         (214) 922-4120

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                            PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES  AMOUNT TO BE      PROPOSED MAXIMUM      AGGREGATE OFFERING    AMOUNT OF
        TO BE REGISTERED            REGISTERED  OFFERING PRICE PER UNIT(1)       PRICE        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 $.01 par value.........            4,450,179             $1.26                $5,607,226       $1,699.41(3)
--------------------------------------------------------------------------------------------------------------
Class B Common Stock,
 $.01 par value.........            4,700,786             $1.26                $5,922,990       $1,794.85(3)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, calculated based on the book value, on February 21, 1997, of the securities to be received by the Registrant in the Merger.

(2) The Registration Statement also covers an indeterminate number of shares of Class A Common Stock issuable upon conversion of Class B Common Stock. Presently, 4,700,786 shares of Class A Common Stock would be issuable upon conversion of Class B Common Stock.

(3) Paid with original filing.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             IMAGE SCIENCES, INC.
                         5910 NORTH CENTRAL EXPRESSWAY
                                   SUITE 800
                              DALLAS, TEXAS 75206

                NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD APRIL 30, 1997

To the Stockholders of
Image Sciences, Inc.:

  Notice is hereby given that a Special Meeting of Stockholders (the "Image Sciences Special Meeting") of Image Sciences, Inc. ("Image Sciences") will be
held at    , at     a.m., local time, on Wednesday, April 30, 1997, for the
following purposes:

    (1) To consider and vote upon a proposal, recommended by the Board of Directors of Image Sciences, to approve the Agreement and Plan of Merger dated January 15, 1997 (the "Merger Agreement") among DocuCorp, Inc., a Delaware corporation ("DocuCorp"), ISI Merger Corp., a Texas corporation and wholly-owned subsidiary of DocuCorp (the "Texas Sub"), FormMaker Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of DocuCorp (the "Georgia Sub"), Image Sciences and FormMaker Software, Inc., a Georgia corporation ("FormMaker"), providing for the merger (the "Merger") of (i) the Texas Sub with and into Image Sciences and (ii) the Georgia Sub with and into FormMaker.

    (2) To transact such other business as may properly come before the Image Sciences Special Meeting and any adjournments thereof.

  Stockholders of record at the close of business on   , 1997 will be entitled
to notice of and to vote at the Image Sciences Special Meeting, or any adjournment or adjournments thereof. Stockholders are cordially invited to attend the Image Sciences Special Meeting in person. Those who will not attend and who wish their shares to be voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided. The specific details of the Merger are fully described in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A.

                                          By Order of the Board of Directors

                                          Joan P. Moore, Secretary

Dallas, Texas
      , 1997

  WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE IMAGE SCIENCES SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE IMAGE SCIENCES SPECIAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                     [LETTERHEAD OF IMAGE SCIENCES, INC.]

To the Stockholders of Image Sciences, Inc.:

  You are hereby asked to consider and act upon a proposal to approve an Agreement and Plan of Merger dated as of January 15, 1997 (the "Merger Agreement") providing for the merger (the "Merger") of (i) ISI Merger Corp. (the "Texas Sub"), a Texas corporation and wholly-owned subsidiary of DocuCorp, Inc., a Delaware corporation ("DocuCorp"), with and into Image Sciences, Inc., a Texas corporation ("Image Sciences"), and (ii) FormMaker Acquisition Corp. (the "Georgia Sub"), a Georgia corporation and wholly-owned subsidiary of DocuCorp, with and into FormMaker Software, Inc., a Georgia corporation ("FormMaker").

  If the Merger Agreement is approved by (i) the holders (the "Image Sciences Stockholders") of Image Sciences Common Stock, par value $.01 per share ("Image Sciences Common Stock"), and Image Sciences Preferred Stock, par value $.10 per share ("Image Sciences Preferred Stock"), and (ii) the holders (the "FormMaker Stockholders") of FormMaker Common Stock, par value $.01 per share ("FormMaker Common Stock"), the Texas Sub will be merged with and into Image Sciences and the Georgia Sub will be merged with and into FormMaker, with Image Sciences and FormMaker surviving as wholly-owned subsidiaries of DocuCorp. Pursuant to the Merger and assuming that there are no dissenting Image Sciences Stockholders or FormMaker Stockholders, (i) each issued and outstanding share of Image Sciences Common Stock will be converted into 1.4432 shares of DocuCorp Class B Common Stock, par value $.01 per share ("DocuCorp Class B Common Stock") (assuming for such purposes that 477,851 shares of Image Sciences Common Stock and options to purchase 560,607 shares of Image Sciences Common Stock have been repurchased by Image Sciences pursuant to a tender offer); (ii) each issued and outstanding share of Image Sciences Preferred Stock will be converted into 1.029 shares of DocuCorp Class B Common Stock; and (iii) each issued and outstanding share of FormMaker Common Stock will be converted into .7144 shares of DocuCorp Class A Common Stock, par value $.01 per share ("DocuCorp Class A Common Stock, and together with the DocuCorp Class B Common Stock, the DocuCorp Common Stock"). Shares of DocuCorp Class A Common Stock and DocuCorp Class B Common Stock are identical in all respects except that shares of DocuCorp Class B Common Stock have a redemption feature exercisable at the option of the holder of such shares upon the occurrence of certain events.

  The affirmative vote of at least two-thirds of the outstanding shares of Image Sciences Common Stock and Image Sciences Preferred Stock, voting as separate classes, is required to approve the Merger Agreement. After careful consideration, the Board of Directors of Image Sciences has determined that the Merger and the transactions contemplated thereby are in the best interests of Image Sciences and the Image Sciences Stockholders. The directors and executive officers of Image Sciences, who beneficially own in the aggregate 41% of the Image Science Common Stock on the record date for the Image Sciences Special Meeting have advised Image Sciences that they intend to vote the shares of Image Sciences Common Stock held by them in favor of the Merger. Certain Stockholders of Image Sciences owning an aggregate of approximately 39% of the outstanding Image Sciences Common Stock and 100% of the outstanding Image Sciences Preferred Stock as of the record date for the Image Sciences Special Meeting have agreed pursuant to a Voting and Lockup Agreement dated January 15, 1997 to vote their shares in favor of the Merger.

  Enclosed is a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger and the transactions contemplated thereby. Please sign, date and return the enclosed proxy at your earliest convenience.

  THE BOARD OF DIRECTORS OF IMAGE SCIENCES UNANIMOUSLY RECOMMENDS THAT THE IMAGE SCIENCES STOCKHOLDERS APPROVE THE MERGER.

                                          Sincerely,

                                          Michael D. Andereck
                                          President and Chief Executive
                                           Officer

  YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FORMMAKER SOFTWARE, INC.
                           2300 WINDY RIDGE PARKWAY
                                SUITE 400 NORTH
                            ATLANTA, GEORGIA 30339

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD APRIL 30, 1997

To the Stockholders of
FormMaker Software, Inc.:

  Notice is hereby given that a Special Meeting of Stockholders (the "FormMaker Special Meeting") of FormMaker Software, Inc. ("FormMaker") will be
held at      , at    a.m., local time, on Wednesday April 30, 1997, for the
following purposes:

    (1) To consider and vote upon a proposal, recommended by the Board of Directors of FormMaker, to approve the Agreement and Plan of Merger dated January 15, 1997 (the "Merger Agreement") among DocuCorp, Inc., a Delaware corporation ("DocuCorp"), ISI Merger Corp., a Texas corporation and wholly-owned subsidiary of DocuCorp (the "Texas Sub"), FormMaker Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of DocuCorp (the "Georgia Sub"), Image Sciences, Inc., a Texas corporation ("Image Sciences") and FormMaker, providing for the merger (the "Merger") of (i) the Texas Sub with and into Image Sciences and (ii) the Georgia Sub with and into FormMaker.

    (2) To transact such other business as may properly come before the Image Sciences Special Meeting and any adjournments thereof.

  Stockholders of record at the close of business on      , 1997 will be
entitled to notice of and to vote at the FormMaker Special Meeting, or any adjournment or adjournments thereof. Stockholders are cordially invited to attend the FormMaker Special Meeting in person. Those who will not attend and who wish their shares to be voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided. The specific details of the Merger are fully described in the accompanying Joint Proxy Statement/ Prospectus and in the Merger Agreement. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A.

                                          By Order of the Board of Directors

                                          R. Lee Morris, Secretary

Atlanta, Georgia
      , 1997

  WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE FORMMAKER SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE FORMMAKER SPECIAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                   [LETTERHEAD OF FORMMAKER SOFTWARE, INC.]

To the Stockholders of FormMaker Software, Inc.:

  You are hereby asked to consider and act upon a proposal to approve an Agreement and Plan of Merger dated as of January 15, 1997 (the "Merger Agreement") providing for the merger (the "Merger") of (i) ISI Merger Corp. (the "Texas Sub"), a Texas corporation and wholly-owned subsidiary of DocuCorp, Inc., a Delaware corporation ("DocuCorp"), with and into Image Sciences, Inc., a Texas corporation ("Image Sciences"), and (ii) FormMaker Acquisition Corp. (the "Georgia Sub"), a Georgia corporation and wholly-owned subsidiary of DocuCorp, with and into FormMaker Software, Inc., a Georgia corporation ("FormMaker").

  If the Merger Agreement is approved by (i) the holders (the Image Sciences Stockholders ) of Image Sciences Common Stock, par value $.01 per share ("Image Sciences Common Stock"), and Image Sciences Preferred Stock, par value $.10 per share ("Image Sciences Preferred Stock"), and (ii) the holders (the "FormMaker Stockholders") of FormMaker Common Stock, par value $.01 per share ("FormMaker Common Stock"), the Texas Sub will be merged with and into Image Sciences and the Georgia Sub will be merged with and into FormMaker, with Image Sciences and FormMaker surviving as wholly-owned subsidiaries of DocuCorp. Pursuant to the Merger and assuming that there are no dissenting Image Sciences Stockholders or FormMaker Stockholders, (i) each issued and outstanding share of Image Sciences Common Stock will be converted into 1.4432 shares of DocuCorp Class B Common Stock, par value $.01 per share ("DocuCorp Class B Common Stock") (assuming for such purposes that 477,851 shares of Image Sciences Common Stock and options to purchase 560,607 shares of Image Sciences Common Stock have been repurchased by Image Sciences pursuant to a tender offer); (ii) each issued and outstanding share of Image Sciences Preferred Stock will be converted into 1.029 shares of DocuCorp Class B Common Stock; and (iii) each issued and outstanding share of FormMaker Common Stock will be converted into .7144 shares of DocuCorp Class A Common Stock, par value $.01 per share ("DocuCorp Class A Common Stock," and together with the DocuCorp Class B Common Stock, the "DocuCorp Common Stock"). Shares of DocuCorp Class A Common Stock and DocuCorp Class B Common Stock are identical in all respects except that shares of DocuCorp Class B Common Stock have a redemption feature exercisable at the option of the holder of such shares upon the occurrence of certain events.

  The affirmative vote of at least a majority of the outstanding shares of FormMaker Common Stock is required to approve the Merger. After careful consideration, the Board of Directors of FormMaker has determined that the Merger and the transactions contemplated thereby are in the best interests of FormMaker and the FormMaker Stockholders. The directors and executive officers of FormMaker, who beneficially own in the aggregate 22% of the FormMaker Common Stock on the record date for the FormMaker Special Meeting, have advised FormMaker that they intend to vote the shares of FormMaker Common Stock held by them in favor of the Merger. Certain stockholders of FormMaker owning an aggregate of approximately 80% of the outstanding FormMaker Common Stock on the record date for the Special Meeting of FormMaker have agreed pursuant to a Voting and Lockup Agreement dated January 15, 1997 to vote their shares in favor of the Merger. Therefore, approval of the Merger by the FormMaker Stockholders has been assured.

  Enclosed is a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger and the transactions contemplated thereby. Please sign, date and return the enclosed proxy at your earliest convenience.

  THE BOARD OF DIRECTORS OF FORMMAKER UNANIMOUSLY RECOMMENDS THAT THE FORMMAKER STOCKHOLDERS APPROVE THE MERGER.

                                          Sincerely,

                                          John D. Loewenberg
                                          Chief Executive Officer and
                                           President

  YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             JOINT PROXY STATEMENT
                                      FOR
                             IMAGE SCIENCES, INC.
                                      AND
                           FORMMAKER SOFTWARE, INC.
                       FOR MEETINGS OF THEIR RESPECTIVE
                            STOCKHOLDERS TO BE HELD

                            ON APRIL 30, 1997

                               ----------------

                                DOCUCORP, INC.
                                  PROSPECTUS

                                      FOR

 4,450,179 SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE, ISSUABLE
                         IN CONNECTION WITH THE MERGER

 4,700,786 SHARES OF CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE, ISSUABLE
                         IN CONNECTION WITH THE MERGER

  This Joint Proxy Statement/Prospectus of Image Sciences, Inc., a Texas corporation ("Image Sciences"), is being furnished to holders of outstanding shares of Common Stock of Image Sciences, par value $.01 per share (the "Image Sciences Common Stock"), and holders of outstanding shares of Preferred Stock of Image Sciences, par value $.10 per share (the "Image Sciences Preferred Stock"), in connection with the solicitation of proxies from all such holders (the "Image Sciences Stockholders") by the Board of Directors of Image Sciences (the "Image Sciences Board") for use at the Special Meeting of Stockholders of Image Sciences (the "Image Sciences Special Meeting") to be
held on April 30, 1997, at        at    a.m., local time, and any adjournment
thereof.

  This Joint Proxy Statement/Prospectus of FormMaker Software, Inc., a Georgia corporation ("FormMaker"), is being furnished to holders (the "FormMaker Stockholders") of outstanding shares of Common Stock of FormMaker, par value $.01 per share (the "FormMaker Common Stock"), in connection with the solicitation of proxies from all such holders by the Board of Directors of FormMaker (the "FormMaker Board") for use at the Special Meeting of Stockholders of FormMaker (the "FormMaker Special Meeting") to be held on
April 30, 1997, at        at    a.m., local time, and any adjournment thereof.

  This Joint Proxy Statement/Prospectus also constitutes a prospectus filed as part of a Registration Statement (defined below) of DocuCorp, Inc., a Delaware corporation ("DocuCorp"), filed with the Securities and Exchange Commission (the "Commission") in connection with the issuance of 4,450,179 shares of Class A Common Stock of DocuCorp, par value $.01 per share (the "DocuCorp Class A Common Stock"), and 4,700,786 shares of Class B Common Stock, par value $.01 (the "DocuCorp Class B Common Stock," and together with the DocuCorp Class A Common Stock, the "DocuCorp Common Stock"), issuable pursuant to the Merger (defined below).

  IN EVALUATING THE MERGER, THE IMAGE SCIENCES STOCKHOLDERS AND THE FORMMAKER STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED BEGINNING ON PAGE 11 UNDER "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Joint Proxy Statement/Prospectus is    , 1997.

(cover continued from previous page)

  The Image Sciences Stockholders and the FormMaker Stockholders will be asked to consider and act upon a proposal to approve an Agreement and Plan of Merger dated as of January 15, 1997 (the "Merger Agreement"), among DocuCorp, Inc., a Delaware corporation ("DocuCorp"), Image Sciences, FormMaker, ISI Merger Corp., a Texas corporation and a wholly-owned subsidiary of DocuCorp (the "Texas Sub"), and FormMaker Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of DocuCorp (the "Georgia Sub"), providing for the merger (the "Merger") of (i) the Texas Sub with and into Image Sciences and
(ii) the Georgia Sub with and into FormMaker, with Image Sciences and FormMaker surviving as wholly-owned subsidiaries of DocuCorp.

  The affirmative vote of the holders of at least two-thirds of the outstanding shares of Image Sciences Common Stock and Image Sciences Preferred Stock, voting as separate classes, is required to approve the Merger Agreement. The affirmative vote of the holders of at least a majority of the outstanding shares of FormMaker Common Stock is required to approve the Merger Agreement. Certain stockholders of Image Sciences and FormMaker owning an aggregate of approximately 39% of the outstanding Image Sciences Common Stock, 100% of the Image Sciences Preferred Stock and 80% of the outstanding FormMaker Common Stock as of February 1, 1997 have agreed pursuant to a Voting and Lockup Agreement dated as of January 15, 1997 (the "Voting and Lockup Agreement") to vote their shares in favor of the Merger Agreement. Therefore, approval of the Merger Agreement by the FormMaker Stockholders has been assured. As of February 1, 1997, the directors and executive officers of Image Sciences owned of record approximately 41% of the Image Sciences Common Stock entitled to vote at the Image Sciences Special Meeting and the directors and executive officers of FormMaker owned of record approximately 22% of the FormMaker Common Stock entitled to vote at the FormMaker Special Meeting.

  The Image Sciences Stockholders and the FormMaker Stockholders will have dissenters' rights of appraisal in connection with the Merger. See "The Merger and Related Transactions--Dissenters' Rights." In order to exercise such dissenters' rights of appraisal properly, a dissenting Image Sciences Stockholder or FormMaker Stockholder, as the case may be, must refrain from voting, by proxy or in person, his or her shares in favor of the Merger Agreement.

  There has not been, nor is there expected to be upon consummation of the Merger, a public market for the DocuCorp Common Stock. Immediately after the consummation of the Merger, the Image Sciences Stockholders, in the aggregate, will own approximately 51% of the then outstanding shares of DocuCorp Common Stock (51% on a fully diluted basis) and the FormMaker Stockholders will own approximately 49% of the then outstanding shares of DocuCorp Common Stock (49% on a fully diluted basis).

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxies are first being mailed to the stockholders of Image Sciences and FormMaker on
or about      , 1997.

  THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALES OF DOCUCORP CLASS A COMMON STOCK OR DOCUCORP CLASS B COMMON STOCK TO BE RECEIVED BY THE HOLDERS OF IMAGE SCIENCES COMMON STOCK, IMAGE SCIENCES PREFERRED STOCK OR FORMMAKER COMMON STOCK UPON CONSUMMATION OF THE PROPOSED MERGER AND NO PERSON IS AUTHORIZED TO MAKE ANY USE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DOCUCORP, IMAGE SCIENCES OR FORMMAKER. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION ABOUT DOCUCORP, IMAGE SCIENCES OR FORMMAKER CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   5
  The Parties..............................................................   5
  The Special Meetings.....................................................   6
  Risk Factors.............................................................   6
  The Merger and Related Transactions......................................   6
  Effective Time...........................................................   7
  Conversion of Securities.................................................   7
  Recommendations of the Boards of Directors...............................   8
  The Merger Agreement.....................................................   8
  Exchange of Stock Certificates, Warrants and Option Agreements...........   8
  Interests of Certain Persons in Merger...................................   8
  Management After the Merger..............................................   9
  Absence of Regulatory Filings and Approvals..............................   9
  Accounting Treatment.....................................................   9
  Material Federal Income Tax Consequences.................................   9
  Dissenters' Rights.......................................................   9
  Comparative Per Share Data...............................................  10
RISK FACTORS...............................................................  11
THE SPECIAL MEETINGS.......................................................  16
  Image Sciences Special Meeting...........................................  16
  FormMaker Special Meeting................................................  16
THE MERGER AND RELATED TRANSACTIONS........................................  18
  General..................................................................  18
  Effective Time...........................................................  18
  Conversion of Securities.................................................  18
  Background of the Merger.................................................  18
  Reasons for and Effects of the Merger; Recommendations...................  19
  The Merger Agreement.....................................................  20
  The Image Sciences Closing Transactions..................................  24
  The Liquidity Agreement..................................................  24
  Interests of Certain Persons in the Merger...............................  25
  Exchange of Stock Certificates, Warrants and Option Agreements...........  25
  Conversion of Options and Warrants.......................................  25
  Management After the Merger..............................................  26
  Absence of Regulatory Filings and Approvals..............................  26
  Accounting Treatment.....................................................  26
  Material Federal Income Tax Consequences.................................  26
  Consequences Under Federal Securities Laws...............................  30
  Dissenters' Rights.......................................................  30
DESCRIPTION OF DOCUCORP CAPITAL STOCK......................................  35
  DocuCorp Common Stock....................................................  35
  DocuCorp Preferred Stock.................................................  36
  Limitation on Liability..................................................  36
  Certain Anti-Takeover Provisions.........................................  37
  Section 203 of Delaware General Corporation Law..........................  37
  Transfer Agent and Registrar.............................................  37

                                                                            PAGE
                                                                            ----
COMPARISON OF STOCKHOLDER RIGHTS..........................................   37
  Removal of Directors....................................................   38
  Call of Special Stockholder Meetings....................................   38
  Dissenters' Rights......................................................   38
  Dividends and Distributions.............................................   39
  Indemnification of Officers and Directors...............................   40
  Amendment to Certificate of Incorporation...............................   40
  Vote Required for Extraordinary Corporate Transactions..................   40
  Class Voting............................................................   41
  Interested Stockholder Transactions.....................................   41
  Director Liability......................................................   42
MARKET PRICE OF AND DIVIDENDS ON DOCUCORP COMMON STOCK AND RELATED
 STOCKHOLDER MATTERS......................................................   43
  Market Price............................................................   43
  Dividend Policy.........................................................   43
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA......................   44
SELECTED FINANCIAL DATA OF IMAGE SCIENCES.................................   51
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF IMAGE SCIENCES.............................................   52
SELECTED FINANCIAL DATA OF FORMMAKER......................................   58
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF FORMMAKER..................................................   59
BUSINESS OF DOCUCORP......................................................   64
BUSINESS OF IMAGE SCIENCES................................................   65
BUSINESS OF FORMMAKER.....................................................   70
MANAGEMENT OF DOCUCORP....................................................   76
  Compensation of Directors...............................................   77
  Executive Compensation..................................................   78
  Employment Agreements...................................................   80
  Stock Option Plan.......................................................   80
  401(k) Profit Sharing Plan..............................................   80
  Certain Relationships and Related Transactions..........................   80
PRINCIPAL STOCKHOLDERS OF DOCUCORP........................................   82
PRINCIPAL STOCKHOLDERS OF IMAGE SCIENCES..................................   84
PRINCIPAL STOCKHOLDERS OF FORMMAKER.......................................   85
EXPERTS...................................................................   86
LEGAL MATTERS.............................................................   86
ADDITIONAL INFORMATION....................................................   86
REPORTS TO SECURITY HOLDERS...............................................   86
APPENDIX A MERGER AGREEMENT
APPENDIX B ARTICLES 5.11, 5.12 and 5.13 OF THE TEXAS BUSINESS CORPORATION ACT
APPENDIX C SECTIONS 14-2-1302, 14-2-1303, 14-2-1321 THROUGH 14-2-1323 AND 14-2-
            1330 THROUGH 14-2-1332 OF THE GEORGIA BUSINESS CORPORATION CODE

                                    SUMMARY

  The following is a summary of certain significant matters discussed elsewhere in this Joint Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus and the Appendices hereto. Stockholders are urged to read the entire Joint Proxy Statement/Prospectus, including the Appendices hereto. Certain terms used in this summary and elsewhere in this Joint Proxy Statement/Prospectus are used as defined in the Summary or elsewhere in this Joint Proxy Statement/Prospectus.

  Unless the context indicates otherwise, all Image Sciences share and option data and references to conversion ratios for the Image Sciences Common Stock in the Merger are based upon the assumption of full participation in the Image Sciences Tender Offer (described below). All of these items would change if there was less than full participation in the Image Sciences Tender Offer. See "The Merger and Related Transactions--The Image Sciences Closing Transaction."

THE PARTIES

 DocuCorp

  DocuCorp was organized on January 13, 1997 as a holding company in connection with the Merger. The Merger will be treated as a purchase of FormMaker by Image Sciences for financial reporting purposes and will become effective upon the filing of articles of merger and all other necessary documents with the Secretaries of State of Texas and Georgia and the issuance of a certificate of merger by the Secretary of State of Texas. No purchase accounting is required related to the conversion of Image Sciences Common Stock and Image Sciences Preferred Stock into DocuCorp Common Stock, as Image Sciences is considered the acquiror for financial reporting purposes. It is expected that all of DocuCorp's business will be conducted through Image Sciences and FormMaker.

  As a result of the Merger, DocuCorp will be a leading national provider of document automation software and services to the insurance, financial services, utilities, healthcare and other document-intensive industries. See "Business of DocuCorp."

  DocuCorp's executive offices are located at 5910 North Central Expressway, Suite 800, Dallas, Texas 75206 and its telephone number is (214) 891-6500.

 Image Sciences

  Image Sciences develops, markets and supports software products designed to automate the processing of business forms and documents. See "Business of Image Sciences."

  Image Sciences' executive offices are located at 5910 North Central Expressway, Suite 800, Dallas, Texas 75206, and its telephone number is (214) 891-6500.

 FormMaker

  FormMaker develops, markets, installs and services electronic document automation and imaging systems to meet the needs of insurance, financial services, utilities, healthcare and other document-intensive industries. See "Business of FormMaker."

  FormMaker's executive offices are located at 2300 Windy Ridge Parkway, Suite 400 North, Atlanta, Georgia 30339, and its telephone number is (770) 859-9900.

THE SPECIAL MEETINGS

  Image Sciences Special Meeting. This Joint Proxy Statement/Prospectus of Image Sciences is being furnished to the Image Sciences Stockholders in connection with the solicitation of proxies by the Image Sciences Board. The
Image Sciences Special Meeting will be held at    a.m., local time on April 30,
1997, at     , for the purpose of approving the Merger Agreement.

  The affirmative vote of the holders of at least two-thirds of the outstanding shares of Image Sciences Common Stock and Image Sciences Preferred Stock, voting as separate classes, is required to approve the Merger Agreement. Holders of record of Image Sciences Common Stock and holders of record of Image
Sciences Preferred Stock as of the close of business on      , 1997 (the "Image
Sciences Record Date") will be entitled to cast one vote for each share of Image Sciences Common Stock or Image Sciences Preferred Stock held as of such date. At the Image Sciences Record Date, there were 2,335,082 shares of Image Sciences Common Stock and 1,963,433 shares of Image Sciences Preferred Stock outstanding and entitled to vote on the Merger. Holders of approximately 39% of Image Sciences Common Stock and 100% of the Image Sciences Preferred Stock have entered into the Voting and Lockup Agreement in which they have agreed to vote in favor of the Merger Agreement. As of February 1, 1997, the directors and executive officers of Image Sciences owned of record approximately 41% of the Image Sciences Common Stock entitled to vote at the Image Sciences Special Meeting. THE IMAGE SCIENCES BOARD UNANIMOUSLY RECOMMENDS THAT THE IMAGE SCIENCES STOCKHOLDERS APPROVE THE MERGER AGREEMENT. See "The Special Meetings-- Image Sciences Special Meeting."

  FormMaker Special Meeting. This Joint Proxy Statement/Prospectus of FormMaker is being furnished to the FormMaker Stockholders in connection with the solicitation of proxies by the FormMaker Board. The FormMaker Special Meeting
will be held at    a.m., local time on April 30, 1997, at     , for the purpose
of approving the Merger Agreement.

  The affirmative vote of the holders of at least a majority of the outstanding shares of FormMaker Common Stock is required to approve the Merger Agreement. Holders of record of the FormMaker Common Stock as of the close of business on
     , 1997 (the "FormMaker Record Date") will be entitled to cast one vote for each share of the FormMaker Common Stock held as of such date. At the FormMaker Record Date, there were 6,229,511 shares of FormMaker Common Stock outstanding and entitled to vote on the Merger Agreement. Holders of approximately 80% of the FormMaker Common Stock have entered into the Voting and Lockup Agreement in which they have agreed to vote in favor of the Merger. As of February 1, 1997, the directors and executive officers of FormMaker owned of record 22% of the FormMaker Common Stock entitled to vote at the FormMaker Special Meeting. Accordingly, the approval of the Merger Agreement by the holders of the FormMaker Common Stock has been assured. THE FORMMAKER BOARD UNANIMOUSLY RECOMMENDS THAT THE FORMMAKER STOCKHOLDERS APPROVE THE MERGER AGREEMENT. See "The Special Meetings--FormMaker Special Meeting."

RISK FACTORS

  The Image Sciences Stockholders and the FormMaker Stockholders should carefully consider certain risk factors in evaluating the Merger. See "Risk Factors."

THE MERGER AND RELATED TRANSACTIONS

  The Image Sciences Stockholders and the FormMaker Stockholders will each vote separately on the Merger Agreement. Upon the consummation of the Merger, Image Sciences will be the surviving Texas corporation and FormMaker will be the surviving Georgia corporation, and each will be a wholly-owned subsidiary of DocuCorp. See "The Merger and Related Transactions--General."

  Since DocuCorp is a Delaware corporation, from and after the Effective Time (defined below), Delaware law will govern the rights of the former Image Sciences Stockholders and FormMaker Stockholders rather than Texas and Georgia law, respectively, except with respect to dissenters' rights applicable to such Image Sciences Stockholders and FormMaker Stockholders in connection with the Merger, which will be governed by Texas law and Georgia law, respectively, after the Effective Time of the Merger. See "The Merger and Related Transactions--Dissenters' Rights" and "Comparison of Stockholder Rights."

  Image Sciences is offering (the "Image Sciences Tender Offer"), conditioned upon the satisfaction of all conditions precedent to the Merger, to repurchase up to 477,851 shares of Images Sciences Common Stock and Image Sciences options to purchase up to 560,607 shares of Image Sciences Common Stock granted prior to July 31, 1991, and will declare and distribute a cash dividend to the holder of Image Sciences Preferred Stock (the "Image Sciences Preferred Stock Dividend," and together with the Image Sciences Tender Offer, the "Image Sciences Closing Transactions"). See "The Merger and Related Transactions--The Image Sciences Closing Transactions."

  DocuCorp, Safeguard Scientifics (Delaware), Inc., a Delaware corporation ("Safeguard Delaware"), Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), Technology Leaders II L.P., a Delaware limited partnership ("TL II"), and Technology Leaders II Offshore C.V., a Netherlands Antilles limited partnership ("TL II Offshore," and together with Safeguard Delaware and TL II, the "SG/TL Stockholders"), have entered into a Liquidity Agreement dated January 15, 1997 (the "Liquidity Agreement") pursuant to which (i) Safeguard has agreed to use commercially reasonable efforts to conduct and consummate an underwritten public offering of rights to purchase shares of DocuCorp Class A Common Stock ("DocuCorp Rights") in which the managing underwriter values the equity of DocuCorp at $62.1 million or more (a "Qualified Rights Offering");
(ii) the SG/TL Stockholders have agreed to purchase a certain number of shares of DocuCorp Class A Common Stock if DocuCorp is required to redeem shares of DocuCorp Class B Common Stock, and to guarantee an existing line of credit of FormMaker (to be amended as contemplated by the Merger Agreement); and (iii) DocuCorp has agreed to grant warrants ("DocuCorp Warrants") to purchase 610,000 shares of DocuCorp Class A Common Stock to the SG/TL Stockholders. See "The Merger and Related Transactions--the Liquidity Agreement."

EFFECTIVE TIME

  As soon as practicable following the satisfaction or waiver of all conditions to the Merger, the Merger will be consummated upon the filing of articles of merger and all other necessary documents with the Secretaries of State of Texas and Georgia and the issuance of a certificate of merger by the Secretary of State of Texas, the later of which times is referred to herein as the "Effective Time." See "The Merger and Related Transactions--Effective Time."

CONVERSION OF SECURITIES

  Pursuant to the Merger Agreement, (i) each issued and outstanding share of Image Sciences Common Stock will be converted into 1.4432 shares of DocuCorp Class B Common Stock (assuming for such purposes that 477,851 shares of Image Sciences Common Stock and Image Sciences options to purchase 560,607 shares of Image Sciences Common Stock have been repurchased in the Image Sciences Tender Offer); and (ii) each issued and outstanding share of Image Sciences Preferred Stock will be converted into 1.029 shares of DocuCorp Class B Common Stock. Additionally, pursuant to the Merger Agreement, each issued and outstanding share of FormMaker Common Stock will be converted into .7144 shares of DocuCorp Class A Common Stock. Shares of DocuCorp Class A Common Stock and DocuCorp Class B Common Stock are identical in all respects except that shares of DocuCorp Class B Common Stock have a redemption feature exercisable at the option of the holder of such shares upon the occurrence of certain events. See "Description of DocuCorp Capital Stock."

  Immediately after the Effective Time, the Image Sciences Stockholders, in the aggregate, will own approximately 51% of the then outstanding shares of DocuCorp Common Stock (51% on a fully diluted basis) and the FormMaker Stockholders, in the aggregate, will own approximately 49% of the then outstanding shares of DocuCorp Common Stock (49% on a fully diluted basis).

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  The Image Sciences Board and the FormMaker Board each have unanimously approved the Merger Agreement and determined that the terms of the proposed Merger are fair to and in the best interests of their respective stockholders. The Image Sciences Board and the FormMaker Board each unanimously recommends that the Image Sciences Stockholders and the FormMaker Stockholders, respectively, approve the Merger Agreement. See "The Merger and Related Transactions--Background of the Merger" and "The Merger and Related Transactions--Reasons for and Effects of the Merger; Recommendations."

THE MERGER AGREEMENT

  The Merger Agreement sets forth the principal terms upon which the Merger will be consummated, the terms upon which shares of Image Sciences Common Stock, Image Sciences Preferred Stock and FormMaker Common Stock will be converted into DocuCorp Class A Common Stock or DocuCorp Class B Common Stock, as the case may be, and also sets forth the terms upon which Image Sciences options to purchase Image Sciences Common Stock ("Image Sciences Options") and FormMaker options to purchase FormMaker Common Stock ("FormMaker Options") will be converted into DocuCorp Options and the terms upon which FormMaker warrants to purchase FormMaker Common Stock ("FormMaker Warrants") will be converted into DocuCorp Warrants. The Merger Agreement contains representations, warranties and agreements of the parties, and provides specific conditions to the consummation of the Merger and terms under which the Merger may be terminated. See "The Merger and Related Transactions--The Merger Agreement."

EXCHANGE OF STOCK CERTIFICATES, WARRANTS AND OPTION AGREEMENTS

  At the Effective Time, in accordance with the conversion ratios described in this Joint Proxy Statement/ Prospectus, (i) each holder of shares of Image Sciences Common Stock, Image Sciences Preferred Stock or FormMaker Common Stock will be entitled to receive, upon surrender of certificate(s) formerly representing such Image Sciences or FormMaker capital stock, certificates representing DocuCorp Common Stock; (ii) each holder of FormMaker Warrants will be entitled to receive, upon surrender of such warrants, new warrant agreements with respect to DocuCorp Warrants; and (iii) each holder of Image Sciences Options or FormMaker Options will be entitled to receive, upon surrender of agreements representing such options, new option agreements with respect to DocuCorp Options. See "The Merger and Related Transactions--Exchange of Securities." Instructions with respect to the surrender of certificates, warrants and option agreements, together with a letter of transmittal to be used for this purpose, will be forwarded to the holders of such securities contemporaneously with the mailing of this Joint Proxy Statement/Prospectus. Security holders should surrender such certificates, warrants and option agreements only with an accompanying letter of transmittal. See "The Merger and Related Transactions--Exchange of Stock Certificates, Warrants and Option Agreements."

INTERESTS OF CERTAIN PERSONS IN MERGER

  No director or executive officer of Image Sciences had or will have a personal or business relationship with FormMaker prior to the Effective Time. No director or executive officer of FormMaker had or will have a personal or business relationship with Image Sciences prior to the Effective Time. In considering recommendations of the Image Sciences Board and the FormMaker Board with respect to the Merger, however, the Image Sciences Stockholders and the FormMaker Stockholders should be aware that certain directors and executive officers of Image Sciences and FormMaker have an interest in the consummation of the Merger, as described in this Joint Proxy Statement/Prospectus. See "Management of DocuCorp--Certain Relationships and Related Transactions."
MANAGEMENT AFTER THE MERGER

  At the Effective Time, the DocuCorp Board of Directors (the "DocuCorp Board") will consist of seven members: Arthur R. Spector, Michael D. Andereck, Milledge
A. Hart, III, John D. Loewenberg, Warren V. Musser, Sidney B. Landman and one independent director to be designated immediately prior to the Effective Time. Mr. Hart is a member of the Image Sciences Board, Mr. Loewenberg is currently Chief Executive Officer and President of FormMaker. Mr. Landman is Vice President of Finance for the Production Systems Group at Xerox Corporation, a New York corporation and the holder of Image Science Preferred Stock ("Xerox"), and Mr. Musser is Chairman of the Board and Chief Executive Officer of Safeguard. At the Effective Time, (i) Mr. Spector, Chairman of the FormMaker Board, will be the Chairman of the DocuCorp Board and of the boards of directors of Image Sciences and FormMaker; (ii) Mr. Andereck, the President and Chief Executive Officer of Image Sciences, will be the President and Chief Executive Officer of DocuCorp, Image Sciences and FormMaker; (iii) Samuel M. Wilkes, the Chief Operating Officer of FormMaker, will be the Senior Vice President of Sales and Marketing of DocuCorp, Image Sciences and FormMaker;
(iv) B. Bruce Dale, Vice President of Development of Image Sciences, will be the Senior Vice President of Products of DocuCorp, Image Sciences and FormMaker; (v) Kerry LeCrone, the Senior Vice President of Services of FormMaker, will be the Senior Vice President of Services of DocuCorp, Image Sciences and FormMaker, (vi) Hsi-Ming Lin, the Senior Vice President of Research and Development of FormMaker, will be the Senior Vice President of Research and Development of DocuCorp, Image Sciences and FormMaker; and (vi) Todd A. Rognes, the Vice President of Finance of Image Sciences, will be the Senior Vice President of Finance of DocuCorp, Image Sciences and FormMaker. See "Management of DocuCorp."
ABSENCE OF REGULATORY FILINGS AND APPROVALS


  Other than certain filings and approvals which may be required under certain state securities or "blue sky" laws and the effectiveness of the registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), related to this Joint Proxy Statement/Prospectus, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Merger. See "The Merger and Related Transactions--Absence of Regulatory Filings and Approvals."
ACCOUNTING TREATMENT


  For historical accounting purposes, Image Sciences will be considered the survivor in the Merger and no purchase accounting is required related to the conversion of Image Sciences Common Stock and Image Sciences Preferred Stock into DocuCorp Common Stock. The merger of FormMaker into a wholly-owned subsidiary of DocuCorp will be treated as an acquisition of FormMaker by Image Sciences; accordingly, this transaction will be recorded under the purchase method of accounting. See "The Merger and Related Transactions--Accounting Treatment."
MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  DocuCorp, Image Sciences and FormMaker intend that the Merger qualify as a tax-free reorganization. Steptoe & Johnson LLP, special tax counsel to DocuCorp, has rendered a tax opinion to Image Sciences and FormMaker to the effect that the Merger will qualify as either a reorganization under Section 368(a) of the Code or an exchange under Section 351(a) of the Code, and that no gain or loss will be recognized by the Image Sciences Stockholders on the conversion of Image Sciences Common Stock or Image Sciences Preferred Stock or by the FormMaker Stockholders on the conversion of FormMaker Common Stock into DocuCorp Class A Common Stock or DocuCorp Class B Common Stock, as the case may be. See "The Merger and Related Transactions--Material Federal Income Tax Consequences."
DISSENTERS' RIGHTS


  The Image Sciences Stockholders and the FormMaker Stockholders will have dissenters' rights of appraisal in connection with the Merger. See "The Merger and Related Transactions--Dissenters' Rights."

COMPARATIVE PER SHARE DATA

  The following table sets forth certain unaudited selected financial information on a pro forma and pro forma equivalent basis per common share and is derived from, should be read in conjunction with and is qualified in its entirety by reference to the unaudited pro forma combined financial data of DocuCorp that appears elsewhere in this Joint Proxy Statement/Prospectus. For purposes of this presentation, the "DocuCorp--Historical" financial information represents that of Image Sciences, the surviving entity for financial reporting purposes, on a historical basis. The information presented in this table is for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred or that will occur upon the consummation of the Merger.

                                                                FOR THE SIX
                                           FOR THE YEAR ENDED   MONTHS ENDED
                                             JULY 31, 1996    JANUARY 31, 1997
                                           ------------------ ----------------
   DOCUCORP--HISTORICAL
     Book value per share(1)..............       $ 1.47            $1.68
     Cash dividends per share.............            0                0
     Earnings per share...................       $ 0.43            $0.19
   PRO FORMA COMBINED
     Book value per share(1)(6)...........       $ 0.93            $0.95
     Cash dividends per share.............            0                0
     Earnings per share(7)................       $ 0.04            $0.04
   IMAGE SCIENCES PRO FORMA EQUIVALENT
   AMOUNTS(5)
     Book value per share(1)(6)...........       $ 1.34            $1.37
     Cash dividends per share.............            0                0
     Earnings per share(7)................       $ 0.06            $0.06

                                           FOR THE YEAR ENDED
                                           DECEMBER 31, 1996
                                           ------------------
   FORMMAKER--HISTORICAL
     Book value per share(1)..............       $ 0.76
     Cash dividends per share.............            0
     Earnings (loss) per share............       $(0.25)
   FORMMAKER PRO FORMA EQUIVALENT
    AMOUNTS(4)
     Book value per share(3)(6)...........       $ 0.68
     Cash dividends per share.............            0
     Earnings per share(2)(7).............       $ 0.03

--------
(1) Computed as of balance sheet date at end of period.
(2) Computed using pro-forma combined statements of operations for the year ended July 31, 1996.

(3) Computed using January 31, 1997 pro-forma combined balance sheet.
(4) Equivalent amounts have been computed using an exchange ratio of one share of FormMaker Common Stock to .7144 shares of DocuCorp Class A Common Stock.

(5) Equivalent amounts have been computed using an exchange ratio of one share of Image Sciences Common Stock to 1.4432 shares of DocuCorp Class B Common Stock.

(6) Computation is based on the value of DocuCorp Class B Common Stock and associated shares being included in the book value per share computation. If the book value of this stock and the associated shares are excluded from the computation, the pro forma combined book value is $(1.39) per share at July 31, 1996 and $(1.35) per share at January 31, 1997. Under this basis, Image Sciences pro forma equivalent book value per share is $(2.00) and $(1.95) at July 31, 1996 and January 31, 1997, respectively, and FormMaker pro forma equivalent book value per share at January 31, 1997 is $(.96).

(7) Computation is based on shares of DocuCorp Class B Common Stock being included in the earnings per share computation. If such shares are excluded from the computation, pro forma combined earnings per share is $.07 for the year ended July 31, 1996 and $.08 for the six months ended January 31, 1997. Under this basis, Image Sciences pro forma equivalent earnings per share are $.10 and $.12 for the year ended July 31, 1996 and six months ended January 31, 1997, respectively, and FormMaker pro forma equivalent earnings per share for the year ended July 31, 1996 is $.05.

                                 RISK FACTORS

  The Image Sciences Stockholders and the FormMaker Stockholders should consider carefully the following risk factors, as well as the other information contained in this Joint Proxy Statement/Prospectus, in evaluating the Merger. The occurrence of certain of the events described in these risk factors may have a material adverse effect on DocuCorp's business, results of operations and financial condition.

RELIANCE ON A MAJOR CLIENT RELATIONSHIP

  A substantial portion of FormMaker's revenues are generated from a marketing agreement with Policy Management Systems Corporation ("PMSC") under which FormMaker (i) provides third-party processing and software implementation services in the insurance industry, (ii) has granted PMSC rights to use, execute, copy or license certain proprietary software and (iii) has granted PMSC the exclusive right to market FormMaker's proprietary software in the insurance industry. In 1994, 1995, and 1996, PMSC represented approximately 85%, 72% and 65%, respectively, of FormMaker's revenues. Beginning on January 1, 1998, PMSC can unilaterally terminate the marketing agreement for any reason whatsoever by providing 90 days' prior written notice to FormMaker. In addition, PMSC may terminate the Marketing Agreement as a result of the filing of the Registration Statement by providing 10 days' prior written notice to FormMaker. Unless renewed or terminated at an earlier date, the marketing agreement will terminate on December 31, 1999.

NONEXCLUSIVE PERPETUAL LICENSE

  FormMaker has also entered into a license agreement with PMSC under which FormMaker granted PMSC a non-exclusive, perpetual, royalty-free, worldwide license to use, execute, copy or license FormMaker's software (and derivatives thereof) to third parties within the insurance industry and such other industries in which FormMaker from time to time operates. Therefore, upon termination of the above-described Marketing Agreement and PMSC's exclusive rights thereunder, PMSC will continue to have the right to use FormMaker's software and to compete directly with FormMaker in the insurance industry. Given that PMSC has financial and other resources significantly greater than FormMaker, there can be no assurance that FormMaker will be able to withstand competition from PMSC if PMSC decided to compete directly with FormMaker. See "Business of FormMaker--Customers and Distributions."

OPERATING HISTORY--RECENT LOSSES

  FormMaker incurred net losses of $426,000 and $1,490,000 during the fiscal years ended December 31, 1995 and 1996. No assurance can be made that FormMaker will not incur net losses in the future.

INTEGRATION OF IMAGE SCIENCES AND FORMMAKER

  DocuCorp is a holding company whose wholly-owned subsidiaries are expected to conduct the operations of DocuCorp following the consummation of the Merger. DocuCorp may not be able to integrate successfully the operations, facilities and management of Image Sciences and FormMaker or realize any benefits from the Merger. Additionally, the Merger could have an adverse effect on DocuCorp's relationships with customers, distributors or suppliers of Image Sciences or FormMaker. See "The Merger and Related Transactions."

INTEGRATION OF PRODUCTS

  DocuCorp plans to integrate certain of its products, if practicable. However, DocuCorp may not be able to accomplish such integration in a timely manner and such integration may not be technologically feasible. Moreover, the focus on possible product integration efforts may have an adverse effect on the development of new product offerings.

DEPENDENCE UPON INSURANCE INDUSTRY

  The majority of Image Sciences' and FormMaker's revenues is derived from the insurance industry. DocuCorp's future growth and financial performance will depend in part upon its ability to continue to market its products successfully in the insurance industry and to enhance and develop technologies for distribution in markets other than the insurance market. This will require DocuCorp to make substantial product development and distribution channel investments. It is uncertain that new products or product enhancements intended for markets other than the insurance industry will achieve acceptance.

FLUCTUATIONS IN OPERATING RESULTS

  Following the Merger, DocuCorp's revenue will continue to be difficult to forecast due to the fact that both Image Sciences' and FormMaker's sales cycles, from initial evaluation to purchase, vary substantially from customer to customer. Both Image Sciences and FormMaker typically have operated with little backlog for licensing revenue because software products generally are shipped as orders are received. As a result, license revenue in any quarter is substantially dependent on orders booked and shipped in that quarter. Both companies have earned a substantial portion of their licensing revenues in the last weeks of any particular quarter. To the extent this trend continues following the Merger, the failure to achieve such revenues in the last weeks of any given quarter will have a material adverse effect on DocuCorp's financial results for that quarter.

  Image Sciences' and FormMaker's sales structure has historically resulted in revenues for the first quarter of a fiscal year being lower than revenues for the fourth quarter of the prior fiscal year. Similar fluctuations may occur again in the future.

DEPENDENCE UPON KEY PERSONNEL

  Both Image Sciences and FormMaker believe that the hiring and retaining of qualified individuals at all levels will be essential to DocuCorp's ability to manage growth successfully, but DocuCorp may not be successful in attracting and retaining the necessary personnel. The development of the business of Image Sciences has been largely dependent on the services of Michael D. Andereck, the President and Chief Executive Officer of Image Sciences, and the development of the business of FormMaker has been largely dependent on the services of Samuel M. Wilkes, Chief Operating Officer of FormMaker. Mr. Andereck will be the President and Chief Executive Officer of DocuCorp, and Mr. Wilkes will become the Senior Vice President of Sales and Marketing of DocuCorp; both of these gentlemen have entered into employment agreements with DocuCorp. The departure of either Mr. Andereck or Mr. Wilkes could have a material adverse effect on DocuCorp's results of operations or financial condition.

MANAGEMENT OF GROWTH

  In recent years, Image Sciences and FormMaker have expanded their respective businesses, and DocuCorp intends to continue to expand its business. To manage expansion effectively, DocuCorp will be required to evaluate the adequacy of existing systems and procedures, including, but not limited to, information management systems, financial and internal control systems, and management structure. In addition, if DocuCorp enters new markets, DocuCorp will be required to, among other things, hire personnel and establish distribution channels. Management may not adequately anticipate all of the changing demands that growth will impose on DocuCorp's procedures and structure or that DocuCorp will be able to successfully enter additional markets. In addition, if DocuCorp expands through acquisitions, it may require further capital through public or private equity offerings or financings. Additional capital may not be available to DocuCorp or, if available, may not be on terms acceptable to DocuCorp. Additional operational and financial risks will arise if DocuCorp seeks to expand through acquisitions. Such additional operational risks will include the risk that an acquisition might not provide the benefits originally anticipated. Such additional financial risks will include the incurrence of indebtedness and the need to service such indebtedness, the failure of revenues to parallel increasing expenses, and the decrease in the percentage of ownership of current stockholders of DocuCorp as new equity is issued in connection with acquisitions. See "The Merger and Related Transactions--Reasons For and Effects of the Merger; Recommendations."

RAPID TECHNOLOGICAL CHANGE

  The document automation industry is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. Such developments will require

DocuCorp to make substantial product development investments. Any failure by DocuCorp to anticipate or respond adequately to technology developments and customer requirements or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue. In addition, new products or product enhancements intended to respond to technological change or evolving customer requirements may not achieve acceptance.

LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

  Image Sciences and FormMaker rely on a combination of copyright and trademark laws, employee and third-party nondisclosure agreements and other methods to protect their respective proprietary rights. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of their respective products or to obtain and use information that Image Sciences or FormMaker regards as proprietary.

  Image Sciences' and FormMaker's software products are licensed to end-users on a "right to use" basis pursuant to a perpetual or term license. Certain license provisions protecting against unauthorized use, copying, transfer and disclosure of the licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect the proprietary rights to the same extent as do the laws of the United States.

  As the number of software products in the industry increases and the functionality of these products further overlap, Image Sciences and FormMaker believe that software programs will increasingly become subject to infringement claims. Third parties may assert infringement claims against DocuCorp in the future with respect to current or future products, which could require DocuCorp. to enter into royalty arrangements or result in costly litigation.

  Each of Image Sciences and FormMaker also relies on certain software that it licenses from third parties, including software that is integrated with internally developed software and used in its products to perform key functions. These third-party software licenses may not continue to be available to DocuCorp on commercially reasonable terms and the related software may not continue to be appropriately supported, maintained or enhanced by the licensors. The loss of licenses to, or the inability to support, maintain and enhance, any of such software could result in increased costs, or delays or reductions in product shipments until equivalent software could be developed or licensed and integrated.

EFFECT OF MERGER ON CUSTOMER ORDERS

  The announcement and consummation of the Merger could cause present and potential customers of Image Sciences or FormMaker to delay or cancel orders for products as a result of concerns about product evolution, integration and support of Image Sciences' and FormMaker's software products following the Merger.

COMPETITION

  The market for Image Sciences' and FormMaker's document automation products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Each company targets its software products at organizations that require the ability to produce large quantities of customized and personalized documents in paper or electronic form. DocuCorp expects to face direct and indirect competition from a broad range of competitors who offer a variety of products and solutions to current and potential customers. Image Sciences' and FormMaker's principal competition currently comes from (i) systems developed in-house by the internal MIS departments of large organizations and (ii) direct competition from companies such as Document Sciences Corporation (which is partially owned by Xerox) M&I DataServices, Inc., and Group 1 Software, Inc.

  It is also possible that DocuCorp will face competition from new competitors. Moreover, as the market for document automation software develops, current or potential competitors with significantly greater resources than

DocuCorp could attempt to enter or increase their presence in the market either independently or by acquiring or forming strategic alliances with competitors of DocuCorp or otherwise increase their focus on the industry. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of DocuCorp's current and prospective customers, and it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share. DocuCorp may not be able to compete successfully against current or future competitors or withstand competitive pressures effectively.

RISK OF SOFTWARE DEFECTS

  Software products as complex as those offered by Image Sciences and FormMaker often contain undetected errors or performance problems. Such defects are most frequently found during the period immediately following introduction of new products or enhancements to existing products. Despite extensive product testing prior to introduction, Image Sciences' and FormMaker's products have in the past contained software errors that were discovered after commercial introduction. There may be more errors or performance problems that will be discovered in the future. Any future software defects discovered after shipment of Image Sciences' or FormMaker's products could result in loss of revenues or delays in customer acceptance.

ANTI-TAKEOVER ISSUES

  Through its ownership of DocuCorp Common Stock, the management of DocuCorp and the other former stockholders of Image Sciences and FormMaker will have a significant influence with respect to any decisions regarding a change in ownership of DocuCorp. Such a concentration of ownership may have the effect of delaying, deferring or preventing a change of control of DocuCorp and consequently could adversely affect the value of the DocuCorp Common Stock. See "Principal Stockholders of DocuCorp."

  DocuCorp's Certificate of Incorporation (the "DocuCorp Certificate") and bylaws (the "DocuCorp Bylaws") contain certain provisions that could delay or hinder the removal of incumbent directors and could discourage or make more difficult a proposed merger, tender offer or proxy contest involving DocuCorp. Pursuant to the DocuCorp Certificate, shares of DocuCorp Preferred Stock (the "DocuCorp Preferred Stock") may be issued in the future without stockholder approval and upon such terms and conditions as the DocuCorp Board may determine. The holders of shares of DocuCorp Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. The DocuCorp Board has no present intention of issuing shares of Preferred Stock. See "Description of DocuCorp Capital Stock--DocuCorp Preferred Stock." DocuCorp also will be subject to provisions of Delaware corporate law that will restrict DocuCorp from engaging in certain business combinations with a person who, together with affiliates and associates, owns 15% or more of DocuCorp Common Stock, unless certain conditions are met or the business combination is approved by the DocuCorp Board or its stockholders in a prescribed manner. See "Description of DocuCorp Capital Stock."

ABSENCE OF DIVIDENDS

  DocuCorp does not anticipate paying any cash dividends in the foreseeable future. DocuCorp currently intends to retain future earnings to finance operations and the expansion of its business. Any future determination to pay dividends will be at the discretion of the DocuCorp Board and will depend upon DocuCorp's financial condition, operating results, capital requirements and such other factors as the DocuCorp Board deems relevant. As a holding company with no material operations of its own and no material assets other than the stock of FormMaker and Image Sciences, DocuCorp's ability to pay dividends is wholly dependent on distributions from FormMaker and Image Sciences. Further, the terms of the revolving credit line that DocuCorp intends to obtain contemporaneously with the consummation of the Merger are expected to include restrictions on the ability of DocuCorp to pay dividends. See "Market Price of and Dividends on DocuCorp Common Stock and Related Stockholder Matters."

ABSENCE OF PUBLIC MARKET

  DocuCorp does not currently intend to list the DocuCorp Common Stock on any securities exchange or to seek approval for quotation through any automated quotation system, nor is there any assurance that the DocuCorp Common Stock will be eligible for listing on any market. Accordingly, there can be no assurance as to the development of a trading market for the DocuCorp Common Stock.

REDEMPTION OF CLASS B COMMON STOCK

  In connection with the redemption of shares of DocuCorp Class B Common Stock upon certain events, the SG/TL Stockholders have agreed to subscribe for a number of shares of DocuCorp Class A Common Stock at the Redemption Price equal to the number of shares of DocuCorp Class B Common Stock to be redeemed. See "The Merger and Related Transactions--The Liquidity Agreement" and "Description of DocuCorp Capital Stock--DocuCorp Common Stock." If the SG/TL Stockholders do not perform their obligations to purchase an equal number of shares of DocuCorp Class A Common Stock, DocuCorp may be unable to meet its redemption obligation. If the SG/TL Stockholders do subscribe for such shares, the SG/TL Stockholders will increase their ownership and control of DocuCorp.

                             THE SPECIAL MEETINGS

IMAGE SCIENCES SPECIAL MEETING

 Date, Time and Place of Image Sciences Special Meeting

  The Image Sciences Special Meeting will be held at    a.m., local time, on
Wednesday, April 30, 1997, at      .

 Matters to be Considered at the Image Sciences Special Meeting

  At the Image Sciences Special Meeting, holders of Image Sciences Common Stock and Image Sciences Preferred Stock will consider and vote upon the Merger Agreement. See "The Merger and Related Transactions" and Appendix A.

 Voting at the Image Sciences Special Meeting; Record Date

  On the Image Sciences Record Date, there were 2,335,082 shares of Image Sciences Common Stock outstanding and entitled to vote at the Image Sciences Special Meeting, held by approximately 124 holders of record, and 1,963,433 shares of Image Sciences Preferred Stock outstanding and entitled to vote at the Image Sciences Special Meeting, held by one holder of record. Each holder of record of Image Sciences Common Stock and Image Sciences Preferred Stock on the Record Date is entitled to cast one vote per share on the approval of the Merger Agreement, exercisable in person or by properly executed proxy, at the Image Sciences Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Image Sciences Common Stock and the holders of a majority of the outstanding shares of Image Sciences Preferred Stock entitled to vote at the Image Sciences Special Meeting is necessary to constitute a quorum at the Image Sciences Special Meeting. The affirmative vote of the holders of two-thirds of the outstanding Image Sciences Common Stock and of the holders of two-thirds of the outstanding Image Sciences Preferred Stock, voting as separate classes, is required to approve the Merger Agreement. Holders of 39% of Image Sciences Common Stock and the holders of 100% of Image Sciences Preferred Stock have entered into the Voting and Lockup Agreement in which they have agreed to vote their shares in favor of the Merger Agreement.

 Proxies

  This Joint Proxy Statement/Prospectus is being furnished to the Image Sciences Stockholders in connection with the solicitations of proxies by and on behalf of the Image Sciences Board for use at the Image Sciences Special Meeting. Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the Image Sciences Special Meeting, in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. If no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the Merger Agreement. A proxy received by the Image Sciences Board may be revoked by the person giving it at any time before it is exercised. An Image Sciences Stockholder may revoke a proxy by notification in writing to Image Sciences at 5910 North Central Expressway, Suite 800, Dallas, Texas 75206, Attention: Secretary. A proxy may also be revoked by execution and delivery of a proxy bearing a later date or by attendance at the Image Sciences Special Meeting and voting by ballot.

FORMMAKER SPECIAL MEETING

 Date, Time and Place of FormMaker Special Meeting

  The FormMaker Special Meeting will be held at    a.m., local time, on
Wednesday, April 30, 1997, at      .

 Matters to be Considered at the FormMaker Special Meeting

  At the FormMaker Special Meeting, holders of FormMaker Common Stock will consider and vote upon the Merger Agreement. See "The Merger and Related Transactions" and Appendix A.

 Voting at the FormMaker Special Meeting; Record Date

  On the FormMaker Record Date, there were 6,229,511 shares of FormMaker Common Stock outstanding and entitled to vote at the FormMaker Special Meeting held by approximately 82 holders of record. Each holder of record of FormMaker Common Stock on the Record Date is entitled to cast one vote per share on the approval of the Merger Agreement, exercisable in person or by properly executed proxy, at the FormMaker Special Meeting. The presence, in person or by proxy, by the holders of a majority of the outstanding shares of FormMaker Common Stock entitled to vote at the FormMaker Special Meeting is necessary to constitute a quorum at the FormMaker Special Meeting. The affirmative vote of the holders of a majority of all the outstanding FormMaker Common Stock is required to approve the Merger Agreement. Holders of 80% of FormMaker Common Stock have entered into the Voting and Lockup Agreement in which they have agreed to vote their shares in favor of the Merger Agreement.

 Proxies

  This Joint Proxy Statement/Prospectus is being furnished to the FormMaker Stockholders in connection with the solicitations of proxies by and on behalf of the FormMaker Board for use at the FormMaker Special Meeting. Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the FormMaker Special Meeting, in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. If no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the Merger Agreement. A proxy received by the FormMaker Board may be revoked by the person giving it at any time before it is exercised. A FormMaker Stockholder may revoke a proxy by notification in writing to FormMaker at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, Attention: Secretary. A proxy may also be revoked by execution and delivery of a proxy bearing a later date or by attendance at the FormMaker Special Meeting and voting by ballot.

                      THE MERGER AND RELATED TRANSACTIONS

GENERAL

  The following is a brief summary of certain aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference. The Image Sciences Stockholders and the FormMaker Stockholders are urged to read the Merger Agreement carefully.

EFFECTIVE TIME

  As soon as practicable following the satisfaction or waiver of all conditions to the Merger, the Merger will be consummated upon the filing of articles of merger and all other necessary documents with the Secretaries of State of Texas and Georgia and the issuance of a certificate of merger by the Secretary of State of Texas, the later of which times will be the Effective Time.

CONVERSION OF SECURITIES

  Pursuant to the Merger Agreement, (i) each issued and outstanding share of Image Sciences Common Stock will be converted into 1.4432 shares of DocuCorp Class B Common Stock (assuming for such purposes that 477,851 shares of Image Sciences Common Stock and Image Sciences Options to purchase 560,607 shares of Image Sciences Common Stock have been repurchased in the Image Sciences Tender Offer), (ii) each issued and outstanding share of Image Sciences Preferred Stock will be converted into 1.029 shares of DocuCorp Class B Stock and (iii) each issued and outstanding share of FormMaker Common Stock will be converted into .7144 shares of DocuCorp Class A Common Stock.

  Additionally, pursuant to the Merger Agreement, (i) each vested Image Sciences Option will be converted into a DocuCorp Class B Option, (ii) each unvested Image Sciences Option will be converted into a DocuCorp Class A Option, (iii) each FormMaker Option will be converted into a DocuCorp Class A Option, and (iv) each FormMaker Warrant will be converted into a DocuCorp Warrant.

  At the Effective Time, the current holders of Image Sciences Common Stock and Image Sciences Preferred Stock, in the aggregate, will own approximately 51% of the then outstanding shares of DocuCorp Common Stock (51% on a fully diluted basis). At the Effective Time, the current holders of FormMaker Common Stock, in the aggregate, will own approximately 49% of the then outstanding shares of DocuCorp Common Stock (49% on a fully diluted basis).

BACKGROUND OF THE MERGER

  The terms of the Merger Agreement are the result of arm's-length negotiations between representatives of Image Sciences and FormMaker. The following is a brief discussion of the background of these negotiations.

  In late May 1996 Joe Rose, FormMaker's then President and Chief Executive Officer, and Michael D. Andereck, Image Sciences' President and Chief Executive Officer, initiated discussions relating to a potential transaction between FormMaker and Image Sciences. Throughout the summer of 1996, executive officers of each company met to further discuss the potential transaction.

  On August 23, 1996, the parties executed a confidentiality agreement and a proposal letter with respect to the transaction. On August 26, 1996, Image Sciences and Safeguard executed a confidentiality agreement. The parties subsequently commenced their due diligence reviews.

  On September 24, 1996, FormMaker's legal counsel provided a draft of the Merger Agreement to Image Sciences and its legal counsel and telephone conferences and meetings were held among the principals of Image Sciences and FormMaker, and in certain instances with their respective counsel, to negotiate the terms of the Merger Agreement on several occasions in the third and fourth quarters of 1996 and the first quarter of 1997.

  On January 13, 1997 and December 9, 1996, respectively, the Image Sciences Board and the FormMaker Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. DocuCorp, Image Sciences, FormMaker, the Texas Sub and the Georgia Sub executed the Merger Agreement on January 15, 1997.

REASONS FOR AND EFFECTS OF THE MERGER; RECOMMENDATIONS

  The Image Sciences Board and the FormMaker Board believe that the Merger is in the best interests of their respective stockholders, and unanimously recommend to the Image Sciences Stockholders and the FormMaker Stockholders, respectively, that they approve the Merger Agreement. The Merger will combine the software products and services of Image Sciences and FormMaker, thus offering customers a more complete suite of document automation software products and a broader range of services. Anticipated benefits of the Merger include the following:

  Cost Savings. The combination of the businesses of Image Sciences and FormMaker will result in the consolidation of certain functions creating cost savings. For example, certain duplicative administrative functions will be eliminated.

  Economies of Scale. The combination of the businesses of Image Sciences and FormMaker will provide DocuCorp with increased ability to achieve economies of scale, including increased purchasing power, which DocuCorp believes will contribute to increased efficiency and improved profitability.

  Knowledgeable and Experienced Personnel. The Merger will bring together a knowledgeable team of industry executives and sales managers with many years of experience in the document automation industry and firmly established customer and distributor relationships.

  Expansion of Services of FormMaker. FormMaker engages in consulting, project management and outsourcing services in addition to providing document automation software products to its customers. The combined company will have the ability to offer such consulting, project management and outsourcing services to Image Sciences' customer base, including Image Sciences' insurance industry clients.

  As discussed below, the Image Sciences Board and the FormMaker Board also believe that the Merger will facilitate certain strategic objectives of the companies. Through the Merger, it is DocuCorp's objective to become the leading provider of document automation software products through strategic expansion and a focus on high quality, value-added customer service. Specifically, DocuCorp seeks to: (i) penetrate additional markets through the expansion of its sales networks; (ii) expand product offerings and services; and (iii) integrate and exploit its technology to provide its customers with the most advanced software products and services.

  The Image Sciences Board also considered certain potential disadvantages or negative factors relating to the proposed merger with FormMaker, including the fact that FormMaker had historic losses, the potential inability of the companies to integrate successfully their operations, facilities and management and the possibility that the Merger could have an adverse effect on the companies' relationships with customers, distributors or suppliers. The Image Sciences Board believed that these risks were outweighed by the potential benefits of the Merger. After considering the advantages and disadvantages of a merger with FormMaker, the Image Sciences Board has determined that the Merger is in the best interests of Image Sciences and its stockholders.

  The FormMaker Board also considered certain potential disadvantages or negative factors relating to the proposed merger with Image Sciences, including the potential inability of the companies to integrate successfully their operations, facilities and management and the possibility that the Merger could have an adverse effect on the companies' relationships with customers, distributors or suppliers. The FormMaker Board believed that these risks were outweighed by the potential benefits of the Merger. After considering the advantages and disadvantages of a merger with Image Sciences, the FormMaker Board has determined that the Merger is in the best interests of FormMaker and the FormMaker Stockholders.

  The FormMaker Board also considered the fact that the FormMaker Stockholders would receive approximately 49% of the DocuCorp Common Stock while Image Sciences Stockholders would receive approximately 51% of the DocuCorp Common Stock. The FormMaker Board determined that Image Sciences' results of operations and steady cash flow justified this difference in percentage of ownership.

  In reaching these conclusions, the Image Sciences Board and the FormMaker Board considered a number of factors, including among other things, the terms and conditions of the Merger Agreement; information with respect to the financial condition, business operations and prospects of both Image Sciences and FormMaker on both a historical and prospective basis, including information reflecting the two companies on a pro forma combined basis, and the views and opinions of their respective managements and financial advisors.

  THE IMAGE SCIENCES BOARD RECOMMENDS THAT THE IMAGE SCIENCES STOCKHOLDERS APPROVE THE MERGER.

  THE FORMMAKER BOARD RECOMMENDS THAT THE FORMMAKER STOCKHOLDERS APPROVE THE MERGER.

THE MERGER AGREEMENT

 Plan of Merger

  Pursuant to the Merger Agreement, the Texas Sub will be merged with and into Image Sciences and the Georgia Sub will be merged with and into FormMaker so that both Image Sciences and FormMaker will become wholly-owned subsidiaries of DocuCorp. Following the Merger, (i) Image Sciences will continue its existence under the laws of the State of Texas, and the separate corporate existence of the Texas Sub will cease and (ii) FormMaker will continue its existence under the laws of the State of Georgia, and the separate corporate existence of the Georgia Sub will cease. All shares of capital stock of Image Sciences and FormMaker will be converted into shares of capital stock of DocuCorp as described below. All shares of capital stock of the Texas Sub and the Georgia Sub will be converted into shares of Image Sciences and FormMaker, respectively, and DocuCorp, as the sole stockholder of the Texas Sub and the Georgia Sub, will, therefore, own all of the outstanding securities of FormMaker and Image Sciences following the Merger.

 Conversion of Securities

  Pursuant to the Merger Agreement, the securities of FormMaker and Image Sciences, respectively, will be converted into securities of DocuCorp, as follows:

          SECURITIES OWNED                         AS CONVERTED
           PRE-MERGER (1)                         POST MERGER (2)
------------------------------------ -----------------------------------------
                            NUMBER
                              OF                                     NUMBER OF
         SECURITY           SHARES              SECURITY              SHARES
-------------------------- --------- ------------------------------- ---------
Image Sciences Common      2,335,082 DocuCorp Class B Common Stock.. 2,680,413
 Stock....................
Image Sciences Preferred   1,963,433 DocuCorp Class B Common Stock.. 2,020,373
 Stock....................
Image Sciences Options     1,497,100 DocuCorp Class B Options....... 1,351,576
 (vested).................
Image Sciences Options       221,000 DocuCorp Class A Options.......   318,954
 (unvested)...............
FormMaker Common Stock.... 6,229,511 DocuCorp Class A Common Stock.. 4,450,179
FormMaker Warrants........   465,746 DocuCorp Warrants..............   332,715
FormMaker Options......... 1,141,971 DocuCorp Class A Options.......   815,790

--------
(1) Assumes full participation in the Image Sciences Tender Offer with the repurchase of 477,851 shares of Image Sciences Common Stock and Image Sciences Options for 560,607 shares of Image Sciences Common Stock.

(2) The Registration Statement also covers an indeterminate number of shares of DocuCorp Class A Common Stock issuable upon conversion of shares of DocuCorp Class B Common Stock. Presently, 4,700,786 shares of DocuCorp Class A Common Stock would be issued upon conversion of Class B Common Stock. See "Description of DocuCorp Capital Stock."

 Representations and Warranties

  The Merger Agreement contains representations and warranties by FormMaker and Image Sciences, relating to, among other things, (a) proper organization and similar corporate matters; (b) the authorization, delivery, performance and enforceability of the Merger Agreement and the transactions contemplated thereby; (c) other than as specified, the absence of any filings, consents or approvals; (d)(i) the capital structure; (ii) other than as specified, the absence of options, warrants, calls or similar agreements relating to the acquisition of capital stock; and (iii) the validity and nonassessability of issued and outstanding securities; (e) financial statements; (f) title to and working condition of assets; (g) real estate, personal property and non-real estate leases; (h) bona fide nature of accounts receivable and the merchantable quality of all inventory; (i) absence of undisclosed liabilities;
(j) the filing and payment of taxes; (k) subsidiaries; (l) legal proceedings and compliance with applicable laws and court orders; (m) contracts; (n) insurance coverage; (o) intellectual property and software products; (p) absence of labor disputes; (q) employee benefit plans; (r) corporate records;
(s) absence of certain events subsequent to November 30, 1996; (t) the non-existence of breaches of any express or implied warranties in connection with the sale or distribution of goods and services; (u) maintenance of customer relationships; (v) absence of third party broker's or finder's fees arising from the Merger Agreement or the transactions contemplated thereby; (w) absence of any materially misleading statement or omission of material fact in the foregoing representations and warranties; and (x) the inapplicability of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

  The Merger Agreement contains further representations and warranties by DocuCorp, ISI Merger Corp. and FormMaker Acquisition Corp. concerning each corporation's lack of assets, liabilities or business activity.

 Conduct of Business Prior to Merger

  FormMaker and Image Sciences have each agreed that, except as otherwise approved by the parties in writing or provided in the Merger Agreement, it will not, and, in the case of FormMaker, will cause DocuCorp not to, do any of the following prior to the closing contemplated by the Merger Agreement (the "Closing"): (a) amend its charter documents or bylaws; (b) merge or consolidate with, purchase substantially all of the assets of, or otherwise acquire any other business entity; (c) issue (other than upon the exercise or conversion of existing rights) additional shares of, or split, combine or reclassify, its capital stock; (d) pay any dividends or redeem any of its outstanding capital stock; (e) enter into any contract or otherwise incur any liability outside the ordinary course of business unless the executory obligation in any individual case is less than $100,000; (f) incur any additional indebtedness for borrowed money outside the ordinary course of business; (g) discharge or satisfy any encumbrance or pay or satisfy any material liability except pursuant to the terms thereof; (h) compromise, settle or otherwise adjust any material claim or litigation unless such compromise, settlement or adjustment involves a sum of not more than $100,000 in excess of reserves therefor; (i) make capital expenditures of more than $100,000 in the aggregate; or (j) modify existing benefit plans or enter into new employment agreements.

 Certain Covenants

  Pursuant to the Merger Agreement, each of FormMaker and Image Sciences has agreed that it will use commercially reasonable efforts to fulfill, and, in the case of FormMaker, to cause DocuCorp to fulfill, the conditions to the Merger described below. See "--Conditions to the Merger." In this regard, FormMaker and Image Sciences will, and FormMaker will cause DocuCorp to, (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing (the date on which such closing occurs is referred to herein as the "Closing Date"); (b) execute and deliver certain documents and agreements at the Closing; (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of the Merger Agreement and certain transactions contemplated thereby; (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws or contracts; and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions reasonably necessary to consummate the transactions contemplated by the Merger Agreement.

  FormMaker and Image Sciences also have each agreed (a) to give the other party full access to its properties, contracts, books, records and affairs (and, in the case of FormMaker, to cause DocuCorp to give Image Sciences full access to its properties, contracts, books, records and affairs); (b) not to solicit, initiate or encourage (including by way of furnishing information) the making of any inquiry or proposal to acquire in any manner a substantial equity interest in such company or all or substantially all of its assets, or participate in any discussions or negotiations with any third person concerning a tender or exchange offer, merger, consolidation or other business combination; (c) with respect to its meeting of stockholders to consider the Merger, to deliver to its stockholders necessary proxy materials and use reasonable efforts to obtain the necessary stockholder approval of the Merger;
(d) to identify in a letter to DocuCorp all persons who may be deemed "affiliates" of the Company for the purposes of Rule 145 under the Securities Act and to use reasonable efforts to cause each such person to acknowledge their responsibilities as such an affiliate under the Securities Act; (e) to deliver financial statements to the other party prepared in accordance with GAAP consistently applied for the twelve-month period ending December 31, 1996; and (f) to deliver to the other party all information listed in Schedule
6.3 to the Merger Agreement not previously delivered and deliver an updated disclosure schedule incorporating such information therein.

  FormMaker and Image Sciences have agreed to pay their own expenses in connection with the Merger; provided, however, that DocuCorp will pay all such expenses if the Merger becomes effective. Notwithstanding the above, upon termination of the Merger Agreement for certain events relating to the breach of the Merger Agreement, the expenses of the nonbreaching party are payable by the breaching party. See "--Amendments, Waiver and Termination."

  FormMaker has agreed to cause DocuCorp to perform its obligations hereunder and under certain documents referred to in the Merger Agreement. DocuCorp has agreed to (a) adopt an employee stock option plan covering 400,000 shares of DocuCorp Class A Common Stock; (b) file a Registration Statement on Form S-8 for purposes of registering shares of DocuCorp Class A Common Stock issuable upon exercise of DocuCorp Options as promptly as practicable following consummation of the Qualified Rights Offering; (c) maintain, for a period of five years, Image Sciences' and FormMaker's current directors' and officers' liability insurance covering those officers and directors who were covered on the Closing Date of the Merger Agreement by such policies and abstain, for a period of five years, from amending any provision in FormMaker's or Image Sciences' charter or bylaws providing for indemnification of officers or directors; and (d) use commercially reasonable efforts to obtain a line of credit from a bank for $10 million on terms substantially similar to the existing FormMaker line of credit with NationsBank of Georgia, National Association. If such a line of credit cannot be obtained, FormMaker has agreed to use commercially reasonable efforts to amend its line of credit, or obtain appropriate waivers, to permit the transactions contemplated by the Merger Agreement and to allow DocuCorp to draw on the entire line of credit for working capital purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Image Sciences--Liquidity and Capital Resources."

  Image Sciences has agreed that it will not distribute to its stockholders and option holders more than $8 million in connection with the Image Sciences Closing Transactions.

 Conditions to the Merger

  The obligations of each of the parties to the Merger Agreement to consummate the Merger are subject to, among other matters, satisfaction of the following conditions (unless waived or changed where permissible): (a) no law or court order shall have been enacted, issued or entered which would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or which would have a material adverse effect on FormMaker or Image Sciences; (b) the Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, no proceeding for that purpose shall then be threatened by the Commission (unless concluded or withdrawn) and all state securities or blue sky permits or approvals required to carry out the transactions contemplated by the Merger Agreement shall have been received; (c) the Merger shall be effective in the States of Texas and Georgia; (d) the stockholders of each of FormMaker and Image Sciences shall have approved the Merger in accordance with applicable law and holders of no more than 8% of the total outstanding common stock of either company shall have dissented under the applicable state corporation law; (e) DocuCorp, FormMaker and Image Sciences shall each have
(i) caused its Board of Directors to consist of a total of seven members, (ii) obtained any necessary resignations of incumbent directors or officers, (iii) elected the following persons to its board of directors: three persons designated by Image Sciences, three persons designated by the SG/TL Stockholders and one independent person mutually designated by Image Sciences and the SG/TL Stockholders, and (iv) appointed the following persons to the following offices: Michael D. Andereck--President and Chief Executive Officer and Arthur R. Spector--Chairman of the Board; (f) the Administrative Services Agreements between Safeguard and FormMaker and Safeguard and MicroDynamics shall have been terminated; (g) the representations and warranties of the other parties shall be true and correct in all material respects on the Closing Date; (h) all agreements and conditions required by the Merger Agreement to be performed or satisfied prior to the Closing Date shall be performed and satisfied; (i) an executive officer of each of FormMaker and Image Sciences shall certify that the conditions specified in (g) and (h) of this paragraph have been fulfilled; (j) all approvals and consents required in connection with the Merger shall have been obtained; (k) FormMaker, Image Sciences, the Texas Sub, the Georgia Sub and DocuCorp shall have tendered executed copies of the respective transaction documents contemplated by the Merger Agreement to which they are parties; (l) DocuCorp, the SG/TL Stockholders and Xerox shall have tendered executed copies of the Stockholders' Agreement; (m) Image Sciences shall have tendered a legal opinion of Crouch & Hallett, L.L.P. in the form of that agreed to as of the date of the Merger Agreement; and (n) FormMaker shall have tendered a legal opinion of Morgan, Lewis & Bockius L.L.P. in the form of that agreed to as of the date of the Merger Agreement.

 Survival of Representations, Warranties and Covenants

  The Merger Agreement provides that, except with respect to agreements to be performed at least in part after the consummation of the Merger, the representations, warranties, covenants and other agreements set forth therein will not survive the consummation of the Merger.

 Amendments, Waiver and Termination

  The Merger Agreement may be amended only by written agreement of each of the parties thereto. FormMaker and Image Sciences intend to resolicit their respective stockholders if the terms of the Merger Agreement are materially amended. Any term or provision of the Merger Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

  The Merger Agreement may be terminated at any time prior to the Effective Time (a) by mutual written consent of each of FormMaker and Image Sciences;
(b) by either FormMaker or Image Sciences if (i) the Merger is not consummated on or before June 30, 1997, provided that the party seeking to terminate the Merger Agreement is not otherwise in breach in any material respect of any of its obligations thereunder, (ii) any court of competent jurisdiction has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable; (iii) upon notice in writing to the other party prior to the tenth business day following delivery to such other party of the Second Stage Due Diligence Materials that such materials have revealed matters which could have a material adverse effect on the combined entity; or (c) by FormMaker if Image Sciences, or by Image Sciences if FormMaker, the Texas Sub, the Georgia Sub or DocuCorp has breached, or failed to comply with, any of its obligations under the Merger Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and any such breach, failure or misrepresentation, individually or in the aggregate, results or would be expected to result in a material adverse effect on DocuCorp.

  If the Merger Agreement is terminated by Image Sciences as a result of a breach by FormMaker, the Texas Sub, the Georgia Sub or DocuCorp, FormMaker is required to pay Image Sciences an amount equal to the expenses incurred by Image Sciences in connection with the Transactions up to a maximum of $100,000, except that in the case of a termination due to a willful breach by FormMaker, FormMaker shall pay to Image Sciences

$500,000. If the Merger Agreement is terminated by Image Sciences or FormMaker because FormMaker fails to obtain all required approvals of the Merger by its stockholders, FormMaker must pay to Image Sciences an amount equal to all of the expenses incurred by Image Sciences in connection with the Transactions up to a maximum of $100,000.

  If the Merger Agreement is terminated by FormMaker as a result of a breach by Image Sciences, Image Sciences shall pay to FormMaker an amount equal to all of the expenses incurred by FormMaker in connection with the Transactions up to a maximum of $100,000, except that in the case of a termination due to a willful breach by Image Sciences, Image Sciences shall pay to FormMaker $500,000. Further, if the Merger Agreement is terminated by Image Sciences or FormMaker as a result of the failure of Image Sciences to obtain all required approvals of the Merger by Image Sciences stockholders, Image Sciences shall pay to FormMaker an amount equal to all of the expenses incurred by FormMaker in connection with the Transactions up to a maximum of $100,000.

THE IMAGE SCIENCES CLOSING TRANSACTIONS

  Image Sciences is offering to repurchase in the Image Sciences Tender Offer
(i) shares of Image Sciences Common Stock and (ii) Image Sciences Options that were granted prior to July 31, 1991 to purchase shares of Image Sciences Common Stock (collectively, the "Image Sciences Securities") at a price equal to $5.00 less, in the case of Image Sciences Options, the applicable option exercise price. Image Sciences has set aside the sum of $5,192,291 for the repurchase of Image Sciences Securities and will accept (in accordance with the terms and conditions of the Image Sciences Tender Offer) as many tendered Image Sciences Securities as may be purchased with such funds.

  If the Image Sciences Tender Offer is not fully subscribed, the funds set aside for the Image Sciences Tender Offer which are not used to repurchase Image Sciences Securities will be distributed pro rata (after giving effect to the consummation of the Image Sciences Tender Offer but prior to giving effect to the consummation of the Merger) to all holders of Image Sciences Common Stock as a cash dividend and the conversion ratio for such Image Sciences Common Stock and Image Sciences Options in the Merger will be adjusted downward accordingly.

  Concurrently with the Image Sciences Tender Offer, Image Sciences will declare and distribute a $2,807,709 cash dividend to Xerox, as the holder of all outstanding shares of Image Sciences Preferred Stock. In consideration for its receipt of such Image Sciences Preferred Dividend, Xerox has agreed that
(i) the Image Sciences Preferred Stock will have a less favorable conversion ratio than the Image Sciences Common Stock in the Merger and (ii) Xerox will not convert any of its Image Sciences Preferred Stock into Image Sciences Common Stock.

  Image Sciences has accumulated a material amount of cash in the recent years to fund a potential acquisition. Since the Merger was structured as a stock transaction, such cash was unnecessary in connection with such transaction. Therefore, Image Sciences will distribute such cash to its existing stockholders in the Image Sciences Closing Transactions.

THE LIQUIDITY AGREEMENT

  DocuCorp, Safeguard and the SG/TL Stockholders have entered into the Liquidity Agreement providing that (i) Safeguard will use commercially reasonable efforts to conduct and consummate a Qualified Rights Offering; (ii) the SG/TL Stockholders will purchase a certain number of shares of DocuCorp Class A Common Stock if DocuCorp is required to redeem shares of DocuCorp Class B Common Stock, and guarantee an existing line of credit of FormMaker (as amended); and (iii) DocuCorp will grant, at the Closing and upon payment of $6,100, to the SG/TL Stockholders DocuCorp Warrants to purchase 610,000 shares of DocuCorp Class A Common Stock with an exercise price of $5.00 per share and a term of three years.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  No director or executive officer of Image Sciences had or will have a personal or business relationship with FormMaker prior to the Closing. No director or executive officer of FormMaker had or will have a personal or business relationship with Image Sciences prior to the Closing. In considering recommendations of the Image Sciences and FormMaker Boards with respect to the Merger, however, the Image Sciences Stockholders and the FormMaker Stockholders should be aware that certain directors and executive officers of Image Sciences and FormMaker have an interest in the consummation of the Merger, as described in this Joint Proxy Statement/Prospectus. See "Management of DocuCorp--Certain Relationships and Related Transactions."

EXCHANGE OF STOCK CERTIFICATES, WARRANTS AND OPTION AGREEMENTS

  As of the Closing, in accordance with the conversion ratios described in this Joint Proxy Statement/ Prospectus, (i) each holder of shares of Image Sciences Common Stock, Image Sciences Preferred Stock or FormMaker Common Stock will be entitled to receive, upon surrender of certificate(s) formerly representing such Image Sciences or FormMaker capital stock, certificates representing DocuCorp Class A Common Stock or DocuCorp Class B Common Stock, as the case may be; (ii) each holder of FormMaker Warrants will be entitled to receive, upon surrender of such warrants, a new warrant agreement with respect to DocuCorp Warrants; and (iii) each holder of FormMaker Options or Image Sciences Options will be entitled to receive, upon surrender of agreements representing such options, a new option agreement with respect to DocuCorp Options.

  Contemporaneously with the mailing of this Joint Proxy Statement/Prospectus, DocuCorp, or an exchange agent designated by DocuCorp (DocuCorp or such exchange agent is referred to herein as the "Exchange Agent"), will mail a letter of transmittal and instructions with respect to the surrender of certificates, warrants and option agreements to each former holder of record of securities of Image Sciences and FormMaker to be used by such holder in forwarding certificates, warrants and option agreements to the Exchange Agent. Each stockholder will be required to return a properly completed transmittal letter, together with any certificates, warrants and option agreements listed on the transmittal letter and, in the case of optionholders, an option consent, to the Exchange Agent in order to receive the securities of DocuCorp issuable in respect of such certificates, warrants and option agreements. STOCKHOLDERS OF IMAGE SCIENCES AND FORMMAKER SHOULD NOT SEND CERTIFICATES, WARRANTS OR OPTION AGREEMENTS TO THE EXCHANGE AGENT UNTIL THEY RECEIVE A TRANSMITTAL LETTER. Any certificate, warrant or option agreement that prior to the Effective Time represented outstanding securities of Image Sciences or FormMaker (other than shares of Image Sciences Common Stock or FormMaker Common Stock, as the case may be, with respect to which dissenters' rights of appraisal have been duly exercised) will, after the Effective Time and prior to surrender, be deemed to evidence ownership of the right to receive the securities of DocuCorp that the holder of such certificate, warrant or option agreement would be entitled to receive upon surrender of such certificate, warrant or option agreement. See "--Exchange of Securities."

CONVERSION OF OPTIONS AND WARRANTS

  At February 1, 1997, a total of 1,718,100 shares of Image Sciences Common Stock and 1,141,971 shares of FormMaker Common Stock were reserved for issuance upon the exercise of options outstanding under the respective Image Sciences and FormMaker stock option plans. DocuCorp will assume all of Image Sciences' and FormMaker's obligations under such plans in accordance with their terms and conditions as in effect at the Effective Time, except that (i) each option shall thereafter evidence the right to purchase only the number of shares of DocuCorp Common Stock that would have been issued if the shares of Image Sciences Common Stock or FormMaker Common Stock (as the case may be) represented by the option had been outstanding at the Effective Time and (ii) the exercise price for each share of DocuCorp Common Stock issuable upon exercise of stock options will be equal to the option price per share in effect immediately prior to the Effective Time divided by the conversion ratios for such common stock described above. All Image Sciences Options, or portions thereof, that are vested at the Effective Time will be converted into options to purchase DocuCorp Class B Common Stock. All Image Sciences Options, or portions thereof, that are unvested at the Effective Time, and all

FormMaker Options will be converted into options to purchase DocuCorp Class A Common Stock. In accordance with the terms of options outstanding under the Image Sciences and FormMaker stock option plans, the vesting provisions with respect to options to purchase an aggregate of 151,800 and 0 shares of Image Sciences and FormMaker Common Stock, respectively, will be accelerated at the Effective Time.

  At February 1, 1997, a total of 465,746 shares of FormMaker Common Stock were reserved for issuance upon the exercise of FormMaker Warrants. DocuCorp will assume FormMaker's obligations under the FormMaker Warrants, except that
(i) each warrant shall thereafter evidence the right to purchase only the number of shares of DocuCorp Common Stock that would have been issued if the shares of FormMaker Common Stock represented by the warrant had been outstanding at the Effective Time and (ii) the exercise price for each share of DocuCorp Common Stock issuable upon exercise of warrants will be equal to the warrant price per share in effect for such warrant immediately prior to the Effective Time divided by the conversion ratios for FormMaker Common Stock described above.

MANAGEMENT AFTER THE MERGER

  At the Effective Time, the DocuCorp Board will consist of the following seven members: Arthur R. Spector, Michael D. Andereck, Milledge A. Hart, III, John D. Loewenberg, Warren V. Musser, Sidney B. Landman and one independent director.

  At the Effective Time, (i) Mr. Spector, Chairman of the FormMaker Board, will be the Chairman of the DocuCorp Board and of the boards of directors of Image Sciences and FormMaker; (ii) Mr. Andereck, the President and Chief Executive Officer of Image Sciences, will be the President and Chief Executive Officer of DocuCorp, Image Sciences and FormMaker; (iii) Samuel M. Wilkes, the Chief Operating Officer of FormMaker, will be the Senior Vice President of Sales and Marketing of DocuCorp, Image Sciences and FormMaker; (iv) B. Bruce Dale, Vice President of Development of Image Sciences, will be the Senior Vice President of Products of DocuCorp, Image Sciences and FormMaker; (v) Kerry LeCrone, the Senior Vice President of Services of FormMaker, will be the Senior Vice President of Services of DocuCorp, Image Sciences and FormMaker,
(vi) Hsi-Ming Lin, the Senior Vice President of Research and Development of FormMaker, will be the Senior Vice President of Research and Development of DocuCorp, Image Sciences and FormMaker; and (vi) Todd A. Rognes, the Vice President of Finance of Image Sciences, will be the Senior Vice President of Finance of DocuCorp, Image Sciences and FormMaker. See "Management of Systems--Executive Officers and Directors."

ABSENCE OF REGULATORY FILINGS AND APPROVALS

  The Merger is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which provide that certain merger transactions may not be consummated until required information and material have been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated. Other than certain filings and approvals which may be required under certain state securities or "blue sky" laws and the effectiveness of the Registration Statement, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Merger.

ACCOUNTING TREATMENT

  For historical accounting purposes, Image Sciences will be considered the survivor in the Merger and no purchase accounting is required related to the conversion of Image Sciences Common Stock and Image Sciences Preferred Stock into DocuCorp Common Stock. The merger of FormMaker into a wholly-owned subsidiary of DocuCorp will be treated as an acquisition of FormMaker by Image Sciences; accordingly, the transaction will be recorded under the purchase method of accounting.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the material federal income tax consequences of the Merger to holders of shares of Image Sciences Common Stock, Image Sciences Preferred Stock and FormMaker Common Stock and holders of Image Sciences Options, FormMaker Options and FormMaker Warrants. The federal income tax discussion set forth below does not address all aspects of federal income taxation that may be relevant to particular categories of holders of shares of Image Sciences Common Stock, Image Sciences Preferred Stock, FormMaker Common Stock and holders of Image Sciences Options, FormMaker Options and FormMaker Warrants who are subject to special treatment under the Code, including, without limitation, tax-exempt organizations and holders who are not citizens or residents of the United States, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws. This discussion assumes that holders of shares of Image Sciences Common Stock, Image Sciences Preferred Stock and FormMaker Common Stock and holders of Image Sciences Options, FormMaker Options and FormMaker Warrants hold their shares, options and/or warrants as capital assets within the meaning of Section 1221 of the Code. HOLDERS OF SHARES OF IMAGE SCIENCES COMMON STOCK, IMAGE SCIENCES PREFERRED STOCK AND FORMMAKER COMMON STOCK AND HOLDERS OF IMAGE SCIENCES OPTIONS, FORMMAKER OPTIONS AND FORMMAKER WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

  Steptoe & Johnson LLP, Special Tax Counsel to DocuCorp, has rendered a tax opinion (the "Tax Opinion") to Image Sciences and FormMaker that the Merger will qualify either as: (i) a reorganization pursuant to section 368(a) of the Code, or (ii) an exchange satisfying the requirements of section 351(a) of the Code. The Tax Opinion will not be binding on the Internal Revenue Service
(IRS) or any court, and will be based upon certain written representations, which Steptoe & Johnson LLP has not independently verified, of DocuCorp, Image Sciences and FormMaker. The Tax Opinion is based on provisions of the Code, income tax regulations, and administrative rulings and court decisions existing as of the date of the Tax Opinion. All such provisions are subject to change and such changes may be retroactive. Steptoe & Johnson LLP is not responsible for notifying any of the parties to the Merger or their stockholders of any such change which may occur subsequent to the date of the Tax Opinion. No ruling has been sought from the IRS as to the federal income tax consequences of the Merger.

  Except as otherwise noted, the summary below assumes that the Merger will qualify either as a reorganization pursuant to section 368(a) of the Code or as an exchange satisfying the requirements of section 351(a) of the Code, based upon such Tax Opinion. Subject to the limitations and qualifications referred to herein, the Tax Opinion addresses and is limited to the following federal income tax consequences:

  Tax Consequences to Image Sciences, FormMaker, DocuCorp, the Texas Sub and the Georgia Sub. No gain or loss will be recognized for federal income tax purposes by Image Sciences, FormMaker, DocuCorp, the Texas Sub and the Georgia Sub as a result of the Merger.

  Tax Consequences to Holders of Image Sciences Common Stock. No gain or loss will be recognized by holders of Image Sciences Common Stock as a result of the conversion of their shares of Image Sciences Common Stock for shares of DocuCorp Class B Common Stock pursuant to the Merger. The tax basis of the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Common Stock will equal the tax basis of such holder's shares of Image Sciences Common Stock converted in the Merger. The holding period for the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Common Stock will include the holding period for the shares of Image Sciences Common Stock of such holder exchanged in the Merger.

  Tax Consequences to Holders of Image Sciences Preferred Stock. No gain or loss will be recognized by holders of Image Sciences Preferred Stock as a result of the conversion of their shares of Image Sciences Preferred Stock for shares of DocuCorp Class B Common Stock pursuant to the Merger. The tax basis of the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Preferred Stock will equal the tax basis of such holder's shares of Image Sciences Preferred Stock converted in the Merger. The holding period for the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Preferred Stock will include the holding period for the shares of Image Sciences Preferred Stock of such holder converted in the Merger.

  Tax Consequences to Holders of FormMaker Common Stock. No gain or loss will be recognized by holders of FormMaker Common Stock as a result of the conversion of their shares of FormMaker Common Stock for shares of DocuCorp Class A Common Stock pursuant to the Merger. The tax basis of the shares of DocuCorp Class A Common Stock received by each holder of FormMaker Common Stock will equal the tax basis of such holder's shares of FormMaker Common Stock converted in the Merger. The holding period for the shares of DocuCorp Class A Common Stock received by each holder of FormMaker Common Stock will include the holding period for the shares of FormMaker Common Stock of such holder converted in the Merger.

  Steptoe & Johnson LLP's Tax Opinion that the Merger will qualify as a reorganization under Section 368(a) of the Code is based on representations of DocuCorp, Image Sciences and FormMaker, including: (i) that DocuCorp will acquire the Image Sciences Common Stock, Image Sciences Preferred Stock and FormMaker Common Stock solely in exchange for its own voting common stock;
(ii) that to the best knowledge and belief of the management of Image Sciences and FormMaker, there is no plan or intention on the part of the stockholders of their respective company to sell, exchange, or otherwise dispose of a number of shares of DocuCorp stock received in the Merger that would reduce the stockholders' ownership of DocuCorp stock to a number of shares having a value (as of the date of the Merger) of less than 50 percent of the value of all formerly outstanding stock of the company (taking into account for this purpose (as of the same date) shares of stock that are surrendered by dissenters or exchanged for cash in lieu of fractional shares of DocuCorp and shares of stock that are sold, redeemed, or otherwise disposed of within the two years prior to the Merger); and (iii) following the Merger, DocuCorp will own all of the stock of Image Sciences and FormMaker. If the IRS successfully asserts that one or more of the representations is not accurate with respect to either Image Sciences or FormMaker, or if the stockholders of Image Sciences or FormMaker act in a manner contrary to the knowledge and belief of the company's management, the Merger with respect to that company may nonetheless qualify for tax-free treatment under section 351(a) of the Code, provided shares of DocuCorp issued in the Merger and representing more than 20% of the voting power of all classes of DocuCorp voting stock (or more than 20% of total shares of any class of DocuCorp nonvoting stock issued in the Merger) are not, pursuant to a plan or commitment in existence at the time of the Merger, sold or otherwise disposed of to a person who has not made a significant transfer of property to DocuCorp pursuant to the Merger.

  If the Merger with respect to a company does not qualify for tax-free treatment under either section 368(a) or 351(a), (i) the stockholders of that company who convert their stock in that company into DocuCorp stock pursuant to the Merger will recognize gain or loss equal to the difference between the fair market value on the date of the Merger of the DocuCorp stock they receive and their tax basis in the stock that is converted into DocuCorp stock in the Merger; (ii) the tax basis of the DocuCorp stock received in the Merger will equal the fair market value of that stock on the date of the Merger; and (iii) the holding period for each share of DocuCorp stock will begin on the date following the date of the Merger.

  Although the summary below addresses certain tax consequences to holders of Image Sciences Options, FormMaker Options, FormMaker Warrants, and holders of stock acquired pursuant to the exercise of certain of such options, Steptoe & Johnson LLP's Tax Opinion does not address such additional tax issues.

  Tax Consequences to Holders of Image Sciences Options, FormMaker Options, FormMaker Warrants, and Holders of Stock Acquired Pursuant to the Exercise of Certain of Such Options. Section 83 of the Code provides the rules for the taxation of stock options and warrants that do not qualify as incentive stock options and that are transferred in connection with the performance of services ("nonstatutory options"). Under these rules, for Image Sciences Options, FormMaker Options and FormMaker Warrants that constitute nonstatutory stock options (collectively, the "Original Nonstatutory Options"), the conversion of such options into DocuCorp Options and DocuCorp Warrants will have no federal income tax consequences to the holder assuming that such Original Nonstatutory Options did not have, and the DocuCorp Options substituted therefor will not have, a readily ascertainable fair market value at the time of grant. For this purpose, options that are not actively traded on an established market and that are not transferable by the optionee generally do not have a readily ascertainable fair market value.

  For Image Sciences Options and FormMaker Options that constitute incentive stock options ("ISOs"), the conversion of such options into DocuCorp Options will not disqualify the new DocuCorp Options from ISO status, assuming the following conditions are met: (i) the plan under which the option was received met the requirements of section 422 of the Code before the Merger, and the new options to acquire DocuCorp stock after the conversion meet the requirements of section 422 of the Code including the requirement that the DocuCorp shareholders approve the stock option plan; (ii) immediately after the conversion, the excess of the aggregate fair market value of the shares of DocuCorp stock subject to the option over the option price for such stock will not be more than the excess of the aggregate fair market value will not be more than the excess of the aggregate fair market value of all shares of stock subject to the option immediately before its conversion over the aggregate option price for such stock; (iii) the holder of such option will not receive any additional benefits as a result of the conversion of the option into an option to purchase stock of DocuCorp; and (iv) or a share-by-share comparison, the ratio of the option price to the fair market value of the DocuCorp stock subject to the option immediately after the conversion will not be more favorable to the holder than the ratio of the option price to the fair market value of the stock subject to the option immediately before the conversion.

  For stockholders of Image Sciences and FormMaker who acquired their Image Sciences Common Stock and FormMaker Common Stock pursuant to the exercise of an ISO ("Option Stock"), the conversion of such stock into DocuCorp stock will have the same federal income tax consequences noted above for other holders of Image Sciences Common Stock and FormMaker Common Stock, provided the Merger qualifies with respect to that company as a reorganization under section 368(a) of the Code. If, however, the Merger qualifies with respect to a company as an exchange under section 351(a) of the Code, the conversion of Option Stock in that company for DocuCorp stock will be a disqualifying disposition of the stock under section 424 of the Code and thus will be taxable. In such case, if the conversion is within either one year of the date in which the option was exercised or within two years of the date in which the option was granted, the holder of such Option Stock will recognize: (i) ordinary income on the difference (up to the amount of gain actually realized) between the fair market value of the stock at the time of the exercise and the option price, and (ii) capital gain on any additional difference between the amount received in the disposition and the basis of the Option Stock. If the conversion is more than one year after the exercise of the option and more than two years after the grant of the option, the holder of such Option Stock will recognize capital gain on the difference between amount received in the disposition and the basis of the Option Stock.

  For holders of Image Sciences Options, FormMaker Options and FormMaker Warrants that are not ISOs nor non-statutory options subject to section 83 ("Investment Options and Warrants"), the federal income tax consequences of the conversion of such options and warrants into DocuCorp options and warrants are unclear. The IRS has issued proposed regulations, which if finalized in their present form, would permit the tax-free substitution of warrants in a reorganization under section 368 of the Code. The IRS has indicated, however, that these regulations will apply only on a prospective basis once finalized. Thus, if the Merger occurs before the proposed regulations become effective, or to the extent the Merger occurs after the effective date but does not qualify as a reorganization, the IRS may take the position that the conversion of the Investment Option or Warrant into a DocuCorp option or warrant constitutes a taxable exchange within the meaning of section 1001 of the Code. If the IRS were to take such a position, and such position were sustained by a court, a holder of an Investment Option or Warrant would recognize capital gain or loss to the extent that the fair market value of the DocuCorp Option or Warrant received was more or less, respectively, than the holder's tax basis in the Investment Option or Warrant surrendered.

  HOLDERS OF IMAGE SCIENCES OPTIONS, FORMMAKER OPTIONS, AND FORMMAKER WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TRANSACTIONS.

CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

  The shares of DocuCorp Class A Common Stock and DocuCorp Class B Common Stock issuable in connection with the Merger have been registered under the Securities Act. Accordingly, there will be no federal securities law restrictions upon the resale or transfer of such shares by former Image Sciences or FormMaker stockholders except for those stockholders who are deemed "affiliates" of Image Sciences or FormMaker, as that term is defined in Rule 144 and Rule 145 under the Securities Act. The parties have agreed in the Merger Agreement to use commercially reasonable efforts to cause their "affiliates" to enter into agreements pursuant to which they acknowledge their responsibilities under the Securities Act. See "Principal Stockholders of DocuCorp." This Joint Proxy Statement/Prospectus is not intended be used for resale of shares registered hereby.

DISSENTERS' RIGHTS

  Image Sciences. Any Image Sciences Stockholder of record may exercise dissenters' rights in connection with the Merger by properly complying with the requirements of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, as amended (the "TBCA"). By exercising dissenter's rights, any such Image Sciences Stockholder would be entitled to have the "fair value" of his or her shares of Image Sciences Common Stock and/or Image Sciences Preferred Stock determined by a court and paid to him or her in cash.

  In order to exercise his or her dissenter's rights properly, a dissenting Image Sciences Stockholder must refrain from executing the Image Sciences Proxy or voting his or her shares in favor of the Merger in person at the Image Sciences Special Meeting. The execution and return by an Image Sciences Stockholder of the Image Sciences proxy or voting in favor of the Merger Agreement at the Image Sciences Special meeting will evidence such stockholder's consent to the Merger, and as a consequence thereof, such stockholder will be foreclosed from exercising his or her rights as a dissenting stockholder. The execution and return by an Image Sciences Stockholder of a proxy marked against the Merger or voting against the Merger at the Image Sciences Special Meeting will not foreclose such stockholder from exercising his or her dissenter's rights.

  The following is a summary of the statutory procedures that a stockholder of a Texas corporation must follow in order to exercise his or her dissenter's rights under Texas law in connection with the Merger. This summary is not complete and is qualified in its entirety by reference to Articles 5.11, 5.12 and 5.13 of the TBCA, the text of which is set forth in full in Appendix B of this Joint Proxy Statement/Prospectus.

  The TBCA provides that a stockholder of a Texas corporation, who holds shares of a class or series that is entitled to vote with respect to a plan of merger as a class or otherwise, has the right to dissent from such plan of merger. Any such stockholder who wishes to dissent to a plan of merger may exercise the rights and remedies of a dissenting stockholder as set forth in Articles 5.11, 5.12 and 5.13 of the TBCA. Under the TBCA, the surviving corporation (which, in the present case, would be Image Sciences) shall be required to mail to each Image Sciences Stockholder who has not executed and returned the Image Sciences proxy or voted at the Image Sciences Special Meeting, within 10 days after the Effective Time of the Merger, notice (the "Notice") of (i) the fact and date of the Merger and (ii) that such Image Sciences Stockholder may exercise his or her right to dissent from the Merger. Any Image Sciences Stockholder desiring to exercise his or her right of dissent must, within 20 days after the mailing of the Notice, make a written demand on Image Sciences for payment of the fair value of such stockholder's shares of Image Sciences Common Stock and/or Image Sciences Preferred Stock. The demand must state the number and class of shares owned by the dissenting stockholder and the fair value of the shares as estimated by the stockholder. The fair value of the shares shall be the value thereof as of the date of the Image Sciences Special Meeting authorizing the Merger was delivered to Image Sciences, excluding any appreciation or depreciation in anticipation of the Merger.

  ANY WRITTEN DEMAND REQUIRED OF ANY DISSENTING STOCKHOLDER UNDER ARTICLES
5.11 THROUGH 5.13 OF THE TBCA SHOULD BE SENT IN A MANNER THAT ASSURES THAT
SUCH NOTICE IS RECEIVED BY IMAGE SCIENCES NO LATER THAN      , 1997, ADDRESSED
TO IMAGE SCIENCES, INC., ATTENTION: PRESIDENT, 5910 NORTH CENTRAL EXPRESSWAY, SUITE 800, DALLAS, TEXAS 75206.

  Any Image Sciences Stockholder who fails to make such written demand within the 20-day period will lose the right to dissent and will be bound by the terms of the Merger. In order to preserve his or her dissenter's rights, a dissenting Image Sciences Stockholder must also, within 20 days after making a demand for payment, submit his or her stock certificates to Image Sciences for notation thereon that such demand has been made. The failure of such dissenting stockholder to do so shall, at the option of Image Sciences, terminate the stockholder's rights to dissent and appraisal, unless a court of competent jurisdiction for good and sufficient cause shown shall direct otherwise. Image Sciences intends to terminate a stockholder's rights to dissent and appraisal for failure of any such stockholder to comply with the statutory deadlines for submission of stock certificates and any other statutory requirements, unless a court of competent jurisdiction directs otherwise.

  Any Image Sciences Stockholder who has properly demanded payment for his or her shares will not thereafter have any rights as a stockholder, except the right to receive payment for his or her shares pursuant to Article 5.12 of the TBCA and the right to maintain an appropriate action to obtain relief on the grounds that the Merger and the related transactions were fraudulent.

  Within 20 days after its receipt of a demand for payment, Image Sciences must deliver or mail to the dissenting Image Sciences Stockholder written notice stating that either (i) Image Sciences agrees to pay the amount of the stockholder's demand within 90 days after the Effective Time of the Merger upon receipt of the dissenting stockholder's duly endorsed stock certificates or (ii) Image Sciences offers to pay its own estimate of the fair value of the shares within 90 days after the Effective Time of the Merger upon receipt of the dissenting stockholder's duly endorsed stock certificates and upon receipt of notice within 60 days after the Effective Time of the Merger that the dissenting stockholder agrees to accept Image Sciences' estimate. If the dissenting Image Sciences Stockholder and Image Sciences agree upon the value of the dissenting stockholder's shares within 60 days after the Effective Time of the Merger, Image Sciences shall pay the amount of the agreed value to the dissenting stockholder upon receipt of the dissenting stockholder's duly endorsed stock certificates within 90 days after the Effective Time of the Merger. Upon payment of the agreed value, the dissenting stockholder will cease to have any interest in such shares.

  If the dissenting Image Sciences Stockholder and Image Sciences do not agree upon the value of the dissenting stockholder's shares within 60 days after the Effective Time of the Merger, then either the dissenting stockholder or Image Sciences may, within 60 days after the expiration of such 60-day period for agreement, file a petition in a court of competent jurisdiction in the county in Texas in which the principal office of Image Sciences is located (Dallas County), seeking a determination of the fair value of the shares. Within 10 days following its receipt of notice of such a petition filed by a dissenting stockholder or upon the filing of such a petition by Image Sciences, Image Sciences must file with the court a list of the names and addresses of all Image Sciences Stockholders who have demanded payment for their shares and with whom agreements as to value have not been reached. The clerk of the court will then give notice of the hearing of any such petition to Image Sciences and to all of the dissenting Image Sciences Stockholders on the list provided by Image Sciences. All dissenting Image Sciences Stockholders notified in this manner and Image Sciences will be bound by the final judgment of the court as to the value of the shares.

  Image Sciences has not yet determined whether it will institute an action seeking a judicial determination of the fair value of the Image Sciences Common Stock and/or Image Sciences Preferred Stock in the event that Image Sciences and dissenting Image Sciences Stockholders do not agree as to the value of the dissenting stockholders' shares; such determination will depend, among other considerations, upon the number of dissenting Image Sciences Stockholders with whom such a disagreement exists and the magnitude of the difference in the parties' respective opinions as to the value of the dissenting stockholders' shares.

  In considering such a claim, the court will determine which of the dissenting Image Sciences Stockholders have complied with the provisions of the TBCA and are entitled to valuation and payment for their shares and will appoint one or more qualified appraisers to assist in the determination of the fair value of the shares upon such investigation as the appraisers consider proper. The appraisers shall afford a reasonable opportunity to the dissenting Image Sciences Stockholders and Image Sciences to submit evidence as to the value of the shares.

  Upon receipt of the appraisers' report, the court will by its judgment determine the fair value of the shares of the dissenting Image Sciences Stockholders and will direct Image Sciences, upon its receipt of the dissenting Image Sciences Stockholders' duly endorsed stock certificates, to pay to the dissenting stockholders the amount of the fair value of their shares, with interest thereon beginning 91 days after the Effective Time of the Merger to the date of the judgment. Upon payment of the judgment, the dissenting Image Sciences Stockholders will cease to have any interest in the shares or in Image Sciences. The court will allow the appraisers a reasonable fee as court costs and will allocate all court costs between the parties in such manner as it determines to be fair and equitable.

  Any dissenting Image Sciences Stockholder may withdraw his or her demand at any time before receiving payment for his or her shares or before a petition has been filed seeking determination of the fair value of his or her shares. No such dissenting stockholder may withdraw his or her demand after payment for the shares has been made or, unless Image Sciences consents to the withdrawal, after such a petition has been filed.

  Image Sciences Stockholders considering appraisal rights should consider that the payment which they eventually receive in exchange for their shares in a dissenters' rights proceeding under Texas law could be less than, equal to, or greater than the eventual market value of the consideration they would receive as a result of the consummation of the Merger.

  Any Image Sciences Stockholder who exercises his or her appraisal rights and receives cash from Image Sciences in exchange for his or her shares of Image Sciences Common Stock and/or Image Sciences Preferred Stock will recognize taxable gain or loss in an amount equal to the difference between (a) the sum of cash received from Image Sciences and (b) the basis of the shares of Image Sciences Common Stock and/or Image Sciences Preferred Stock so exchanged. Any such gain or loss recognized would be long-term capital gain or loss if such shares constitute capital assets in the hands of the dissenting Image Sciences Stockholder and have been held by such stockholder for more than one year at the Effective Time.

  IMAGE SCIENCES STOCKHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

  FormMaker Stockholders. Any FormMaker Stockholder of record may exercise dissenters' rights in connection with the Merger by properly complying with the requirements of Sections 14-2-1302, 14-2-1303, 14-2-1321 through 14-2-1327 and 14-2-1330 through 14-2-1332 of the Georgia Business Corporation Code, as amended (the "GBCC"). By exercising dissenter's rights, any such FormMaker Stockholder would be entitled to payment of the "fair value" of his or her shares of FormMaker Common Stock.

  In order to exercise his or her dissenter's rights properly, a dissenting FormMaker Stockholder must refrain from executing the FormMaker Proxy or voting his or her shares in favor of the Merger Agreement in person at the FormMaker Special Meeting. The execution and return by a FormMaker Stockholder of the FormMaker Proxy or voting in favor of the Merger Agreement at the Special Meeting will evidence such stockholder's consent to the Merger, and as a consequence thereof, such stockholder will be foreclosed from exercising his or her rights as a dissenting stockholder. The execution and return by a FormMaker Stockholder of a proxy marked against the Merger or voting against the Merger at the FormMaker Special Meeting will not foreclose such stockholder from exercising his or her dissenter's rights.

  The following is a summary of the statutory procedures that a stockholder of a Georgia corporation must follow in order to exercise his or her dissenter's rights under Georgia law in connection with the Merger. This summary is not complete and is qualified in its entirety by reference to Sections 14-2-1302, 14-2-1303, 14-2-1321 through 14-2-1323 and 14-2-1330 through 14-2-1332 of the
GBCC, the text of which is set forth in full in Appendix C of this Joint Proxy Statement/Prospectus.

  The GBCC provides that a stockholder of a Georgia corporation, who holds shares of a class or series that is entitled to vote with respect to a plan of merger as a class or otherwise, has the right to dissent from such plan of merger. Any such stockholder who wishes to dissent from a plan of merger may exercise the rights and remedies of a dissenting stockholder as set forth in Sections 14-2-1302, 14-2-1303, 14-2-1321 through 14-2-1323 and 14-2-1330 through 14-2-1332 of the GBCC.

  A FormMaker Stockholder who wishes to exercise his or her dissenter's rights must deliver to FormMaker, before the FormMaker Special Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is approved. Additionally, such stockholder must not vote his or her shares in favor of the Merger. A dissenting FormMaker Dissenter who does not deliver notice of his intention to demand payment for his or her shares, or votes in favor of the Merger will not be entitled to payment for his or her shares.

  If the Merger Agreement is approved by the FormMaker Stockholders, FormMaker must deliver, within ten days after the FormMaker Special Meeting, a written dissenters' notice (the "Dissenters' Notice") to all stockholders who (a) delivered notice of his or her intention to demand payment and (b) did not vote in favor of the Merger. The Dissenters' Notice must state where the payment demand must be sent, when and where certificates for certificated shares must be deposited and must inform holders of uncertificated shares to what extent transfer of such shares will be restricted after the payment demand is received. FormMaker may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the Merger is consummated. The Dissenters' Notice must also be accompanied by the dissenters' rights provisions of the GBCC and must set a date by which FormMaker must receive payment demand (such date may not be fewer than 30 nor more than 60 days after the date of delivery by FormMaker of the dissenters' notice) (the "Demand Due Date").

  A dissenting FormMaker Stockholder who receives a Dissenters' Notice, in order to be entitled to payment for his or her shares under the dissenters' rights provisions of the GBCC, must demand payment for his or her shares and deposit his or her certificates as specified in the notice before the Demand Due Date. A dissenting FormMaker Stockholder who demands payment retains all other rights of a FormMaker Stockholder until these rights are canceled or modified by the consummation of the Merger.

  ANY WRITTEN DEMAND REQUIRED OF ANY DISSENTING STOCKHOLDER UNDER SECTIONS 14-2-1302, 14-2-1303, 14-2-1321 THROUGH 14-2-1323 AND 14-2-1330 THROUGH 14-2-1332
OF THE GBCC SHOULD BE SENT IN A MANNER THAT ASSURES THAT SUCH NOTICE IS
RECEIVED BY FORMMAKER NO LATER THAN      , 1997, ADDRESSED TO FORMMAKER
SOFTWARE, INC., ATTENTION: PRESIDENT, 2300 WINDY RIDGE PARKWAY, SUITE 400 NORTH, ATLANTA, GEORGIA, 30339.

  FormMaker shall send to each FormMaker Stockholder who satisfied the requirements for demanding payment, notice of an offer to pay such dissenter the amount the corporation estimates to be the value of the shares immediately before the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger (the "fair value"), plus accrued interest. The offer of payment must be accompanied by FormMaker's balance sheet as of the end of the fiscal year ending not more than 16 months before the date of payment, an income statement for such year, a statement of changes in stockholders' equity for such year, and the latest available interim financial statements, if any. FormMaker must also send, along with the offer of payment, a statement of FormMaker's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenter's right to demand payment if he or she is dissatisfied with the offer (discussed below), and a copy of the dissenters' rights provisions of the GBCC. If a dissenting FormMaker Stockholder accepts FormMaker's offer by written notice to FormMaker within 30 days after the FormMaker's offer, or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the consummation of the merger, whichever is later.

  If (a) a FormMaker Stockholder believes that FormMaker's offer of payment for the shares is less than the fair value of his shares and accrued interest or (b) the Merger is not consummated and FormMaker has not returned the certificates or released the transfer restrictions within 60 days after the Demand Due Date, the FormMaker Dissenter may notify FormMaker of his or her own estimate for the fair value plus accrued interest, and demand payment of such estimate. If a dissenting FormMaker Stockholder does not notify FormMaker of his or her own estimate within 30 days after FormMaker's offer, he or she is deemed to have accepted the offer and thus waives his or her right to demand payment. A FormMaker Stockholder may also notify FormMaker of his or her own estimate for the fair value of the shares (and request that FormMaker send the information required in the Dissenters' Notice) if FormMaker does not offer payment for his or shares within ten days of (a) the consummation of the Merger or (b) FormMaker's receipt of a payment demand (whichever is later).

  If the Merger is not consummated within 60 days after the Demand Due Date, FormMaker shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If after returning the certificates and releasing transfer restrictions, FormMaker consummates the Merger, it must send a new Dissenters' Notice and repeat the payment demand procedure.

  If FormMaker disagrees with the estimate of fair value of the dissenting FormMaker Stockholder, FormMaker shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If FormMaker does not commence the proceeding within the 60 day period, it shall pay each dissenting FormMaker Stockholder whose demand remains unsettled the amount demanded.

  FormMaker has not yet determined whether it will institute a proceeding seeking a judicial determination of the fair value of the FormMaker Common Stock in the event that FormMaker and dissenting FormMaker Stockholders do not agree as to the value of the dissenting stockholders' shares; such determination will depend, among other considerations, upon the number of dissenting FormMaker Stockholders with whom such a disagreement exists and the magnitude of the difference in the parties' respective opinions as to the value of the dissenting stockholders' shares.

  FormMaker, if it chooses to institute an action, shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of Fulton County. FormMaker shall make all dissenting FormMaker Stockholders, whether or not residents of Georgia, whose demands remain unsettled, parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. FormMaker shall serve a copy of the petition in the proceeding upon each dissenting FormMaker Stockholder who is a resident of Georgia in the manner provided by law for the service of a summons and complaint, and upon each nonresident FormMaker Stockholder either by registered or certified mail or by publication, or in any other manner permitted by law.

  The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenting FormMaker Stockholder made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of shares, plus interest to the date of judgment.

  The court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against FormMaker, except that the court may assess the costs against all or some of the dissenting FormMaker Stockholders, in amounts the court finds equitable, to the extent the court finds that the dissenting FormMaker Stockholders acted arbitrarily, vexatiously, or not in good faith in demanding payment.

  The court may also assess the fees and expenses of attorneys and experts for the respective parties (a) against FormMaker and in favor of any or all dissenting FormMaker Stockholders if the court finds FormMaker did not substantially comply with the requirements of the GBCC dissenter's rights provisions or against either FormMaker or a dissenting FormMaker Stockholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the services of attorneys for any dissenting FormMaker Stockholder were of substantial benefit to other such dissenters similarly situated, and that the fees for those services should not be assessed against FormMaker, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenting FormMaker Stockholders who were benefited.

  No action by any dissenting FormMaker Stockholder to enforce dissenters' rights shall be brought more than three years after the consummation of the Merger, regardless of whether notice of the Merger and of the right to dissent was given by FormMaker in compliance with the provisions of the GBCC.

  FormMaker Stockholders considering appraisal rights should consider that the payment which they eventually receive in exchange for their shares in a dissenters' rights proceeding under Georgia law could be less than, equal to, or greater than the eventual market value of the consideration they would receive as a result of the consummation of the Merger.

  Any FormMaker Stockholder who exercises his or her appraisal rights and receives cash from FormMaker in exchange for his or her shares of FormMaker Common Stock will recognize taxable gain or loss in an amount equal to the difference between (a) the sum of cash received from FormMaker and (b) the basis of the shares of FormMaker Common Stock. Any such gain or loss recognized would be long-term capital gain or loss if such shares constitute capital assets in the hands of the FormMaker Dissenter and have been held by such stockholder for more than one year at the Effective Time.

  FORMMAKER STOCKHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

                     DESCRIPTION OF DOCUCORP CAPITAL STOCK

  The authorized capital stock of DocuCorp consists of 28,000,000 shares of DocuCorp Common Stock consisting of 20,000,000 shares of DocuCorp Class A Common Stock, par value $0.01 per share, and 7,000,000 shares of DocuCorp Class B Common Stock, par value $0.01 per share, and 1,000,000 shares of DocuCorp Preferred Stock, par value $0.01 per share. The DocuCorp Class A Common Stock and the DocuCorp Class B Common Stock are referred to herein collectively as the "DocuCorp Common Stock." At the Effective Time, there will be issued and outstanding 4,450,179 shares of DocuCorp Class A Common Stock, 4,700,786 shares of DocuCorp Class B Common Stock and no shares of DocuCorp Preferred Stock.

DOCUCORP COMMON STOCK

  Holders of DocuCorp Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders and do not have cumulative voting rights. The election of directors is determined by a plurality of the votes cast. Amendments to the DocuCorp Certificate of Incorporation (the "DocuCorp Certificate") require the approval of the holders of a majority of the DocuCorp Class A Common Stock and 75% of the DocuCorp Class B Common Stock. Except as otherwise required by law and as may be required by the terms of the DocuCorp Preferred Stock, all other matters are determined by a majority of the votes cast. The holders of DocuCorp Common Stock are entitled to receive dividends when, as and if declared by the DocuCorp Board out of funds legally available for the payment thereof, subject to any preferential dividend rights of outstanding DocuCorp Preferred Stock. Upon the liquidation, dissolution or winding up of DocuCorp, holders of DocuCorp Common Stock are entitled to receive ratably the net assets of DocuCorp available for distribution after preferred distributions, if any, to the holders of DocuCorp Preferred Stock. The shares of DocuCorp Common Stock that will be outstanding upon the consummation of the Merger will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of DocuCorp Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of DocuCorp Preferred Stock which DocuCorp may designate and issue in the future. See "Risk Factors--Anti-Takeover Provisions" and "--DocuCorp Preferred Stock."

  Holders of DocuCorp Common Stock do not have any preemptive or subscription rights, and holders of DocuCorp Class A Common Stock do not have any redemption or conversion rights. Holders of issued and outstanding shares of DocuCorp Class B Common Stock will have the option to have such shares redeemed by following the procedures described in the following paragraph if DocuCorp does not consummate by January 31, 1998 an underwritten public offering of securities of DocuCorp in which the managing underwriter values the equity of DocuCorp immediately prior to the offering at $62,100,000 or more without taking into account any proceeds to be received from such offering (a "Qualified Public Offering") until February 1, 1999 at a price per share of $3.45 (the "Redemption Price"); provided, however, that if the increase of pro forma combined revenues of Image Sciences and FormMaker (consolidated with its majority-owned subsidiary, Micro Dynamics, Ltd., a Delaware Corporation ("Micro Dynamics")) for the twelve month period ending July 31, 1997 over pro forma combined revenues of such entities for the twelve months period ending July 31, 1996 exceeds 20%, then the Redemption Price shall be increased to $4.08 per share. If a Qualified Public Offering occurs on or prior to February 1, 1999, each issued and outstanding share of DocuCorp Class B Common Stock will be automatically converted into a share of DocuCorp Class A Common Stock and all redemption obligations on the part of DocuCorp with respect to the DocuCorp Class B Common Stock will cease.

  If a Qualified Public Offering does not occur by January 31, 1998, DocuCorp is required to mail to each holder of DocuCorp Class B Common Stock a notice regarding such holder's right to redeem his or her DocuCorp Class B Common Stock. DocuCorp will pay the Redemption Price to a holder of shares of DocuCorp Class B Common Stock, upon receipt of the certificate or certificates evidencing such shares of DocuCorp Class B Common Stock, within 60 days of receiving a claim notice (a "Claim Notice") from such holder providing the following information: (i) such holder's intention to redeem all or a portion of his or her shares; (ii) the number of shares of DocuCorp Class B Common Stock owned of record by such holder; (iii) the name and address of the person to whom the Redemption Price should be mailed; and (iv) the federal tax identification number of the person receiving payment of the Redemption Price. The SG/TL Stockholders have agreed in the Liquidity Agreement to subscribe for a number of shares of DocuCorp Class A Common Stock at the Redemption Price equal to the number of shares of DocuCorp Class B Common Stock for which a valid Claim Notice has been received in order to fund the redemption of DocuCorp Class B Common Stock. See "The Merger and Related Transactions--The Liquidity Agreement."

DOCUCORP PREFERRED STOCK

  DocuCorp has authorized 1,000,000 shares of DocuCorp Preferred Stock which the DocuCorp Board has discretion to issue in such series and with such preferences and rights as it may designate without the approval of the holders of DocuCorp Common Stock. Such preferences and rights may be superior to those of the holders of DocuCorp Common Stock. For example, the holders of DocuCorp Preferred Stock may be given a preference in payment upon liquidation of DocuCorp, or for the payment or accumulation of dividends before any distributions are made to the holders of DocuCorp Common Stock. As of the date of this Joint Proxy Statement/ Prospectus, no DocuCorp Preferred Stock has been designated or issued by DocuCorp, and DocuCorp has no plans, agreements or understandings for the issuance of DocuCorp Preferred Stock. For a description of the possible anti-takeover effects of the DocuCorp Preferred Stock, see "Risk Factors--Anti-Takeover Provisions" and "--Certain Anti-Takeover Provisions."

LIMITATION ON LIABILITY

  The DocuCorp Certificate limits or eliminates the liability of DocuCorp's directors or officers to DocuCorp or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, as amended (the "DGCL"). The DGCL provides that a director of DocuCorp shall not be personally liable to DocuCorp or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (i) for any breach of such person's duty of loyalty; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;
(iii) for the payment of unlawful dividends and certain other actions prohibited by Delaware corporate law; and (iv) for any transaction resulting in receipt by such person of an improper personal benefit.

  DocuCorp intends to apply for directors' and officers' liability insurance to provide its directors and officers and the directors and officers of FormMaker and Image Sciences with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts to be effective contemporaneously with the Closing. See "Business of Image Sciences--Legal Proceedings" for a discussion of pending litigation.

CERTAIN ANTI-TAKEOVER PROVISIONS

  The ability of the DocuCorp Board to establish the rights of, and to issue, substantial amounts of DocuCorp Preferred Stock without the need for stockholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as the DocuCorp Board may determine in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of DocuCorp or to dilute the stock ownership of holders of DocuCorp Common Stock seeking to obtain control of DocuCorp. The rights of the holders of DocuCorp Common Stock will be subject to, and may be adversely affected by, any DocuCorp Preferred Stock that may be issued in the future. The issuance of DocuCorp Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of DocuCorp. DocuCorp has no present plans to issue any shares of DocuCorp Preferred Stock. See "Risk Factors--Anti-Takeover Provisions," "--DocuCorp Common Stock" and "--DocuCorp Preferred Stock."

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

  Section 203 of the DGCL prohibits certain business combinations between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. For purposes of Section 203, business combinations are defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. Section 203 prohibits any such business combination for a period of three years commencing on the date the interested stockholder becomes an interested stockholder, unless: (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder becomes an interested stockholder; (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder. See "Risk Factors--Anti-Takeover Provisions."

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the DocuCorp Common Stock is       ,
Dallas, Texas.

                       COMPARISON OF STOCKHOLDER RIGHTS

  At the Effective Time, the stockholders of Image Sciences, a Texas corporation, and the stockholders of FormMaker, a Georgia corporation, will become stockholders of DocuCorp, a Delaware corporation, and Delaware law will govern such stockholders' rights after the Merger, except with respect to dissenters' rights for the stockholders of Image Sciences and FormMaker in connection with the Merger, which are governed by Texas law and Georgia law, respectively, even after the Effective Time. See "The Merger--Dissenters' Rights." Differences among the DGCL, the TBCA and the GBCC, and among the DocuCorp Certificate and the DocuCorp Bylaws, Image Sciences's Articles of Incorporation, as amended, and bylaws, as amended (respectively, the "Image Sciences Articles" and the "Image Sciences Bylaws"), and FormMaker's Articles of Incorporation, as amended, and bylaws (respectively, the "FormMaker Articles" and the "FormMaker Bylaws"), will result in various changes in the rights of stockholders of Image Sciences and FormMaker.

  The following is a summary of material differences between the rights of stockholders of DocuCorp under Delaware law and the DocuCorp Certificate and DocuCorp Bylaws, as compared with those of stockholders of Image Sciences under Texas law and the Image Sciences Articles and Image Sciences Bylaws, and the stockholders of FormMaker under Georgia law and the FormMaker Articles and FormMaker Bylaws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the DGCL, TBCA, GBCC, DocuCorp Certificate, DocuCorp Bylaws, Image Sciences Articles, Image Sciences Bylaws, FormMaker Articles and FormMaker Bylaws, to which the stockholders of Image Sciences and FormMaker are referred.

REMOVAL OF DIRECTORS

  Under the DGCL, directors generally may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Under the DocuCorp Bylaws, directors generally may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. See "Management of DocuCorp--Certain Relationships and Related Transactions." Under the TBCA, a Texas corporation may provide in its articles of incorporation or bylaws that directors may be removed with or without cause in accordance with the provisions of the bylaws or articles of incorporation. The Image Sciences Bylaws provide that directors may be removed with or without cause by a vote of the holders of the majority of shares then entitled to vote at an election of directors at any annual or special meeting called for such purpose. Under the GBCC, stockholders may remove directors with or without cause unless the articles of incorporation or a bylaw adopted by the stockholders provide that directors may be removed only for cause. The FormMaker Articles and FormMaker Bylaws are silent with respect to the removal of directors.

CALL OF SPECIAL STOCKHOLDER MEETINGS

  Stockholders of a Delaware corporation do not have a right to call special meetings unless it is conferred in the corporation's certificate of incorporation or bylaws. The DGCL provides that special meetings of stockholders may be called by the board of directors or by a person authorized by the certificate of incorporation or bylaws. The DocuCorp Bylaws provide that special stockholder meetings may be called by the chairman of the board, a majority of the directors, the president or at the written request of stockholders owning a majority of the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Under the TBCA, special meetings of stockholders may be called by the president, the board of directors, a person authorized by the articles of incorporation or bylaws, or by holders of not less than 10% of all the shares entitled to vote, unless the articles of incorporation provide otherwise, but in no event may the articles of incorporation require a number of shares greater than 50% to call a special meeting. The Image Sciences Bylaws provide that a special meeting may be called at any time by the chief executive officer or the Board of Directors, and shall be called by the chief executive officer at the request in writing by holders of not less than 10% of all the shares entitled to vote. Under the GBCC, a special meeting may be called by the board of directors, by a person authorized to do so by the articles of incorporation or bylaws, or by the holders of at least 25%, or such lesser percentage as may be provided in the articles of incorporation or bylaws, of all the votes entitled to be cast at the special meeting. The FormMaker Bylaws provide that a special meeting of the stockholders may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than 25% of all the outstanding shares entitled to vote at the meeting.

DISSENTERS' RIGHTS

  The DGCL generally entitles a stockholder to exercise its appraisal rights upon a merger or consolidation of the corporation effected pursuant to the DGCL if the holder complies with the requirements of Section 262 thereof. The DGCL, however, does not provide appraisal rights for stockholders of a corporation that engages in (a) a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange or designated as a Nasdaq National Market security, or held of record by more than 2,000 stockholders; (b) a merger in which a Delaware corporation is the surviving corporation, if (i) the merger agreement does not amend the surviving corporation's certificate of incorporation, (ii) each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of the surviving corporation after the merger, and
(iii) the increase in the outstanding shares as a result of the merger does not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the effective date of the merger; or (c) a merger or consolidation where the stockholders are required to accept (i) shares of the corporation surviving or resulting from the merger or consolidation, (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be listed on a national securities exchange or designated as a Nasdaq National Market security, or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares, or (iv) any combination of shares of stock and cash in lieu of fractional shares.

  The TBCA generally entitles a stockholder to exercise its appraisal rights upon a merger of the corporation (except for the limited classes of mergers for which no stockholder approval is required, and as set forth hereunder), the sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation, or a share exchange in which the shares of the stockholder are to be acquired, if the stockholder complies with the requirements of Articles 5.12 and 5.13 thereof. The TBCA, however, does not provide appraisal rights for stockholders with respect to any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (a) the shares held by the stockholder are part of a class of shares which are listed on a national securities exchange, or held by not less than 2,000 stockholders and (b) the stockholder is not required by the terms of the plan of merger or exchange to accept for such stockholder's shares any consideration other than (i) shares of a corporation that, immediately after the merger or exchange, will be part of a class or series of shares which are listed, or authorized for listing, on a national securities exchange, or held of record by not less than 2,000 stockholders, and (ii) cash in lieu of fractional shares otherwise entitled to be received.

  If a stockholder complies with the requirements of Article 13 of the GBCC, the statute generally entitles the stockholder to exercise its appraisal rights upon a merger of the corporation (if stockholder approval is required or if the corporation is a subsidiary that is merged with its parent), the acquisition of the corporation pursuant to a share exchange (if the stockholder is entitled to vote on the plan of exchange), the sale or exchange of all or substantially all of the property of the corporation (if stockholder approval is required), an amendment of the articles or incorporation that materially and adversely affects rights in respect of a dissenter's shares in ways specified in the GBCC, and any corporate action taken pursuant to a stockholder vote to the extent that the statute, articles of incorporation, bylaws or resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. The GBCC, however, does not provide appraisal rights for holders of shares of any class or series which were either listed on a national securities exchange or held by more than 2,000 stockholders, unless (a) in the case of a merger or share exchange, the holders of shares of the class or series are required under the merger or share exchange to accept for their shares anything other than (i) shares of the surviving corporation or another publicly held corporation which are either listed on a national securities exchange or held by more than 2,000 stockholders, or (ii) cash in lieu of fractional shares, or (b) the articles of incorporation or a resolution of the board of directors approving the transaction provide otherwise.

DIVIDENDS AND DISTRIBUTIONS

  The DGCL provides that a corporation may declare and pay dividends out of surplus (defined as the excess, if any, of net assets over stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid out of net profits if the stated capital of the corporation is less than the amount of stated capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

  The TBCA provides that distributions may not be made if after giving effect to the distribution the corporation would be insolvent or the distribution exceeds the surplus (defined as the excess, if any, of net assets over stated capital) of the corporation.

  The GBCC provides that distributions may not be made if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or if the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The DGCL, the TBCA and the GBCC have similar provisions for indemnification of directors and officers except with respect to the areas discussed herein. Under the DGCL, if a director or officer is adjudged to be liable to the corporation, the person is not entitled to indemnification unless the court of chancery or the court in which the action was brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for expenses the court deems proper. Under the TBCA, if a director or officer is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred and shall not be made if the person is found liable for wilful or intentional misconduct, unless a court orders that the person is entitled to indemnity, but the indemnification is limited to reasonable expenses actually incurred. Under the GBCC, a corporation may not indemnify a director or officer who is adjudicated liable to the corporation or adjudicated liable on the basis that personal benefit was improperly received, unless a court orders that the director or officer is entitled to indemnity, but the indemnification is limited to reasonable expenses actually incurred.

  The DGCL, the GBCC and the TBCA provide that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation. The GBCC and the TBCA also require a written affirmation of good faith belief that the director or officer has met the standard of conduct necessary for indemnification.

AMENDMENT TO CERTIFICATE OF INCORPORATION

  The DGCL and the GBCC require the approval of the holders of a majority of the outstanding stock entitled to vote for any amendment to the certificate of incorporation, unless such level of approval is increased by the certificate of incorporation. The DocuCorp Certificate provides that approval of the holders of a majority of the outstanding DocuCorp Class A Common Stock and 75% of the outstanding DocuCorp Class B Common Stock is required to amend the DocuCorp Certificate. The TBCA requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon for any amendment to the articles of incorporation, unless such level is decreased by the articles of incorporation. The Image Sciences Articles do not decrease such level. The FormMaker Articles and the FormMaker Bylaws are silent with respect to amendments to the FormMaker Articles.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

  Under the DGCL, a merger, consolidation, dissolution or sale or other disposition of substantially all of a corporation's assets must be approved by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon. Additionally, the DGCL provides that no vote of the stockholders of the surviving corporation is required, unless the certificate of incorporation provides otherwise, to approve a merger if (a) the agreement of merger does not amend in any respect the corporation's certificate of incorporation; (b) each share of the corporation's stock outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and (c) either (i) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issuable as a result of the merger or (ii) the increase in the outstanding shares as a result of the merger does not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the effective date of the merger. The DocuCorp Certificate and DocuCorp Bylaws do not alter these requirements.

  Under the TBCA, a merger or exchange requires the approval of two-thirds of the shares entitled to vote (unless the board of directors requires a greater vote) of each constituent corporation, unless the certificate of incorporation provides otherwise, except if the domestic corporation meets the following requirements: (a) the corporation will be the sole surviving corporation in the merger; (b) the articles of incorporation will remain unchanged after the merger; (c) each stockholder will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger; (d) the voting power of outstanding voting shares immediately after the merger plus the voting power of the total number of voting shares issuable as a result of the merger will not exceed by more than 20% of the voting power of the total number of voting shares outstanding before the merger; (e) the number of outstanding participating shares immediately after the merger plus the number of participating shares issuable as a result of the merger will not exceed by more than 20% the total number of participating shares outstanding before the merger; and (f) the board of directors adopts a resolution approving the plan of merger. A dissolution or a sale, lease, exchange or other disposition of substantially all of the corporation's assets if not made in the usual and regular course of business also requires stockholder approval. Such a transaction is in the usual and ordinary course of business if the corporation shall, directly or indirectly, either continue to engage in one or more businesses or apply the consideration received in connection with the transaction to the conduct of a business in which it engages following the transaction. Under the TBCA, the approval of a dissolution or the sale of substantially all of the corporation's assets also requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote thereon. The Image Sciences Articles and Image Sciences Bylaws do not alter these requirements.

  Under the GBCC, a merger or exchange requires the approval of a majority of the shares entitled to vote, voting as a single group. Stockholders of the surviving corporation need not approve a merger if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (ii) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number and type of shares immediately after the merger, and
(iii) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger, do not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger. The FormMaker Articles and FormMaker Bylaws do not alter the requirements.

CLASS VOTING

  Under the DGCL and the DocuCorp Certificate, class voting is not required in connection with amendments to the certificate of incorporation or a merger or consolidation, except in the case of an amendment of a corporation's certificate of incorporation which adversely affects a class of shares. Under the TBCA and GBCC, class voting is required in connection with certain amendments to a corporation's articles of incorporation, a merger or consolidation if the plan of merger or consolidation contains any provision which, if contained in a proposed amendment to a corporation's articles of incorporation, would require class voting, or certain sales of all or substantially all of a corporation's assets.

INTERESTED STOCKHOLDER TRANSACTIONS

  The DGCL prohibits a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." An "interested stockholder" is one who, directly or indirectly, controls 15% or more of the outstanding voting stock of a corporation. A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value equal to or greater than 10% of the consolidated assets of the corporation or the aggregate market value of the outstanding stock of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where (a) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired its shares; (b) the interested stockholder acquired at least 85% of the outstanding voting stock of the corporation in the transaction in which the stockholder became an interested stockholder excluding, for determining the number of shares outstanding, shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; (c) the business combination is approved by the board of directors and the affirmative vote of 66 2/3% of the outstanding stock entitled to be voted by disinterested stockholders at an annual or special meeting; (d) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association, or held by more than 2,000 stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder; (e) the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time within the three- year period immediately prior to a business combination, have been an interested stockholder but for the inadvertent acquisition of ownership; or (f) the corporation has opted out of this provision.

  The TBCA has no similar statute currently existing and the Image Sciences Articles do not contain business combination provisions.

  The GBCC prohibits a "business combination" between the corporation and an "interested stockholder" within five years of the time that such stockholder became an "interested stockholder." An "interested stockholder" is one which owns 10% or more of the voting power of the outstanding voting stock of the corporation, or one which is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A "business combination" includes a merger, consolidation or sale, lease, transfer or other disposition, other than in the ordinary course of business, of 10% or more of the corporation's net assets. This provision does not apply where (a) the business combination is approved by the board of directors prior to the time that the stockholder became an interested stockholder; (b) the interested stockholder became the beneficial owner of at least 90% of the voting stock of the corporation in the transaction in which the stockholder became an interested stockholder, excluding for purposes of determining the number of shares outstanding those shares owned by (i) directors, officers, their affiliates or associates, (ii) subsidiaries of the corporation, and (iii) any employee stock plan under which participants do not have the right to determine confidentially the extent to which the shares held under such plan will be tendered in a tender or exchange offer; (c) the stockholder became an interested stockholder inadvertently and
(i) as soon as practicable, divested sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) would not, at any time within the five-year period immediately prior to the business combination, have been an interested stockholder but for the inadvertent acquisition; or (d) subsequent to becoming an interested stockholder, such stockholder acquired additional shares resulting in the interested stockholder being the beneficial owner of at least 90% of the outstanding voting stock of the corporation, and the business combination was approved at a meeting of the stockholders by the holders of a majority of the voting stock entitled to vote thereon. Those shares owned by (i) directors, officers, their affiliates or associates; (ii) subsidiaries of the corporation; and (iii) any employee stock plan under which participants do not have the right to determine confidentially the extent to which the shares held under such plan will be tendered in a tender or exchange offer, shall be excluded for purposes of determining the number of shares outstanding when calculating the interested stockholder's 90%, and when calculating the number of votes at the meeting approving the business combination. This statute applies only to corporations who have adopted a bylaw expressly providing for the statute's applicability. FormMaker has not adopted such a bylaw.

DIRECTOR LIABILITY

  The DGCL, the Texas Miscellaneous Corporation Laws Act and the GBCC provide that a corporation may include in its certificate or articles of incorporation a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including intentional misconduct and breach of the duty of loyalty.

  The DocuCorp Certificate, Image Sciences Articles and the FormMaker Articles provide that the liability of directors shall be eliminated or limited to the fullest extent permitted by Delaware, Texas and Georgia law, respectively, including any changes in the law after adoption of the certificate or articles.

            MARKET PRICE OF AND DIVIDENDS ON DOCUCORP COMMON STOCK
                        AND RELATED STOCKHOLDER MATTERS

MARKET PRICE

  There has not been, and following the consummation of the Merger, there will not be, an established public trading market for the DocuCorp Common Stock.

  At the Effective Time, the directors, executive officers and holders of 5% or more of the DocuCorp Common Stock will own approximately 78% of the then outstanding shares of DocuCorp Common Stock (71% on a fully diluted basis). See "Principal Stockholders of DocuCorp."

  It is anticipated that there will be approximately 200 beneficial holders of record of DocuCorp Common Stock at the Effective Time.

DIVIDEND POLICY

  DocuCorp does not anticipate paying any cash dividends in the foreseeable future. DocuCorp currently intends to retain future earnings to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the DocuCorp Board and will be dependent upon DocuCorp's financial condition, operating results, capital requirements and such other factors as the DocuCorp Board deems relevant. Further, the terms of the revolving credit line that DocuCorp intends to obtain contemporaneously with or shortly after the consummation of the Merger may include, restrictions on the ability of DocuCorp to pay dividends. See "Risk Factors--Absence of Dividends."

             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  DocuCorp is a holding company organized in 1997 in connection with the acquisition of FormMaker by Image Sciences. For historical accounting purposes, Image Sciences will be considered the survivor in the Merger and no purchase accounting is required related to the conversion of Image Sciences Common Stock and Image Sciences Preferred Stock into DocuCorp stock. The merger of FormMaker into a wholly-owned subsidiary of DocuCorp will be treated as an acquisition of FormMaker by Image Sciences; accordingly this transaction will be recorded under the purchase method of accounting. The selected unaudited pro forma combined financial data of DocuCorp reflect the acquisition of FormMaker by Image Sciences and the effect of the Image Sciences tender offer and preferred stock dividend. The unaudited pro forma combined income statement data of DocuCorp for and as of the year ended July 31, 1996 has been derived from the audited financial statements of Image Sciences and the unaudited financial statements of FormMaker. The unaudited pro forma combined statements of operations and balance sheet data of DocuCorp as of and for the six months ended January 31, 1997 has been derived from the unaudited financial statements of each of Image Sciences and FormMaker, which in the opinion of management of Image Sciences and FormMaker, respectively, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the results for such periods.

  The selected unaudited pro forma combined financial data do not give effect to any cost savings that may result from the Merger. During the periods presented, Image Sciences and FormMaker were not under common control or management and, as a result, the selected unaudited pro forma combined financial data are not necessarily indicative of or comparable to the financial position or operating results that would have occurred had the Merger occurred as of or at the beginning of the periods presented or that will occur following the Merger. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Image Sciences," "Selected Financial Data of Image Sciences," "Selected Financial Data of FormMaker," "Management's Discussion and Analysis of Financial Condition and Results of Operations of FormMaker," and the related unaudited pro forma combined financial statements of DocuCorp, and the notes thereto, and the audited and unaudited financial statements of each of Image Sciences and FormMaker, and the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                 DOCUCORP, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                            YEAR ENDED JULY 31, 1996
                          -------------------------------------------------------------------
                                HISTORICAL                      PRO FORMA
                          -----------------------  ------------------------------------------
                                                     CLOSING
                             IMAGE                 TRANSACTIONS      MERGER
                           SCIENCES    FORMMAKER   ADJUSTMENTS     ADJUSTMENTS     COMBINED
                          ----------- -----------  ------------    -----------    -----------
REVENUES
  Professional
   services.............  $   819,034 $11,377,585                                 $12,196,619
  License...............    4,793,031   3,634,386                                   8,427,417
  Maintenance and other
   recurring............    5,858,256   1,433,572                                   7,291,828
                          ----------- -----------                                 -----------
    TOTAL REVENUES......   11,470,321  16,445,543                                  27,915,864
                          ----------- -----------                                 -----------
EXPENSES
  Professional
   services.............      605,504   9,880,459                                  10,485,963
  Product development
   and support..........    3,981,156   1,577,796                   $  32,781 (G)   5,591,733
  Selling and
   marketing............    1,568,129   2,258,007                                   3,826,136
  General and
   administrative.......    1,899,156   4,355,796                     521,534 (I)   6,776,486
                          ----------- -----------                   ---------     -----------
    Total expenses......    8,053,945  18,072,058                     554,315      26,680,318
                          ----------- -----------                   ---------     -----------
    Operating income
     (loss).............    3,416,376  (1,626,515)                   (554,315)      1,235,546
Other income (expense)..      239,904    (308,163)  $(333,906)(J)                    (402,165)
                          ----------- -----------   ---------       ---------     -----------
    Income (loss) before
     income taxes.......    3,656,280  (1,934,678)   (333,906)       (554,315)        833,381
Provision for income
 taxes..................    1,335,000    (412,193)   (120,000)(L)    (420,000)(K)     382,807
                          ----------- -----------   ---------       ---------     -----------
    Net income (loss)...  $ 2,321,280 $(1,522,485)  $(213,906)      $(134,315)    $   450,574
                          =========== ===========   =========       =========     ===========
Net income per share of
 common stock...........  $      0.43                                             $      0.04
                          ===========                                             ===========
Weighted average number
 of shares of common
 stock and common stock
 equivalents used in
 calculating earnings
 per share..............    5,468,941                                              11,101,773
                          ===========                                             ===========


     See accompanying notes to unaudited pro forma combined financial data.

                                 DOCUCORP, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                       SIX MONTHS ENDED JANUARY 31, 1997
                          ------------------------------------------------------------------
                                HISTORICAL                     PRO FORMA
                          ----------------------  ------------------------------------------
                                                    CLOSING
                            IMAGE                 TRANSACTIONS      MERGER
                           SCIENCES   FORMMAKER   ADJUSTMENTS     ADJUSTMENTS     COMBINED
                          ---------- -----------  ------------    -----------    -----------
REVENUES
  Professional
   services.............  $  371,656 $ 9,085,289                                 $ 9,456,945
  License...............   2,042,849   2,418,735                                   4,461,584
  Maintenance and other
   recurring............   3,210,650   1,240,361                                   4,451,011
                          ---------- -----------                                 -----------
    TOTAL REVENUES......   5,625,155  12,744,385                                  18,369,540
                          ---------- -----------                                 -----------
EXPENSES
  Professional
   services.............     281,775   7,338,294                                   7,620,069
  Product development
   and support..........   2,031,316   1,431,603                   $(254,178)(G)   3,208,741
  Selling and
   marketing............     792,599   2,085,578                                   2,878,177
  General and
   administrative.......   1,079,291   2,391,880                      83,587 (I)   3,554,758
                          ---------- -----------                   ---------     -----------
    Total expenses......   4,184,981  13,247,355                    (170,591)     17,261,745
                          ---------- -----------                   ---------     -----------
    Operating income....   1,440,174    (502,970)                    170,591       1,107,795
Other income (expense)..     205,739    (310,314)  $(207,449)(J)                    (312,024)
                          ---------- -----------   ---------       ---------     -----------
    Income (loss) before
     income taxes.......   1,645,913    (813,284)   (207,449)        170,591         795,771
Provision for income
 taxes..................     601,000           0     (80,000)(K)    (211,000)(K)     310,000
                          ---------- -----------   ---------       ---------     -----------
    Net income (loss)...  $1,044,913 $  (813,284)  $(127,449)      $ 381,591     $   485,771
                          ========== ===========   =========       =========     ===========
Net income per share of
 common stock...........  $     0.19                                             $      0.04
                          ==========                                             ===========
Weighted average number
 of shares of common
 stock and common stock
 equivalents
 used in calculating
 earnings
 per share..............   5,415,683                                              11,101,773
                          ==========                                             ===========


     See accompanying notes to unaudited pro forma combined financial data.

                                 DOCUCORP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                JANUARY 31, 1997
                         -------------------------------------------------------------------------
                                 HISTORICAL                       PRO FORMA
                         --------------------------  ---------------------------------------------
                                                       CLOSING
                                                     TRANSACTIONS       MERGER
                         IMAGE SCIENCES  FORMMAKER   ADJUSTMENTS      ADJUSTMENTS       COMBINED
                         -------------- -----------  ------------     -----------      -----------
         ASSETS
Current assets
 Cash and cash
  equivalents...........  $ 6,531,562   $   112,904  $(5,025,118)(A)  $     6,100 (M)  $ 1,625,448
 Short-term
  investments...........    2,974,882             0   (2,974,882)(A)                             0
 Accounts receivable,
  net of allowance......    2,920,265     5,260,812                                      8,181,077
 Current portion of
  deferred taxes........      299,367             0                                        299,367
 Other current assets...      180,296       551,724    1,050,000 (A)                     1,782,020
                          -----------   -----------  -----------      -----------      -----------
   Total current
    assets..............   12,906,372     5,925,440   (6,950,000)           6,100       11,887,912
Fixed assets, net of
 accumulated
 depreciation...........      774,722     2,528,153                                      3,302,875
Software, net of
 amortization...........    1,845,904     4,994,807                       205,193 (G)    7,045,904
Deferred taxes..........            0       420,000                     1,950,000 (C)    2,370,000
Goodwill................            0     3,865,362                     2,283,630 (I)    6,148,992
Other assets............       16,209        75,813                                         92,022
                          -----------   -----------  -----------      -----------      -----------
                          $15,543,207   $17,809,575  $(6,950,000)     $ 4,444,923      $30,847,705
                          ===========   ===========  ===========      ===========      ===========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable.......  $   162,831   $ 1,721,661                   $   150,000 (H)  $ 2,034,492
 Accrued liabilities....      704,760     1,617,864                                      2,322,624
 Income taxes payable...      178,516       329,516                                        508,032
 Current portion of
  notes payable.........            0     6,876,384                                      6,876,384
 Current portion of
  obligations under
  capital leases........            0       597,365                                        597,365
 Deferred revenue.......    4,832,356       907,080                                      5,739,436
                          -----------   -----------  -----------      -----------      -----------
   Total current
    liabilities.........    5,878,463    12,049,870                       150,000       18,078,333
Obligations under
 capital leases.........            0       219,157                                        219,157
Deferred taxes..........      557,969             0                       500,000 (G)    1,057,969
Other long term
 liabilities............            0       950,546                                        950,546
Common Stock--Class B               0             0                    19,179,207 (B)   19,179,207
Stockholders' equity
 Preferred stock........      196,343             0                      (196,343)(B)            0
 Common stock--Class
  A.....................       23,351        62,295  $    (4,779)(A)      (18,572)(B)       44,502
                                                                           44,502 (D)
                                                                          (62,295)(E)
 Additional paid-in
  capital...............    1,345,764     7,312,427   (2,384,476)(A)  (18,964,292)(B)    5,158,594
                                                                        5,200,000 (C)
                                                                       19,955,498 (D)
                                                                       (7,312,427)(E)
                                                                            6,100 (M)
 Retained earnings
  (deficit).............    7,541,317    (2,713,545)  (4,560,745)(A)   (3,250,000)(C)  (13,769,428)
                                                                        2,713,545 (E)
                                                                      (13,500,000)(F)
 Notes receivable--
  stockholders..........            0       (71,175)                                       (71,175)
                          -----------   -----------  -----------      -----------      -----------
   Total stockholders'
    equity..............    9,106,775     4,590,002   (6,950,000)     (15,384,284)      (8,637,507)
                          -----------   -----------  -----------      -----------      -----------
                          $15,543,207   $17,809,575  $(6,950,000)     $ 4,444,923      $30,847,705
                          ===========   ===========  ===========      ===========      ===========

         See accompanying notes to unaudited pro forma financial data.

             NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  DocuCorp was organized on January 13, 1997 as a holding company in connection with the acquisition of FormMaker by Image Sciences. For historical accounting purposes, Image Sciences will be considered the survivor in the Merger and no purchase accounting is required related to the conversion of Image Sciences Common Stock and Image Sciences Preferred Stock into DocuCorp Common Stock. The merger of FormMaker into a wholly-owned subsidiary of DocuCorp will be treated as an acquisition of FormMaker by Image Sciences; accordingly this transaction will be recorded under the purchase method of accounting. DocuCorp's business will be conducted through Image Sciences and FormMaker. The following brief descriptive financial information for DocuCorp assumes the businesses of Image Sciences and FormMaker have been combined.

  The following is a summary of the purchase price and the allocation of the purchase price to the net assets to be acquired as a result of the Merger:

   Purchase Price:
   Fair value of shares of FormMaker Common Stock.................. $20,000,000
   Estimated transaction costs.....................................     150,000
   Assumed liabilities.............................................  13,719,573
                                                                    -----------
     Total purchase price.......................................... $33,869,573
                                                                    ===========
   Allocation of the Purchase Price:
   Current Assets.................................................. $ 5,925,440
   Property and equipment..........................................   2,528,153
   Purchased technology............................................   5,200,000
   Goodwill and other intangible assets............................   6,644,805
   In-process technology...........................................  13,500,000
   Notes receivable from stockholders..............................      71,175
                                                                    -----------
                                                                    $33,869,573
                                                                    ===========

  In accordance with the provisions of APB Nos. 16 and 17, all identifiable assets acquired, including identifiable intangible assets, were assigned a portion of the cost of the acquired enterprise on the basis of their fair values. Specifically, purchased in-process research and development was valued using its expected income generating ability, target markets and associated risks. In accordance with Interpretation 4 of SFAS No. 2, the projects were evaluated individually to determine if technological feasibility had been achieved and if there were any alternative future uses.

  The periods presented represent Image Sciences fiscal year ended July 31, 1996 and six month period ended January 31, 1997. FormMaker's fiscal year end is December 31. For purposes of pro forma presentation, FormMaker's historical results have been accumulated based on the 12 month period ended July 31, 1996 and the six month period ended January 31, 1997.

  Pro forma adjustments to pro forma combined financial statements:

    (a) The pro forma combined balance sheet reflects the acquisition of FormMaker as if the Merger and Image Sciences Tender Offer and Image Sciences Preferred Stock Dividend had occurred on January 31, 1997. Pro forma adjustments related to the tender offer and preferred stock dividend transactions have been reflected as Closing Transactions Adjustments. Pro forma adjustments related to the merger transactions have been reflected as Merger Adjustments. The pro forma adjustment to reflect the excess of the purchase price over the estimated fair value of the identifiable assets of FormMaker has been recorded as goodwill. The ultimate allocation of the purchase price to the assets acquired is subject to change based on the final determination of their respective fair values.

    (b) The pro forma combined statements of operations have been prepared assuming the acquisition of FormMaker occurred on August 1, 1995. Pro forma adjustments to the pro forma statements of operations do not give effect to
  (i) an anticipated charge for in-process technology, which is non-deductible for tax purposes and which is expected to be charged to the operations upon consummation of the Merger, or (ii) compensation expense related to the repurchase of options to purchase Image Sciences Common Stock discussed in Note A and compensation expense related to the creation of a new measurement date for outstanding options to purchase Image Sciences Common Stock deemed to be converted to options to purchase DocuCorp Class B Common Stock at consummation of the Merger. The anticipated charges described above are currently expected to amount to $13,500,000 and $5,000,000 (net of the resulting income tax benefit) respectively. The allocation of the purchase price to the fair value of the in-process technology related to FormMaker is subject to change based on the final determination of the fair values of the assets of FormMaker.

  The following pro forma adjustments are reflected in the unaudited pro forma combined financial statements.

    (A) To record cash payments totaling $8,000,000, and the associated tax benefit, related to (i) the repurchase of approximately 477,851 shares of Image Sciences Common Stock, and options to purchase 506,607 shares of Common Stock, at a price of $5 per share, and (ii) the declaration and payment of a dividend to the Image Sciences Preferred Stock holder in the amount of $2,807,709. Such payments have been recorded as a reduction in cash and cash equivalents of $5,025,118 and short-term investments of $2,974,882. A compensation charge of $1,753,036, after the associated tax benefit of $1,050,000, has been recorded to retained earnings in conjunction with the repurchase of the options to purchase 506,607 shares of Image Sciences Common Stock. The resulting charge to retained earnings of $4,560,745 represents the preferred stock dividend of $2,807,709 and the net compensation charge related to repurchase of outstanding options of $1,753,036. The associated tax benefit, created upon the repurchase of options to purchase Image Sciences Common Stock, has been recorded as an income tax receivable under other assets.

    (B) To record the issuance in the Merger of an estimated 4,700,786 shares of DocuCorp Class B Common Stock in exchange for outstanding Image Sciences Common Stock and Image Sciences Preferred Stock.

    (C) To record estimated compensation expense, and associated deferred tax asset, related to the estimated fair value of the options to purchase DocuCorp Class B Common Stock deemed to be exchanged for the outstanding vested options to purchase Image Sciences Common Stock as a result of the creation of a new measurement date. A new measurement date results because holders of vested options will receive the right to purchase DocuCorp Class B Common Stock, which is redeemable at specified prices if an initial public offering is not consummated. The pro forma combined statements of operations does not give effect to this adjustment, which is expected to be charged to operations upon consummation of the Merger. If this charge was reflected as if the Merger had been consummated on August 1, 1995, the pro forma combined net income per common share for the year ended July 31, 1996 would be reduced by $0.29. Unvested Image Sciences Options will be converted into options to purchase DocuCorp Class A Common Stock of DocuCorp. No new measurement date results from the conversion of these options as the holder is in the same economic position after the conversion with no additional rights. Accordingly, no compensation expense will result from the conversion of unvested Image Sciences Options.

    (D) To record the issuance in the Merger of 4,450,179 shares of DocuCorp Class A Common Stock in exchange for outstanding FormMaker Common Stock.

    (E) To eliminate FormMaker's stockholders' equity.

    (F) To record the impact to retained earnings of the charge for acquired in-process technology of $13,500,000. The pro forma combined statements of operations do not give effect to this adjustment, which is expected to be charged to operations upon consummation of the Merger. If this charge was reflected as if the Merger had been consummated on August 1, 1995, the pro forma combined net income per common share for the year ended July 31, 1996 would be reduced by $1.22. The acquired in-process technology charge is based on a valuation analysis of technologies related to FormMaker's document automation platform and Micro Dynamics' multi-user archival and retrieval system. The in-process development projects acquired primarily relate to developing substantial version enhancements to FormMaker's existing software products and tools. The Company believes the development efforts required to complete these projects into commercially viable products will be principally comprised of internally staffed software engineering efforts, with targeted completion dates ranging from six months to two years from the date of the FormMaker transaction. Total costs are estimated to be approximately $8 million and will be incurred over the next two years.

    (G) To record the estimated fair value of acquired completed technology of $5,200,000, less the amount currently recorded in the financial statements, the related deferred tax liability, and to adjust amortization expense over the remaining estimated useful life of six (6) years.

    (H) To record estimated direct transaction costs related to the merger.

    (I) To record the excess of the purchase price over the fair value of the identifiable assets acquired as goodwill, and to adjust amortization of goodwill over the remaining expected period of benefit of ten (10) years.

    (J) To record reduced interest income resulting from the Image Sciences' Closing Transactions made in connection with the Merger.

    (K) To record the income tax effect associated with Notes G and I above and the income tax effect of combined operations for the entire period presented.

    (L) To record the income tax effect associated with Note J above.

    (M) To record the payment received by DocuCorp from SG/TL Stockholders for DocuCorp Warrants to purchase 610,000 shares of DocuCorp Class A Common Stock with an exercise price of $5.00 per share and a term of three years.

                   SELECTED FINANCIAL DATA OF IMAGE SCIENCES

  The following selected financial data of Image Sciences as of and for the years ended July 31, 1992, 1993, 1994, 1995, and 1996 have been derived from the audited financial statements of Image Sciences. The selected financial data of Image Sciences as of and for the six months ended January 31, 1996 and 1997 have been derived from the unaudited financial statements of Image Sciences, which in the opinion of the management of Image Sciences, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the results for such periods. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Image Sciences" and the audited financial statements of Image Sciences, and the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                                  SIX MONTHS ENDED
                                                                     JANUARY 31,
                                 YEARS ENDED JULY 31,                (UNAUDITED)
                         ---------------------------------------- -----------------
                          1992    1993    1994     1995    1996     1996     1997
                         ------  ------  -------  ------- ------- -------- --------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
 DATA:
REVENUES
  Professional
   services............. $  637  $  603  $   549  $   587 $   819 $    311 $    371
  License...............  4,387   4,833    5,608    4,807   4,793    1,910    2,043
  Maintenance...........  3,173   3,884    4,717    5,420   5,858    2,827    3,211
                         ------  ------  -------  ------- ------- -------- --------
    Total revenues......  8,197   9,320   10,874   10,814  11,470    5,048    5,625
                         ------  ------  -------  ------- ------- -------- --------
EXPENSES
  Professional
   services.............    444     357      529      430     606      238      282
  Product development
   and support..........  3,490   3,250    3,426    3,560   3,981    1,964    2,031
  Selling and
   marketing............  1,472   1,692    1,676    1,834   1,568      733      793
  General and
   administrative.......  1,149   1,366    1,697    1,832   1,899      874    1,079
                         ------  ------  -------  ------- ------- -------- --------
    Total expenses......  6,555   6,665    7,328    7,656   8,054    3,809    4,185
                         ------  ------  -------  ------- ------- -------- --------
Operating income........  1,642   2,655    3,546    3,158   3,416    1,239    1,440
Other income (expense),
 net....................   (373)   (288)    (147)      28     240      101      206
                         ------  ------  -------  ------- ------- -------- --------
Income before income
 taxes..................  1,269   2,367    3,399    3,186   3,656    1,340    1,646
Provision for income
 taxes..................    170     560    1,230    1,183   1,335      489      601
                         ------  ------  -------  ------- ------- -------- --------
Net income.............. $1,099  $1,807  $ 2,169  $ 2,003 $ 2,321 $    851 $  1,045
                         ======  ======  =======  ======= ======= ======== ========
Net income per share.... $ 0.19  $ 0.31  $  0.38  $  0.35 $  0.43 $   0.15 $   0.19
Weighted average number
 of shares of common
 stock and common stock
 equivalents............  5,852   5,882    5,728    5,742   5,469    5,602    5,416

                                          JULY 31,
                            --------------------------------------- JANUARY 31,
                             1992    1993    1994    1995    1996      1997
                            ------  ------  ------- ------- ------- -----------
                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents,
 and short-term
 investments..............  $  852  $2,853  $ 3,310 $ 5,290 $ 7,218   $ 9,506
Accounts receivable, net
 of allowance.............   2,786   2,644    4,161   4,109   4,106     2,920
Working capital
 (deficit)................    (198)   (459)   1,930   4,049   5,640     7,028
Total assets..............   7,845   9,785   11,572  13,145  14,691    15,543
Total debt including
 obligations under capital
 lease....................   4,285   3,158    1,987   1,637      46         0
Stockholders' equity
 (deficit)................    (271)  1,326    3,545   5,606   8,037     9,107

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS OF IMAGE SCIENCES

  Certain information contained herein may include forward-looking statements that involve risks and uncertainties. Image Sciences' actual results may differ materially from those discussed in the forward-looking statements. Potential risks and uncertainties include market responses to pricing pressures, changes in product and service mix, results from litigation, the timely development and acceptance of new products and services, and changes in customer preferences. Consequently, the actual results realized by Image Sciences could differ materially from the statements made herein. Readers of this report are cautioned not to place undue reliance on the forward-looking statements made herein.

RESULTS OF OPERATIONS

  The following table sets forth revenue and selected data of Image Sciences expressed as a percentage of total revenues for the periods indicated:

                                                           SIX MONTHS ENDED
                                                              JANUARY 31,
                                 YEARS ENDED JULY 31,         (UNAUDITED)
                                -------------------------  ------------------
                                 1994     1995     1996      1996      1997
                                -------  -------  -------  --------  --------
                                          DOLLARS IN THOUSANDS
REVENUES
  Professional services........ $   549  $   587  $   819  $    311  $    371
  License......................   5,608    4,807    4,793     1,910     2,043
  Maintenance..................   4,717    5,420    5,858     2,827     3,211
                                -------  -------  -------  --------  --------
    Total revenues.............  10,874   10,814   11,470     5,048     5,625
                                -------  -------  -------  --------  --------
PERCENTAGE RELATIONSHIP TO
 TOTAL REVENUES
REVENUES
  Professional services........       5%       5%       7%        6%        7%
  License......................      52       45       42        38        36
  Maintenance..................      43       50       51        56        57
                                -------  -------  -------  --------  --------
    Total revenues.............     100      100      100       100       100
EXPENSES
  Professional services........       5        4        5         5         5
  Product development and
   support.....................      31       33       35        39        36
  Selling and marketing........      15       17       14        14        14
  General and administrative...      16       17       16        17        19
                                -------  -------  -------  --------  --------
    Total expenses.............      67       71       70        75        74
                                -------  -------  -------  --------  --------
Operating income...............      33       29       30        25        26
Other income (expense), net....      (2)       0        2         2         3
                                -------  -------  -------  --------  --------
Income before income taxes.....      31       29       32        27        29
Provision for income taxes.....      11       11       12        10        11
                                -------  -------  -------  --------  --------
    Net income.................      20%      18%      20%       17%       18%
                                =======  =======  =======  ========  ========

SIX MONTHS ENDED JANUARY 31, 1997 COMPARED TO SIX MONTHS ENDED JANUARY 31,
1996

REVENUES

  Image Sciences derives its revenues from license fees, recurring maintenance fees, and professional services related to its software products. License revenues are derived from perpetual licenses of software products. Maintenance revenues consist primarily of annual maintenance contracts. Professional services revenues include fees for consulting, contract programming projects, education services, and a biennial user group conference.

  Total revenues increased 11% for the six months ended January 31, 1997 due to increases in all revenue types. License revenues increased 7% due to larger dollar contracts being executed. Maintenance revenues increased 14% due to an expanding customer base. The 19% increase in professional services revenues is due to an increase in educational classes and other professional service offerings.

  Image Sciences' backlog consisted primarily of $4,200,000 of revenue for annual maintenance contracts entitling the end-user to product enhancements and telephone support as of January 31, 1997. Maintenance contracts may generally be terminated upon a 30 day notice period; however, Image Sciences has not historically experienced material cancellations of such contracts.

PROFESSIONAL SERVICES EXPENSE

  Professional services expense consists principally of personnel costs and direct travel and living costs associated with Image Sciences' consulting, education services, and contract programming projects. For the six month period ended January 31, 1997, professional services expense increased 18% which is a result of increased costs to provide increased professional services. These costs represented 77% and 76%, respectively, of professional services revenues for the six months ended January 31, 1996 and 1997.

PRODUCT DEVELOPMENT AND SUPPORT EXPENSE

  Product development and support expense increased 3% for the six month period ended January 31, 1997. Before capitalization and amortization, product development and support expense increased 11% primarily resulting from increased staffing associated with Image Sciences' continued focus on research activities and enhancing customer satisfaction through qualified personnel.

SELLING AND MARKETING EXPENSE

  An increase of 8% in selling and marketing expense for the six month period ended January 31, 1997 was the result of increased sales commissions. Sales commissions increased as a result of higher commission percentages associated with large dollar contracts being executed.

GENERAL AND ADMINISTRATIVE EXPENSE

  General and administrative expense increased 23% for the six month period ended January 31, 1997. The increase was primarily a result of bad debt expense. Bad debt expense increased due to writing off old uncollectible accounts and increasing the allowance account.

OTHER INCOME (EXPENSE), NET

  For the six month period ended January 31, 1997, a 104% increase in other income was due to a 15% increase in interest income and a 98% decrease in interest expense. Interest expense decreased significantly due to retirement of all outstanding subordinated debentures in March 1996 and repayment of all outstanding obligations under capital leases.

PROVISION FOR INCOME TAXES

  The income tax provision was calculated utilizing Federal income tax rates for corporations. Effective tax rates for the six months ended January 31, 1996 and 1997 were approximately 36% for each period. These rates differ from the Federal statutory rate primarily due to state income taxes. Image Sciences used a portion of its outstanding tax credits to offset its current tax liability for the six month period ended January 31, 1996 and 1997.

NET INCOME

  Profitability increased 23% during the six month period ended January 31, 1997 as a result of an 11% increase in revenues and a 104% increase in other income, while expenses increased 10%.

FISCAL YEAR ENDED JULY 31, 1996 COMPARED TO FISCAL YEAR ENDED JULY 31, 1995

REVENUES

  Total revenues increased 6% in fiscal 1996 primarily as a result of increased maintenance revenues and professional services revenues, while license revenues decreased slightly. Maintenance revenues increased 8% in fiscal 1996 due to an expanding customer base and retention of existing customers. In fiscal 1996, professional services revenues increased 40% as a result of a significant increase in consulting revenues and revenue generated from Image Sciences' biennial user group conference. The 1996 user group conference, held in Dallas, Texas, was attended by approximately 165 customers. The conference provides a forum for customers to learn more about Image Sciences' product and service offerings and to exchange ideas with other Image Sciences customers. License revenues decreased due to a decrease in international software license revenues, partially offset by an 8% increase in North American direct license revenues. Image Sciences terminated its most significant European distributor agreement in fiscal 1995, and did not replace the European distributor until fiscal 1996. The new distribution agreement with The Continuum Company did not generate any material revenues during fiscal 1996. Image Sciences' maintenance contract backlog totaled approximately $3,700,000 as of July 31, 1996.

PROFESSIONAL SERVICES EXPENSE

  During fiscal 1996, professional services expense increased 41% which was primarily attributable to the cost associated with Image Sciences' biennial user group conference and costs associated with Image Sciences' expanding consulting services. Costs for professional services expenses, before the effect of the biennial user group conference held in fiscal 1996, represented 73% and 68% of professional services revenues for fiscal 1995 and 1996, respectively. The decrease in cost as a percentage of professional services revenue is primarily due to more efficient management of Image Sciences' consulting resources.

PRODUCT DEVELOPMENT AND SUPPORT EXPENSE

  Image Sciences continues to commit significant resources to development and support activities. The 12% increase in product development and support expense in fiscal 1996 was a result of increased staffing, a decrease in capitalizable development efforts, an increase in software amortization, and costs related to a continued focus on customer support of Image Sciences' expanding customer base. Product development and support expense before capitalization and amortization increased 6% as a result of increased staffing to sustain new product development and to enhance and maintain existing products. Software capitalization decreased due to increased research of new technologies, and focusing development efforts on more efficient methods of maintaining existing products. These efforts are not eligible for capitalization. Amortization of capitalized software in fiscal 1996 increased due to the release of several new client/server products at the end of fiscal 1995.

SELLING AND MARKETING EXPENSE

  In fiscal 1996, selling and marketing expense decreased 14% primarily as a result of decreased staffing and related travel costs. The decreased staffing relates to several unfilled sales and sales management positions that Image Sciences expects to fill in fiscal 1997. These decreases were partially offset by an increase related to international expatriate expenses. In September 1995, Image Sciences transferred one employee to the United Kingdom to assume a sales support function.

GENERAL AND ADMINISTRATIVE EXPENSE

  During fiscal 1996, general and administrative expense increased 4% as a result of increases in corporate office rent and profit sharing bonuses, partially offset by decreased legal costs. Rent expense increased due to the renegotiation of Image Sciences' corporate office lease, which included an approximate 3,000 square feet expansion. Profit-based bonuses increased due to a 15% increase in net income before taxes. Legal costs associated with two outstanding lawsuits decreased significantly. One lawsuit is scheduled for arbitration in 1997 regarding the majority of the claims. A summary judgment in favor of Image Sciences was entered on certain of the claims on the other case and is currently under appeal. Image Sciences intends to vigorously contest these claims and believes that the resolution of such claims will not have a material adverse effect on its financial condition or results of operations.

OTHER INCOME (EXPENSE), NET

  In fiscal 1996, other income increased $211,757 as a result of a 60% increase in interest income due to a significant increase in cash, cash equivalents, and short-term investments. Additionally, interest expense decreased 48% because of the scheduled January 1996 principal installment payment and the March 1996 retirement of all outstanding subordinated debentures.

PROVISION FOR INCOME TAXES

  The income tax provisions were calculated utilizing Federal income tax rates for corporations. Effective tax rates for the years ended July 31, 1995 and 1996 were approximately 37% each year. These rates differ from the Federal statutory rate due primarily to state income taxes. Image Sciences used a portion of its outstanding tax credits to offset its current tax liability in fiscal 1996. The remaining net operating loss carryforward was also used in fiscal 1994 and 1995.

NET INCOME

  Profitability increased 16% in fiscal 1996 due to the 6% increase in revenues and an approximate $200,000 increase in other income, while expenses only increased 5%.

FISCAL YEAR ENDED JULY 31, 1995 COMPARED TO FISCAL YEAR ENDED JULY 31, 1994

REVENUES

  Total revenues decreased 1% in fiscal 1995 as a result of a 14% decrease in license revenue offset by a 15% increase in recurring maintenance revenues, and a 7% increase in professional services revenues. The decrease in license revenues was essentially attributable to significant turn-over in Image Sciences' domestic sales force. Maintenance revenues increased by $702,495 due primarily to an expanding customer base. Professional services revenues increased 7% in fiscal 1995 due primarily to increases in consulting and education. The increase was partially offset because Image Sciences did not hold a user group conference in fiscal 1995.

PROFESSIONAL SERVICES EXPENSE

  The 19% decrease in professional services expense during fiscal 1995 was primarily because Image Sciences did not hold a user group conference in fiscal 1995. The increase was partially offset by additional staffing and increased travel costs to support Image Sciences' growing consulting services. Costs for professional services expense, before the effect of the 1994 user group conference, represented 91% and 73% of professional services revenues for fiscal 1994 and 1995, respectively.

PRODUCT DEVELOPMENT AND SUPPORT EXPENSE

  Product development and support expense increased 4% during fiscal 1995 primarily as the result of development of new technologies, continued significant enhancements to Image Sciences' existing client/server and mainframe platform software product offering, and support costs for Image Sciences' expanding customer base. Product development and support expense before capitalization and amortization increased 5% from the previous year.

SELLING AND MARKETING EXPENSE

  Selling and marketing expense increased 9% in fiscal 1995 due principally to expansion of marketing efforts and additional travel expenses, offset by a decrease in commissions paid to sales representatives. Travel expenses increased due to international expansion requiring increased international travel for sales and sales support personnel. The decrease in commissions paid to sales representatives was a result of a 14% decrease in direct license revenues from fiscal 1994.

GENERAL AND ADMINISTRATIVE EXPENSE

  The 8% increase in general and administrative expense during fiscal 1995 was primarily the result of increases in compensation, legal, and telephone expense. Compensation increased due to the additions of an Assistant Controller and full-time Human Resources positions. Legal expenses increased due to activity related to two outstanding lawsuits. Telephone expense increased due primarily to increased international activity.

OTHER INCOME (EXPENSE), NET

  Other income increased in fiscal 1995 due to an increase in interest income and a decrease in interest expense. Interest income increased 129% due to an increase in cash, cash equivalents, and short-term investment balances. Interest expense decreased 24% as a result of scheduled repayments of subordinated debentures and capital lease obligations.

PROVISION FOR INCOME TAXES

  The income tax provisions were calculated utilizing Federal income tax rates for corporations. Effective tax rates for the years ended July 31, 1994 and 1995 were approximately 36% and 37%, respectively. These rates differ from the Federal statutory rate primarily due to state income taxes. Image Sciences used a portion of its outstanding tax credits to offset its current tax liability in fiscal 1995. The remaining net operating loss carryforward was also used in fiscal 1994 and 1995.

NET INCOME

  The 8% decrease in profitability in fiscal 1995 was the result of a 4% increase in expenses during a period of generally flat revenues.

LIQUIDITY & CAPITAL RESOURCES

  At January 31, 1997, Image Sciences' principal sources of liquidity consisted of cash, cash equivalents, and short-term investments aggregating $9,506,444.

  Cash and cash equivalents increased $4,622,546 during the six month period ended January 31, 1997 due primarily to net income of $1,044,913 and maturities of short-term investments of $2,333,924. Working capital increased $1,388,069 from $5,639,840 at July 31, 1996 to $7,027,909 at January 31, 1997,
primarily as the result of profitable operations.

  Cash and cash equivalents decreased $380,964 during 1996 primarily as a result of investing excess cash in short-term investments and repayment of subordinated debentures. Cash flows from operating activities generated $4,347,972 primarily from net income of $2,321,280 and other non-cash items. Of the $3,198,472 cash used for investing activities, $2,308,806 was used for the purchase of short-term investments. Short-term investment purchases consisted of six month commercial paper and treasury bills with staggered maturity dates. The remaining cash used for investing purposes was for the purchase of fixed assets and development of software. Cash flows from financing activities used $1,530,464. Substantially all of this cash was used for the repayment of the outstanding balance of subordinated debentures aggregating $1,534,430. Working capital at July 31, 1996 increased by $1,590,395, primarily as the result of profitable operations.

  As of January 31, 1997, Image Sciences has repaid all existing debt. Capital expenditures have generally not been material. Concurrent with the consummation of the Merger, Image Sciences expects to disburse $8,000,000 of its cash, cash equivalents, and short-term investments to its common and preferred stockholders.

Consequently, subsequent to the Merger, Image Sciences' working capital and financial resources will be significantly reduced. Image Sciences' intends to fund its future operations through its cash from operations and renegotiation or replacement of the existing FormMaker $10,000,000 line of credit, which has available funds of approximately $3,900,000 as of December 31, 1996.

RECENTLY ISSUED ACCOUNTING STATEMENTS

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which establishes financial accounting and reporting standards for stock-based compensation plans. SFAS 123 gives companies the option to adopt the fair value method for expense recognition of employee stock options and stock based awards or to continue to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), with pro forma disclosures of net income and net income per share as if the fair value method had been applied. Image Sciences has adopted SFAS 123 effective August 1, 1996 by electing to continue to apply APB 25 for future stock options and stock based awards, and, accordingly, does not anticipate that SFAS 123 will have a material impact on its results of operations or financial position. In accordance with the disclosure provisions of SFAS 123, Image Sciences will initially present the disclosure required by SFAS 123 in its financial statements as of and for the periods ending July 31, 1997.

                     SELECTED FINANCIAL DATA OF FORMMAKER

  The following selected financial data of FormMaker as of and for the years ended December 31, 1993, 1994, 1995 and 1996 have been derived from the audited financial statements of FormMaker. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of FormMaker" and the audited financial statements of FormMaker, and the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                           YEAR ENDED DECEMBER 31,
                                  --------------------------------------------
                                     1992      1993    1994    1995     1996
                                  ----------- ------  ------  -------  -------
                                  (UNAUDITED)
                                               (IN THOUSANDS)
STATEMENT OF OPERATIONS:
Revenue:
  Software licenses..............   $  708    $1,358  $1,700  $ 3,197  $ 4,533
  Maintenance and other
   recurring.....................      168       264     418      787    2,067
  Processing services............      166     1,058   3,039    4,646    4,555
  Professional services and
   other.........................      412       672   2,262    5,699    8,714
                                    ------    ------  ------  -------  -------
    Total revenue................    1,454     3,352   7,419   14,329   19,869
                                    ------    ------  ------  -------  -------
Operating expenses:
  Processing services............      212     1,240   2,615    4,149    4,317
  Professional services and
   other.........................      387       471   1,580    4,223    7,248
  Research and product
   development...................      247       483     550    1,254    2,239
  Sales and marketing............      285       413     843    1,578    3,294
  General and administrative.....      513       617     923    3,486    3,561
  Amortization of goodwill.......        9       --      --       --       282
                                    ------    ------  ------  -------  -------
    Total operating expenses.....    1,653     3,224   6,511   14,690   20,941
                                    ------    ------  ------  -------  -------
Operating income (loss)..........     (199)      128     908     (361)  (1,072)
Other income (expense)
  Interest expense, net..........      (76)     (153)   (217)    (325)    (418)
  Other, net.....................     (140)       71     --       --       --
                                    ------    ------  ------  -------  -------
Income (loss) before income
 taxes...........................     (415)       46     691     (686)  (1,490)
Income tax (benefit).............      --        --     (160)    (260)     --
                                    ------    ------  ------  -------  -------
    Net income (loss)............   $ (415)   $   46  $  851  $  (426) $(1,490)
                                    ======    ======  ======  =======  =======
BALANCE SHEET DATA:
  Cash and cash equivalents......   $   15    $   21  $   46  $ 2,164  $     5
  Accounts receivable, net of
   allowance.....................      338       386   1,680    2,679    4,935
  Working capital (deficit)......     (739)     (412)    (72)     254   (6,232)
  Total assets...................    1,739     2,052   5,583   10,137   17,701
  Total debt.....................    1,368     1,933   3,361    1,509    7,578
  Stockholders' equity...........      104      (193)    659    4,024    4,763

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF FORMMAKER

  Certain information contained herein may include forward-looking statements that involve risks and uncertainties. FormMaker's actual results may differ materially from those discussed in the forward-looking statements. Potential risks and uncertainties include market responses to pricing pressures, changes in product and service mix, results from litigation, the timely development and acceptance of new products and services, and changes in customer preferences. Consequently, the actual results realized by FormMaker could differ materially from the statements made herein. Readers of this report are cautioned not to place undue reliance on the forward-looking statements made herein.

RESULTS OF OPERATIONS

  The following table sets forth revenue, rounded to the nearest thousands, and income statement data of FormMaker Software expressed as a percentage of total revenues for the periods indicated:

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                   1994      1995       1996
                                                  -------  --------   --------
REVENUE ($ IN THOUSANDS)
  Software licenses.............................. $ 1,700  $  3,197   $  4,533
  Maintenance and other recurring................     418       787      2,067
  Processing services............................   3,039     4,646      4,555
  Professional services and other................   2,262     5,699      8,714
                                                  -------  --------   --------
    Total revenue................................ $ 7,419  $ 14,329   $ 19,869
                                                  =======  ========   ========
REVENUE
  Software licenses..............................      23%       22%        23%
  Maintenance and other recurring................       6         6         10
  Processing services............................      41        32         23
  Professional services and other................      30        40         44
                                                  -------  --------   --------
    Total revenue................................     100%      100%       100%
                                                  -------  --------   --------
OPERATING EXPENSES
  Processing services............................      35%       29%        22%
  Professional services and other................      21        29         36
  Research and product development...............       7         9         11
  Sales and marketing............................      12        11         17
  General and administrative.....................      13        25         18
  Amortization of goodwill.......................       0         0          1
                                                  -------  --------   --------
    Total operating expenses.....................      88%      103%       105%
                                                  -------  --------   --------
  Operating income (loss)........................      12        (3)        (5)
  Interest expense, net..........................      (3)       (2)        (2)
                                                  -------  --------   --------
   Income (loss) before income taxes.............       9        (5)        (7)
  Income tax benefit--deferred...................       2         2          0
                                                  -------  --------   --------
    Net income (loss)............................      11%       (3)%       (7)%
                                                  =======  ========   ========

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

 Revenue

  FormMaker's revenue increased 39% in 1996 to $19,869,063 from $14,328,786 in 1995. Software licensing revenue increased from $3,196,613 in 1995 to $4,533,276 in 1996. Of this increase in software licensing revenue,

$1,232,520 or 92% resulted from licensing revenue generated by Micro Dynamics Ltd. ("Micro Dynamics") which was acquired in May 1996. Despite the inclusion of $589,018 related to nonrefundable advance purchases of licenses by PMSC in 1995, 1996 licensing revenues increased 42% over 1995. Maintenance and other recurring revenue increased from 5.5% of total revenue in 1995 to 10.4% in 1996 due primarily to the inclusion of Micro Dynamics revenue because Micro Dynamics has a greater percent of maintenance and other recurring revenue in relation to total revenue. Professional services revenue increased by 53%, from $5,699,287 in 1995 to $8,713,797 in 1996 resulting from implementation services provided to customers installing new systems. Revenue from processing services decreased slightly from $4,645,420 in 1995 to $4,555,189 in 1996 because there was a reduction in transactions due to changes in the rate structure of high risk insurance in the State of Texas. Lower rates on voluntary coverage makes the assigned risk pool, which represents the business that FormMaker handles, less attractive. The reduction in this business was partially offset by new customers added.

  Backlog for FormMaker's products and services is comprised of recurring software licenses for ongoing maintenance and support of the product, software implementation services and processing services. Recurring maintenance and support backlog at December 31, 1996 approximated $9.0 million, up 120% over 1995. The increase in maintenance and support backlog is principally the result of new software licenses entered into during 1996 and the FormMaker portion of such maintenance and support fees increasing under the terms of the new marketing agreement with PMSC, effective January 1, 1997. Software implementation services backlog, which are principally performed under time and material type agreements of which some have cancellation provisions, were $4.1 million at December 31, 1996 compared to $3.5 million in 1995. In the event of cancellation, there would be no impact on revenue recognition as revenue is recognized as services are performed. FormMaker's agreements for processing services generally provide that fees are charged on a per transaction basis and the related backlog totaled $4.0 million at December 31, 1996, a decrease of 15% compared to 1995. The estimated future revenue with respect to FormMaker's software implementation and processing services are based on management's estimate of revenue over the remaining life of the respective contracts. See "Risk Factors--Reliance on a Major Client Relationship."

 Professional and Processing Services Expense

  Professional services expense as a percent of professional services revenue increased from 74% in 1995 to 83% in 1996 due to a significant addition of personnel primarily in the last half of 1996 and the related recruiting fees and training expense incurred as a result. Processing services expense as a percent of processing revenue increased from 89% in 1995 to 95% in 1996 due to investments made in new equipment and the moving of the print center to Atlanta.

 Research and Product Development Expense

  Product development and support costs consist primarily of amortization of capitalized software development costs, costs associated with development projects for which technological feasibility has not yet been achieved, and other product support costs. During 1996, total product development costs of $3,046,000 were incurred of which $2,414,000 relating to the enhancement of FormMakers' existing base technology were capitalized and $632,000 was charged to expense. Development costs expensed related to integration of FormMaker's modules with the Internet, development of systems for use in the utilities and financial services industries, and other efforts. Product development expenses increased 79% primarily due to the effect of the acquisition of Micro Dynamics, development efforts associated with positioning FormMaker in new markets, and increased amortization associated with the acquisition of Micro Dynamics and other increased investments in the maintenance support area associated with the growth in FormMaker's installed base.

 Sales and Marketing Expense

  Sales and marketing expenses increased by 109% over last year due to the inclusion of Micro Dynamics selling costs and to the investments made in 1996 in developing new markets.

 General and Administrative Expense

  Total general and administrative expenses were up slightly from last year; however, 1995 included a non-recurring expenses of $1,100,000 for the repurchase from PMSC of certain marketing rights to the healthcare industry. Other general and administrative expenses in 1996 increased 49% over 1995 due primarily to the inclusion of Micro Dynamics in 1996.

 Amortization of Goodwill

  Goodwill amortization reported in 1996 was the result of the acquisition of Micro Dynamics in May of 1996.

 Operating Income

  The operating loss in 1996 increased from ($360,771) in 1995 to ($1,071,671) in 1996 due to continued investment in new technology and new markets. Additionally, the higher growth rate of the lower margin services business also had a negative impact on operating margins.

 Other Income (Expense)

  Other income (expense) increased to ($418,356) in 1996 from ($324,726) in 1995 due to an increase in interest expense resulting from increased debt levels incurred with the acquisition of Micro Dynamics.

 Income Taxes

  FormMaker did not recognize an income tax benefit with respect to its pretax losses in 1996. SFAS No. 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, FormMaker's net operating loss and other carryforwards expire at specific future dates and utilization of certain carryforwards is limited to specific amounts each year. Due to the uncertain nature of the ultimate realization of the incremental net operating loss carryforwards generated in 1996 considering past performance and expiration dates, FormMaker has increased its valuation allowance in 1996 to the extent there was an increase in the deferred tax assets associated with the incremental carryforwards.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

 Revenue

  FormMaker's overall revenue increased 93% to $14,328,786 in 1995 from $7,419,192 in 1994. Licensing revenue increased 88% to $3,196,613 in 1995 from $1,699,718 in 1994. FormMaker attributes this increase primarily to greater demand for its client server product solutions in the marketplace.

  On October 13, 1995, FormMaker and PMSC entered into an amendment to their Marketing Agreement, whereby PMSC purchased software licenses for inventory and prospective sublicensing to end users in the amount of $2 million. Under this amendment PMSC was to receive credit in the amount of $2.6 million against amounts which would otherwise have been due FormMaker on future licenses. FormMaker recorded $2 million in licenses fee revenue with respect to this transaction. On December 31, 1995, FormMaker and PMSC agreed to further amend their Marketing Agreement to provide for (a) the return of $1 million of this inventory and the elimination of the $600,000 credit, (b) the elimination of PMSC's exclusive right to market and sublicense FormMaker's software within a particular industry segment and (c) the elimination of $750,000 in credits which were to be applied against future service billings. As a result of this amendment, FormMaker paid $2.1 million to PMSC on January 3, 1996. FormMaker recorded, in the 1995 financial statements, the $1 million in returned inventory as a reduction of revenue and a charge to general and administrative expense in the amount of $1.1 million as a result of this latter amendment. The net effect to 1995 revenue related to non-refundable advance purchases of licenses by PMSC, net of licenses actually sold by PMSC, was $589,018.

  FormMaker's maintenance and other recurring fee revenue represented approximately 5.5% of total revenue in both 1995 and 1994. Processing revenue increased to $4,645,420 in 1995 from $3,039,177 in 1994. This increase is directly attributable to additional applications being utilized by one customer requiring FormMaker's processing services. Professional services revenue in 1995 was $5,699,287 compared to $2,262,145 in 1994, a 252% increase over 1994. The increase in professional services revenue is principally the result of increased software license revenue and the associated implementation services provided to these new customers.

 Professional and Processing Services Expense

  Professional services expense in 1995 increased 167% over 1994 on a 152% increase in professional services revenue. Professional services expense as a percent of professional services revenue increased slightly from 70% in 1994 to 74% in 1995. Processing services expenses also increased 59% for the period on a 53% increase in processing services revenue. Processing services margins remained relatively unchanged from 1994 to 1995.

 Research and Product Development Expense

  Product development and support expenses increased by 128% due to additional investments in enhancements and the development of the DAP technology platform and a larger customer base to support. Total product development costs of $1,784,405 was incurred of which $1,366,000 were capitalized and $419,000 was charged to expense.

 Sales and Marketing Expense

  Sales and marketing expenses in 1995 increased 87% over the prior year which was in line with the increase in total revenue during the same period.

 General and Administrative Expense

  General and administrative expenses reflect a payment of $1,100,000 in 1995 for the purchase by FormMaker of certain marketing rights and the elimination of previously agreed upon discounting of future licensing and service fees with PMSC. Office lease costs increased from $216,844 in 1994 to $891,502 in 1995 due to FormMaker's move to expanded offices during the year and current recognition of all estimated future costs associated with vacated facilities under lease. Increases in salary expense was due to the addition of new executive and senior officers.

 Operating Income

  Operating income for 1995 decreased $1,268,464 from $907,694 for 1994. Net of the effect of the non-recurring transaction described above, operating income would have been approximately $739,000 for 1995. The general reason for the decrease in profitability in 1995 is FormMaker's increased investment in new markets and technology, as well as, the overall higher growth rate of the lower margin services business in relation to its software revenue.

 Other Income (Expense)

  The overall increase in other expense is primarily attributable to an increase in interest expense incurred during 1995 over 1994. Additional interest expense was incurred due to increased outstanding balances on FormMaker's lines of credit, as well as new capitalized lease obligations during 1995; all of which were required to fund working capital requirements and investments in new markets and technology.

 Income Taxes

  For 1995, FormMaker's income tax benefit approximated the income tax benefit calculated at statutory tax rates. For 1994, FormMaker recognized an income tax benefit due to a change in the net deferred tax asset valuation allowance from December 31, 1993 and the realization of a portion of net operating loss carryforwards.

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LIQUIDITY AND CAPITAL RESOURCES

  Cash and cash equivalents at December 31, 1996 was $4,925 compared to $2,163,548 a year earlier. Availability under FormMaker's line of credit at the end of 1996 was $3,916,297.

  Cash used in operating activities was $2,725,772 in 1996 compared to $2,843,676 generated in 1995. Operating losses and increases in accounts receivable incurred due to the increase in revenue caused a usage of cash. At December 31, 1995, FormMaker had $2,100,000 of cash available resulting from the purchase by PMSC of software licenses for inventory and prospective sublicensing purposes that was repaid to PMSC on January 3, 1996. This transaction increased operating cash flow in 1995 while decreasing it in 1996 by the same amount.

  Cash used in investing activities related primarily to capital expenditures used to expand the processing center and offices to accommodate added personnel, development expenditures that were capitalized and the Micro Dynamics acquisition. On May 17, 1996, FormMaker acquired 99.89% of the outstanding shares of common stock of Micro Dynamics. FormMaker issued 653,033 shares of FormMaker Common Stock valued at $2.90 per share in exchange for 4,029,417 shares of MDL stock valued at $.47 per share. FormMaker also paid cash of $947,232 in exchange for 2,015,388 shares of MDL common stock. This transaction was accounted for using the purchase method of accounting.

  On December 20, 1995 FormMaker completed a recapitalization which generally provided $3,333,333 in cash in exchange for the issuance of Common Stock. Approximately $2,850,000 of the recapitalization proceeds were used to repay bank and stockholder debt. Concurrent with the recapitalization, FormMaker established a bank line of credit which provides $10,000,000 in availability to fund future working capital requirements and acquisitions. At December 31, 1996 this outstanding balance of this credit line was $6,083,703 leaving $3,916,297 available.

  FormMaker's liquidity needs will arise primarily from funding the continued enhancement and development of the enterprise document automation software offering and the selling and marketing costs associated principally with FormMaker's continued entry into new vertical markets. Capital expenditures are generally not significant. Although management believes that FormMaker's cash and availability under its line of credit will be sufficient to meet cash flow requirements for the remainder of 1997, there can be no assurances that additional capital will not be required to secure FormMaker's future in today's environment.

  Presently a significant portion of FormMaker's software license fee revenue is derived under the terms of FormMaker's marketing agreement with PMSC. There can be no assurances that such license fee revenue will continue at historical levels. In the event that historical revenue levels decrease or the PMSC marketing agreement is otherwise terminated as provided by its terms; then FormMaker's liquidity requirements would be increased accordingly. In addition, after expiration of the PMSC marketing agreement on December 31, 1999, FormMaker will not be entitled to revenue or the related cash associated with newly entered into software licenses between PMSC with third party end users. Although management believes that any such additional liquidity requirements would be short term in nature there can no assurance that additional capital would not be required. See "Risk Factors--Reliance on a Major Client Relationship and Business of FormMaker--Marketing, Customers and Distributions."

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                             BUSINESS OF DOCUCORP

  DocuCorp was organized on January 13, 1997 in connection with the Merger. It is expected that all of DocuCorp's business will be conducted through Image Sciences and FormMaker. As a result of the Merger, DocuCorp believes that it will be a leading national provider of document automation software and services to the insurance, financial services, utilities, healthcare and other document-intensive industries.


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                          BUSINESS OF IMAGE SCIENCES

GENERAL

  Image Sciences develops, markets, and supports software products designed to automate the processing of business forms and documents. Image Sciences software and services offer solutions to the challenges associated with enterprise-wide document production which emerged with the rapid growth of laser printing and imaging technologies. Image Sciences' mainframe and client/server software products are utilized by some of the largest corporations in the insurance, telecommunications, transportation, and financial services industries.

  Well over half of the 200 largest insurance companies in the U.S. utilize the Image Sciences DocuMerge software product to automate strategic applications within their businesses. Image Sciences' end user customers include 7 of the top 10 life insurance companies and 9 of the top 10 property and casualty insurance companies in the U.S.

  Image Sciences principally licenses its software products domestically through a direct sales force and internationally through distributors and direct sales.

  Image Sciences was incorporated in the state of Texas in 1982. Xerox currently owns approximately 35% of Image Sciences' fully-diluted outstanding stock. Image Sciences also has a joint marketing agreement with Xerox. Image Sciences' executive offices are located at 5910 N. Central Expressway, Suite 800, Dallas, TX 75206.

PRODUCTS

  Image Sciences offers corporate-wide integrated solutions for electronic publishing and archival. Image Sciences' software products are compatible with leading document composition products, laser printers, mail-handling equipment, and imaging systems.

  Image Sciences' DocuFlex family of mainframe software products includes DocuMerge, ImageCreate, and I.R.I.S. DocuMerge, historically the largest source of revenue, has been marketed primarily to the insurance industry as a tool enabling companies to print entire insurance policies on in-house laser printers.

  Image Sciences' initial applications were all designed to be processed on mainframe computers. In the early 1990s, many of Image Sciences' end-user customers began significant migrations to LAN (Local Area Network) and WAN (Wide Area Network) client/server environments. In response to the changing computing environments of Image Sciences' existing and potential customers, Image Sciences developed software products to run in client/server environments. The client/server products are compatible with Image Sciences' existing mainframe products, allowing portability and cooperative processing. The significant expansion of the product line allows customers the flexibility to process the document wherever they like.

  The client/server products include DocuMerge, DocuSolve, DocuView, I.R.I.S., and ImageCreate. These products operate under Microsoft Windows, IBM OS/2, and/or several UNIX platforms, allowing personal computers to manage host data and interface with high-speed Xerox Metacode, Windows and IBM AFP laser printers.

  Image Sciences also offers numerous mainframe and client/server based utility products. Image Sciences' product offerings can be classified in the following categories:

 Publishing Products

  DocuMerge. DocuMerge is a scalable, high performance product designed for centralized and distributed enterprise-wide publishing of documents that may be tailored for each recipient. DocuMerge applications include insurance policies, bank statements, utility bills, bills of lading and other customized, high-volume documents

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

that must be repeatedly produced under tight deadlines. DocuMerge can be integrated with existing application systems to automate high-volume merging, collating, assembling, printing, and managing of complex documents. DocuMerge operates under MVS, VSE, Microsoft Windows, IBM OS/2, HP-UX and AIX operating systems.

  DocuSolve. DocuSolve is an interactive forms fill, data editing and document collation application that runs under Microsoft Windows. DocuSolve can be used as a stand-alone application for customizing large volumes of documents, or as a product that can be tightly integrated with DocuMerge to enable data and forms that are not available initially to DocuMerge to be provided interactively by DocuSolve.

 Imaging and Archiving Products

  ImageCreate. ImageCreate is an imaging software product that converts print datastreams into indexed documents for storage in leading imaging systems. ImageCreate applications include indexing and archiving telephone bills, insurance documents, and customer statements. ImageCreate accepts documents in IBM Advanced Function Presentation (AFP), Xerox Metacode, and 3211 line printer data formats. The software then indexes and transforms them into a format for storage in imaging systems such as Cirrus, FileNet, ImagePlus, KeyFile, Sigma, ViewStar and WANG. Additionally, ImageCreate comes with an API for custom storage and FAX Server integration. ImageCreate operates under MVS, IBM OS/2, HP-UX, and AIX operating systems.

  I.R.I.S. I.R.I.S. is an imaging software product that converts images from imaging systems to print datastreams. I.R.I.S. applications include the conversion of scanned or archived images into print objects for inclusion in bank statements, life insurance policies, and invoices. I.R.I.S. accepts images from scanners, fax or imaging systems and converts the images to a format required by IBM AFP and Xerox Metacode printers. Also, I.R.I.S. comes with an API to provide integration support with almost any imaging or document management system. I.R.I.S. operates under MVS, IBM OS/2, HP-UX, and AIX operating systems.

  DocuView. DocuView includes the DocuView Client and DocuSave Server. DocuView allows users to archive, retrieve, view, and reprint internally generated documents utilizing their original resources (e.g., fonts) at a fraction of the cost of traditional imaging systems. Documents are archived in their native print stream formats rather than in large raster formats. DocuView can be integrated with traditional imaging systems when necessary. The DocuView client operates under Microsoft Windows. The DocuSave server operates under AIX and OS/2.

 Utility Products

  The Commander series of publishing utilities are tools that enable customers to integrate existing industry-standard publishing and communications products with Image Sciences products.

  DocuGraph. DocuGraph uses variable data to dynamically generate two and three-dimensional graphs that can be incorporated into documents and printed on high-speed Xerox or IBM laser printers. DocuGraph operates on MVS, Microsoft Windows, IBM OS/2, and UNIX platforms.

  DocuWord. DocuWord performs as a stand-alone multi-platform document composition system, or in conjunction with DocuMerge to produce highly personalized documents. DocuWord operates on MVS, Microsoft Windows, IBM OS/2, and UNIX platforms.

  PrintCommander. PrintCommander is a print driver for Microsoft Windows that allows the user to use Windows-based composition products for printing on high-speed production Xerox Metacode and IBM AFP printers. PrintCommander also enables the user to convert fonts, create forms, and normalize documents for use with DocuMerge and DocuSolve.

  TagCommander. TagCommander for Windows enables OLE-compatible Windows composition tools to automate the insertion of variable data spaces for use by DocuMerge and DocuSolve.

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

  RuleCommander. RuleCommander for Windows gives DocuMerge users an easy-to-use graphical user interface (GUI) to set up and maintain document assembly rules for DocuMerge.

  GrafxCommander. GrafxCommander for Windows creates graphic print resources for IBM AFP and Xerox Metacode printers from Windows applications, and converts AFP and Metacode print resources for use by Windows applications.

  CommCommander. CommCommander provides peer-to-peer communication capabilities between mainframe and client/server based Image Sciences applications.

PRODUCT DEVELOPMENT

  Since its inception, Image Sciences has made substantial investments in research and product development. Image Sciences' product development efforts are focused on enhancing and broadening it's current software product offerings, as well as developing new products to compliment existing products and provide additional functionality.

  In fiscal 1996 and 1995, Image Sciences incurred total software development costs of approximately $2,385,000 and $2,094,000, respectively, of which Image Sciences capitalized approximately $534,000 and $668,000, respectively, and expensed approximately $1,851,000 and $1,426,000, respectively. During fiscal 1996 and 1995, Image Sciences charged to expense approximately $814,000 and $736,000, respectively, related to the amortization of capitalized computer software development costs.

CUSTOMERS AND DISTRIBUTION

  Image Sciences markets its products through various channels, including direct sales, marketing alliances, and distributors. Image Sciences employs direct sales representatives that operate from the corporate headquarters in Dallas, Texas, except for one sales representative located in California.

  Image Sciences generally markets to large and mid-size organizations that have a need for integrated solutions for the production of insurance policies, bank statements, credit card statements, direct mail, bills of lading, invoices, and many other document publishing applications. Currently, the majority of Image Sciences revenue is generated from the insurance industry. For the year ended July 31, 1996, 85% of Image Sciences' revenues were derived from customers in the insurance industry. No one customer accounted for more than 10% of revenue for the year ended July 31, 1996.

  Outside of North America, Image Sciences relies heavily on distributor relationships to market its products. Distributor relationships are established in Europe, South Africa, and Asia. Image Sciences' most significant marketing alliance is with The Continuum Company for the insurance and financial services industries in Europe and most of Asia.

EMPLOYEES

  As of January 31, 1997, Image Sciences had 64 full-time employees. Image Sciences believes its future success will depend in part on its continued ability to attract and retain highly qualified personnel in a competitive market for experienced and talented software engineers and sales and marketing personnel. None of Image Sciences' employees are represented by a labor union or subject to a collective bargaining agreement.

COMPETITION

  The market for Image Sciences document automation products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Image Sciences' software products are targeted at organizations that require the ability to produce large quantities of customized and personalized documents in paper or electronic form. Image Sciences faces

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

direct and indirect competition from a broad range of competitors who offer a variety of products and solutions to Image Sciences' current and potential customers. Image Sciences' principal competition currently comes from (i) systems developed in-house by the internal MIS departments of large organizations, and (ii) direct competition in a number of its vertical markets, including Document Sciences Corporation (which is partially owned by Xerox), M&I DataServices, Inc., and Group 1 Software, Inc.

  It is also possible that the company will face competition from new competitors. Moreover, as the market for document automation software develops, current or potential competitors with significantly greater resources than Image Sciences, could attempt to enter or increase their presence in the company's market either independently or by acquiring or forming strategic alliances with competitors of Image Sciences or to otherwise increase their focus on the industry. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of Image Sciences' current and prospective customers, and it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on Image Sciences' business, operating results and financial condition. There can be no assurance that Image Sciences will be able to compete successfully against current or future competitors or that competitive pressures faced by Image Sciences will not materially adversely affect its business, operating results and financial condition. See "Risk Factors--Competition."

INTELLECTUAL PROPERTY, TRADEMARKS AND PROPRIETARY RIGHTS

  Image Sciences relies on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect their respective proprietary rights. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of Image Sciences' products or obtain and use information Image Sciences regards as proprietary. While Image Sciences' competitive position may be affected by its ability to protect its proprietary information, Image Sciences believes that trademark and copyright protections are less significant to Image Sciences' success than other factors, such as the knowledge, ability, and experience of Image Sciences' personnel, name recognition, and ongoing product development and support.

  Image Sciences software products are licensed to end-users on a "right to use" basis pursuant to a perpetual license, which is signed by the end-user and Image Sciences. The laws of some foreign countries do not protect Image Sciences' proprietary rights to the same extent as do the laws of the United States. See "Risk Factors--Limited Protection of Intellectual Property and Proprietary Rights."

  As the number of software products in the industry increases and the functionality of these products further overlap, Image Sciences believes that software programs will increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against Image Sciences in the future with respect to current or future products. Any such assertion could require Image Sciences to enter into royalty arrangements or result in costly litigation.

  Image Sciences also relies on certain software that it licenses from third parties, including software that is integrated with internally developed software and used in its products to perform key functions. There can be no assurances that these third-party software licenses will continue to be available to Image Sciences on commercially reasonable terms, or that the software will be appropriately supported, maintained or enhanced by the licensors.

FACILITIES

  Image Sciences leases approximately 23,000 square feet of office space in Dallas, Texas for its corporate headquarters, including administrative, sales, services, and product development. This lease expires April 30, 2005, but may be terminated May 31, 2000. Office space is also leased in California for a sales office. Image

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Sciences believes that its existing office facilities and additional space available to it are adequate to meet its requirements, and that in any event, suitable additional or alternative space adequate to serve Image Sciences' foreseeable needs will be available on commercially reasonable terms.

LEGAL PROCEEDINGS

  In August 1992, a customer brought a lawsuit against Image Sciences, International Business Machines Corp. ("IBM") and IBM's sales manager seeking substantial actual damages and punitive damages relating to the performance of its computer system. Image Sciences was a subcontractor to an agreement between IBM and such customer to provide a computer hardware and software system for image processing, among other functions. The customer also signed a license agreement with Image Sciences for certain image processing software. Although summary judgment has been granted in favor of Image Sciences as to certain claims, this has been appealed and other claims, as well as the appeal, remain pending.

  In December 1995, a former employee and her family filed a lawsuit against Image Sciences, certain current and former officers of Image Sciences, IBM and related parties, alleging, among other claims, breach of a settlement agreement in a prior lawsuit. The plaintiffs seek unspecified actual and punitive damages.

  Image Sciences intends to continue to vigorously contest these claims and believes that the resolution of such claims will not have a material adverse effect on its financial condition or results of operations.

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

                             BUSINESS OF FORMMAKER

GENERAL

  FormMaker develops, markets, installs and services electronic document automation and imaging systems to meet the needs of insurance, financial services, utility and other document-intensive industries. FormMaker's Document Automation Platform ("DAP") software technology was developed specifically for paper-intensive industries to reduce manual procedures, improve workflow and reduce the costs associated with paper-based transactions. DAP components can be implemented on either a departmental or enterprise-wide basis. DAP offers support for multiple hardware platforms and operating environments to provide a high degree of flexibility and scalability. DAP's electronic images can be used on a "front-end" and "back-end" basis. On the front-end, electronic images can be used to collect and edit data. On the back-end, the electronic images can accept data from the business applications and match the data to the forms or documents. Documents can then be assembled into sets and properly sequenced to print, sorted in recipient order. DAP has the ability to electronically store and later retrieve every printed document on-line saving cost when compared with the storage and retrieval of paper documents. User's can also reduce costs by not printing paper which would have to be manually filed and retrieved. The archive and retrieval technology of DAP can also replace inefficient storage methods such as microfiche.

  FormMaker's imaging products are marketed under the Micro Dynamics MARS/NT ("Micro Dynamics MARS/NT"), Micro Dynamics MARS/2000 ("Micro Dynamics MARS/2000") and Micro Dynamics FreeForm ("FreeForm") names. Micro Dynamics MARS/NT is a highly scalable, cross platform archival document imaging system with a client-server architecture. FreeForm adds content based searching to Micro Dynamics MARS/NT, and Micro Dynamics MARS/2000 adds full document management and workflow capabilities to Micro Dynamics MARS/NT.

  Micro Dynamics MARS/NT systems are typically installed at the departmental level in large organizations. Application areas vary widely and include managing manufacturing records for quality control, storing student records in secondary education, and providing litigation support in corporate legal departments. Micro Dynamics MARS/NT includes an Application Program Interface that allows third parties to customize Micro Dynamics MARS/NT functionality. The FormMaker imaging products use a client-server architecture connected over TCP/IP networks including LANS, company intranets and wide area networks such as the Internet. They support Windows (3.1.x, 95 and NT) and Macintosh desktop computers with servers running on Windows NT of Macintosh operating systems.

  FormMaker was founded in 1983 under the name Turnkey Computers, Inc. an Alabama corporation. Turnkey, a systems consulting and custom development company, became FormMaker Software, Inc. On December 31, 1988, FormMaker merged with Software Partners, an Atlanta-based firm. Software Partners contributed key management and technical personnel to the merger and substantially broadened FormMaker's technology base. In late 1991, FormMaker consolidated operations in Atlanta and established itself as a Georgia corporation. On May 18, 1996, FormMaker acquired Micro Dynamics through a purchase transaction for an aggregate purchase price of $3,225,000, consisting of $1,124,887 in cash and 653,033 shares of FormMaker stock.

PRODUCTS

  FormMaker's document automation products include proprietary and third party software which are integrated to automate paper-intensive business transactions, principally for insurance, financial services, utilities and healthcare industries. Through the acquisition of Micro Dynamics, FormMaker develops and markets fully scalable, cross platform imaging, document management and workflow products and services under the Micro Dynamics MARS/2000 name to the education, government, legal and corporate market. FormMaker's document automation products are based upon a core technology of software that can be configured to automate and document a variety of business transactions. Base architecture is based upon the concept of "resource libraries."

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These libraries contain the electronic document images for the forms, data definitions for the data elements to be processed with these images, and the processing logic for the manner in which these electronic documents will be "filled out," routed, assembled and, if necessary, printed. FormMaker provides a comprehensive set of software tools to develop and maintain these resource libraries.

  FormMaker's document automation software enables end-users to share documents, pass data through systems, maintain version control when revising or updating a form or document, improve and create more efficient internal workflows, eliminate manual assembly, document filing and document retrieval, and eliminate the necessity of physical space to file and store paper documents. Key features of FormMaker's software include graphical user interface to display electronic documents and support data entry; automation of business procedures with "processing rules"; tools for error checking, storage, handling and routing of incomplete transactions; the ability to provide output fully sorted and collated; the support of distributed, centralized and client/server document operations; the support of multiple hardware platforms and operating systems; and the inclusion of software tools for creating, editing and maintaining electronic document libraries.

  The FormMaker system license fee typically ranges from $5,000 for a small departmental system to in excess of $1.0 million for a large enterprise-wide system. Most customers expand their systems with additional product options and services which may exceed the original system purchase price. FormMaker's document automation software products are written in C programming languages and operate on a variety of platforms, including Microsoft Windows, Microsoft Windows 95, IBM OS/2, Microsoft Windows NT, UNIX, IBM AS/400 and IBM MVS. FormMaker's mainframe and midrange product supports systems running on operating environments which range from IBM, HP, AT&T, UNISYS, PCs or other workstations.

  The components of FormMaker's DAP may be generally described as follows:

  Entry/Display Module. The display consists of an electronic document image on the computer screen in WYSIWYG format, allowing fill-in of data directly onto the document image. "Intelligent" features speed data and entry and improve accuracy. These features are designed for non-technical data entry personnel and include guidance of users from field to field, bypassing fields that do not require the user's attention; format masks to automatically assign values such as currency, commas or data formats; automatic fill-in of repetitive data, such as a client's name, to reduce data entry errors; and easy to use scripting language to perform calculations and create pop-up messages. The Entry/Display module operates in stand-alone, LAN or client/server environments under IBM OS/2 or Microsoft Windows.

  Work-In Process Module. The Work-in-Process module stores incomplete or pending work for later completion, error correction and electronic routing. Work-in-Process operates in stand-alone, LAN or client/server configurations under IBM OS/2 or Microsoft Windows. It also interfaces with cc:Mail and Microsoft Mail.

  Print/Merge Module. The Print/Merge module provides hard copy printing and data merge capabilities. This module prints individual forms or documents and allows documents to be grouped into "sets." It supports both on-demand and batch printing. Prior to printing, the Print/Merge module accesses the selected documents and merges the electronic images with the variable data. The module sequences the documents so that output is printed fully collated by recipient and sorted in the correct document order. Print/Merge printer support includes IBM Advanced Function Printing, Hewlett Packard PCL, Xerox Metacode and Postscript. The module operates in stand-alone, LAN, client/server, midrange and mainframe environments under UNIX, IBM AS/400, IBM OS/2, Microsoft Windows or MVS operating systems.

  Archive and Retrieval Module. The Archive and Retrieval module provides permanent storage and retrieval for all documents which have been printed. Data can be stored to a hard disk, optical disk or other media in compressed format. The data is archived once for each transaction, while the document image is stored just once. When the document is needed again, the system retrieves the data, merges the document images with the Library Manager and displays the document for on-screen review, reprinting or importing into another

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application. Archive functions in stand-alone, LAN, client/server, midrange and mainframe environments under UNIX, IBM AS/400, IBM OS/2, Microsoft Windows or IBM MVS operating systems.

  Rules Processors Module. The Rules Processor module manages the execution of the other modules and gives DAP its flexibility. As the most powerful system component, the Rules Processor executes rules which are integrated specifically for a particular system. Rules may include when to process a certain kind of job, how to define a particular document set, what to do with a specific form or document and how to process a certain data field. The module operates in workstation, mid-range and mainframe environments under IBM OS/2, Microsoft Windows, UNIX, IBM AS/400 and IBM MVS operating systems.

  Micro Dynamics MARS/NT. Micro Dynamics MARS/NT offers high volume scanning of paper documents, indexing of documents in a database and document storage on high capacity devices (including Write Once Read Multiple optical disks). Once documents are in the system, Micro Dynamics MARS/NT allows flexible searching to locate documents on workstations connected to servers by the network.

  Micro Dynamics FreeForm. Freeform is an optional component of Micro Dynamics MARS/NT that offers high performance searching through the full text of a document. Using optical character recognition, document images are converted to document text. FreeForm then creates an index of every word in each page of each document, then any word or phrase in the collection can be located instantly. FreeForm is used to quickly navigate through many kinds of text documents (e.g., legal transcripts, contracts, collected correspondence and technical documentation).

  Micro Dynamics MARS/2000. Micro Dynamics MARS/2000 extends the Micro Dynamics MARS/NT system to include full document management and workflow allowing users to control access to documents, route them through a sequence of steps involving other users, organize them into folders, and track versions and revisions of changing documents. Micro Dynamics MARS/2000 is an optional extension to the Micro Dynamics MARS/NT imaging system and incorporates the OpenText LiveLink product.

  Consulting Services. FormMaker offers a full range of services, including consulting, implementation, custom development, print outsourcing, training and electronic document library development. FormMaker's consulting services group works with clients to develop and define document automation strategies. They have developed a unique six phased approach to build a document automation strategy. FormMaker's print outsourcing services utilizes FormMaker's software to provide customers with a solution for handling high volume, complex print, finish and mailing requirements.

  Outsourcing Services. FormMaker offers print outsourcing services which utilize FormMaker's software in providing to customers a solution for handling high volume, complex print, finish and mailing requirements. FormMaker operates one print production center in Atlanta which uses high volume printers, and takes electronic output from customers for printing of policies and other customer mailings, and bundles the output for bulk mailings.

MARKETING, CUSTOMERS AND DISTRIBUTION

  FormMaker currently sells its products and services directly through its own sales organization, which presently consists of eleven salespersons, and through its marketing alliance partners in the insurance and financial services industries. FormMaker is committed to expanding its presence in these and other industries through pursuing additional marketing partnerships and by continuing to market directly to businesses within the document-intensive industries.

  FormMaker's marketing alliance partner is PMSC for the insurance industry. FormMaker's marketing alliance partner has entered into a marketing agreement whereby the partner provides a range of marketing, sales, implementation and support services. PMSC, markets FormMaker's products and services primarily to the insurance industry. Revenues from PMSC represented 65% of FormMaker's total 1996 revenues.

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  Effective January 1, 1997, FormMaker entered into a marketing agreement with
PMSC. Under the terms of the marketing agreement, PMSC was granted the exclusive worldwide right to market and license FormMaker's non-imaging software within the property and casualty and life insurance markets. Additionally, PMSC has a world-wide non-exclusive right to market and license such software in industries other than the aforementioned markets, but only for so long as FormMaker does not grant exclusive rights with respect to a particular territory or industry to FormMaker sales personnel or a third party. In consideration, PMSC pays FormMaker a portion of the end-user license fees for the software received by PMSC. Under a subcontractor agreement and a related agreement with PMSC, FormMaker provides third party processing and other services to end-users and PMSC. In consideration, PMSC pays service fees to FormMaker. The three-year term of the marketing agreement and subcontractor agreement expires on December 31, 1999, unless earlier terminated in accordance with such agreement. The related agreement expires in June 1997 unless extended by mutual agreement of the parties. Revenues for fiscal year 1996 for FormMaker were approximately $8.3 million from the marketing agreement and the subcontractor agreement and approximately $4.6 million from the related agreement. See "Risk Factors--Reliance on a Major Client Relationship." The marketing agreement also contains representations and warranties, default provisions, indemnification provisions and other standard provisions in contracts of this type.

  FormMaker has also entered into a license agreement with PMSC granting PMSC a perpetual, non-exclusive, royalty-free, worldwide license to use or license FormMaker's software (and derivatives thereof) to third parties within the insurance industry. FormMaker is compensated by PMSC under the license agreement when PMSC licenses FormMaker's software to third parties or uses FormMaker's software to provide outsourcing services to its customers. FormMaker is obligated to provide PMSC with all object code, source code and documentation relating to FormMaker's software as it currently exists and as it shall be improved or modified during the term of the marketing agreement described in the preceding paragraph. The license agreement contains representations and warranties, indemnification provisions and other standard provisions in licenses of this type. Under the terms of the marketing agreement and the license agreement, PMSC is the sole third party distributor of FormMaker's software products. FormMaker recently renegotiated the marketing agreement which had existed since 1993. Under the new terms, FormMaker is allowed to sell directly into the insurance market. This allows FormMaker to receive revenues from certain customers without sharing the revenues with PMSC. It is anticipated that the new agreement will increase overall revenues while decreasing the percentage of FormMaker's overall revenues which come from PMSC.

  Under the terms of the marketing agreement and the license agreement between FormMaker and PMSC, FormMaker shall not be entitled to revenues from PMSC use or licensing of FormMaker's software once the marketing agreement terminates, but PMSC shall have the right to continue to use and license such software. See "Risk Factors--Reliance on a Major Client Relationship." After expiration of the marketing agreement, which expires on December 31, 1999, both parties can choose to renew the agreement, or to cancel. If the marketing agreement is renewed, revenues are anticipated to continue on pace with historical performance. If the marketing agreement expires, FormMaker will receive no revenues from new licenses sold through PMSC. Maintenance revenues, however, will continue on existing contracts. Although it is anticipated that new revenues from PMSC will cease, FormMaker will then have the ability to sell directly to the insurance marketplace without sharing revenues with PMSC.

  FormMaker's sales resources for both direct and indirect sales are organized based upon the industry markets being pursued by FormMaker described above. When working with a marketing alliance partner, FormMaker's sales persons work as a complementary extension of the partner's sales assistants. FormMaker requires the marketing organizations to provide technical product demonstrations, public relations assistance, assistance at trade shows, advertising assistance, assistance in development of marketing collateral and assistance with proposal development.

  FormMaker targets customers world-wide, although emphasis is placed upon sales to clients in the United States and Canada. FormMaker's sales force and sales support staff conduct multiple presentations of the DAP technology. FormMaker's consulting services group may be utilized to conduct requirement studies or needs analysis. In the large account insurance market place, the sales cycle is generally from six to nine months.

  FormMaker's customers include businesses in the insurance, financial services, and utilities industries. In 1996, 71% of FormMaker's revenues were derived from customers in the insurance industry. As of December 31, 1996, FormMaker had approximately 383 end-user customers worldwide with the primary customer concentration being in the United States and Canada. FormMaker's end-user customers include the Internal Revenue Service, American Home Assurance Company, Kemper Corporation, Prudential Insurance Company, Commonwealth Bank, Unisys Corporation, Royal Bank and ABN Amro.

  In 1996, PMSC accounted for approximately 65% of the Company's total revenues. No other customers accounted for more than 10% of total revenues in such fiscal year. In the year ended December 31, 1995, PMSC accounted for approximately 72% of the Company's total revenues. See "Risk Factors--Reliance on a Major Client Relationship."

COMPETITION

  FormMaker competes with other document automation and imaging companies, as well as producers of pre-printed forms mainly on the basis of product functionality and compatibility, services capability and cost savings potential. The document automation marketplace is characterized by different technology clusters and no single vendor dominates all the clusters.

  FormMaker's competitors include many companies which are larger and more established and have substantially more resources than FormMaker. FormMaker believes that its ability to provide a comprehensive, modular, enterprise-wide solution consisting of the components described above distinguishes FormMaker's software from that of its competitors. See "Risk Factors-- Nonexclusive Perpetual License" and "--Competition."

RESEARCH AND DEVELOPMENT

  FormMaker's software development efforts are focused primarily on enhancing existing products and developing new technology in a manner which will better reposition FormMaker to penetrate new markets.

  FormMaker's research and development efforts are influenced significantly by customer requirements. New features may be customized initially for delivery to a single customer and then incorporated into future versions of its products. FormMaker recently completed development of an improved, higher capacity version of its batch printing system and intends to extend the document routing and tracking capability of its software.

  New research and development includes the integration of FormMaker's modules with the Internet to provide an enterprise Internet solution and development of systems for use in the utility and financial services industries. FormMaker also intends to extend support beyond traditional Microsoft Windows, OS/2 client workstation to operating environments based on the Internet.

  In 1996 and 1995, FormMaker incurred total software development costs of approximately $3,046,000 and $1,784,000 respectively, of which FormMaker capitalized approximately $2,414,000 and $1,366,000, respectively, and expensed approximately $632,000 and $418,000, respectively. Separately during 1996 and 1995, FormMaker expensed approximately $1,134,000 and $519,000, respectively, related to the amortization of capitalized computer software development costs.

INTELLECTUAL PROPERTY

  FormMaker regards its software as proprietary and relies primarily on a combination of copyrights, trade secrets, distribution, software license agreements and other intellectual property protection methods to safeguard its software products. See "Risk Factors--Nonexclusive Perpetual License" and "-- Protection of Intellectual Property."

  As a result of the merger of FormMaker's predecessor corporation into FormMaker in June 1992, FormMaker owns the federal trademark FORMMAKER. FormMaker is in the process of filing documentation with the United States Patent and Trademark Office to update its records with respect to the chain of title for such trademark.

EMPLOYEES

  As of December 31, 1996, FormMaker employed 236 full-time employees and five contract employees. Approximately 195 of FormMaker's employees are located in Atlanta. None of FormMaker's employees are represented by a labor union or are subject to a collective bargaining agreement. FormMaker has never experienced a work stoppage and believes that its employee relations are good.

LEGAL PROCEEDINGS

  As of the date of this Joint Proxy Statement/Prospectus, FormMaker is not a party to any legal proceedings.

PROPERTIES

  FormMaker's principal administrative, sales, marketing and research and development departments occupy approximately 55,396 square feet of office space located at 2300 Windy Ridge Parkway, Suite 400 North, Atlanta, Georgia 30339. The lease for this space expires on December 31, 2002. FormMaker's print outsourcing facility is located at 100 Tradeport Boulevard, Suite 1011, Atlanta, Georgia 30354. This facility occupies approximately 10,000 square feet under a lease which expires on November 16, 2000. FormMaker's staff in New Hampshire is located in a 1,700 square foot facility situated at 6 Bedford Farms, Kilton Road, Bedford, New Hampshire 03110. The lease for this facility expires on February 28, 1998. FormMaker's Micro Dynamics facility is located at 8455 Colesville Road, Silver Springs, Maryland 20910. This facility occupies approximately 10,271 square feet under a lease which expires December 31, 2001.

  FormMaker believes that its facilities are suitable and adequate for its current operations.

                            MANAGEMENT OF DOCUCORP

  The following table sets forth information with respect to each person who will serve as a director or an executive officer of DocuCorp and their ages as of January 31, 1997:

         NAME               AGE                    POSITION
         ----               ---                    --------
   Arthur R. Spector.......  56 Chairman of the Board
   Michael D. Andereck.....  44 President, Chief Executive Officer and Director
   Samuel M. Wilkes........  52 Senior Vice President, Sales and Marketing
   B. Bruce Dale...........  33 Senior Vice President, Products
   Kerry LeCrone...........  50 Senior Vice President, Services
   Hsi-Ming Lin............  40 Senior Vice President, Research and Development
   Todd A. Rognes..........  33 Senior Vice President, Finance
   Milledge A. Hart, III...  62 Director
   John D. Loewenberg......  56 Director
   Warren V. Musser........  69 Director
   Sidney B. Landman.......  50 Director

  DocuCorp is currently evaluating other director candidates and anticipates that one independent director and one Xerox designated director will be added to the DocuCorp Board upon the Closing or as soon thereafter as practicable.

  Each director will hold office until the next annual meeting of stockholders of DocuCorp or until his successor has been elected and qualified. The executive officers of DocuCorp are elected by the DocuCorp Board and serve at the DocuCorp Board's discretion.

  ARTHUR R. SPECTOR has been Chairman of the Board and a Director of FormMaker since December 1995 when Safeguard Delaware acquired stock in FormMaker. Since January 1997, Mr. Spector has been the managing director of TL Ventures LLC, a fund management company organized to manage the day-to-day operations of TL Ventures III L.P. and TL Ventures III Offshore L.P., which are recently organized venture capital partnerships investing in tandem. Mr. Spector has also served as an executive officer of several of TL Ventures III L.P.'s and TL Venture III Offshore L.P.'s portfolio companies. From January 1995 through December 1996, Mr. Spector served as Director of Acquisitions of Safeguard Scientifics, Inc. and since November 1994 has been Chairman of the Board of USDATA Corporation, a multinational supplier of applications development tools, distribution management software and integration devices. He also serves as Chairman of the Board of HDS Network Systems Inc., a manufacturer of network computers and a provider of desktop computing services. From July 1992 until May 1995, Mr. Spector served as Vice Chairman and Secretary of Casino & Credit Services, Inc. From October 1991 to December 1994, Mr. Spector was Chief Executive Officer and a director of Perpetual Capital Corporation, a merchant banking organization. Mr. Spector is a graduate of the Wharton School of the University of Pennsylvania.

  MICHAEL D. ANDERECK has been President and Chief Executive Officer of Image Sciences since 1984. He joined Image Sciences as Vice President-Finance in 1983, and was elected to the Board of Directors and named Treasurer of Image Sciences shortly thereafter. In 1984, Mr. Andereck assumed the position of President and Chief Executive Officer. From 1975 through 1983, Mr. Andereck was with KPMG Peat Marwick, where he dealt extensively with initial and recurring registrations with the Securities and Exchange Commission and attained the position of senior manager. Mr. Andereck holds a Bachelor of Business Administration degree in Accounting and Information Sciences from the University of North Texas.

  SAMUEL M. WILKES became Vice Chairman and Chief Operating Officer of FormMaker in December 1995. He has been a director of FormMaker since 1988 and served as President from such date through December 1995. Mr. Wilkes founded Software Partners, Inc. in 1986, which merged into FormMaker in 1988. From 1985 to 1986, Mr. Wilkes was President of Automation Solutions, Inc., a software company, and from 1979 to 1985, he served as Chief Operating Officer of Leader Systems, Inc., a software company. Mr. Wilkes holds a B.S. degree in chemistry and an M.B.A. in International Marketing from the University of Florida.

  B. BRUCE DALE has served as Vice President of Product Development of Image Sciences since 1994. He joined Image Sciences in 1986 as a Client Services Custom Software Developer. Since 1988, Mr. Dale has held several management positions within Client Services, Marketing and Product Development. In 1992, he was appointed Director of Product Direction. Mr. Dale received a Bachelor of Science degree in Computer Science from Western Kentucky University.

  KERRY LECRONE became Senior Vice President, Technical and Processing Services of FormMaker in March 1995. Between 1974 and 1990, Mr. LeCrone served in various capacities for several insurance and financial service businesses with primarily responsibilities for software development and operations. In 1990, Mr. LeCrone co-founded Adam Investment Services, a financial services company that became a leading retail investment management organization with more than $1.0 billion in assets under management.

  HSI-MING LIN joined FormMaker in 1987 as Manager of Development and is credited with developing FormMaker's current technology. He became Senior Vice President, Research and Development of FormMaker in January 1994, and in such capacity has responsibility for designing, developing and providing programming service. Prior to joining FormMaker, Mr. Lin held various management and programming positions with other software and service companies. Mr. Lin received a B.E. in Computer Science from TamKang University, Taiwan, R.O.C. and an M.S. degree in Information and Computer Science from Georgia Tech University.

  TODD A. ROGNES has been Vice President of Finance and Administration of Image Sciences since 1994. Mr. Rognes joined Image Sciences in 1986 as a Staff Accountant and was appointed Controller in 1991. Prior to joining Image Sciences, Mr. Rognes was a staff accountant with IBP, Inc. Mr. Rognes holds a Bachelor of Business Administration degree in Accounting from Iowa State University. Mr. Rognes is a Certified Public Accountant.

  MILLEDGE A. HART, III has been a member of Image Sciences' Board of Directors since 1985. Mr. Hart is founder and Chairman of the Board of Hart Group, Inc., Rmax, Inc., and Axon, Inc. He also serves on the Board of Directors of Home Depot and the Board of Trustees of Southern Methodist University. Mr. Hart served as President of Electronic Data Systems from 1970 until his retirement in 1977.

  JOHN D. LOEWENBERG is currently Chief Executive Officer and President of FormMaker. Before that he served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company, from May 1995 through March 1996. Prior to joining Connecticut Mutual, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line insurer, and as Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna Life and Casualty, from March 1989 to May 1995. Mr. Loewenberg was Chairman of Precision Systems, Inc. until April 1996 and is currently a member of the Board of CompuCom Systems, Inc., Diamond Technology Partners, Sanchez Computer Associates and Imetrix. He is also a trustee of several not for profit organizations.

  WARREN V. MUSSER has been Chairman of the Board and Chief Executive Officer of Safeguard since 1953. Mr. Musser is also the Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc., a director of Coherent Communications Systems Corporation and CompuCom, and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational and charitable Boards of Directors including the Board of Overseers of The Wharton School of the University of Pennsylvania and serves as Vice President/Development, Cradle Liberty Council, Boy Scouts of America, as Vice Chairman of The Eastern Technology Council, and as Chairman of the Pennsylvania Council on Economic Education.

  SIDNEY B. LANDMAN has served as the Vice President of Finance and Chief Financial Officer for the Production Systems Group at Xerox from January 1996 to present. Mr. Landman is responsible for all financial, planning, internal control and accounting activities in the Production Systems Group and is a senior member of the Divisions Policy, Strategy and Operating Councils. In addition, Mr. Landman acts as the senior financial advisor to the Production Systems Group President and Senior Staff. Mr. Landman served as Vice President of Finance and Chief Financial Officer for Xerox's Xerox Production Systems Division from April 1995 to January 1996. Mr. Landman served as Vice President of Finance and Chief Financial Officer of Xerox's Document Production Systems Division from June 1994 to April 1995 and as Vice President of Business Operations of Xerox's Document Production Systems Division from December 1993 to April 1994. From February 1992 until joining Xerox in December of 1993, Mr. Landman served as the Chief Financial Officer of Amtote, International. Mr. Landman holds a Bachelor of Arts degree in Economics and finance from the City University of New York, and an MBA degree in Finance from Loyola College of Baltimore.

COMPENSATION OF DIRECTORS

  It has not yet been determined whether and to what extent directors will be compensated for their services to DocuCorp.

EXECUTIVE COMPENSATION

  The following table sets forth, for the periods set forth below, the compensation paid to those individuals that DocuCorp believes will be its five most highly compensated officers (the "Named Executive Officers"). The information set forth below relating to Messrs. Andereck and Dale relate to the fiscal year ended July 31, 1996 and the information relating to Messrs. Wilkes, LeCrone and Lin relate to the fiscal year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                                        -------------------    ALL OTHER
    NAME AND PRINCIPAL POSITION          SALARY     BONUS   COMPENSATION(1)
    ---------------------------         ------------------- ---------------
Michael D. Andereck.................... $ 200,000 $ 100,000     $ 4,121
 President and Chief Executive Officer
Samuel M. Wilkes ......................   150,000    27,432      10,955
 Senior Vice President, Sales and
  Marketing
B. Bruce Dale .........................    90,000    20,000         571
 Senior Vice President, Products
Kerry LeCrone .........................   110,000    27,000       1,946
 Senior Vice President, Services
Hsi Ming Lin...........................   120,000    23,614       2,047
 Senior Vice President, Research and
  Development

--------
(1) Includes: (i) contributions of $2,453 and $571 to Image Sciences' 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Andereck and Mr. Dale, respectively, and contributions of $2,375, $1,946 and $2,047 to FormMaker's 401(k) tax-qualified employee savings and retirement plan on behalf of Messrs. Wilkes, LeCrone and Lin, respectively; (ii) premiums paid by Image Sciences in the amount of $1,668 for term life insurance on behalf of Mr. Andereck; (iii) payment of $2,100 for country club fees by FormMaker on behalf of Mr. Wilkes; and (iv) payment of $6,480 for a car allowance by FormMaker on behalf of Mr. Wilkes.

  The following table sets forth certain information regarding stock options granted, during the year ended as identified below, to the Named Executive Officers. The information relating to Messrs. Andereck and Dale relate to the fiscal year ended July 31, 1996 and the information relating to Messrs. Wilkes, LeCrone and Lin relate to the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                          ----------------------------
                           NUMBER OF
                          SECURITIES  PERCENT OF TOTAL
                          UNDERLYING  OPTIONS GRANTED
                            OPTIONS   TO EMPLOYEES IN  EXERCISE PRICE EXPIRATION
   NAME                   GRANTED (#)   FISCAL YEAR      PER SHARE       DATE
   ----                   ----------- ---------------- -------------- ----------
Michael D. Andereck......       --           --              --             --
Samuel M. Wilkes(1)......   175,000         16.5            3.48       09/29/06
B. Bruce Dale(2).........    20,000         10.0            1.25       03/01/06
Kerry LeCrone(1).........    25,000          2.4            3.48       01/01/06
Hsi-Ming Lin(1)..........    25,000          2.4            3.48       01/01/06

--------
(1) These options were granted under FormMaker's stock option plan and generally vest in four annual installments. DocuCorp will assume all of FormMaker's obligations under such plan in accordance with its terms and conditions as in effect at the Effective Time. See "The Merger and Related Transactions--Conversion of Options."
(2) These options were granted under Image Sciences' stock option plan and vest in five annual installments. DocuCorp will assume all of Image Sciences' obligations under such plan in accordance with its terms and conditions as in effect at the Effective Time. See "The Merger and Related Transactions--Conversion of Options."

  The following table sets forth certain information regarding options held by each of the Named Executive Officers as of the end of the last fiscal year. The information for Messrs. Andereck and Dale relate to the fiscal year ended July 31, 1996 and the information for Messrs. Wilkes, LeCrone and Lin relate to the fiscal year ended December 31, 1996.

                            FISCAL YEAR-END OPTIONS

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING
                                                         UNEXERCISED OPTIONS
                                                       AT FISCAL YEAR-END (#)
                                                      -------------------------
   NAME                                               EXERCISABLE UNEXERCISABLE
   ----                                               ----------- -------------
Michael D. Andereck(1)...............................   600,000          --
Samuel M. Wilkes(2)..................................    43,750      131,250
B. Bruce Dale(1).....................................   102,300       61,200
Kerry LeCrone(2).....................................    36,250       48,750
Hsi-Ming Lin(1)......................................    38,750       38,750

--------
(1) These options were granted under Image Sciences' stock option plan. DocuCorp will assume all of Image Sciences' obligations under such plan in accordance with its terms and conditions as in effect at the Effective Time. See "The Merger and Related Transactions--Conversion of Options."
(2) These options were granted under FormMaker's stock option plan. DocuCorp will assume all of FormMaker's obligations under such plan in accordance with its terms and conditions as in effect at the Effective Time. See "The Merger and Related Transactions--Conversion of Options."

EMPLOYMENT AGREEMENTS

  In January 1997, DocuCorp entered into employment agreements with Michael D. Andereck and Samuel M. Wilkes providing for base salaries of $225,000 and $157,500 per year, respectively. Each employment agreement has an indefinite term and provides that the employee's salary is to be reviewed annually by the Board of Directors. In addition to base salary, the agreements allow for discretionary bonuses, participation in any 401(K) plan and stock option plan maintained by DocuCorp and other fringe benefits that DocuCorp maintains for its top-level executives. Both agreements contain severance provisions which, if triggered, entitle the employees to monthly severance payments in an amount equal to the affected employees then-current monthly salary for a period of up to 12 months. The severance payments are triggered by the occurrence of any of the following events: termination of employment by DocuCorp without cause, termination of employment by the employee for good reason (which includes a material failure of DocuCorp to observe or perform any material term of the employment agreement, the exclusion of the employee from participation in any new compensation or benefit arrangement offered to similarly situated employees or a reduction in the employee's level of responsibility, position, authority or duties), resignation by the employee with 60 days' notice, and, in the case of Mr. Andereck, total disability. Each employment agreement also provides a non-competition provision prohibiting the employee from competing against DocuCorp while employed by DocuCorp and for one year following the termination of employment.

STOCK OPTION PLAN

  DocuCorp intends to adopt a stock option plan prior to the consummation of the Merger. See "The Merger and Related Transactions--The Merger Agreement" and "--Conversion of Options."

401(K) PROFIT SHARING PLAN

  DocuCorp intends to adopt a 401(k) Profit Sharing Plan, or combine the existing 401(k) Profit Sharing Plans of Image Sciences and FormMaker, which plan generally will be available to all full-time employees of DocuCorp and its subsidiaries and will provide for discretionary contributions by DocuCorp to such employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  DocuCorp, Safeguard and the SG/TL Stockholders entered into the Liquidity Agreement providing that (i) Safeguard will use commercially reasonable efforts to conduct and consummate a Qualified Rights Offering; (ii) the SG/TL Stockholders will purchase a certain number of shares of DocuCorp Class A Common Stock if DocuCorp is required to redeem shares of DocuCorp Class B Common Stock, and guarantee an existing line of credit of FormMaker (as amended); and (iii) DocuCorp will grant, at the Closing and upon payment of $6,100, to the SG/TL Stockholders DocuCorp Warrants to purchase 610,000 shares of DocuCorp Class A Common Stock with an exercise price of $5.00 per share and a term of three years.

  FormMaker has entered into an administrative services agreement with Safeguard providing for the payment of a fee to Safeguard equal to .75% of the sales of FormMaker through May 31, 1997 and 1% of sales of FormMaker thereafter. The administrative services agreement will terminate upon consummation of the Merger.

  Micro Dynamics currently owes Safeguard $275,000 and $300,000 under two term notes. The term notes bear interest at prime plus 1% and are due in monthly installments through January 1, 2000.

  Pursuant to an agreement between Mr. Andereck and Xerox Corporation, the three Xerox designees to the DocuCorp Board will consist of a designee of Mr. Andereck (who shall initially be Mr. Andereck), a designee of Xerox Corporation (who shall initially be Sidney B. Landman) and a mutually acceptable designee of Xerox and Mr. Andereck (who shall initially be Milledge
A. Hart III).

  Pursuant to the Voting and Lockup Agreement, Xerox, Michael D. Andereck, the SG/TL Stockholders, Joe A Rose, Samuel M. Wilkes and Arthur R. Spector have
(i) agreed to vote shares held by them in favor of the

Merger; (ii) appointed Michael D. Andereck and Arthur R. Spector as attorney-in-fact and proxy to vote such shares as necessary to approve the Merger and the transactions contemplated thereby; and (iii) agreed not to transfer or sell their shares or the shares they receive pursuant to the terms of the Merger for a period of time.

  The Merger Agreement requires as a condition to Closing that certain existing stockholders enter into a stockholders' agreement requiring such parties to vote shares they will receive of DocuCorp in such a manner as to maintain the election to the DocuCorp Board of three designees of Xerox, three designees of the SG/TL Stockholders and one independent designee mutually agreed upon by the other six.

  Pursuant to a Stock Purchase Agreement between Samuel M. Wilkes, TL II and TL II Offshore dated January 15, 1997, Mr. Wilkes has agreed to sell immediately prior to the consummation of the Merger 502,640 shares of FormMaker Common Stock to TL II and TL II Offshore at a price per share of $3.09.

  Pursuant to a Co-Sale Agreement by and among the SG/TL Stockholders and Samuel M. Wilkes dated January 15, 1997, the SG/TL Stockholders granted to Mr. Wilkes the right to "tag-along" in any sale of DocuCorp Common Stock by the SG/TL Stockholders.

  Image Sciences and Xerox Corporation, a stockholder of Image Sciences, entered into a Cooperative Marketing Agreement in August 1994. Under the terms of the agreement, Image Sciences and Xerox agree to pay each other commissions on sales of each others products resulting from successful referrals.

  All future transactions between DocuCorp and its officers, directors and principal stockholders or their affiliates will be on terms no less favorable to DocuCorp than may be obtained from unrelated third parties, and any such transactions will be approved by a majority of the disinterested directors of DocuCorp.

                      PRINCIPAL STOCKHOLDERS OF DOCUCORP

  The following table sets forth certain information regarding the beneficial ownership of the DocuCorp Common Stock after giving effect to the Merger and the Image Sciences Tender Offer, by (i) each person known to own beneficially 5% or more of the outstanding shares of DocuCorp Common Stock; (ii) each director of DocuCorp; (iii) each Named Executive Officer; and (iv) all executive officers and directors as a group. Each of such stockholders has sole voting and investment power as to shares shown, unless otherwise noted.

                                                    SHARES BENEFICIALLY OWNED
                                                    AFTER MERGER AND OFFERING
                                                    ---------------------------
      NAME(1)                                         SHARES(2)       PERCENT
      -------                                       --------------- -----------
Safeguard Delaware................................        2,649,199          25
Xerox Corporation.................................        2,234,692          21
Michael D. Andereck(3)(5).........................        1,484,235          14
Technology Leaders II(4)..........................        1,287,616          12
Samuel M. Wilkes(6)...............................          390,325           4
B. Bruce Dale(3)..................................          151,828           1
Hsi-Ming Lin......................................          117,760           1
Arthur R. Spector.................................          107,156           1
Milledge A. Hart, III(3)..........................          101,026           *
Kerry LeCrone.....................................           52,685           *
John D. Loewenberg(7).............................                0           *
Warren V. Musser..................................                0           *
Sidney B. Landman.................................                0           *
All Directors, Named Executive Officers, and other
 executive officers
 as a group (11 persons)..........................        2,498,745          23

--------
*  Represents less than 1%

(1) The address of Messrs. Andereck, Dale, Hart, LeCrone, Lin, Loewenberg and Wilkes is c/o DocuCorp, 5910 N. Central Expressway, Suite 800, Dallas, TX 75206. The address of Messrs. Spector and Musser and the address of Safeguard Delaware and Technology Leaders II is c/o Safeguard Scientifics, Inc., The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087. The address of Xerox Corporation is P.O. Box 1600, Stamford, CT 06904. Safeguard Delaware is a wholly-owned subsidiary of Safeguard and the holder of a 4.4% limited partnership interest in Technology Leaders II.

(2) Includes 1,632,899 shares issuable pursuant to outstanding options and warrants exercisable within 60 days.
(3) Assumes pro-rata participation in the Image Sciences Tender Offer.

(4) Technology Leaders II consists of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. Gives effect to the purchase of 502,640 shares of FormMaker Common Stock from Samuel M. Wilkes concurrent with the closing of the Merger. Technology Leaders II Management L.P., a limited partnership, is the sole general partner of Technology Leaders II L.P. and co-general partner of Technology Leaders II Offshore C.V. Technology Leaders II L.P. and Technology Leaders II Offshore C.V. are venture capital funds that are required by their governing documents to make all investment, voting and disposition actions in tandem. Technology Leaders II Management L.P. has sole authority and responsibility for all investment, voting and disposition decisions for Technology Leaders II. The general partners of Technology Leaders II Management, L.P. are (i) Technology Leaders Management, Inc., a wholly-owned subsidiary if Safeguard, (ii) Robert E. Keith, Gary J. Anderson, M.D., Ira M. Lubert and Mark J. DeNino, and (iii) four other corporations (the "TLA Corporations") owned by natural persons, one of whom is a director of Safeguard. Technology Leaders II Management L.P. is managed by an executive committee, by whose decisions the general partners have agreed to be bound, which consists of ten voting members including (i) Warren V. Musser, who is a designee of Technology Leaders Management, Inc., (ii) Mr. Keith, Dr. Anderson, Mr. Lubert, Mr. DeNino, Christopher Moller, Ph.D., individually, and (iii) one designee of each of the TLA Corporations and (as a non-voting member) Clayton S. Rose. Technology Leaders Management, Inc. is the administrative manager of Technology Leaders II, subject to the control and direction of the executive committee of Technology Leaders II Management L.P. Mr. Keith is a director of Safeguard. Technology Leaders Management, Inc. holds a 34% general partnership interest in Technology Leaders II Management L.P.

(5) Includes beneficial ownership, of which 72,162 shares are held in a trust which is not in Mr. Andereck's control. Mr. Andereck disclaims any beneficial ownership as to such shares.
(6) Gives effect to the sale of 502,640 shares of FormMaker Common Stock to Technology Leaders II concurrent with the Closing.
(7) Under the terms of an employment agreement with FormMaker, Mr. Loewenberg is to be issued options entitling him to purchase 30,000 shares of DocuCorp Common Stock. Such options will be granted within the next 60 days, however, it is not presently known when such options will become exercisable. If exercisable within 60 days, such interest would approximate 1%.

                   PRINCIPAL STOCKHOLDERS OF IMAGE SCIENCES

  The following table sets forth certain information regarding the beneficial ownership of the Image Sciences Common Stock as of the Image Sciences Record Date by (i) each person known to own beneficially 5% or more of the outstanding shares of Image Sciences Common Stock; (ii) each director of Image Sciences; (iii) each executive officer of Image Sciences; and (iv) all executive officers and directors as a group. Each of such stockholders has sole voting and investment power as to shares shown, unless otherwise noted.

                                                    SHARES BENEFICIALLY OWNED
                                                    ---------------------------
       NAME(1)                                        SHARES(2)       PERCENT
       -------                                      --------------- -----------
Xerox Corporation(3)..............................        2,111,933          40
Michael D. Andereck(4)............................        1,401,014          26
B. Bruce Dale.....................................          138,275           3
Elliott S. Tucker.................................          127,225           2
J.E.R. Chilton, III...............................          110,015           2
Todd A. Rognes....................................           94,200           2
William E. Weatherford............................           90,215           2
Milledge A. Hart, III.............................           83,656           2
All executive officers and directors as a group (7
 persons).........................................        2,044,600          38

--------
(1) The address of all executive officers and directors is c/o Image Sciences, 5910 N. Central Expressway, Suite 800, Dallas, TX 75206. The address of Xerox Corporation is P.O. Box 1600, Stamford, CT 06904.
(2) Includes 1,046,400 shares issuable pursuant to outstanding options and warrants exercisable within 60 days.
(3) Includes 1,963,433 shares of Image Sciences Preferred Stock and 148,500 shares of Image Sciences Common Stock.
(4) Includes beneficial ownership, of which 50,000 shares are held in a trust which is not in Mr. Andereck's control. Mr. Andereck disclaims any beneficial ownership as to such shares.

                      PRINCIPAL STOCKHOLDERS OF FORMMAKER

  The table below sets forth certain information regarding the beneficial ownership of the Common Stock of FormMaker as of the FormMaker Record Date by:
(i) each person known by FormMaker to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of FormMaker; (iii) each executive officer of FormMaker; and (iv) all of FormMaker's executive officers and directors as a group. Each of such stockholders has sole voting and investment power as to the shares shown.

                               SHARES BENEFICIALLY OWNED
                               -----------------------------
        NAME (1)                  SHARES         PERCENT
        --------               --------------- -------------
Safeguard Delaware(2)(6)...          3,073,992          48
Technology Leaders II(2)(6)...       1,080,357          17
N.G. Wade Investment
 Company(3)................            435,000           7
John D. Loewenberg(5)......                  0           *
Samuel M. Wilkes III(6)....          1,049,030          17
Michael S. Rupe............             18,750           *
R. Lee Morris..............            157,250           3
Hsi-Ming Lin...............            164,844           3
Kerry LeCrone..............             73,750           1
James Tebay................              6,250           *
Randy Skinner..............             98,000           2
Arthur R. Spector(4).......            150,000           2
Bernard Morgan(4)..........                  0           *
Robert E. Keith, Jr.(4)....                  0           *
All executive officers and
 directors as a group (11
 persons)..................          1,717,874          26

--------
 *  Represents less than 1%.
(1) The address of Messrs. Loewenberg, Wilkes, Rupe, Morris, Lin, LeCrone, Tebay and Skinner is c/o FormMaker Software, Inc., 2300 Windy Ridge Parkway, Suite 400N, Atlanta, GA 30339. The address of Messrs. Spector, Morgan and Keith and the address of Safeguard Delaware and Technology Leaders II is c/o Safeguard Scientifics, Inc., The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087. The address of N. G. Wade Investment Company, its affiliate Wade Securities, Inc. and D. W. McArthur is 569 Edgewood Avenue South, Jacksonville, Florida 32245.
(2) Technology Leaders II consists of Technology Leaders II L.P. and Technology Leaders Offshore C.V. These entities are venture capital funds that are required by their governing documents to make all investment, voting and disposition actions in tandem. Technology Leaders II Management L.P., the sole general partner of Technology Leaders L.P. and the co-general partner of Technology Leaders II Offshore C.V., exercises through its executive committee, sole investment and voting power with respect to the shares owned by those entities.
(3) Includes 250,000 shares held by N. G. Wade Investment Company and 150,000 shares held by its affiliate, Wade Securities, Inc., and 35,000 shares owned by D. W. McArthur, D. W. McArthur is an officer, director and stockholder of both entities and may be deemed to be a beneficial owner of the shares held by such entities.
(4) Mr. Keith is an officer and director of Safeguard Delaware. Mr. Keith is one of the 11 voting members of the executive committee of Technology Leaders II Management L.P., which has the sole authority and responsibility for all investment, voting and disposition decisions for Technology Leaders II. Messrs. Spector, Morgan and Keith disclaim any beneficial ownership in the shares of the Company held by Safeguard Delaware and Technology Leaders II.

(5) Under the terms of an employment agreement with FormMaker, FormMaker will grant to Mr. Loewenberg options to purchase 41,964 shares of Common Stock of FormMaker. Such options will be granted within the next 60 days; however, it is not presently known when such options will become exercisable. If exercisable within sixty 60 days such interest would approximate 1%.
(6) Under the terms of a Stock Purchase Agreement dated January 15, 1997, Technology Leaders II has agreed to purchase 502,640 shares of stock owned by Mr. Wilkes. The contemplated purchase of Mr. Wilkes' stock is to occur immediately prior to the consummation of the Merger.

                                    EXPERTS

  The financial statements of Image Sciences, Inc. as of July 31, 1995 and 1996 and for each of the three years in the period ended July 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated balance sheets of FormMaker as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, included in this prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The balance sheets of Micro Dynamics Ltd. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, including in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

  Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania will render an opinion with respect to the validity of the securities to be issued in connection with the Merger. Steptoe & Johnson, Washington, D.C. will render an opinion with respect to tax matters.

                            ADDITIONAL INFORMATION

  DocuCorp has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the DocuCorp Class A Common Stock and DocuCorp Class B Common Stock offered hereby. This Joint Proxy Statement/Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 as well as at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Branch located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's web site on the Internet (http://www.sec.gov). Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement.

                          REPORTS TO SECURITY HOLDERS

  DocuCorp intends to distribute to its stockholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                         INDEX TO FINANCIAL STATEMENTS

IMAGE SCIENCES, INC.

Report of Independent Accountants........................................   F-2
Statements of Operations for each of the three years ended July 31,
 1996....................................................................   F-3
Balance Sheets as of July 31, 1995, 1996.................................   F-4
Statements of Cash Flows for each of the three years ended July 31,
 1996....................................................................   F-5
Statements of Changes in Stockholders' Equity for each of the three years
 ended July 31, 1996.....................................................   F-6
Notes to Financial Statements............................................   F-7
Statements of Operations (Unaudited) for the three months ended October
 31, 1995 and 1996.......................................................  F-14
Balance Sheet (Unaudited) as of October 31, 1996.........................  F-15
Statements of Cash Flows (Unaudited) for the three months ended October
 31, 1995 and 1996.......................................................  F-16
Notes to Interim Financial Statements (Unaudited) for the three months ended October 31,
 1995 and 1996...........................................................  F-17
FORMMAKER SOFTWARE, INC.
Report of Coopers & Lybrand L.L.P., Independent Accountants..............  F-18
Consolidated Balance Sheets at December 31, 1995 and 1996................  F-19
Consolidated Statements of Operations for the years ended December 31,
 1994, 1995 and 1996.....................................................  F-20
Consolidated Statements of Stockholders' Equity for the years ended
 December 31, 1994, 1995 and 1996........................................  F-21
Consolidated Statements of Cash Flows for the years ended December 31,
 1994, 1995 and 1996.....................................................  F-22
Notes to Consolidated Financial Statements...............................  F-23
MICRO DYNAMICS LTD.
Report of Deloitte & Touche LLP, Independent Accountants ................  F-33
Balance Sheets as of December 31, 1994 and 1995..........................  F-34
Statements of Operations for the years ended December 31, 1994 and 1995..  F-35
Statements of Stockholders' Equity for the years ended December 31, 1994 and 1995................................................................  F-36
Statements of Cash Flows for the years ended December 31, 1994 and 1995..  F-37
Notes to Financial Statements............................................  F-38

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Image Sciences, Inc.

  In our opinion, the accompanying statements of operations, balance sheets, statements of cash flows and changes in stockholders' equity present fairly, in all material respects, the financial position of Image Sciences, Inc. at July 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended July 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
September 20, 1996, except as to Note 10, which is as of January 15, 1997

                              IMAGE SCIENCES, INC.

                            STATEMENTS OF OPERATIONS

                                                    YEARS ENDED JULY 31
                                            ------------------------------------
                                               1994         1995        1996
                                            -----------  ----------- -----------
Revenues
  Professional services...................  $   548,700  $   587,118 $   819,034
  License.................................    5,608,210    4,806,888   4,793,031
  Maintenance.............................    4,717,450    5,419,945   5,858,256
                                            -----------  ----------- -----------
    Total revenues........................   10,874,360   10,813,951  11,470,321
                                            -----------  ----------- -----------
Expenses
  Professional services...................      529,116      429,888     605,504
  Product development and support.........    3,425,570    3,560,421   3,981,156
  Selling and marketing...................    1,676,301    1,833,866   1,568,129
  General and administrative..............    1,697,034    1,832,004   1,899,156
                                            -----------  ----------- -----------
    Total expenses........................    7,328,021    7,656,179   8,053,945
                                            -----------  ----------- -----------
    Operating income......................    3,546,339    3,157,772   3,416,376
  Other income (expense)..................     (146,869)      28,148     239,904
                                            -----------  ----------- -----------
    Income before income taxes............    3,399,470    3,185,920   3,656,280
  Provision for income taxes..............    1,230,000    1,183,000   1,335,000
                                            -----------  ----------- -----------
    Net income............................  $ 2,169,470  $ 2,002,920 $ 2,321,280
                                            ===========  =========== ===========
Net income per share of common stock......  $      0.38  $      0.35 $      0.43
                                            ===========  =========== ===========
Weighted average number of shares of
 common stock and common stock equivalents
 used in calculating earnings per share...    5,728,461    5,741,572   5,468,941
                                            ===========  =========== ===========



                 See accompanying notes to financial statements

                              IMAGE SCIENCES, INC.

                                 BALANCE SHEETS

                                                                JULY 31
                                                        -----------------------
                                                           1995        1996
                                                        ----------- -----------
                        ASSETS
Current assets
  Cash and cash equivalents............................ $ 2,289,980 $ 1,909,016
  Short-term investments...............................   3,000,000   5,308,806
  Accounts receivable, net of allowance of $325,000 and
   $350,000, respectively..............................   4,108,521   4,105,652
  Current portion of deferred taxes....................     343,355     399,468
  Income tax refund receivable.........................     222,033         --
  Other current assets.................................     143,375     187,193
                                                        ----------- -----------
      Total current assets.............................  10,107,264  11,910,135
Fixed assets, net of accumulated depreciation of
 $1,901,581 and $1,419,206, respectively...............     791,242     783,328
Software, net of amortization of $3,652,682 and
 $4,466,514, respectively..............................   2,221,862   1,941,679
Other assets...........................................      24,762      55,586
                                                        ----------- -----------
                                                        $13,145,130 $14,690,728
                                                        =========== ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..................................... $   419,983 $   323,044
  Accrued liabilities
    Accrued compensation...............................     545,791     700,050
    Other..............................................     361,415     278,857
  Income taxes payable.................................     590,231     655,264
  Current portion of subordinated debentures...........     255,737         --
  Current portion of obligations under capital leases..      56,390      45,967
  Deferred revenue.....................................   3,828,272   4,267,113
                                                        ----------- -----------
      Total current liabilities........................   6,057,819   6,270,295
Subordinated debentures................................   1,278,693         --
Obligations under capital leases.......................      45,965         --
Deferred taxes.........................................     156,912     383,070
Stockholders' equity
  Preferred stock--3,000,000 shares authorized at $.10
   par value, $1.00 liquidation value, 1,963,433 shares
   issued and outstanding..............................     196,343     196,343
  Common stock--20,000,000 shares authorized at $.01
   par value, 2,015,771 and 2,335,082 shares issued and
   outstanding, respectively...........................      20,158      23,351
  Additional paid-in capital...........................   1,214,116   1,321,265
  Retained earnings....................................   4,175,124   6,496,404
                                                        ----------- -----------
      Total stockholders' equity.......................   5,605,741   8,037,363
                                                        ----------- -----------
                                                        $13,145,130 $14,690,728
                                                        =========== ===========

                 See accompanying notes to financial statements

                              IMAGE SCIENCES, INC.

                            STATEMENTS OF CASH FLOWS

                                                  YEARS ENDED JULY 31
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
Cash flows from operating activities
  Net income............................  $ 2,169,470  $ 2,002,920  $ 2,321,280
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization.......      259,488      324,699      363,931
    Amortization of capitalized
     software...........................      706,277      736,224      813,832
    Stock option compensation expense...       44,161       53,271       49,988
    Increase in allowance for doubtful
     accounts...........................       75,000          --        25,000
    Changes in assets and liabilities:
    (Increase) decrease in accounts
     receivable.........................   (1,591,857)      52,304      (22,131)
    Decrease in notes receivable........      136,422       48,052          --
    (Increase) decrease in income tax
     refund receivable..................     (396,500)     174,467      222,033
    (Increase) decrease in deferred tax
     assets.............................      495,000      121,390      (56,113)
    (Increase) decrease in other
     assets.............................       25,199      (49,667)     (74,642)
    Increase (decrease) in accounts
     payable............................       94,197      (91,648)     (96,939)
    Increase (decrease) in accrued
     liabilities........................      230,258     (370,201)      71,701
    Increase (decrease) in income taxes
     payable............................     (277,000)     440,231       65,033
    Increase (decrease) in deferred
     revenue............................      692,013     (272,983)     438,841
    Increase in deferred tax
     liabilities........................          --       156,912      226,158
                                          -----------  -----------  -----------
      Total adjustments.................      492,658    1,323,051    2,026,692
                                          -----------  -----------  -----------
      Net cash provided by operating
       activities.......................    2,662,128    3,325,971    4,347,972
                                          -----------  -----------  -----------
Cash flows from investing activities
  Purchase of short-term investments,
   net of maturities....................   (1,500,000)  (1,500,000)  (2,308,806)
  Purchase of fixed assets..............     (438,512)    (333,073)    (356,017)
  Development of software...............     (599,479)    (667,924)    (533,649)
                                          -----------  -----------  -----------
      Net cash used in investing
       activities.......................   (2,537,991)  (2,500,997)  (3,198,472)
                                          -----------  -----------  -----------
Cash flows from financing activities
  Repayment of notes payable............     (800,000)         --           --
  Repayment of subordinated debentures..     (256,176)    (258,801)  (1,534,430)
  Principal payments under capital lease
   obligations..........................     (115,717)     (91,128)     (56,388)
  Purchase of tendered stock, warrants
   and options..........................          --       (84,375)         --
  Proceeds from exercise of warrants and
   options..............................        5,133       89,369       45,432
  Tax benefit related to exercise of
   non-qualified stock options..........          --           --        14,922
                                          -----------  -----------  -----------
      Net cash used in financing
       activities.......................   (1,166,760)    (344,935)  (1,530,464)
                                          -----------  -----------  -----------
Net increase (decrease) in cash and cash
 equivalents............................   (1,042,623)     480,039     (380,964)
Cash and cash equivalents at beginning
 of year................................    2,852,564    1,809,941    2,289,980
                                          -----------  -----------  -----------
Cash and cash equivalents at end of
 year...................................  $ 1,809,941  $ 2,289,980  $ 1,909,016
                                          ===========  ===========  ===========

                 See accompanying notes to financial statements

                              IMAGE SCIENCES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                       ADDITIONAL
                         PREFERRED COMMON   TREASURY    PAID-IN     RETAINED
                           STOCK    STOCK     STOCK     CAPITAL     EARNINGS    TOTAL
                         --------- -------  ---------  ----------  ---------- ----------
Balance at July 31,
 1993................... $186,343  $16,859  $(281,602) $1,401,458  $    2,734 $1,325,792
 Exercise of warrants to
  purchase 258,271
  shares of common
  stock.................             2,583                                         2,583
 Exercise of stock
  options to purchase
  254,950 shares of
  common stock..........             2,550                                         2,550
 Issuance of 100,000
  shares of preferred
  stock.................   10,000                         (10,000)                   --
 Compensation expense
  related to non-
  qualified stock
  options...............                                   44,161                 44,161
 Net income.............                                            2,169,470  2,169,470
                         --------  -------  ---------  ----------  ---------- ----------
Balance at July 31,
 1994...................  196,343   21,992   (281,602)  1,435,619   2,172,204  3,544,556
 Exercise of warrants to
  purchase 13,901 shares
  of common stock.......               139                                           139
 Exercise of stock
  options to purchase
  272,500 shares of
  common stock..........             2,725                 86,505                 89,230
 Purchase and retirement
  of 67,500 shares of
  common stock..........              (675)               (83,700)               (84,375)
 Retirement of 402,288
  shares of treasury
  stock.................            (4,023)   281,602    (277,579)                   --
 Compensation expense
  related to non-
  qualified stock
  options...............                                   53,271                 53,271
 Net income.............                                            2,002,920  2,002,920
                         --------  -------  ---------  ----------  ---------- ----------
Balance at July 31,
 1995...................  196,343   20,158        --    1,214,116   4,175,124  5,605,741
 Exercise of warrants to
  purchase 190,211
  shares of common
  stock.................             1,902                                         1,902
 Exercise of stock
  options to purchase
  129,100 shares of
  common stock..........             1,291                 42,239                 43,530
 Compensation expense
  related to non-
  qualified stock
  options...............                                   49,988                 49,988
 Tax benefit related to
  exercise of non-
  qualified stock
  options...............                                   14,922                 14,922
 Net income.............                                            2,321,280  2,321,280
                         --------  -------  ---------  ----------  ---------- ----------
Balance at July 31,
 1996................... $196,343  $23,351  $     --   $1,321,265  $6,496,404 $8,037,363
                         ========  =======  =========  ==========  ========== ==========

                 See accompanying notes to financial statements

                             IMAGE SCIENCES, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Image Sciences, Inc. (the "Company") was incorporated in Texas in 1982. The Company's business includes developing and marketing computer software designed to automate the process of storing, managing, and printing business forms and documents. The majority of the Company's business is derived from companies in the insurance industry.

 Revenue recognition

  Revenue from licensing of standard software is recognized upon delivery of the software. Service revenue is unbundled from license revenue and recognized as services are performed.

  Revenue from software licenses which include a cancellation clause is recognized upon expiration of the cancellation period. Revenue derived from the development and installation of software packages under long-term contracts is recognized on a percentage-of-completion basis. Revenue related to products still in the testing phase is deferred until formal acceptance of the product by the purchaser. Anticipated losses, if any, on uncompleted contracts are recognized in the period in which such losses are determined.

  Revenue from maintenance contracts, and maintenance revenue that is packaged with license fees, is recognized ratably over the term of the agreements. The Company records deferred revenue for maintenance amounts invoiced prior to revenue recognition.

 Cash equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents, including certificates of deposit, repurchase agreements and treasury bills. Cash equivalents are stated at cost, which approximates fair market value.

 Short-term investments

  The Company has the intent and ability to hold short-term investments to maturity; consequently, such investments are carried at cost which approximates fair market value as determined by the stated interest rates. As of July 31, 1996, all short-term investments consisted of commercial paper investments and treasury bills with original terms of 180 days. Interest income from such investments was $134,510 and $227,113 in 1995 and 1996, respectively.

 Accounts receivable

  Included in accounts receivable at July 31, 1995 and 1996 are unbilled amounts of $1,737,259 and $1,833,640, respectively. Such amounts have been recognized as revenue under the percentage of completion method or upon execution of the contract and shipment of the software, but prior to required payment terms.

 Fixed assets, depreciation, and amortization

  Property and equipment are carried at cost, less accumulated depreciation. Depreciation and amortization are computed over the estimated service lives using the straight line method for all assets. Amortization of assets recorded under capital leases is included in depreciation expense. Estimated service lives are as follows:

      Computer equipment..........................................     4-5 years
      Furniture and fixtures......................................       5 years
      Leasehold improvements...................................... life of lease
      Leased equipment under capital leases.......................     3-5 years

                             IMAGE SCIENCES, INC.

  Repairs and maintenance are expensed as incurred. Major renewals and betterments are capitalized and depreciated over the assets estimated service life. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts with any resulting gain or loss included in income.

 Software

  Costs of internally developed software are capitalized after the technological feasibility of the software has been established. The cost of capitalized software is amortized on a straight-line basis over its estimated useful life, generally five years for mainframe-based software and four years for client/server-based software, or the ratio of current revenues to current and anticipated revenues from the software, whichever provides the greater amortization.

 Income taxes

  Income taxes are presented pursuant to Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (see also Note 8).

 Earnings per share

  Earnings per share are computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The earnings per share computation is based on the assumption that outstanding options and warrants were exercised and the proceeds were used to repurchase outstanding common stock.

 Management Estimates

  The preparation of the Company's financial statements, in accordance with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at July 31, 1995 and 1996, and the reported amounts of revenues and expenses for the periods then ended. Actual results could differ from those estimates.

 Recent Accounting Pronouncements

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which establishes financial accounting and reporting standards for stock-based compensation plans. Adoption of SFAS 123 is required for all fiscal years that begin after December 15, 1995. Management does not believe the adoption will have a material effect on the Company's financial position or results of operations.

NOTE 2--FIXED ASSETS

  Fixed asset balances at July 31, 1995 and 1996 are as follows:

                                                          1995         1996
                                                       -----------  -----------
Computer equipment.................................... $ 2,421,640  $ 1,948,066
Furniture and fixtures................................     241,569      179,619
Leasehold improvements................................      29,614       74,849
                                                       -----------  -----------
                                                         2,692,823    2,202,534
Less accumulated depreciation.........................  (1,901,581)  (1,419,206)
                                                       -----------  -----------
                                                       $   791,242  $   783,328
                                                       ===========  ===========

                             IMAGE SCIENCES, INC.

  Depreciation expense on fixed assets for the years ended July 31, 1994, 1995, and 1996 totaled $259,488, $324,699, and $363,931, respectively.

NOTE 3--LEASE COMMITMENTS

  The Company leases computer equipment under noncancelable leases which are classified as capital leases and included in fixed assets at July 31, 1995 and 1996 as follows:

                                                             1995       1996
                                                           ---------  ---------
Computer equipment........................................ $ 214,852  $ 214,852
Less accumulated depreciation.............................  (136,536)  (190,249)
                                                           ---------  ---------
                                                           $  78,316  $  24,603
                                                           =========  =========

  Certain other equipment leases and the Company's obligation under leases for office space are treated as operating leases and the rentals are expensed as incurred. Rent expense on these operating leases for the years ended July 31, 1994, 1995, and 1996 totaled $368,998, $343,010, and $383,438, respectively.
Generally, the Company's leases provide for renewals for various periods at stipulated rates.

  Future minimum lease obligations on leases in effect at July 31, 1996 are as follows:

                                                            CAPITAL  OPERATING
                                                            LEASES     LEASES
                                                            -------  ----------
1997....................................................... $47,640  $  334,295
1998.......................................................     --      334,339
1999.......................................................     --      334,339
2000.......................................................     --      333,541
2001.......................................................     --      331,945
Thereafter.................................................     --    1,244,795
                                                            -------  ----------
Minimum lease payments.....................................  47,640  $2,913,254
                                                                     ==========
Less amount representing interest..........................  (1,673)
                                                            -------
Present value of minimum lease payments.................... $45,967
                                                            =======

  The future minimum lease obligations for operating leases assumes that the Company does not exercise its option to terminate its office lease in 2000. If the office lease is terminated in 2000, a penalty is due at that time and no further obligations would exist after the year ended July 31, 2000.

  There were no capital lease agreements executed during the years ended July 31, 1995 and 1996.

NOTE 4--NOTES PAYABLE

  In 1993, a bank granted the Company a $1,000,000 irrevocable line of credit. The line of credit was renewed in 1994 and is available to the Company until it expires in November 1996. The line of credit is secured by the Company's accounts receivable, software license agreements, maintenance agreements and certain furniture and equipment. The line of credit bears interest at prime rate plus 1%, or 9.75% and 9.25% at July 31, 1995 and 1996, respectively. The line of credit is unused as of July 31, 1995 and 1996.

                             IMAGE SCIENCES, INC.

NOTE 5--SUBORDINATED DEBENTURES

  Subordinated debentures totaling $990,000 were issued to Xerox Corporation ("Xerox") in 1991 pursuant to a securities purchase agreement between Xerox and the Company. $1,059,407 of subordinated debentures were also issued in 1991 to tendering stockholders pursuant to a tender offer to existing stockholders.

  The debentures paid interest at an annual rate of 10%. Principal payments were due in eight equal annual installments. The third scheduled principal payment was made in January 1996. The remaining five installments were due annually on January 1, together with interest on the unpaid principal balance; however, the Company repaid the subordinated debentures on March 1, 1996. The debentures were unsecured obligations of the Company and were subordinated to all senior debt. The Company made interest payments, primarily related to subordinated debentures, totaling $259,087, $235,407, and $183,508 for the years ended July 31, 1994, 1995, and 1996, respectively.

NOTE 6--STOCKHOLDERS' EQUITY

  Holders of preferred stock are entitled to elect a number of directors of the Company equal to the percentage of the total number of shares of Company stock owned by the holders of preferred stock. Holders of preferred stock are not entitled to vote in the election of other directors of the Company. Holders of preferred stock are entitled to vote, together with the holders of common stock, on all other matters. Preferred stock is convertible to common stock on a one for one basis. In the event of liquidation, holders of preferred stock are entitled to receive, prior to any distribution to the holders of common stock, an amount equal to $1.00 per share plus any declared, but unpaid dividends.

  Warrants to purchase 191,715 shares of common stock were outstanding as of July 31, 1995. During 1996, warrants to purchase 190,211 shares of common stock were exercised, and the remaining warrants to purchase 1,504 shares of common stock expired. These warrants were exercisable at $.01 per share of common stock.

NOTE 7--STOCK OPTIONS

  In 1983, the Company established an incentive stock option plan for certain officers and key employees. Under this plan, 965,000 shares of common stock were authorized for issuance. As of July 31, 1996, options to purchase 756,300 shares of common stock have been exercised and options to purchase 5,000 shares of common stock are outstanding. The remaining options to purchase 203,700 shares of common stock expired.

  Stock option activity under the incentive stock option plan is summarized as follows:

                                                            EXERCISE
                                                 NUMBER OF  PRICE PER
                                                  SHARES      SHARE   AGGREGATE
                                                   UNDER      UNDER   EXERCISE
                                                  OPTION     OPTION     PRICE
                                                 ---------  --------- ---------
Outstanding at July 31, 1993....................  387,000             $198,175
Expired in 1994.................................   (7,000)      1.25    (8,750)
                                                 --------             --------
Outstanding at July 31, 1994....................  380,000              189,425
Exercised in 1995............................... (237,000)      .375   (88,875)
Expired in 1995.................................  (52,000)  .50-1.25   (51,750)
                                                 --------             --------
Outstanding at July 31, 1995....................   91,000               48,800
Exercised in 1996...............................  (86,000)       .50   (43,000)
                                                 --------             --------
Outstanding at July 31, 1996....................    5,000             $  5,800
                                                 ========             ========

                             IMAGE SCIENCES, INC.

  In the event of termination of employment, unexercised incentive stock options expire three months from date of employment termination. All outstanding options to purchase shares of common stock are fully vested as of July 31, 1996. All options expire ten years from the date of grant.

  The Company established a non-qualified stock option plan for all employees and officers in 1991. Under the plan, the Board of Directors authorized the issuance of options to purchase up to 2,000,000 shares of common stock. In August 1994, the Board of Directors authorized the issuance of additional options to purchase up to 150,000 shares of common stock. All such options granted prior to July 31, 1994 are exercisable at $.01 per share. Non-qualified options granted subsequent to July 31, 1994 are exercisable at prices ranging from $1.00 to $1.50 per share. The exercise price of all non-qualified options granted in the future will be determined by the Board of Directors at the time of grant. Compensation expense related to granted non-qualified stock options is the excess market price over the option price, and is recognized ratably over the vesting period.

  During 1996, non-qualified options to purchase 43,100 shares of common stock were exercised, options to purchase 230,600 shares of common stock expired, and options to purchase 194,000 shares of common stock were granted. As of July 31, 1996, non-qualified options to purchase 521,500 shares of common stock have been exercised, options to purchase 1,525,400 shares of common stock are outstanding, and options to purchase 103,100 shares of common stock are available for future grant. Non-qualified options to purchase 1,132,100 shares of common stock are fully vested as of July 31, 1996. The remaining outstanding non-qualified options to purchase 393,300 shares of common stock become exercisable at a rate of 20% per annum from the date of grant.

  Non-qualified stock options to purchase 70,000 shares of common stock were granted to each of the three outside members of the Company's Board of Directors during 1993. The options are exercisable at $.70 per share and are fully vested.

NOTE 8--INCOME TAXES

  The provision for income taxes charged to operations was as follows:

                                                   1994       1995       1996
                                                ---------- ---------- ----------
Current tax expense:
  U.S. federal................................. $  620,000 $  778,000 $1,048,000
  State, local & foreign.......................    115,000     75,000    125,000
                                                ---------- ---------- ----------
    Total current..............................    735,000    853,000  1,173,000
                                                ---------- ---------- ----------
Deferred tax expense:
  U.S. federal.................................    495,000    330,000    162,000
  State, local & foreign.......................          0          0          0
    Total deferred.............................    495,000    330,000    162,000
                                                ---------- ---------- ----------
Total provision................................ $1,230,000 $1,183,000 $1,335,000
                                                ========== ========== ==========

                             IMAGE SCIENCES, INC.

  Deferred tax assets (liabilities) are comprised of the following at July 31:

                                                  1994       1995       1996
                                               ----------  ---------  ---------
Gross deferred tax assets:
  Deferred revenue............................ $  511,163  $ 387,222  $ 261,500
  Loss carryforwards..........................    168,415          0          0
  Tax credit carryforwards....................    422,312    419,129    247,531
  Accounts receivable allowance...............    110,500    110,500    119,000
  Other.......................................     31,010     82,484    136,316
                                               ----------  ---------  ---------
                                                1,243,400    999,335    764,347
                                               ----------  ---------  ---------
Gross deferred tax liabilities:
  Capitalized software........................   (778,655)  (755,433)  (660,171)
  Other.......................................          0    (57,459)   (87,778)
                                               ----------  ---------  ---------
                                                 (778,655)  (812,892)  (747,949)
                                               ----------  ---------  ---------
                                               $  464,745  $ 186,443  $  16,398
                                               ==========  =========  =========

  The provision for income taxes differs from the amount of income taxes determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income as a result of the following differences:

                               1994        1995       1996
                            ----------  ---------- ----------
Statutory U.S. tax rates..  $1,155,820  $1,083,213 $1,243,135
Increase (decrease) in
 rates resulting from:
  Nondeductible items.....      21,479      34,550     16,173
  State, local and foreign
   taxes (net)............      76,000      49,500     82,500
  Other...................     (23,299)     15,737     (6,808)
                            ----------  ---------- ----------
  Effective tax rates.....  $1,230,000  $1,183,000 $1,335,000
                            ==========  ========== ==========

  Income taxes currently payable for the years ended July 31, 1994, 1995, and 1996 were reduced by approximately $170,000 each year through the utilization of loss and tax credit carryforwards.

  The Company has approximately $247,000 of research and development tax credit, investment tax credit, and alternative minimum tax credit carryforwards which expire in various amounts from 1998 to 2011. As a result of an ownership change in 1991, the Company's utilization of tax credits generated in periods prior to the ownership change is limited to approximately $170,000 annually.

  The Company made estimated and regular income tax payments of $1,411,000, $290,000, and $700,000 during the years ended July 31, 1994, 1995, and 1996, respectively. Income taxes payable at July 31, 1996 consist of unpaid federal, state and foreign taxes.

  In September 1994, the Company received a favorable Internal Revenue Service
(IRS) tax ruling that allows it to defer software and maintenance revenues for tax purposes in conformity with financial statement presentation. The Company is required to recognize the retroactive effect of this ruling over a six year period commencing with fiscal year 1993. The impact of the favorable tax ruling resulted in a federal income tax refund receivable of $222,033 as of July 31, 1995, which was received during the year ended July 31, 1996.

                             IMAGE SCIENCES, INC.

NOTE 9--RELATED PARTY TRANSACTIONS

  Revenues aggregating $170,953, $122,340, and $160,150 in fiscal years 1994, 1995, and 1996, respectively, were earned from Xerox. These revenues relate primarily to commissions earned for assisting in the marketing of Xerox printers.

  Included in accounts receivable at July 31, 1995 and 1996 are $19,676 and $63,800, respectively, representing amounts due the Company from Xerox.

NOTE 10--SUBSEQUENT EVENT

  On January 15, 1997, the Company entered into an Agreement and Plan of Merger with FormMaker Software, Inc. ("FormMaker"), pursuant to which the stockholders of the Company and FormMaker will exchange their shares for common stock of a newly created holding company, DocuCorp, Inc. In addition, the Company will distribute $8,000,000 concurrent with the closing of the merger via (i) a tender offer to its common stock holders and certain holders of options to purchase common stock, and (ii) a dividend to its preferred stock holder. The merger is scheduled to be completed during the third quarter of fiscal 1997 and is subject to approval by the stockholders of the Company and FormMaker, and by certain governmental agencies and subject to other customary conditions. The merger is expected to qualify as a tax-free reorganization and to be accounted for as a purchase.

                              IMAGE SCIENCES, INC.

                            STATEMENTS OF OPERATIONS
                                   UNAUDITED

                                                   SIX MONTHS ENDED JANUARY 31
                                                   ---------------------------
                                                       1996          1997
                                                   ------------- -------------
Revenues
  Professional services........................... $     310,870 $     371,656
  License.........................................     1,910,487     2,042,849
  Maintenance.....................................     2,826,946     3,210,650
                                                   ------------- -------------
    Total revenues................................     5,048,303     5,625,155
                                                   ------------- -------------
Expenses
  Professional services...........................       238,301       281,775
  Product development and support.................     1,963,785     2,031,316
  Selling and marketing...........................       732,975       792,599
  General and administrative......................       874,435     1,079,291
                                                   ------------- -------------
    Total expenses................................     3,809,496     4,184,981
                                                   ------------- -------------
    Operating income..............................     1,238,807     1,440,174
  Other income (expense)..........................       101,285       205,739
                                                   ------------- -------------
    Income before income taxes....................     1,340,092     1,645,913
  Provision for income taxes......................       489,000       601,000
                                                   ------------- -------------
    Net income.................................... $     851,092 $   1,044,913
                                                   ============= =============
Net income per share of common stock.............. $        0.15 $        0.19
                                                   ============= =============
Weighted average number of shares of common stock
 and common stock equivalents used in calculating
 earnings per share...............................     5,602,432     5,415,683
                                                   ============= =============


             See accompanying notes to interim financial statements

                              IMAGE SCIENCES, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                    JANUARY 31,
                                                                       1997
                                                                    -----------
                              ASSETS
Current assets
  Cash and cash equivalents........................................ $ 6,531,562
  Short-term investments...........................................   2,974,882
  Accounts receivable, net of allowance of $350,000................   2,920,265
  Current portion of deferred taxes................................     299,367
  Other current assets.............................................     180,296
                                                                    -----------
      Total current assets.........................................  12,906,372
Fixed assets, net of accumulated depreciation of $1,606,701........     774,722
Software, net of amortization of $4,854,430........................   1,845,904
Other assets.......................................................      16,209
                                                                    -----------
                                                                    $15,543,207
                                                                    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable................................................. $   162,831
  Accrued liabilities
    Accrued compensation...........................................     343,624
    Other..........................................................     361,136
  Income taxes payable.............................................     178,516
  Deferred revenue.................................................   4,832,356
                                                                    -----------
      Total current liabilities....................................   5,878,463
Deferred taxes.....................................................     557,969
Stockholders' equity
  Preferred stock--3,000,000 shares authorized at $.10 par value,
   $1.00 liquidation value,
   1,963,433 shares issued and outstanding.........................     196,343
  Common stock--20,000,000 shares authorized at $.01 par value,
   2,335,082 shares issued and outstanding.........................      23,351
  Additional paid-in capital.......................................   1,345,764
  Retained earnings................................................   7,541,317
                                                                    -----------
      Total stockholders' equity...................................   9,106,775
                                                                    -----------
                                                                    $15,543,207
                                                                    ===========

             See accompanying notes to interim financial statements

                              IMAGE SCIENCES, INC.

                            STATEMENTS OF CASH FLOWS
                                   UNAUDITED

                                                  SIX MONTHS ENDED JANUARY 31,
                                                  ------------------------------
                                                       1996           1997
                                                  --------------  --------------
Cash flows from operating activities
  Net income....................................  $      851,092  $   1,044,913
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...............         179,889        196,483
    Amortization of capitalized software........         423,146        387,916
    Stock option compensation expense...........          25,912         24,499
    Increase (decrease) in allowance for
     doubtful accounts..........................          10,000              0
    Changes in assets and liabilities:
    (Increase) decrease in accounts receivable..         513,555      1,185,387
    (Increase) decrease in income tax refund
     receivable.................................         222,033              0
    (Increase) decrease in deferred tax assets..          14,892        100,101
    (Increase) decrease in other assets.........         (27,297)        46,274
    Increase (decrease) in accounts payable.....        (125,971)      (160,213)
    Increase (decrease) in accrued liabilities..        (144,357)      (274,147)
    Increase (decrease) in income taxes
     payable....................................        (508,000)      (476,748)
    Increase (decrease) in deferred revenue.....         209,276        565,243
    Increase in deferred tax liabilities........         247,108        174,899
                                                  --------------  -------------
      Total adjustments.........................       1,040,186      1,769,694
                                                  --------------  -------------
      Net cash provided by operating
       activities...............................       1,891,278      2,814,607
                                                  --------------  -------------
Cash flows from investing activities
  Purchase of short-term investments, net of
   maturities...................................      (1,226,311)     2,333,924
  Purchase of fixed assets......................        (155,472)      (187,877)
  Development of software.......................        (254,942)      (292,141)
                                                  --------------  -------------
      Net cash (used in) provided by investing
       activities...............................      (1,636,725)     1,853,906
                                                  --------------  -------------
Cash flows from financing activities
  Repayment of subordinated debentures..........        (255,739)             0
  Principal payments under capital lease
   obligations..................................         (27,528)       (45,967)
  Proceeds from exercise of warrants and
   options......................................           2,087              0
                                                  --------------  -------------
      Net cash used in financing activities.....        (281,180)       (45,967)
                                                  --------------  -------------
Net increase (decrease) in cash and cash
 equivalents....................................         (26,627)     4,622,546
Cash and cash equivalents at beginning of year..       2,289,980      1,909,016
                                                  --------------  -------------
Cash and cash equivalents at end of year........  $    2,263,353  $   6,531,562
                                                  ==============  =============


             See accompanying notes to interim financial statements

                                IMAGE SCIENCES

                     NOTES TO INTERIM FINANCIAL STATEMENTS

                SIX MONTHS ENDED JANUARY 31, 1996 AND 1997
                                   UNAUDITED

NOTE 1--BASIS OF PRESENTATION

  The unaudited financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the company's financial condition at January 31, 1997 and for the six month periods ended January 31, 1996 and 1997. These financial statements should be read in conjunction with the audited financial statements of the company and notes related thereto included elsewhere herein. The interim results presented herein are not necessarily representative of the results that may be expected for the fiscal year ended July 31, 1997 or for any future period.

NOTE 2--PROPOSED MERGER WITH FORMMAKER SOFTWARE, INC.

  On January 15, 1997, the Company entered into an Agreement and Plan of Merger with FormMaker Software, Inc. ("FormMaker"), pursuant to which the stockholders of the Company and FormMaker will exchange their shares for common stock of a newly created holding company, DocuCorp, Inc. In addition, the Company will distribute $8,000,000 concurrent with the closing of the merger via (i) a tender offer to its common stock holders and certain holders of options to purchase common stock, and (ii) a dividend to its preferred stock holder. The consummation of the proposed merger is subject to obtaining stockholder approval and certain other conditions. Accordingly, there can be no assurance that the merger will be completed.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of FormMaker Software, Inc.:

  We have audited the accompanying consolidated balance sheets of FormMaker Software, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FormMaker Software, Inc. as of December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand, L.L.P.

Atlanta, Georgia
January 30, 1997

                            FORMMAKER SOFTWARE, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                         1995         1996
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $ 2,163,548  $     4,925
  Receivables, net...................................   2,678,508    4,935,067
  Notes receivable...................................      66,591       85,864
  Prepaid expenses...................................     119,743      302,584
  Other current assets...............................      59,868      212,452
                                                      -----------  -----------
    Total current assets.............................   5,088,258    5,540,892
Property and equipment, net..........................   2,174,891    2,599,439
Computer software development costs, net of
 accumulated amortization
 of $1,456,781 and $2,591,020 at December 31, 1995
 and
 1996, respectively..................................   2,422,521    4,777,732
Deferred income tax asset............................     420,000      420,000
Goodwill, net of accumulated amortization of
 $282,445............................................         --     4,282,281
Other assets.........................................      31,164       80,687
                                                      -----------  -----------
    Total assets..................................... $10,136,834  $17,701,031
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to a bank............................ $       --   $ 6,083,703
  Current portion of notes payable to stockholder....         --       225,000
  Current portion of capital lease obligations.......     633,512      610,648
  Accounts payable...................................     808,508    1,434,659
  Other accrued liabilities..........................     833,338    1,333,029
  Accrued salaries...................................     165,234      770,983
  Payable to customer................................   2,100,000       89,989
  Income taxes payable...............................         --       329,464
  Deferred revenue...................................     293,308      895,006
                                                      -----------  -----------
    Total current liabilities........................   4,833,900   11,772,481
Notes payable to stockholder, less current portion...         --       400,000
Capital lease obligations, less current portion......     875,999      258,540
Other liabilities....................................     403,044      506,708
                                                      -----------  -----------
    Total liabilities................................   6,112,943   12,937,729
                                                      -----------  -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, par value $.01 per share;
   20,000,000 shares authorized, no shares issued and
   outstanding at December 31, 1995 and 1996
  Common stock, par value $.01 per share; 20,000,000
   shares authorized, 5,499,795 and 6,229,511 shares
   issued and outstanding at December 31, 1995 and
   1996, respectively................................      54,998       62,295
  Common stock warrants..............................     783,053      783,053
  Additional paid-in capital.........................   4,307,322    6,529,463
  Accumulated deficit................................  (1,050,307)  (2,540,334)
  Notes receivable--stockholders.....................     (71,175)     (71,175)
                                                      -----------  -----------
    Total stockholders' equity.......................   4,023,891    4,763,302
                                                      -----------  -----------
    Total liabilities and stockholders' equity....... $10,136,834  $17,701,031
                                                      ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            FORMMAKER SOFTWARE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                                            1994         1995         1996
                                         -----------  -----------  -----------
Revenues:
  Software licenses..................... $ 1,699,718  $ 3,196,613  $ 4,533,276
  Maintenance and other recurring.......     418,152      787,466    2,066,801
  Processing services...................   3,039,177    4,645,420    4,555,189
  Professional services and other.......   2,262,145    5,699,287    8,713,797
                                         -----------  -----------  -----------
    Total revenues......................   7,419,192   14,328,786   19,869,063
                                         -----------  -----------  -----------
Operating expenses:
  Processing services...................   2,614,660    4,148,732    4,316,891
  Professional services and other.......   1,580,199    4,222,986    7,247,600
  Research and product development......     549,531    1,253,833    2,238,897
  Sales and marketing...................     843,046    1,578,304    3,294,496
  General and administrative............     924,062    3,485,702    3,560,405
  Goodwill amortization.................                               282,445
                                         -----------  -----------  -----------
    Total operating expenses............   6,511,498   14,689,557   20,940,734
                                         -----------  -----------  -----------
    Operating income (loss).............     907,694     (360,771)  (1,071,671)
Interest expense, net...................    (216,659)    (324,726)    (418,356)
                                         -----------  -----------  -----------
    Income (loss) before income tax
     benefit............................     691,035     (685,497)  (1,490,027)
Income tax benefit--deferred............     160,000      260,000
                                         -----------  -----------  -----------
    Net income (loss)................... $   851,035  $  (425,497) $(1,490,027)
                                         ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            FORMMAKER SOFTWARE, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                               COMMON
                                STOCK           COMMON  ADDITIONAL
                         --------------------   STOCK    PAID-IN   ACCUMULATED    NOTES     STOCKHOLDERS'
                           SHARES     AMOUNT   WARRANTS  CAPITAL     DEFICIT    RECEIVABLE     EQUITY
                         ----------  --------  -------- ---------- -----------  ----------  -------------
Balance, December 31,
 1993...................  4,475,069  $ 44,751           $1,238,082 $(1,475,845)              $ (193,012)
 One-for-two reverse
  common stock split, no
  change in par value,
  retroactively stated.. (2,237,534)  (22,375)              22,375
 Stock options
  exercised.............     70,250       702                  703                                1,405
 Net income.............                                               851,035                  851,035
                         ----------  --------  -------- ---------- -----------  ---------    ----------
Balance, December 31,
 1994...................  2,307,785    23,078            1,261,160    (624,810)                 659,428
 Stock options
  exercised.............    575,619     5,756              249,992                              255,748
 Stock warrant
  exercised.............  1,585,435    15,854              479,146                              495,000
 Common stock and common
  stock warrants
  issued................  1,030,956    10,310  $783,053  2,317,024                            3,110,387
 Notes receivable issued
  in conjunction with
  common stock options
  exercised.............                                                        $ (71,175)      (71,175)
 Net loss...............                                              (425,497)                (425,497)
                         ----------  --------  -------- ---------- -----------  ---------    ----------
Balance, December 31,
 1995...................  5,499,795    54,998   783,053  4,307,322  (1,050,307)   (71,175)    4,023,891
 Stock options
  exercised.............     40,836       408                3,988                                4,396
 Common stock issued....    688,880     6,889            2,218,153                            2,225,042
 Net loss...............                                            (1,490,027)              (1,490,027)
                         ----------  --------  -------- ---------- -----------  ---------    ----------
Balance, December 31,
 1996...................  6,229,511  $ 62,295  $783,053 $6,529,463 $(2,540,334) $ (71,175)   $4,763,302
                         ==========  ========  ======== ========== ===========  =========    ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                            FORMMAKER SOFTWARE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOW
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                           1994         1995          1996
                                        -----------  -----------  ------------
Cash flows from operating activities:
 Net (loss) income....................  $   851,035  $  (425,497) $ (1,490,027)
 Adjustments to reconcile net (loss)
  income to net cash provided by
  operating activities:
 Bad debt expense.....................        8,500      151,853
 (Gain) loss on disposal of property
  and equipment.......................         (533)       2,030
 Depreciation and amortization of
  property and equipment..............      221,822      505,876       924,208
 Amortization of computer software
  development costs...................      311,841      518,989     1,134,239
 Deferred income taxes................     (160,000)    (260,000)
 Amortization of goodwill.............                                 282,444
 Long-term deferred rent liability....                   398,908        79,240
 Compensation expense associated with
  common stock grant..................                    14,500
 Changes in operating assets and
  liabilities:
 (Increase) in receivables............   (1,302,135)  (1,150,855)   (2,154,995)
 (Increase) in prepaid expenses.......      (44,524)     (74,930)      (26,793)
 (Increase) decrease in other current
  assets..............................        2,215      (25,102)     (219,030)
 (Increase) decrease in other assets..       29,550      (19,352)      (49,523)
 Increase in accounts payable.........      207,199      442,341       570,041
 (Decrease) increase in other accrued
  liabilities.........................      458,074      356,475      (384,827)
 (Decrease) increase in accrued
  salaries............................       (4,049)      95,623       605,749
 (Decrease) increase in payable to
  customer............................                 2,100,000    (2,010,011)
 (Decrease) increase in deferred
  revenue.............................       23,826      217,329       (12,351)
 (Decrease) increase in other
  liabilities.........................                    (4,512)       25,864
                                        -----------  -----------  ------------
  Net cash (used in) provided by
   operating activities...............      602,821    2,843,676    (2,725,772)
                                        -----------  -----------  ------------
Cash flows from investing activities:
 Proceeds from disposition of property
  and equipment.......................        7,298       68,883
 Expenditures for property and
  equipment...........................     (194,955)    (428,781)   (1,228,188)
 Capitalization of computer software
  development costs...................     (813,478)  (1,366,308)   (2,413,788)
 Acquisition of Micro Dynamics, Ltd.,
  net of cash acquired................                                (959,379)
                                        -----------  -----------  ------------
  Net cash used in investing
   activities.........................   (1,001,135)  (1,726,206)   (4,601,355)
                                        -----------  -----------  ------------
Cash flows from financing activities:
 Principal repayments of capital lease
  obligations.........................      (85,401)    (490,023)     (640,323)
 Proceeds from borrowings on notes
  payable to bank.....................                              13,962,703
 Principal repayments of notes payable
  to a bank...........................                  (500,000)   (8,139,000)
 Proceeds from borrowings on note
  payable to stockholder..............    1,061,000      355,000
 Principal repayments on note payable
  to stockholder......................     (381,000)  (2,348,011)
 Advances to stockholders.............     (172,000)
 Principal repayments on note due from
  stockholder.........................                   274,000
 Advances to employees................                   (66,591)      (19,273)
 Issuance of common stock and
  warrants............................        1,405    3,638,003
 Issuance of common stock under stock
  option plans........................                   184,573         4,397
 Repurchase of common stock...........                   (47,116)
                                        -----------  -----------  ------------
  Net cash provided by financing
   activities.........................      424,004      999,835     5,168,504
                                        -----------  -----------  ------------
(Decrease) increase in cash...........       25,690    2,117,305    (2,158,623)
Cash and cash equivalents at beginning
 of the year..........................       20,553       46,243     2,163,548
                                        -----------  -----------  ------------
Cash and cash equivalents at end of
 the year.............................  $    46,243  $ 2,163,548  $      4,925
                                        ===========  ===========  ============
Supplemental disclosure of cash flow
 information:
 Cash paid for interest...............  $    84,622  $   516,282  $    406,293
 Noncash investing activities:
 Execution of capitalized leases......  $   839,000  $ 1,131,507
 Noncash financing activities:
 Issuance of common stock to satisfy
  an accrued expense obligation.......                            $    125,000
 Issuance of common stock for notes
  receivable..........................               $    71,175
 Issuance of common stock relating to
  the acquisition of Micro Dynamics,
  Ltd.................................                            $  1,893,800

  The accompanying notes are an integral part of these consolidated financial statements.

                           FORMMAKER SOFTWARE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND:

  FormMaker Software, Inc. (the "Company") is engaged in developing, marketing and supporting multi-platform document automation and imaging software for use in document intensive industries. The Company also provides third-party processing and professional services.

  The Company is headquartered, and also operates a processing facility, in Atlanta, Georgia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Consolidation

  The consolidated financial statements include the accounts of FormMaker Software, Inc. and its majority owned subsidiary, Micro Dynamics, Ltd. ("MDL"). As further discussed in Note 3, the Company acquired MDL on May 17, 1996. All significant intercompany accounts and transactions have been eliminated.

 Revenue Recognition

  The Company recognizes software licensing and maintenance revenue in accordance with the American Institute of Certified Public Accountants Statement of Position No. 91-1, "Software Revenue Recognition" ("SOP 91-1"). Under SOP 91-1, the Company recognizes software license revenue upon product delivery and contract signing provided that no significant obligations remain and collection of related receivables is determined by management to be probable. Revenue from maintenance contracts and maintenance revenue that is packaged with license fees is recognized ratably over the term of the agreements. Revenue related to third-party processing and professional services, such as training and consulting, is recognized as the services are performed.

 Capitalized Computer Software Development Costs

  Research and product development expenditures, except as described below, are charged to expense as incurred. Development costs of software to be sold are charged to research and product development expense until technological feasibility is established, after which, remaining computer software development costs are capitalized and amortized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed" (SFAS 86). Management periodically evaluates the recoverability of the computer software development costs based on a comparison of undiscounted projected license revenues to the capitalized computer software development costs, net of amortization. The excess of capitalized costs, net of amortization, over undiscounted projected license revenues are expensed at the time of determination by management. Computer software development costs are amortized using the more rapid of the straight-line method over four years or the ratio of current to future gross revenues method as set forth in SFAS 86.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash and highly liquid investments purchased with original maturities of three months or less.

 Property and Equipment

  Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives of the assets. Property and equipment under capital lease is recorded at the lower of present value of future minimum lease payments or fair value at the inception of the lease and amortized on a straight-line basis over

                           FORMMAKER SOFTWARE, INC.

the term of the lease or the asset's estimated useful life, whichever is shorter. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any related gain or loss is recognized. Repairs and maintenance are expensed as incurred. Major renewals and betterments are capitalized and depreciated over the assets' estimated service life.

 Goodwill

  The excess of the purchase price of MDL over the fair value of identifiable assets and liabilities, totaling $4,564,726, was assigned to goodwill. Goodwill is being amortized on a straight-line basis over ten years. Goodwill is evaluated for impairment based on the historic and estimated future profitability of the business unit to which it relates.

 Income Taxes

  The benefit for income taxes and corresponding balance sheet accounts are determined in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, deferred tax liabilities and assets are determined based on the temporary differences between the tax bases of certain assets and liabilities and their carrying amounts for financial reporting purposes.

 Preferred Stock

  At December 31, 1996, 20,000,000 shares of preferred stock are authorized with no preferred shares outstanding. The Board of Directors of the Company is authorized to issue preferred stock at any time, in one or more series and to determine all of the designations, preferences, and rights of such stock.

 Common Stock Split

  In May 1996, a meeting of the stockholders was held authorizing a one-for-two reverse common stock split. No changes in common stock par value or authorized shares were effected as a result of this split. For all years presented herein, all share and per share data, including stock options and stock warrants, have been restated to reflect this stock split.

 Financial Instruments

  The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, notes payable and accounts payable at December 31, 1996 approximate their fair value because of the short-term maturity of the financial instruments or because of the variable interest rates with respect to notes payable.

 Reclassifications

  Certain prior year balances have been reclassified to conform to the current year's financial statement presentation.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SIGNIFICANT TRANSACTIONS:

 Recapitalization of the Company

  On December 20, 1995, the Company entered into a transaction with a group of new stockholders: Safeguard Scientifics, Inc. ("SSI"), Technology Leaders II, L.P. and Technology Leaders II Offshore C.V. (all

                           FORMMAKER SOFTWARE, INC.

three entities referred to collectively herein as the "New Stockholders"). In exchange for $3,333,333 of cash, 955,956 new shares of the Company's common stock and seven-year common stock warrants allowing the holder to purchase an additional 465,747 shares of the Company's common stock were issued. (See Note 13 for further information regarding the seven-year common stock warrants.) In addition, the New Stockholders acquired 785,335 shares of the Company's common stock from existing stockholders. The New Stockholders also purchased a common stock warrant from an existing stockholder and immediately exercised the warrant to receive 1,585,435 shares of the Company's common stock in exchange for $495,000. At December 31, 1996, the New Stockholders owned 62% of the Company's outstanding common stock. At December 31, 1996, SSI owned 46% of the Company's outstanding common stock.

 Acquisition of Micro Dynamics, Ltd.

  On May 17, 1996, the Company acquired 99.89% of the outstanding shares of common stock of Micro Dynamics, Ltd. ("MDL"). The Company issued 653,033 shares of common stock valued at $2.90 per share in exchange for 4,029,417 shares of MDL stock valued at $0.47 per share. The Company also paid cash of $947,232 in exchange for 2,015,388 shares of MDL common stock. Also, in connection with this transaction the Company issued options for 234,604 shares of the Company's common stock to former MDL optionholders. This transaction was accounted for under the purchase method of accounting. Accordingly, the results of MDL's operations are included in the consolidated statements of operations of the Company for the period from May 17, 1996 through December 31, 1996. Prior to this transaction, approximately 52% of the outstanding capital stock of MDL was owned by SSI. SSI did not receive any cash in this transaction, only shares.

  The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and MDL as if the acquisition had occurred on January 1 of each year presented.

                                                         1995          1996
                                                      -----------  ------------
   Revenues.......................................... $18,675,151  $ 20,704,698
   Net loss.......................................... $  (658,145) $ (2,678,044)

  Such pro forma amounts are not necessarily indicative of what the actual results might have been had the acquisition occurred at the beginning of each year.

4. RECEIVABLES:

  Receivables at December 31, 1995 and 1996 consist of the following:

                                                            1995        1996
                                                         ----------  ----------
   Trade accounts receivable............................ $2,755,929  $4,415,567
   Unbilled receivables.................................     46,802     575,380
   Other receivables....................................     25,777      25,306
                                                         ----------  ----------
                                                          2,828,508   5,016,253
   Less allowance for doubtful accounts.................   (150,000)    (81,186)
                                                         ----------  ----------
                                                         $2,678,508  $4,935,067
                                                         ==========  ==========

  Bad debt expense was $8,500, $151,853 and $0 for 1994, 1995 and 1996, respectively.

                           FORMMAKER SOFTWARE, INC.

5. PROPERTY AND EQUIPMENT:

  Property and equipment at December 31, 1995 and 1996, consists of the following:

                                                                 DEPRECIABLE
                                         1995         1996      LIVES IN YEARS
                                      -----------  -----------  --------------
Computer equipment and purchased
 software............................ $   851,202  $ 1,634,816        3
Office furniture and equipment.......     304,084      869,226        7
Computer equipment under capital
 lease...............................   1,638,388    1,638,388       3-5
Office furniture and equipment under
 capital lease.......................     445,324      445,324        7
                                      -----------  -----------
                                        3,238,998    4,587,754
Less accumulated depreciation and
 amortization........................  (1,064,107)  (1,988,315)
                                      -----------  -----------
                                      $ 2,174,891  $ 2,599,439
                                      ===========  ===========

  The Company executed capital leases with values of $839,000, $1,131,507 and $0 in 1994, 1995 and 1996, respectively, representing noncash financing activities. Accumulated amortization on computer equipment under capital lease was $483,776 and $988,701 at December 31, 1995 and 1996, respectively. Accumulated amortization on office furniture and equipment under capital lease was $31,809 and $95,426 at December 31, 1995 and 1996, respectively. Substantially all of the Company's property and equipment is pledged as collateral under various borrowing arrangements.

  Depreciation and amortization expense for 1994, 1995 and 1996, including amortization on property and equipment under capital lease, was $221,822, $505,876 and $924,208, respectively.

  As of December 1, 1995, the Company reevaluated its computer equipment and purchased software and changed their estimated useful lives to approximately three years from five years.

6. COMPUTER SOFTWARE DEVELOPMENT COSTS:

  During 1994, 1995 and 1996, the Company charged to expense $311,841, $518,989 and $1,134,239, respectively, relating to the amortization of capitalized computer software development costs. Such amortization is included in research and product development on the consolidated statements of operations. As of December 1, 1995, the Company reevaluated its amortization policy for capitalized computer software development costs and changed the amortization period for these costs to four years from five years.

  During 1994, 1995 and 1996, the Company charged to expense $57,037, $418,097 and $632,222, respectively, in research and development costs. Such expense is included in research and product development on the consolidated statements of operations.

7. NOTES PAYABLE TO A BANK:

  On December 20, 1995, the Company entered into a new revolving credit facility with a bank (the "Lender"). The maximum amount available under this credit arrangement is $10,000,000. As of December 31, 1995 and 1996, $0 and $6,083,703 of this credit arrangement was utilized, respectively. Amounts outstanding under this credit arrangement bear interest at variable rates determined by various provisions of the credit arrangement. These rates generally approximate or equal the Lender's Prime Rate or the London Interbank Rate (LIBOR). At December 31, 1996, the balance consisted of $4,083,703 outstanding on a line of credit bearing interest at 8.25% and two $1,000,000 LIBOR notes, each bearing interest at 7.50%. The weighted average interest rate on the revolving credit facility was 8% at December 31, 1996.

                           FORMMAKER SOFTWARE, INC.

  Interest is payable monthly. The revolver has a provision allowing for the Company to convert the obligation as of December 20, 1997 into a term loan provided that the Company has given the Lender thirty-days written notice, has not defaulted, and has not experienced a material and adverse change to its business and operations. The principal balance of the term loan shall be repaid in twenty-four consecutive installments due the first day of each month, beginning January 1, 1998. The first twenty-three such installments shall each be in an amount equal to 1/36th of the initial principal balance of the term loan and the final installment shall be equal to the remaining principal balance of the term loan.

  Amounts outstanding under this credit arrangement are collateralized by substantially all of the Company's assets and repayment is guaranteed by the New Stockholders.

8. NOTE PAYABLE TO STOCKHOLDER:

  In connection with the acquisition of MDL, as discussed in Note 3, the Company assumed notes payable to SSI in the amounts of $350,000 and $275,000. At December 31, 1996, these notes bear interest at 9.25%. During 1996, the Company incurred $37,475 in interest expense on these notes. These notes were amended on January 10, 1997. Under the amended terms, an initial payment of $50,000 was made in January 1997. Monthly principal payments of approximately $16,000 plus accrued interest are due for thirty-six months commencing February 1, 1997. These notes bear interest at prime plus 1%.

9. INCOME TAXES:

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are as follows:

                                                         1995        1996
                                                      ----------  -----------
   Deferred tax assets:
     Net operating loss carryforward................. $1,415,009  $ 2,603,766
     Research and development credit carryforward....    160,802      212,102
     Other...........................................    244,357      255,095
                                                      ----------  -----------
       Total deferred tax assets.....................  1,820,168    3,070,963
                                                      ----------  -----------
   Deferred tax liabilities:
     Capitalized computer software costs.............    920,558    1,424,954
     Property and equipment depreciation
      differences....................................     57,075       39,949
                                                      ----------  -----------
       Total deferred tax liabilities................    977,633    1,464,903
                                                      ----------  -----------
   Net deferred tax assets, before valuation
    allowance........................................    842,535    1,606,060
   Less: valuation allowance.........................   (422,535)  (1,186,060)
                                                      ----------  -----------
   Net deferred tax asset............................ $  420,000  $   420,000
                                                      ==========  ===========

  At December 31, 1996, the Company had net operating loss carryforwards for U.S. tax purposes of approximately $6,350,000. The net operating loss carryforwards generally expire in the years ending 2000 through 2011. At December 31, 1996, the Company had Research and Development (R&D) credit carryforwards of approximately $212,000. The R&D credit carryforwards will generally expire in the years ending 2006 through 2011. Due to ownership changes, a portion of the Company's net operating loss carryforwards and R&D credit is subject to an annual cumulative limitation with respect to the amount which may be utilized in any one year. The Company believes realization of the net deferred tax asset to be more likely than not.

  During 1994, the Company recognized an income tax benefit of $160,000 on income before income tax benefit of $691,035. This benefit resulted from the recognition of net operating loss carryforwards.

                           FORMMAKER SOFTWARE, INC.

10. DEFINED CONTRIBUTION PENSION PLAN:

  The Company sponsors a defined contribution 401(k) pension plan covering substantially all employees of the Company. Employees can contribute a maximum of 15% of their salary to the plan. Employer matches are made at the Company's discretion. The Company recognized expense under the 401(k) plan of approximately $0, $19,754 and $59,027 during 1994, 1995 and 1996, respectively.

11. COMMITMENTS AND CONTINGENCIES:

  The Company leases office space and equipment under noncancelable capital and operating lease agreements. The aggregate minimum noncancelable lease payments at December 31, 1996 are as follows:

                                                     CAPITAL   OPERATING
                                                     LEASES      LEASES
                                                    --------- ------------
   1997............................................ $ 675,890 $  2,006,000
   1998............................................   263,313    2,089,000
   1999............................................              2,185,000
   2000............................................              1,865,000
   2001............................................              1,291,000
   Thereafter......................................              1,191,000
                                                    --------- ------------
   Total minimum lease payments....................   939,203 $ 10,627,000
                                                              ============
   Less amount representing interest...............    70,015
                                                    ---------
   Present value of net minimum capital lease
    payments.......................................   869,188
   Less current portion of capital lease
    obligations....................................   610,648
                                                    ---------
   Noncurrent portion of capital lease
    obligations.................................... $ 258,540
                                                    =========

  The capital leases principally carry a weighted-average imputed interest rate of 10.50%. Rent expense for the years ended December 31, 1994, 1995 and 1996 was $216,844, $891,502 and $940,799, respectively.

12. COMMON STOCK OPTIONS:

  The Company has adopted two non-qualified common stock option plans and one incentive stock option plan: FormMaker Software, Inc. 1989 Non-Qualified Stock Option Plan for Key Employees (the "1989 Plan"), FormMaker Software, Inc. 1990 Non-Qualified Stock Option Plan for Non-Employee Directors ("the 1990 Plan"), and the FormMaker Software, Inc. 1996 Equity Compensation Plan ("the 1996 Plan") for the benefit of certain employees and directors of the Company.

  Options are granted at the discretion of the Board of Directors, its committee or the plan administrator as stated in the plan documents. Each option granted under the Plans entitles the optionee to purchase one share of the Company's common stock.

 FormMaker Software, Inc. 1989 Non-Qualified Stock Option Plan for Key
Employees

  The 1989 Plan authorized the issuance, pursuant to the exercise of options granted, of up to 750,000 shares of common stock. Options granted under the 1989 Plan vested equally over the three year period following the date of grant. At the date of issuance, the options' exercise price equaled or exceeded the estimated fair value of the Company's common shares. A total of 583,750 options granted under the 1989 Plan have been exercised. At December 31, 1996, 166,250 options were outstanding under the 1989 Plan. The maximum term of options granted under this plan is 10 years.

                           FORMMAKER SOFTWARE, INC.

 FormMaker Software, Inc. 1990 Non-Qualified Stock Option Plan for Non-Employee Directors

  The 1990 Plan authorized the issuance, pursuant to the exercise of options granted, of up to 250,000 shares of common stock. Options granted under the 1990 plan were fully vested at the time of grant. At the date of issuance, the options' exercise price equaled or exceeded the estimated fair value of the Company's common shares. A total of 105,000 options granted under the 1990 Plan have been exercised. At December 31, 1996, no options were outstanding under the 1990 Plan.

 FormMaker Software, Inc. 1996 Equity Compensation Plan

  The 1996 Plan authorized the issuance, pursuant to the exercise of options granted, of up to 1,066,206 shares of common stock. The options issued under the 1996 Plan generally vest equally over a four year period. At the date of issuance, the options' exercise price equaled or exceeded the estimated fair value of the Company's common shares, except for 141,649 options issued to former MDL optionholders in connection with the Company's acquisition of MDL. The exercise price of options issued under the 1996 Plan ranged from $0.62 to $4.63. At December 31, 1996, 755,189 options were outstanding under the 1996 Plan; 141,664 of which were exercisable. The maximum term of options granted under this plan is 10 years.

 Other outstanding options

  The company issued an additional 92,955 stock options during 1996 in connection with the Micro Dynamics, Ltd. acquisition that are not covered under the existing stock option plans. All of these options are fully vested and have an exercise price ranging from $2.47 to $6.17. In addition, 5,000 stock options are outstanding that were issued in connection with a 1988 business acquisition. These options are fully vested and have an exercise price of $0.20 per share and do not expire.

  At December 31, 1996, the Company has three stock-based compensation plans, as described above. The Company applies APB Opinion 25 and related interpretations in accounting for its plans. No compensation cost has been recognized for its fixed stock option plans. Had compensation cost for the Company's stock-based plans been determined based on the fair value at the grant dates, consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have been increased by a pro forma amount of $0 and $75,647 in 1995 and 1996, respectively, to a net loss of $425,497 and $1,565,674, respectively. For purposes of computing these pro forma amounts, the Black-Scholes option-pricing model was used with a risk-free interest rate assumption of 5.2% for 1995 and 6.2% to 6.5% for 1996, and an estimated option life assumption of five years for both 1995 and 1996.

                           FORMMAKER SOFTWARE, INC.

  A summary of the status of the Company's three fixed stock option plans as of December 31, 1994, 1995 and 1996 and changes during the years ending on those dates is presented below.

                             1996 PLAN           1990 PLAN          1989 PLAN
                         ------------------- ------------------ -------------------
                                   WEIGHTED-          WEIGHTED-           WEIGHTED-
                                    AVERAGE            AVERAGE             AVERAGE
                                   EXERCISE           EXERCISE            EXERCISE
                          SHARES     PRICE   SHARES     PRICE    SHARES     PRICE
                         --------  --------- -------  --------- --------  ---------
Outstanding at December
 31, 1993...............                      95,000    $0.02    564,334    $0.51
 Granted................                      10,000    $0.02
 Exercised..............                     (70,000)   $0.02
 Forfeited or expired...                                        (108,334)   $0.51
                                             -------            --------
Outstanding at December
 31, 1994...............                      35,000    $0.02    456,000    $0.51
 Granted................                                         163,000    $3.48
 Exercised..............                                        (448,750)   $0.51
 Forfeited or expired...                                          (2,500)   $0.50
                                             -------            --------
Outstanding at December
 31, 1995...............                      35,000    $0.02    167,750    $3.41
 Granted................  967,383    $3.20
 Exercised..............                     (35,000)   $0.02     (1,500)   $0.50
 Forfeited or expired... (212,194)   $3.26
                         --------            -------            --------
Outstanding at December
 31, 1996...............  755,189    $3.18       --     $ --     166,250    $3.42
                         ========            =======            ========
Options Exercisable at
 December 31, 1996......  141,664                                166,250

  The weighted-average grant-date fair value of options granted was $0 and $0.71 for the years ended December 31, 1995 and 1996, respectively.

  The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                               OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                        --------------------------------- ---------------------
                                     WEIGHTED-
                                      AVERAGE   WEIGHTED-   NUMBER    WEIGHTED-
                          NUMBER     REMAINING   AVERAGE  EXERCISABLE  AVERAGE
                        OUTSTANDING CONTRACTUAL EXERCISE      AT      EXERCISE
EXERCISE PRICES         AT 12/31/96    LIFE       PRICE    12/31/96     PRICE
---------------         ----------- ----------- --------- ----------- ---------
1996 Plan
  $0.62................    86,706      9.38       $0.62      86,706     $0.62
  $3.48................   648,871      9.17       $3.48      47,371     $3.48
  $4.63................    19,612      9.38       $4.63       7,587     $4.63
                          -------                           -------
                          755,189                           141,664
                          =======                           =======
1989 Plan
  $0.50................     3,250      5.27       $0.50       3,250     $0.50
  $3.48................   163,000      8.98       $3.48     163,000     $3.48
                          -------                           -------
                          166,250                           166,250
                          =======                           =======

13. COMMON STOCK WARRANTS:

  In June 1991, the Company issued a Warrant to Purchase Common Stock (the "Warrant") to a stockholder in connection with the stockholder's pledge of securities to collateralize a revolving credit facility with a bank. The Warrant entitled the stockholder to acquire, for $495,000, the number of shares of common stock, which, when combined with the shares of common stock previously issued to the stockholder, would equal immediately following the exercise in full of the Warrant a 40% interest in the common stock of the Company pursuant to the terms and conditions set forth in the Warrant document.

                           FORMMAKER SOFTWARE, INC.

  On December 20, 1995, the Warrant was sold by N.G. Wade Investment Company to SSI for approximately $5,517,000 or $3.48 per share. The Warrant was immediately exercised and SSI received 1,585,435 of the Company's common stock in exchange for $495,000.

  Under the terms of the Company's recapitalization, the Company issued seven-year warrants to the New Stockholders. These warrants originally allowed the New Stockholders to purchase an aggregate of 372,823 shares of common stock, exercisable at a purchase price of $.01 per share. Subsequent to December 31, 1995, a portion of the warrants allowing the New Stockholders to purchase 57,076 shares of common stock were exchanged for new warrants allowing the New Stockholders to purchase 150,000 shares of common stock at a purchase price of $3.48 per share. This transaction was effective as of the date of the recapitalization and has been given retroactive treatment in the 1995 financial statements.

14. RELATED PARTY TRANSACTIONS:

  The Company maintains a service agreement with SSI whereby the Company receives various administrative and consulting services in exchange for a fee. During 1996, the Company paid a total of $74,661 to SSI for these services. At December 31, 1996, the Company had $11,430 in accounts receivable and $253,396 in accounts payable and accrued expenses with respect to SSI. Other related party transactions are also described elsewhere in the Notes to these consolidated financial statements.

15. RISK CONCENTRATIONS:

  The Company has entered into various agreements with a major customer ("Policy Management Systems Corporation" or "PMSC") to provide certain third-party processing services and to grant PMSC certain rights to market the Company's proprietary software. Revenue for 1994, 1995 and 1996 includes $3,039,117, $4,645,420 and $4,555,189, respectively, from providing third-
party processing services to PMSC. Additionally, revenue of $3,233,233, $5,630,735 and $8,357,216 has been recognized by the Company in 1994, 1995 and 1996, respectively, as a result of sublicensing by PMSC of the Company's proprietary software and related implementation services. At December 31, 1995 and 1996, $2,096,000 and $1,438,247, respectively, due from PMSC was included in trade accounts receivable. At December 31, 1995 and 1996, $2,100,000 and $89,989, respectively, due to PMSC was included in payable to customer.

  In January 1997, the Company and PMSC amended their marketing agreement, whereby, beginning January 1, 1998, PMSC can unilaterally terminate the marketing agreement for any reason whatsoever by providing 90 days' prior written notice to the Company. In addition, PMSC may terminate the agreement as a result of the merger transaction expected to close in April 1997 (see
Note 16) by providing 10 days' prior written notice to the Company. Unless renewed or terminated at an earlier date, the marketing agreement will terminate on December 31, 1999.

  On October 13, 1995, the Company and PMSC entered into an amendment to their marketing agreement, whereby, PMSC purchased software licenses for inventory and prospective sublicensing to end users in the amount of $2 million. Under this Amendment PMSC was to receive credit in the amount of $2.6 million against amounts which would otherwise have been due the Company on future licenses. The Company recorded $2 million in license fee revenue with respect to this transaction.

  On December 31, 1995, the Company and PMSC agreed to further amend their marketing agreement generally to provide for (a) the return of $1 million in inventory purchased as the result of the October 13, 1995 amendment and the elimination of the related $600,000 credit, (b) the elimination of PMSC's "exclusive" right to market and sublicense the Company's software within a particular segment of an industry and (c) the elimination of $750,000 in credits which were to be applied against future service billings. As a result of this amendment the Company paid $2.1 million to PMSC on January 3, 1996. The Company recorded, in its 1995

                           FORMMAKER SOFTWARE, INC.

financial statements, the $1 million in returned inventory as a reduction in revenue and a charge to general and administrative expense in the amount of $1.1 million as a result of this latter amendment.

  For the foreseeable future, it is anticipated that a significant portion of the Company's revenues will be derived from the licensing and maintaining of its software products. Certain of the Company's document automation competitors may have greater financial, technical, marketing and other resources than the Company. The Company believes that its line of products currently have distinctive features which make these products competitive. However, the Company's failure to compete effectively could have a material adverse effect on its financial condition and results of operations.

  The Company's software development is largely dependent upon certain key employees. Loss of services of these key employees could have a material adverse effect on the Company's business and prospects.

  Substantially all of the end users of the Company's software and services are in the insurance industry.

16. SUBSEQUENT EVENT:

  On January 15, 1997, the Company and Image Sciences, Inc. ("ISI") entered into an Agreement and Plan of Merger ("Merger Agreement"). The Merger Agreement contemplates the merger of the Company and ISI into a newly formed holding company, DocuCorp, Inc. ("DocuCorp") via a stock-for-stock transaction. Under the merger, ISI stockholders would receive approximately 52% of DocuCorp's shares and the Company's stockholders would receive the remaining 48% of DocuCorp's shares. Completion of the merger is subject to certain conditions and is expected to close in April 1997. The merger would be recorded under the purchase method of accounting, and ISI would be treated as the accounting acquiror.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Micro Dynamics Ltd.
Silver Spring, Maryland

  We have audited the accompanying balance sheets of Micro Dynamics Ltd. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

McLean, Virginia
January 25, 1996
(February 2, 1996 as to Note 9)

                              MICRO DYNAMICS, LTD.

                                 BALANCE SHEETS

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash............................................... $    49,479  $    97,390
  Accounts receivable................................     833,346    1,122,561
  Inventory..........................................      10,664       52,456
  Prepaid expenses and other.........................      34,232       16,037
                                                      -----------  -----------
    Total current assets.............................     927,721    1,288,444
                                                      -----------  -----------
Property and equipment:
  Computer and other equipment.......................     732,653      935,487
  Furniture and fixtures.............................     123,353      122,305
                                                      -----------  -----------
    Total property and equipment.....................     856,006    1,057,792
  Less accumulated depreciation......................    (577,433)    (679,210)
                                                      -----------  -----------
    Net property and equipment.......................     278,573      378,582
Deferred software development costs, net of
 accumulated amortization of $935,618 in 1995 and
 $529,490 in 1994....................................   1,423,886    1,450,224
                                                      -----------  -----------
                                                      $ 2,630,180  $ 3,117,250
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank line of credit................................ $   170,000  $       --
  Notes payable to related party.....................         --       275,000
  Accounts payable and accrued expenses..............     601,276      833,375
  Deferred revenue and customer deposits.............     716,082      642,070
                                                      -----------  -----------
    Total current liabilities........................   1,487,358    1,750,445
                                                      -----------  -----------
Long term note payable to related party..............     275,000          --
                                                      -----------  -----------
    Total liabilities................................   1,762,358    1,750,445
                                                      -----------  -----------
Commitments and Contingencies
Stockholders' equity
  Common stock, Class A, $.01 par value, authorized
   12,000,000 shares; 5,938,803 and 5,855,970 shares
   issued and outstanding in 1995 and 1994,
   respectively......................................      59,389       58,560
  Common stock, Class B, $.01 par value, authorized
   1,600,000 shares; none issued and outstanding.....         --           --
  Additional paid-in capital.........................   2,654,697    2,647,242
  Accumulated deficit................................  (1,846,264)  (1,338,997)
                                                      -----------  -----------
    Total stockholders' equity.......................     867,822    1,366,805
                                                      -----------  -----------
                                                      $ 2,630,180  $ 3,117,250
                                                      ===========  ===========

                See accompanying notes to financial statements.

                              MICRO DYNAMICS, LTD.

                            STATEMENTS OF OPERATIONS

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                          1995         1994
                                                       -----------  -----------
Revenues..............................................  $4,346,365   $6,545,788
Cost of products and services.........................   1,082,272    2,462,009
                                                       -----------  -----------
    Gross profit......................................   3,264,093    4,083,779
                                                       -----------  -----------
Expenses:
  Selling, general and administrative expense.........   2,242,089    2,479,396
  Research and development expense....................   1,323,373    1,236,710
  Depreciation........................................     183,858      204,059
                                                       -----------  -----------
    Total expenses....................................   3,749,320    3,920,165
                                                       -----------  -----------
    Operating (loss) income...........................    (485,227)     163,614
Other income..........................................       6,906        3,537
Interest expense......................................     (28,946)     (25,586)
                                                       -----------  -----------
    Net (loss) profit................................. $  (507,267) $   141,565
                                                       ===========  ===========



                 See accompanying notes to financial statement.

                              MICRO DYNAMICS, LTD.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                         CLASS A COMMON STOCK   ADDITIONAL                  TOTAL
                         ----------------------- PAID-IN   ACCUMULATED  STOCKHOLDERS'
                           SHARES    PAR VALUE   CAPITAL    (DEFICIT)      EQUITY
                         ----------- --------------------- -----------  -------------
Balance, January 1,
 1994...................   5,733,595    $57,336 $2,636,228 $(1,480,562)  $1,213,002
  Exercise of stock
   options..............     122,375      1,224     11,014                   12,238
  Net income............                                       141,565      141,565
                         -----------  --------- ---------- -----------   ----------
Balance December 31,
 1994...................   5,855,970     58,560  2,647,242  (1,338,997)   1,366,805
  Exercise of stock
   options..............      82,833        829      7,455                    8,284
  Net loss..............                                      (507,267)    (507,267)
                         -----------  --------- ---------- -----------   ----------
Balance, December 31,
 1995...................   5,938,803    $59,389 $2,654,697 $(1,846,264)  $  867,822
                         ===========  ========= ========== ===========   ==========




                See accompanying notes to financial statements.

                              MICRO DYNAMICS, LTD.

                            STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
Cash flows from operating activities:
 Net income (loss)................................... $  (507,267) $   141,565
 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization......................     735,651      491,481
  Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable........     289,215     (247,685)
   Decrease in inventory.............................      41,792       59,668
   Increase in prepaid expenses and other............     (18,195)      (2,732)
   Increase (decrease) in accounts payable and
    accrued expenses.................................    (232,099)     229,139
   Increase in deferred revenue and customer
    deposits.........................................      74,012       96,596
   Decrease in other noncurrent liabilities..........         --       (17,145)
                                                      -----------  -----------
    Net cash provided by operating activities........     383,109      750,887
                                                      -----------  -----------
Cash flows from investing activities:
 Purchase of property and equipment..................     (83,849)     (80,595)
 Capitalized software development costs..............    (525,455)    (535,900)
                                                      -----------  -----------
    Net cash used by investing activities............    (609,304)    (616,495)
                                                      -----------  -----------
Cash flows from financing activities:
 Proceeds from bank line of credit...................     170,000          --
 Repayment of note payable to related party..........         --      (143,750)
 Proceeds from exercise of stock options.............       8,284       12,238
                                                      -----------  -----------
    Net cash used in financing activities............     178,284     (131,512)
                                                      -----------  -----------
    Net increase (decrease) in cash..................     (47,911)       2,880
Cash, beginning of year..............................      97,390       94,510
                                                      -----------  -----------
Cash, end of year.................................... $    49,479  $    97,390
                                                      ===========  ===========
Supplemental disclosure of cash flows information:
 Cash paid during the year for interest.............. $    28,284  $    29,950

                See accompanying notes to financial statements.

                             MICRO DYNAMICS, LTD.

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1994

(1) DESCRIPTION OF OPERATIONS

  Micro Dynamics, Ltd. (the Company) is a developer and provider of document imaging systems. The Company combines state-of-the-art, off-the-shelf hardware with its own multi-user software to provide complete, integrated solutions.

  Incorporated in 1985, the Company is headquartered in Silver Spring, Maryland, with a regional sales office in California. The Company's primary customers are Fortune 500 companies and the U.S. Government.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Revenue Recognition

  The Company's principal sources of revenue are from software license fees and sales of hardware components and accessories. The Company recognizes revenue from software license fees at the time the software is delivered to and accepted by the customer. Revenue on sales of computer hardware is recognized at the time merchandise is shipped.

  Revenue from consulting and other software related services is recognized as services are rendered. Revenue from post-contract customer support (PCS or maintenance) agreements and software upgrade agreements is deferred and recognized ratably over the term of the agreements.

 (b) Deferred Software Development Costs

  The Company owns certain proprietary rights to computer software systems that the Company licenses to customers. Deferred software development costs consist of costs incurred to develop software. Capitalization of internally developed software begins upon the establishment of technological feasibility. The ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies. Capitalization of computer software costs ceases when the product is available for general release to customers.

  Amortization is recorded on a product by product basis. The annual amortization amount is computed using the straight-line method over the remaining estimated economic life of the product, generally three years. Amortization expense for the years ended December 31, 1995 and 1994 was approximately $551,800 and $287,000 respectively.

 (c) Inventory

  Inventory consists principally of computer hardware components and is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

 (d) Property and Equipment

  Property and equipment are recorded at cost. Depreciation is calculated using straight-line or accelerated methods over the estimated useful lives of the related equipment, which range from 5 to 7 years.

                             MICRO DYNAMICS, LTD.

 (e) Deferred Revenue and Customer Deposits

  Deferred revenue consists principally of amounts received in advance for software upgrades and maintenance contracts. Customer deposits represent amounts received from customers, principally at signing of the sales contract, in advance of system delivery.

 (f) Income Taxes

  Income taxes are accounted for under Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes," which utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

(3) NOTES PAYABLE

  Notes payable consist of the following:

                                                              DECEMBER 31,
                                                           --------------------
                                                             1995       1994
                                                           ---------  ---------
   Bank line of credit.................................... $ 170,000  $     --
   Note payable to related party..........................   275,000    250,000
   Demand note payable to related party...................       --      25,000
                                                           ---------  ---------
                                                             445,000    275,000
   Current portion........................................  (170,000)  (275,000)
                                                           ---------  ---------
   Long term.............................................. $ 275,000  $     --
                                                           =========  =========

  During 1995, the Company secured a line of credit with a bank in the amount of $750,000, which is subject to a borrowing base limitation utilizing eligible accounts receivable. The line which bears interest at the prevailing prime rate (7.5%), is guaranteed up to $500,000 by the majority stockholder, and is due August 31, 1996. The line which is secured by accounts receivable requires, among other provisions, the maintenance of certain operating ratios and certain other covenants. Borrowings in excess of $500,000 are subject to additional bank covenants.

  During 1995, the demand note and the note payable to related party, the majority shareholder, were combined into one promissory note. This note bears interest at the prime rate of interest plus 1% which was 8.5% at December 31, 1995 and is due January 31, 1997.

  Subsequent to December 31, 1995, the Company secured an additional $350,000 line of credit with the majority shareholder, which expires in June 1996.

(4) PROFIT-SHARING PLAN

  The Company has a defined contribution profit-sharing plan with a 401(k) feature. All employees become eligible to participate in the plan after completing one year of service. Employees' voluntary contributions may not exceed 15 percent of their respective compensation or $9,240. Under this plan, all employer contributions are at the Company's discretion. No employer contributions were made for 1995 and 1994.

                             MICRO DYNAMICS, LTD.

(5) INCOME TAXES

  There is no provision for income taxes for the year ended December 31, 1994 due to the utilization of net operating loss carryforwards and for 1995 because of the net loss for the year.

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented as follows:

                                                            DECEMBER 31,
                                                        ----------------------
                                                           1995        1994
                                                        ----------  ----------
Deferred tax assets:
  Deferred revenue..................................... $   29,233  $  155,148
  Deferred rent benefits...............................        --        2,669
  Accounts payable.....................................     38,620      38,620
  Loss carryforward....................................    974,521     849,648
                                                        ----------  ----------
    Gross deferred tax assets..........................  1,042,374   1,046,085
      Less valuation allowance.........................   (460,750)   (448,141)
                                                        ----------  ----------
    Net deferred tax assets............................    581,624     597,944
Deferred tax liabilities:
  Property and equipment, due to differences in
   depreciation........................................    (31,719)    (37,867)
  Deferred software development costs..................   (549,905)   (560,077)
                                                        ----------  ----------
    Gross deferred tax liabilities.....................   (581,624)   (597,944)
                                                        ----------  ----------
Net deferred tax assets (liabilities).................. $      --   $      --
                                                        ==========  ==========

  At December 31, 1995, the Company has operating loss carryforwards of approximately $2,517,000, subject to certain limitations. If not used to offset future taxable income, the loss carryforwards will begin to expire in 2007. In the event of a significant change in the ownership of the Company, the utilization of such loss carryforwards could be substantially limited.

(6) STOCK OPTIONS

  During 1990, the Company issued options to purchase 477,800 shares of Class A common stock with an exercise price of $1.00 per share which was the Company's estimate of fair market value of the shares at the time the options were issued. These options were immediately exercisable, but no options have been exercised to date.

  During 1993, the Company adopted a stock option plan providing for the issuance, at fair market value, of qualified and non qualified stock options under Section 422A of the Internal Revenue Code. The options granted will expire in a period not to exceed ten years after the date of grant. Options granted under the plan may not be transferred by the holder. The plan is currently authorized to issue 1,788,523 options which can be exercised to purchase one share of Class A common stock per option. The Company has reserved 1,788,523 of its authorized shares for this plan.

  An additional 716,000 shares have been offered to participants of the plan by other stockholders of the Company, which accumulates to 2,504,523 shares to be offered under the plan. During 1995, 2,500 of these options were exercised.

                             MICRO DYNAMICS, LTD.

  A summary of employee stock options issued under the 1994 plan is as follows:

                                                              DECEMBER 31,
                                                           --------------------
                                                             1995       1994
                                                           ---------  ---------
   Outstanding at beginning of year....................... 1,915,333  2,327,000
     Granted..............................................   129,500    208,000
     Exercised............................................   (85,333)  (122,375)
     Expired..............................................  (470,500)  (497,292)
                                                           ---------  ---------
   Outstanding at end of year............................. 1,489,000  1,915,333
                                                           =========  =========
   Exercisable at end of year.............................   897,000    863,165
   Price range of options outstanding..................... $.10-$.75  $.10-$.75

(7) RELATED PARTIES TRANSACTIONS

  The majority shareholder provides management advisory services to the Company pursuant to an operating agreement, and is compensated at 1% of net sales from products and services. During 1995 and 1994 the company incurred $43,464 and $60,132, respectively, in management fees for services rendered. Included in accounts payable and accrued expenses is $100,000 due to stockholders, who were former employees, that is payable upon the occurrence of certain future events.

(8) COMMITMENTS AND CONTINGENCIES

  Leases--Rent expense on operating leases related to office space was $258,019 and $247,663 for the years ended December 31, 1995 and 1994, respectively. The lease on the Company's headquarters has expired and was renewed for a four month term, until April 1996. Equipment lease expense was $50,799 and $52,357 for the years ended December 31, 1995 and 1994, respectively.

  Litigation--The Company has filed a lawsuit against a former customer, and the customer has filed counter-claims in the case. The case is in the preliminary stages of discovery and the outcome of this litigation is not currently predictable. The Company believes that the results of this litigation will not have a material effect on the results of the operations or the financial position of the Company.

(9) SUBSEQUENT EVENT

  Subsequent to December 31, 1995, the Company has entered into a non-binding agreement that would allow for the sale of up to 100% of the Company's common stock.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                 DOCUCORP, INC.
                           (A DELAWARE CORPORATION),

                                ISI MERGER CORP.
                             (A TEXAS CORPORATION),

                          FORMMAKER ACQUISITION CORP.
                            (A GEORGIA CORPORATION),

                              IMAGE SCIENCES, INC.
                             (A TEXAS CORPORATION)

                                      AND

                            FORMMAKER SOFTWARE, INC.
                            (A GEORGIA CORPORATION)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

 SECTION                                                                  PAGE
 -------                                                                  ----
 1.  Definitions.........................................................  A-2
 2.  Plan of Merger......................................................  A-9
     2.1  Surviving Corporation.........................................   A-9
     2.2  Effective Time................................................   A-9
     2.3  Effects of the Merger.........................................   A-9
     2.4  Name of the Surviving Texas Corporation and the Surviving
          Georgia Corporation;
          Articles of Incorporation and Bylaws..........................   A-9
     2.5  Directors and Officers........................................   A-9
     2.6  Conversion of Image Sciences Securities.......................   A-9
     2.7  Conversion of FormMaker Securities............................  A-10
     2.8  Capital Stock of Texas Sub and Georgia Sub....................  A-11
     2.9  Approval by Shareholders......................................  A-11
     2.10 Merger Closing................................................  A-12
     2.11 Dissenting Shares.............................................  A-12
     2.12 Exchange of Converted Shares, Image Sciences Options,
          FormMaker Options and FormMaker Warrants......................  A-12
     2.13 No Further Transfer of Shares.................................  A-13
 3.  Closing............................................................. A-13
     3.1  Location, Date................................................  A-13
     3.2  Deliveries....................................................  A-13
 4.  Representations and Warranties of Image Sciences.................... A-14
     4.1  Corporate Status..............................................  A-14
     4.2  Authorization.................................................  A-14
     4.3  Consents and Approvals........................................  A-14
     4.4  Capitalization and Stock Ownership............................  A-14
     4.5  Financial Statements..........................................  A-14
     4.6  Title to Assets and Related Matters...........................  A-15
     4.7  Real Property.................................................  A-15
     4.8  Certain Personal Property.....................................  A-15
     4.9  Non-Real Estate Leases........................................  A-16
     4.10 Accounts Receivable...........................................  A-16
     4.11 Inventory.....................................................  A-16
     4.12 Liabilities...................................................  A-16
     4.13 Taxes.........................................................  A-16
     4.14 Subsidiaries..................................................  A-16
     4.15 Legal Proceedings and Compliance with Law.....................  A-16
     4.16 Contracts.....................................................  A-17
     4.17 Insurance.....................................................  A-18
     4.18 Intellectual Property and Software Products...................  A-18
     4.19 Employee Relations............................................  A-19
     4.20 ERISA.........................................................  A-19
     4.21 Corporate Records.............................................  A-21
     4.22 Absence of Certain Changes....................................  A-21
     4.23 Previous Sales; Warranties....................................  A-21
     4.24 Customers.....................................................  A-21
     4.25 Finder's Fees.................................................  A-21
     4.26 Additional Information........................................  A-21
     4.27 Accuracy of Information.......................................  A-22
     4.28 Hart-Scott-Rodino Act.........................................  A-22

 SECTION                                                                  PAGE
 -------                                                                  ----
 5.  Representations and Warranties of FormMaker......................... A-22
     5.1  Corporate Status..............................................  A-22
     5.2  Authorization.................................................  A-22
     5.3  Consents and Approvals........................................  A-22
     5.4  Capitalization and Stock Ownership............................  A-23
     5.5  Financial Statements..........................................  A-24
     5.6  No Company, Texas Sub or Georgia Sub Assets, Liabilities or
          Business......................................................  A-24
     5.7  Title to Assets and Related Matters...........................  A-24
     5.8  Real Property.................................................  A-24
     5.9  Certain Personal Property.....................................  A-25
     5.10 Non-Real Estate Leases........................................  A-25
     5.11 Accounts Receivable...........................................  A-25
     5.12 Inventory.....................................................  A-25
     5.13 Liabilities...................................................  A-25
     5.14 Taxes.........................................................  A-25
     5.15 Subsidiaries..................................................  A-26
     5.16 Legal Proceedings and Compliance with Law.....................  A-26
     5.17 Contracts.....................................................  A-26
     5.18 Insurance.....................................................  A-27
     5.19 Intellectual Property and Software Products...................  A-27
     5.20 Employee Relations............................................  A-28
     5.21 ERISA.........................................................  A-29
     5.22 Corporate Records.............................................  A-30
     5.23 Absence of Certain Changes....................................  A-30
     5.24 Previous Sales; Warranties....................................  A-30
     5.25 Customers.....................................................  A-31
     5.26 Finder's Fees.................................................  A-31
     5.27 Additional Information........................................  A-31
     5.28 Accuracy of Information.......................................  A-31
     5.29 Hart-Scott-Rodino Act.........................................  A-31
 6.  Joint Covenants..................................................... A-31
     6.1  Registration Statement........................................  A-31
     6.2  Financial Statements..........................................  A-32
     6.3  Due Diligence.................................................  A-32
 7.  Covenants of FormMaker and the Company.............................. A-32
     7.1  Fulfillment of Closing Conditions.............................  A-32
     7.2  Conduct of the Business.......................................  A-33
     7.3  Access to Information.........................................  A-33
     7.4  No Solicitation...............................................  A-33
     7.5  The FormMaker Special Meeting.................................  A-33
     7.6  Rule 145 Affiliates...........................................  A-33
     7.7  Stock Option Plan.............................................  A-34
     7.8  Expenses......................................................  A-34
     7.9  Indemnification...............................................  A-34
     7.10 New Bank Loan.................................................  A-34
     7.11 Related Parties...............................................  A-34
 8.  Covenants of Image Sciences......................................... A-34
     8.1  Fulfillment of Closing Conditions.............................  A-34
     8.2  Conduct of the Business.......................................  A-35

 SECTION                                                                    PAGE
 -------                                                                    ----
     8.3  Access to Information...........................................  A-35
     8.4  No Solicitation.................................................  A-35
     8.5  Image Sciences Special Meeting..................................  A-35
     8.6  Rule 145 Affiliates.............................................  A-35
     8.7  Expenses........................................................  A-35
     8.8  Image Sciences Closing Transactions.............................  A-36
 9.  Conditions Precedent to Obligations of All Parties.................... A-36
     9.1  Legality........................................................  A-36
     9.2  Registration Statement..........................................  A-36
     9.3  Merger..........................................................  A-36
     9.4  Approval by Shareholders........................................  A-36
     9.5  Appointment of Directors and Officers...........................  A-36
     9.6  Administrative Services Agreements..............................  A-36
 10. Conditions Precedent to Obligations of Image Sciences................. A-36
     10.1 Representations and Warranties..................................  A-36
     10.2 Agreements, Conditions and Covenants............................  A-37
     10.3 Certificates....................................................  A-37
     10.4 Financial Performance...........................................  A-37
     10.5 Required Consents...............................................  A-37
     10.6 Ancillary Documents.............................................  A-37
     10.7 Legal Opinion...................................................  A-37
 11. Conditions Precedent to Obligations of FormMaker...................... A-37
     11.1 Representations and Warranties..................................  A-37
     11.2 Agreements, Conditions and Covenants............................  A-37
     11.3 Certificates....................................................  A-37
     11.4 Financial Performance...........................................  A-37
     11.5 Required Consents...............................................  A-37
     11.6 Ancillary Documents.............................................  A-37
     11.7 Legal Opinion...................................................  A-38
 12. Termination........................................................... A-38
 13. Survival of Representations, Warranties and Covenants................. A-39
 14. Public Announcements.................................................. A-39
 15. Contents of Agreement................................................. A-39
 16. Amendment, Parties in Interest, Assignment, Etc....................... A-39
 17. Interpretation........................................................ A-39
 18. Notices............................................................... A-40
 19. Governing Law; Venue.................................................. A-40
 20. Counterparts.......................................................... A-40

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER is made as of January 15, 1997 by and among DocuCorp, Inc., a Delaware corporation (the "Company"), ISI Merger Corp., a Texas corporation and a wholly-owned subsidiary of the Company (the "Texas Sub"), FormMaker Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of the Company (the "Georgia Sub"), Image Sciences, Inc., a Texas corporation ("Image Sciences"), and FormMaker Software, Inc., a Georgia corporation ("FormMaker"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                  BACKGROUND

  This Agreement sets forth the terms and conditions under which (a) the Texas Sub will merge with and into Image Sciences and (b) the Georgia Sub will merge with and into FormMaker (collectively, the "Merger").

  The Parties intend that, upon completion of the Transactions (defined below), (a) Image Sciences will be a wholly-owned subsidiary of the Company,
(b) FormMaker will be a wholly-owned subsidiary of the Company and (c) for federal income tax purposes, the Merger shall constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the conversion of shares of capital stock of FormMaker and Image Sciences into shares of stock of the Company.

  Contemporaneously with the execution of this Agreement, Xerox Corporation, a New York corporation ("Xerox"), Michael D. Andereck, an individual, Joe A. Rose, an individual, Samuel M. Wilkes, an individual, Arthur R. Spector, an individual, Safeguard Scientifics (Delaware), Inc., a Delaware corporation ("Safeguard Delaware"), Technology Leaders II L.P., a Delaware limited partnership ("TL II"), and Technology Leaders II Offshore C.V., a Netherlands Antilles limited partnership ("TL Offshore," and together with Safeguard Delaware and TL II, the "SG/TL Stockholders"), shall have entered into Voting and Lockup Agreements with respect to shares they hold in Image Sciences or FormMaker, as the case may be, providing for, among other things, the voting of such shares in favor of the Merger (the "Voting Agreements").

  Contemporaneously with the execution of this Agreement, Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), the SG/TL Stockholders and the Company are entering into an agreement (the "Liquidity Agreement") in which (i) Safeguard covenants to use commercially reasonable efforts to conduct a Qualified Rights Offering (defined below) by September 30, 1997, (ii) the SG/TL Stockholders agree to purchase a certain number of shares of Company Class A Common Stock (defined below) and to guarantee the New Bank Loan of the Company or to continue to guarantee an existing line of credit of FormMaker and (iii) the Company grants to the SG/TL Stockholders certain warrants to purchase securities of the Company. A "Qualified Rights Offering" means a bona fide, stand-by commitment for an underwritten public offering by JP Morgan & Co. or Hambrecht & Quist LLC, or a nationally recognized investment bank of similar stature, or Tucker Anthony Incorporated if such first named investment banks are not available, of Company Rights (defined below) in which the managing underwriter values the equity of the Company immediately prior to the offering, at $62.1 million or more (subject to increase based upon equity issuances by the Company other than as contemplated hereby or by the Liquidity Agreement).

  Contemporaneously with the execution of this Agreement, the Company has entered into employment agreements with Michael D. Andereck and Samuel M. Wilkes (the "Employment Agreements").

                                  WITNESSETH

  NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1. DEFINITIONS.

  For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

  "Accounts Receivable" mean as of any date any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables included in the Assets of Image Sciences or FormMaker, as indicated by the context in which used.

  "Affiliates" means, with respect to a particular Party, persons or entities controlling, controlled by or under common control with that Party, as well as any officers, directors and majority-owned entities of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

  "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

  "Acquisition Proposal" is defined in Section 7.4.

  "Articles of Merger" is defined in Section 2.2.

  "Assets" means with respect to a particular Party all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent Financial Statements, that are owned or possessed by such Party.

  "Balance Sheet Date" is defined in Section 4.5.

  "Benefit Plan" means (i) as to employees employed in the US, any (y) "employee benefit plan" as defined in Section 3(3) of ERISA, and (z) supplemental retirement, bonus, deferred compensation, severance, incentive plan, program or arrangement or other employee fringe benefit plan, program or arrangement; and (ii) as to employees employed outside the US, all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, but any such plan, program or arrangement specified in clauses (i) or (ii) shall be included in this definition only to the extent that it shall have existed, or any employee shall have had any rights thereunder, within the three years immediately prior to the date hereof.

  "Business" means with respect to a particular Party its entire business, operations and facilities.

  "Certificates" is defined in Section 2.12.

  "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

  "Closing" is defined in Section 3.1.

  "Closing Common Shares" means the shares of Company Class A Common Stock to be issued pursuant to Section 2 to the FormMaker Shareholders and the shares of Company Class B Common Stock to be issued pursuant to Section 2 to the Image Sciences Shareholders.

  "Closing Date" is defined in Section 3.1.

  "Code" is defined above in the Background.

  "Common Controlled Entity" is defined in Section 4.20(d).

  "Common Stock Dividend" means the cash dividend to holders of Image Sciences Common Stock as part of the Image Sciences Closing Transactions.

  "Company" is defined above in the preamble.

  "Company Certificate of Incorporation" means the certificate of incorporation of DocuCorp, Inc.

  "Company Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

  "Company Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company.

  "Company Options" means options to purchase Company Class A Common Stock or Company Class B Common Stock, as the case may be.

  "Company Rights" means rights to purchase not more than 3,000,000 but not less than 2,000,000 shares of Company Class A Common Stock pursuant to a Qualified Rights Offering.

  "Company Securities" means the Company Class A Common Stock, the Company Class B Common Stock, the Company Warrants and the Company Options.

  "Company Warrants" means warrants to purchase Company Class A Common Stock.

  "Confidential Information" means any confidential information or trade secrets of Image Sciences or FormMaker, as indicated by the context in which used, including personnel information, know-how and other technical information, customer lists, customer information and supplier information.

  "Confidentiality Agreement" is defined in Section 4.18(e).

  "Contract" means any written or oral contract, agreement, lease, instrument, or other commitment that is binding on any person or its property under applicable law.

  "Converted Shares" is defined in Section 2.6(a).

  "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

  "Corporate Party" is defined in Section 6.1(a).

  "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

  "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a payment obligation for material damages, penalties or otherwise.

  "Disclosure Schedules" means the Image Sciences Disclosure Schedule and the FormMaker Disclosure Schedule, as indicated by the context in which used.

  "Dissenting Shares" is defined in Section 2.11.

  "Distributor Licenses" is defined in Section 4.18.

  "Effective Time" is defined in Section 2.2.

  "Employment Agreements" is defined above in the Background.

  "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, except for Permitted Encumbrances.

  "End-User Licenses" is defined in Section 4.18.

  "Environmental Law" means all Laws and Court Orders relating to Hazardous Substances, pollution or protection of the environment as well as any principles of common law under which a Party may be held liable for the release or discharge of any materials into the environment.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "FormMaker" is defined above in the preamble.

  "FormMaker Balance Sheet" is defined in Section 5.5.

  "FormMaker Common Stock" means the common stock, par value $0.01 per share, of FormMaker.

  "FormMaker Companies" means FormMaker and MicroDynamics.

  "FormMaker Companies Assets" means the Assets of FormMaker and
MicroDynamics.

  "FormMaker Companies Business" means the Business of FormMaker and MicroDynamics.

  "FormMaker Companies Environmental Condition" is defined in Section 5.16(b).

  "FormMaker Companies Non-Real Estate Leases" is defined in Section 5.10.

  "FormMaker Companies Real Estate Leases" is defined in Section 5.8.

  "FormMaker Companies Real Property" is defined in Section 5.8.

  "FormMaker Companies Software Products" is defined in Section 5.19.

  "FormMaker Disclosure Schedule" means the Disclosure Schedule containing information relating to FormMaker pursuant to Section 5 and other provisions hereof that has been provided to the other Parties on the date hereof.

  "FormMaker Financial Statements" is defined in Section 5.5.

  "FormMaker's knowledge" or "knowledge of FormMaker" means the actual knowledge of any director or officer of FormMaker.

  "FormMaker Optionholder" means a holder of FormMaker Options.

  "FormMaker Options" means any options to acquire shares of FormMaker Common Stock that are outstanding, whether or not then exercisable, immediately prior to the Closing.

  "FormMaker Representative" is defined in Section 8.3.

  "FormMaker Required Consents" is defined in Section 5.3.

  "FormMaker Securities" means the FormMaker Common Stock, the FormMaker Options and the FormMaker Warrants.

  "FormMaker Shareholder" means a holder of FormMaker Common Stock.

  "FormMaker Special Meeting" is defined in Section 2.9(b).

  "FormMaker Warrants" means any warrants to purchase FormMaker Common Stock that are outstanding and exercisable immediately prior to the Closing.

  "Form S-4 Registration Statement" is defined in Section 6.1(a).

  "GAAP" means U.S. generally accepted accounting principles.

  "GBCC" means the Georgia Business Corporation Code, as amended.

  "Georgia Sub" is defined above in the preamble.

  "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

  "Hazardous Substances" means any gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq., as any of such laws in clauses (i) through (iv) may be amended from time to time, and
(v) any regulated substance or waste under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any federal, state or local governmental authorities concerning protection of the environment.

  "Holders" is defined in Section 2.12(a).

  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Image Sciences" is defined above in the preamble.

  "Image Sciences Assets" means the Assets of Image Sciences.

  "Image Sciences Balance Sheet" is defined in Section 4.5.

  "Image Sciences Business" means the Business of Image Sciences.

  "Image Sciences Closing Transactions" means the Tender Offer, the Preferred Stock Dividend and the Common Stock Dividend.

  "Image Sciences Common Stock" means the common stock, par value $0.01 per share, of Image Sciences.

  "Image Sciences Disclosure Schedule" means the Disclosure Schedule containing information relating to Image Sciences pursuant to Section 4 and other provisions hereof that has been provided to the other Parties on the date hereof.

  "Image Sciences Environmental Condition" is defined in Section 4.15(b).

  "Image Sciences Financial Statements" is defined in Section 4.5.

  "Image Sciences' knowledge" or "knowledge of Image Sciences" means the actual knowledge of any director or officer of Image Sciences.

  "Image Sciences Non-Real Estate Leases" is defined in Section 4.9.

  "Image Sciences Optionholder" means a holder of Image Sciences Options.

  "Image Sciences Options" means any options to acquire shares of Image Sciences Common Stock that are outstanding, whether or not then exercisable, immediately prior to the Closing.

  "Image Sciences Preferred Stock" means the convertible preferred stock, par value $0.10 per share, of Image Sciences.

  "Image Sciences Real Estate Leases" is defined in Section 4.7.

  "Image Sciences Real Property" is defined in Section 4.7.

  "Image Sciences Representative" is defined in Section 7.3.

  "Image Sciences Required Consents" is defined in Section 4.3.

  "Image Sciences Securities" means the Image Sciences Common Stock, the Image Sciences Preferred Stock and the Image Sciences Options.

  "Image Sciences Shareholder" means a holder of Image Sciences Common Stock or Image Sciences Preferred Stock.

  "Image Sciences Software Products" is defined in Section 4.18.

  "Image Sciences Special Meeting" is defined in Section 2.9(a).

  "Immaterial Lease" is defined in Section 4.9.

  "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, any Software Products (including any related source or object codes therefore or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property.

  "Inventory" means all inventory, including raw materials, supplies, work in process and finished goods.

  "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

  "Letter of Transmittal" is defined in Section 2.12(a).

  "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

  "Liquidity Agreement" is defined above in the Background.

  "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

  "Material Adverse Effect" means a material adverse effect on the Business of Image Sciences, FormMaker or the Company, as indicated by the context in which used, including the Assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof, and when used with respect to representations, warranties or conditions, means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

  "Merger" is defined above in Background.

  "Merger Consideration" is defined in Section 2.6(a).

  "MicroDynamics" means MicroDynamics, Ltd., a Delaware corporation and majority-owned subsidiary of FormMaker.

  "MicroDynamics Financial Statements" is defined in Section 5.5.

  "Minor Contract" means any Contract that has terminated or is terminable by a party on not more than 30 days' notice without any Liability and any Contract under which the executory obligation of a party involves an amount of less than $10,000.

  "Nasdaq National Market" means the Nasdaq National Market of The Nasdaq Stock Market, Inc.

  "New Bank Loan" is defined in Section 7.10.

  "New Companies" means the Company, the Texas Sub and the Georgia Sub.

  "New Option Plan" is defined in Section 7.7.

  "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

  "Party" means each of FormMaker, Image Sciences, the Company, the Texas Sub and the Georgia Sub.

  "Patents" means all patents and patent applications.

  "PBGC" is defined in Section 4.20(e).

  "Permitted Encumbrance" means, with respect to tangible or intangible property other than capital stock or other securities of FormMaker or Image Sciences, (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Encumbrance arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Encumbrance that individually or in the aggregate with other such Encumbrances could not reasonably be expected to materially adversely affect the Business of the applicable Party.

  "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

  "Plan of Merger" is defined in Section 2.1.

  "Preferred Stock Dividend" means the cash dividend by Image Sciences to the holder of Image Sciences Preferred Stock as part of the Image Sciences Closing Transactions.

  "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.

  "Qualified Rights Offering" is defined above in the Background.

  "Registered Securities" is defined in Section 6.1.

  "Registration Statement" is defined in Section 6.1(a).

  "Safeguard" is defined above in the Background.

  "Safeguard Delaware" is defined above in the Background.

  "SEC" means the Securities and Exchange Commission.

  "Second Stage Due Diligence Materials" is defined in Section 6.3.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Securities Act Affiliates" is defined in Section 7.6.

  "Securityholder Documents" is defined in Section 2.12(a).

  "SG/TL Stockholders" is defined above in the Background.

  "Software Products" means the Image Sciences Software Products or the FormMaker Software Products, as indicated by the context in which used.

  "Stockholders' Agreement" means the Stockholders' Agreement among the Company, the SG/TL Stockholders and Xerox, in the form agreed to by such parties as of the date hereof.

  "Surviving Georgia Corporation" is defined in Section 2.1.

  "Surviving Texas Corporation" is defined in Section 2.1.

  "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

  "TBCA" means the Texas Business Corporation Act, as amended.

  "Tender Offer" means the offer to purchase by Image Sciences to holders of Image Sciences Common Stock and Image Sciences Options as part of the Image Sciences Closing Transactions.

  "Termination Date" is defined in Section 12.1.

  "Texas Sub" is defined above in the preamble.

  "TL II" is defined above in the Background.

  "TL II Offshore" is defined above in the Background.

  "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

  "Transaction Documents" means this Agreement, the Employment Agreements, the Voting Agreements, the Liquidity Agreement and the Stockholders' Agreement.

  "Transactions" means the Merger, the exchange of the Image Sciences Options for Company Options, the exchange of FormMaker Warrants and FormMaker Options for Company Warrants and Company Options, respectively, and the other transactions contemplated by the Transaction Documents.

  "US" means the United States of America.

  "Voting Agreements" is defined above in the Background.

  "Welfare Plan" is defined in Section 4.20(g).

2. PLAN OF MERGER.

  2.1 Surviving Corporation. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the TBCA and the GBCC, the Texas Sub shall be merged with and into Image Sciences and the Georgia Sub shall be merged with and into FormMaker in accordance with the Plan of Merger set forth in this Section 2 (the "Plan of Merger") as soon as practicable, but in any event within three business days following the satisfaction or waiver of the conditions set forth in Sections 9, 10 and 11. Following the Merger, Image Sciences shall continue as the surviving Texas corporation (the "Surviving Texas Corporation") and shall continue its existence under the laws of the State of Texas, and the separate corporate existence of the Texas Sub shall cease, and FormMaker shall continue as the surviving Georgia Corporation (the "Surviving Georgia Corporation") and shall continue its existence under the laws of the State of Georgia, and the separate corporate existence of the Georgia Sub shall cease.

  2.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Georgia and with the Secretary of State of the State of Texas articles of merger (the "Articles of Merger") that set forth the Plan of Merger and are otherwise in such form as may be required under, and are executed in accordance with, the relevant provisions of the TBCA and the GBCC. The Merger shall be effective at the time of such filing in the State of Georgia and as of the issuance of a certificate of merger by the Secretary of State of the State of Texas (but in no event prior to the Image Sciences Closing Transactions), the later of which times is referred to herein as the "Effective Time."

  2.3 Effects of the Merger. The Merger shall have the effects set forth in
Section 5.06 of the TBCA and Section 14-2-1106 of the GBCC.

  2.4 Name of the Surviving Texas Corporation and the Surviving Georgia Corporation; Articles of Incorporation and Bylaws. At the Effective Time, the name of the Surviving Texas Corporation shall remain Image Sciences, Inc. and the name of the Surviving Georgia Corporation shall remain FormMaker Software, Inc. The Articles of Incorporation of Image Sciences and FormMaker shall be the Articles of Incorporation of the Surviving Texas Corporation and the Surviving Georgia Corporation, respectively. The Bylaws of Image Sciences and FormMaker shall be the Bylaws of the Surviving Texas Corporation and the Surviving Georgia Corporation, respectively.

  2.5 Directors and Officers. Schedule 2.5 sets forth the names of the Persons who shall be the directors and officers of the Surviving Texas Corporation and the Surviving Georgia Corporation at the Effective Time.

  2.6 Conversion of Image Sciences Securities.

  (a) Each share of Image Sciences Common Stock issued and outstanding immediately prior to the Effective Time (but after giving effect to the Tender Offer) shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive that number of shares of Company Class B Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.6(d). Any shares of Image Sciences Common Stock held in the treasury of Image Sciences shall be cancelled. The securities to be issued pursuant to this Section 2.6 and Section 2.7 are referred to as the "Merger Consideration," and shares of Image Sciences Common Stock, Image Sciences Preferred Stock and FormMaker Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 2.11) are referred to herein collectively as the "Converted Shares."

  (b) Each share of Image Sciences Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive 1.029 shares of Company Class B Common Stock (rounded to the nearest whole share). Any shares of Image Sciences Preferred Stock held in the treasury of Image Sciences shall be cancelled.

  (c) Each vested Image Sciences Option that is outstanding immediately prior to the Effective Time (but after giving effect to the Tender Offer and the acceleration of a portion of the vesting schedule for certain Image Sciences Options) shall, by virtue of the Merger and with the consent of the Holder thereof, be converted into a Company Option under which the Holder will have the right to purchase that number of shares of Company Class B Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.6(d) for each share of Image Sciences Common Stock issuable under the Image Sciences Option being converted at an exercise price that is proportionally equivalent to the exercise price under the related Image Sciences Option. Each unvested Image Sciences Option that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and with the consent of the Holder thereof, be converted into a Company Option under which the Holder will have the right to purchase that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with
Section 2.6(d) at an exercise price that is proportionally equivalent to the exercise price under the related Image Sciences Option.

  (d) The number of shares of Company Class B Common Stock or Company Class A Common Stock, as the case may be, to be issued under this Section 2.6 for each share of Image Sciences Common Stock, and the number of shares of Company Class B Common Stock or Company Class A Common Stock, as the case may be, to be issued under this Section 2.6 for each share of Image Sciences Common Stock issuable upon exercise of an Image Sciences Option, shall be equal to the quotient obtained by dividing (i) 4,350,943 by (ii) the total number of shares of Image Sciences Common Stock issued and outstanding immediately prior to the Effective Time (but after giving effect to the Tender Offer) plus the total number of shares of Image Sciences Common Stock issuable upon exercise of all the Image Sciences Options (but after giving effect to the Tender Offer) issued and outstanding immediately prior to the Effective Time.

  (e) The Surviving Texas Corporation shall deliver the Merger Consideration specified in this Section 2.6 upon the surrender of the certificates and other documentation specified in Section 2.12.

  (f) The Company shall take all steps necessary to provide the Surviving Texas Corporation with the Company Securities, as of the Effective Time, in an amount sufficient to issue all of the securities contemplated by this Section
2.6 at the Effective Time in accordance with Section 2.12.

  2.7 Conversion of FormMaker Securities.

  (a) Each share of FormMaker Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.7(d). Any shares of FormMaker Common Stock held in the treasury of FormMaker shall be cancelled.

  (b) Each FormMaker Warrant that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and pursuant to the terms thereof, be converted into a Company Warrant under which the holder will have the right to purchase that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.7(d) for each share of FormMaker Common Stock issuable under the FormMaker Warrant being converted at an exercise price that is proportionally equivalent to the exercise price under the related FormMaker Warrant.

  (c) Each FormMaker Option that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and pursuant to the terms thereof, be converted into a Company Option under which the holder will have the right to purchase that number of shares of Company Class A Common Stock (rounded to the nearest whole share) determined in accordance with Section 2.7(d) for each share of FormMaker Common Stock issuable under the FormMaker Option being converted at an exercise price that is proportionally equivalent to the exercise price under the related FormMaker Option.

  (d) The number of shares of Company Class A Common Stock to be issued under this Section 2.7 for each share of FormMaker Common Stock, and the number of shares of Company Class A Common Stock to be issued under this Section 2.7 for each share of FormMaker Common Stock issuable upon exercise of a FormMaker Option or a FormMaker Warrant, shall be equal to the quotient obtained by dividing (i) 5,598,684 shares of Company Class A Common Stock by (ii) the total number of shares of FormMaker Common Stock issued and outstanding immediately prior to the Effective Time plus the total number of shares of FormMaker Common Stock issuable upon (A) the exercise of all the FormMaker Options issued and outstanding immediately prior to the Effective Time and (B) the exercise of all the FormMaker Warrants issued and outstanding immediately prior to the Effective Time.

  (e) The Surviving Georgia Corporation shall deliver the Merger Consideration specified in this Section 2.7 upon the surrender of the certificates and other documentation specified in Section 2.12.

  (f) The Company shall take all steps necessary to provide the Surviving Georgia Corporation with the Company Securities as of the Effective Time, in an amount sufficient to issue all of the securities contemplated by this
Section 2.7 at the Effective Time in accordance with Section 2.12.

  2.8 Capital Stock of Texas Sub and Georgia Sub. Each share of capital stock of the Texas Sub and Georgia Sub issued and outstanding immediately prior to the Effective Time shall be converted into a share of Image Sciences Common Stock and FormMaker Common Stock, respectively.

  2.9 Approval by Shareholders.

  (a) Consistent with applicable law, Image Sciences shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable for the purpose of considering and taking action upon the Merger (the "Image Sciences Special Meeting"). If the Board of Directors of Image Sciences so desires, it may present the Merger to its shareholders for consideration by soliciting their written consent in accordance with applicable requirements of the TBCA. If such a consent is solicited, the references herein to the "Image Sciences Special Meeting" shall be deemed to be the process of soliciting such consent unless the context indicates otherwise. The Board of Directors of Image Sciences will recommend that its shareholders approve the Merger.

  (b) Consistent with applicable law, FormMaker shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable for the purpose of considering and taking action upon the Merger (the "FormMaker Special Meeting"). If the Board of Directors of FormMaker so desires, it may present the Merger to its shareholders for consideration by soliciting their written consent in accordance with applicable requirements of the GBCC. If such a consent is solicited, the references herein to the "FormMaker Special Meeting" shall be deemed to be the process of soliciting such consent unless the context indicates otherwise. The Board of Directors of FormMaker will recommend that its shareholders approve the Merger.

  (c) The shareholder vote required for the adoption of this Agreement and the Merger by Image Sciences and the Texas Sub shall be the vote required by the TBCA, and the vote required for the adoption of this Agreement and the Merger by FormMaker and the Georgia Sub shall be the vote required by the GBCC.

  2.10 Merger Closing. At the Closing, (a) the Texas Sub, the Georgia Sub, Image Sciences and FormMaker shall deliver to the Secretary of State of each of the State of Texas and the State of Georgia a duly executed and verified copy of the Articles of Merger, as required by the TBCA and the GBCC, and (b) the Parties shall take all such other and further actions as may be required by the TBCA and the GBCC and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof. In addition, at the Closing, the Surviving Texas Corporation or the Surviving Georgia Corporation shall deliver the Merger Consideration to those Holders who shall have delivered the appropriate documents under Section 2.12.

  2.11 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Image Sciences Common Stock, Image Sciences Preferred Stock or FormMaker Common Stock as the case may be, that are issued and outstanding immediately prior to the Effective Time and that are held by a shareholder who did not vote in favor of the Merger and who complies with all of the relevant provisions of Section 5.12 of the TBCA or Sections 14-2-1321 and 14-2-1323 of the GBCC, respectively (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, unless and until such Holder shall have failed to perfect or shall have effectively withdrawn or lost such Holder's rights to appraisal under the TBCA or the GBCC; and any such Holder shall have only such rights in respect of the Dissenting Shares owned by such Holder as are provided by Sections 5.11 and
5.12 of the TBCA or Sections 14-2-1321 and 14-2-1323 of the GBCC, as the case may be. If any such Holder shall have failed to perfect or shall have effectively withdrawn or lost such rights, such Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section
2.6 or Section 2.7, as the case may be.

  2.12 Exchange of Converted Shares, Image Sciences Options, FormMaker Options and FormMaker Warrants.

  (a) At and after the Effective Time, the Surviving Texas Corporation or the Surviving Georgia Corporation shall issue to each record holder (a "Holder"), as of the Effective Time, of (i) an outstanding certificate or certificates that immediately prior to the Effective Time represented Converted Shares (the "Certificates"), (ii) a FormMaker Warrant, (iii) a FormMaker Option or (iv) an Image Sciences Option, upon the Holder's delivery of the Securityholder Documents, the respective Merger Consideration specified for such Holder under
Section 2.6 or Section 2.7. The documents to be delivered by Holders of Converted Shares, Image Sciences Options, FormMaker Options or FormMaker Warrants by and after the Effective Time (the "Securityholder Documents") shall be (x) in the case of Converted Shares, the Certificates representing the Converted Shares and a duly executed Letter of Transmittal in the form provided by the Company (the "Letter of Transmittal"), (y) in the case of the FormMaker Options and Image Sciences Options, the document constituting the FormMaker Option and the Image Sciences Option and the Letter of Transmittal, and (z) in the case of the FormMaker Warrants, the document constituting FormMaker Warrants and the Letter of Transmittal. Image Sciences and FormMaker shall respectively send the Letter of Transmittal to the owners of the Image Sciences Securities or the FormMaker Securities along with the notice of the Image Sciences or FormMaker Special Meeting and shall request the return of an executed Letter of Transmittal from each such securityholder at the time of the Image Sciences Special Meeting or FormMaker Special Meeting. All surrendered Certificates, Image Sciences Options, FormMaker Options, and FormMaker Warrants shall be cancelled upon their delivery. Except as provided in Section 2.12(c), the Surviving Texas Corporation and the Surviving Georgia Corporation shall pay any applicable transfer or similar taxes required by reason of the exchange of Converted Shares, Image Sciences Options, FormMaker Options and FormMaker Warrants.

  (b) With respect to each Certificate not so surrendered at the Closing, the Surviving Texas Corporation with respect to Holders of Image Sciences Securities, or the Surviving Georgia Corporation with respect to Holders of FormMaker Securities, shall promptly thereafter mail to the Holder thereof a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss of title to such Certificate shall pass, only upon proper delivery of the Certificate and such Letter of Transmittal to the Surviving Texas Corporation or the Surviving Georgia Corporation, as the case may be) and instructions for delivering such Certificate in exchange for delivery of the Merger Consideration. Upon delivery to the Surviving Texas Corporation or the Surviving Georgia

Corporation of such Certificate, together with such Letter of Transmittal, the Company, the Surviving Texas Corporation or the Surviving Georgia Corporation shall deliver to the Holder of the Certificate in exchange therefor the Merger Consideration to which such Holder is entitled hereunder, and such Certificate shall then be cancelled. The Company, the Surviving Texas Corporation and the Surviving Georgia Corporation shall follow a similar procedure with respect to any Image Sciences Option, FormMaker Option or FormMaker Warrants to the extent that the respective Securityholder Documents shall not have been delivered at the Effective Time.

  (c) No interest will be paid or accrued on the Merger Consideration to be delivered upon the surrender of the Securityholder Documents. If delivery is to be made to a Person other than the Person in whose name a Certificate, FormMaker Warrant, Image Sciences Option or FormMaker Option surrendered is registered, it shall be a condition of payment that the Certificate, Image Sciences Option, FormMaker Option or FormMaker Warrant so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the Holder of the Certificate, Image Sciences Option, FormMaker Option or FormMaker Warrant surrendered or shall establish to the satisfaction of the Surviving Texas Corporation or the Surviving Georgia Corporation, as the case may be, that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.12, each Certificate (other than Certificates evidencing Dissenting Shares), Image Sciences Option, FormMaker Option and FormMaker Warrant shall represent for all purposes solely the right to receive the respective Merger Consideration specified in Section 2.6 or Section 2.7 with respect to such Converted Shares, Image Sciences Options, FormMaker Options or FormMaker Warrants.

  (d) The Company, the Surviving Texas Corporation or the Surviving Georgia Corporation, as the case may be, shall not be liable to any Holder of Converted Shares, Image Sciences Options, FormMaker Options or FormMaker Warrants for any Merger Consideration delivered by the Company, the Surviving Texas Corporation or the Surviving Georgia Corporation in good faith to a public official pursuant to an applicable abandoned property, escheat or similar law.

  2.13 No Further Transfer of Shares. After the Effective Time, there shall be no transfers of Converted Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Texas Corporation or the Surviving Georgia Corporation. If, after the Effective Time, Certificates are presented to the Surviving Texas Corporation or the Surviving Georgia Corporation for transfer, they shall be cancelled and exchanged for the respective Merger Consideration specified in Section 2.6 or
Section 2.7. At the Effective Time, the stock ledgers of Image Sciences and FormMaker shall be closed.

3. CLOSING.

  3.1 Location, Date. The closing for the Transactions (the "Closing") shall be held at Morgan, Lewis & Bockius LLP in Philadelphia as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Sections 9, 10 and 11 hereof, unless the Parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

  3.2 Deliveries. At the Closing,

  (a) the Surviving Texas Corporation and the Surviving Georgia Corporation shall deliver or mail the respective Merger Consideration to the Holders who have complied with Section 2.12, with such Merger Consideration all registered in the names of the respective Holders or their designees, and in due and proper form;

  (b) the Texas Sub, the Georgia Sub, Image Sciences and FormMaker shall consummate the Merger as provided in Section 2.10; and

  (c) the Parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments specified with respect to them in Sections 9, 10 and 11 and such other items as may be reasonably requested.

4. REPRESENTATIONS AND WARRANTIES OF IMAGE SCIENCES.

  Image Sciences hereby represents and warrants to FormMaker, except as otherwise set forth in the IMAGE SCIENCES DISCLOSURE SCHEDULE or the updated IMAGE SCIENCES DISCLOSURE SCHEDULE to be delivered pursuant to Section 6.3, as follows:

  4.1 Corporate Status. Image Sciences is a corporation duly organized, validly existing and in good standing under the Laws under which it was organized and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Image Sciences that have been delivered to FormMaker as of the date hereof are effective under applicable Laws and are current, correct and complete.

  4.2 Authorization. Image Sciences has the requisite power and authority to own its Assets and to carry on its Business. Image Sciences has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by Image Sciences has been duly authorized by all necessary corporate action, other than approval by the shareholders of Image Sciences. Each Transaction Document executed and delivered by Image Sciences has been duly executed and delivered by, and constitutes a valid and binding obligation of Image Sciences, enforceable against Image Sciences in accordance with its terms.

  4.3 Consents and Approvals. Except for (a) any consents specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE (the "Image Sciences Required Consents"),
(b) the approval of the Merger by the shareholders of Image Sciences, (c) the filing of the Articles of Merger in accordance with Section 2 and (d) any approvals or filings required by the SEC and by state securities law agencies in connection with the Registration Statement, neither the execution and delivery by Image Sciences of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by Image Sciences, require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which Image Sciences is subject,
(ii) the Charter Documents or bylaws of Image Sciences or (iii) any Contract, Governmental Permit or other document to which Image Sciences is a party or by which the properties or other assets of Image Sciences may be subject.

  4.4 Capitalization and Stock Ownership. The total authorized capital stock of Image Sciences consists of (a) 20,000,000 shares of Image Sciences Common Stock, of which (i) 2,335,082 shares are issued and outstanding and (ii) 3,687,433 shares of Image Sciences Common Stock are reserved for issuance upon conversion of the issued and outstanding shares of Image Sciences Preferred Stock and upon exercise of the issued and outstanding Image Sciences Options, and (b) 3,000,000 shares of Image Sciences Preferred Stock, of which 1,963,433 shares are issued and outstanding. Except for the rights under the Image Sciences Preferred Stock and the Image Sciences Options listed in the IMAGE SCIENCES DISCLOSURE SCHEDULE, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Image Sciences. All of the shares of Image Sciences Common Stock and Image Sciences Preferred Stock are, and all of the shares of Image Sciences Common Stock issuable upon conversion or exercise of the Image Sciences Preferred Stock and the Image Sciences Options in accordance with the terms thereof will be, duly and validly authorized and issued, fully paid and non-assessable. The IMAGE SCIENCES DISCLOSURE SCHEDULE lists all of the record owners of the Image Sciences Common Stock, the Image Sciences Preferred Stock and the Image Sciences Options. Image Sciences has delivered to FormMaker correct and complete copies of the forms of the Image Sciences Option agreements.

  4.5 Financial Statements. Image Sciences has delivered to FormMaker correct and complete copies of unaudited monthly financial statements for Image Sciences consisting of a balance sheet as of the end of each month from August 1996 through November 30, 1996 and the related statements of income, changes to shareholders' equity and cash flows for the periods then ended. Image Sciences has also delivered to FormMaker correct and complete copies of financial statements consisting of a balance sheet of Image Sciences as of July 31, 1994, 1995 and 1996 and the related statements of income for the fiscal years then ended, which were audited by the firm of Price Waterhouse LLP. All such unaudited and audited financial statements are referred to herein collectively as the "Image Sciences Pre-Signing Financial Statements." The unaudited financial statements of Image Sciences to be delivered in connection with the Registration Statements are referred to herein as the "Image Sciences Post-Signing Financial Statements," and, together with the Image Sciences Pre-Signing Financial Statements, as the "Image Sciences Financial Statements." The Image Sciences Pre-Signing Financial Statements are, and the Image Sciences Post-Signing Financial Statements will be, consistent in all material respects with the books and records of Image Sciences, and there have not been and will not be any material transactions that have not been or will not be recorded in the accounting records underlying such Financial Statements. Except as disclosed in the IMAGE SCIENCES DISCLOSURE SCHEDULE, the Image Sciences Pre-Signing Financial Statements have been, and the Image Sciences Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the Image Sciences Pre-Signing Financial Statements present, and the Image Sciences Post-Signing Financial Statements will present, fairly the financial position and assets and liabilities of Image Sciences as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. The balance sheet of Image Sciences as of November 30, 1996 that is included in the Financial Statements is referred to herein as the "Image Sciences Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

  4.6 Title to Assets and Related Matters. Image Sciences has good and marketable title to, valid leasehold interests in or valid licenses to use, all of the material Image Sciences Assets, free from any Encumbrances except those specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE. The use of the Image Sciences Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Image Sciences Real Property and tangible personal property (other than Inventory) included in the Image Sciences Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

  4.7 Real Property. The IMAGE SCIENCES DISCLOSURE SCHEDULE describes all real estate used in the operation of the Image Sciences Business as well as any other real estate that is in the possession of or leased by Image Sciences and the improvements (including buildings and other structures) located on such real estate (collectively, the "Image Sciences Real Property"), and lists any leases under which any such Image Sciences Real Property is possessed (the "Image Sciences Real Estate Leases"). Image Sciences does not have any ownership interest in any real property. The IMAGE SCIENCES DISCLOSURE SCHEDULE also describes any other real estate previously owned, leased or otherwise operated by Image Sciences or any predecessor thereof and the time periods of any such ownership, lease or operation. All of the Image Sciences Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The Image Sciences Real Property complies with applicable zoning Laws. To the knowledge of Image Sciences, Image Sciences or the landlord of any Image Sciences Real Property leased by Image Sciences has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Image Sciences Real Property.

  4.8 Certain Personal Property. The IMAGE SCIENCES DISCLOSURE SCHEDULE describes all items of tangible personal property that were included in the Image Sciences Balance Sheet at a carrying value of at least $50,000. Except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, since the Balance Sheet Date, Image Sciences has not acquired any items of tangible personal property that have a carrying value in excess of $50,000, or an aggregate carrying value of $300,000. All of such personal property included in the Image Sciences Disclosure Schedule is, and any such personal property acquired after the date hereof in accordance with Section 8.2 will be, usable in the ordinary course of business, and all such personal property included in the IMAGE SCIENCES DISCLOSURE SCHEDULE conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Image Sciences Non-Real Estate Leases or the Immaterial Leases or those items listed in the

IMAGE SCIENCES DISCLOSURE SCHEDULE, no Person other than Image Sciences owns any vehicles, equipment or other tangible assets located on the Image Sciences Real Property that have been used in the Image Sciences Business or that are necessary for the operation of the Image Sciences Business.

  4.9 Non-Real Estate Leases. The IMAGE SCIENCES DISCLOSURE SCHEDULE lists all assets and property (other than Image Sciences Real Property) that are possessed by Image Sciences under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $25,000 (each, an "Immaterial Lease"). The IMAGE SCIENCES DISCLOSURE SCHEDULE also lists the leases under which such assets and property listed in the IMAGE SCIENCES DISCLOSURE SCHEDULE are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Image Sciences Non-Real Estate Leases."

  4.10 Accounts Receivable. The Accounts Receivable included in the Image Sciences Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established, all of the Accounts Receivable included in the Image Sciences Assets are collectible in the ordinary course of business. Image Sciences does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the Image Sciences Balance Sheet.

  4.11 Inventory. The Inventory included in the Image Sciences Assets consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items. Such Inventory is recorded in the Image Sciences Financial Statements at the lower of average cost or market value determined in accordance with GAAP.

  4.12 Liabilities. Image Sciences does not have any Liabilities, except (a) as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, (b) as contemplated by the Image Sciences Balance Sheet (except as heretofore paid or discharged),
(c) Liabilities incurred in the ordinary course since the Balance Sheet Date, or (d) Liabilities under any Contracts included in the Image Sciences Assets that are specifically disclosed in the IMAGE SCIENCES DISCLOSURE SCHEDULE (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Image Sciences Balance Sheet.

  4.13 Taxes. Except as set forth in the IMAGE SCIENCES DISCLOSURE SCHEDULE, Image Sciences has duly filed all returns for Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. All Taxes that Image Sciences has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Image Sciences for such payment. There are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to Image Sciences for any period for which returns have or should have been filed.

  4.14 Subsidiaries. Image Sciences does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

  4.15 Legal Proceedings and Compliance with Law.

  (a) Except as set forth in the IMAGE SCIENCES DISCLOSURE SCHEDULE, there is no Litigation that is pending or, to Image Sciences's knowledge, threatened against Image Sciences. There has been no Default under any Laws applicable to Image Sciences, including Laws relating to pollution or protection of the environment, except for any Defaults that would not have a Material Adverse Effect, and Image Sciences has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to Image Sciences.

  (b) Without limiting the generality of Section 4.15(a), there has not been any Image Sciences Environmental Condition (i) at the premises at which the Image Sciences Business has been conducted, (ii) at any property owned, leased or operated at any time by Image Sciences, any Person controlled by Image Sciences or any predecessor of any of them, or (iii) at any property at which wastes have been released, deposited or disposed by or at the behest or direction of any of the foregoing, nor has Image Sciences received written notice of any such Image Sciences Environmental Condition. "Image Sciences Environmental Condition" means any condition or circumstance, including the presence or release of Hazardous Substances, whether created by Image Sciences or any third party, at or relating to any such property or premises that (i) requires investigation, monitoring, abatement or correction under an Environmental Law, (ii) gives rise to any civil or criminal liability on the part of Image Sciences under an Environmental Law, or (iii) has created a public or private nuisance.

  (c) Image Sciences has delivered to FormMaker complete copies of any written reports, studies or assessments in the possession or control of Image Sciences that relate to any Image Sciences Environmental Condition and to the Image Sciences Business or any Image Sciences Assets.

  (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) Image Sciences has obtained and is in full compliance with all Governmental Permits, all of which are listed in the IMAGE SCIENCES DISCLOSURE SCHEDULE along with their respective expiration dates, that are required for the complete operation of the Image Sciences Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) Image Sciences has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To Image Sciences' knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

  4.16 Contracts.

  (a) The IMAGE SCIENCES DISCLOSURE SCHEDULE lists all Contracts of the following types to which Image Sciences is a party or by which it is bound, except for Minor Contracts:

    (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant of Image Sciences or any Affiliate thereof.

    (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $150,000 in any individual case, or any Contracts for the sale of products that involve an amount in excess of $25,000 with respect to any one supplier or other party;

    (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $250,000 in any individual case;

    (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $150,000 in any individual case;

    (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of Image Sciences or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

    (vi) Any Contracts under which any Encumbrances exist; and

    (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

  (b) The Contracts listed in the IMAGE SCIENCES DISCLOSURE SCHEDULE and the Contracts excluded from the IMAGE SCIENCES DISCLOSURE SCHEDULE based on the term or amount thereof are referred to herein as the "Image Sciences Contracts." Image Sciences is not in Default under any Image Sciences Contracts (including any Image Sciences Real Estate Leases and Image Sciences Non-Real Estate Leases), which Default could result in a Liability on the part of Image Sciences in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. Image Sciences has not received any communication from, or given any communication to, any other party indicating that Image Sciences or such other party, as the case may be, is in Default under any Image Sciences Contract where such Default could have a Material Adverse Effect. To the knowledge of Image Sciences, none of the other parties in any such Image Sciences Contract is in Default thereunder.

  4.17 Insurance. The IMAGE SCIENCES DISCLOSURE SCHEDULE lists all policies or binders of insurance held by or on behalf of Image Sciences, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by Image Sciences, except for any of the foregoing that would not have a Material Adverse Effect.

  4.18 Intellectual Property and Software Products.

  (a) Image Sciences does not currently use nor has it previously used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the IMAGE SCIENCES DISCLOSURE SCHEDULE. Image Sciences owns or has the lawful right to use all material Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise. All of the Intellectual Property listed in the IMAGE SCIENCES DISCLOSURE SCHEDULE is owned by Image Sciences free and clear of any Encumbrances, or used pursuant to an agreement that is described in the IMAGE SCIENCES DISCLOSURE SCHEDULE. Except in such cases that would not have a Material Adverse Effect, Image Sciences does not infringe upon or unlawfully or wrongfully use any Intellectual Property rights owned or claimed by another Person, and Image Sciences is not in Default, and has not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of Image Sciences and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

  (b) The IMAGE SCIENCES DISCLOSURE SCHEDULE contains a complete list of all of the computer software products sold, licensed, distributed, marketed, used or under development by Image Sciences (the "Image Sciences Software Products"). Each of the Image Sciences Software Products performs substantially in accordance with the specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of defects in programming and operation except such defects as would not materially and adversely affect the use of the respective Image Sciences Software Products for their intended purposes.

  (c) Except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, all right, title and interest in and to the Image Sciences Software Products is owned by Image Sciences, free and clear of all Encumbrances. No government funding was utilized in the development of any of the Image Sciences Software Products. Except for such violations that would not have a Material Adverse Effect, the sale, license, distribution, marketing or use of the Image Sciences Software Products by Image Sciences does not violate any rights of any other Person, and Image Sciences has not received any communication alleging such a violation. Except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, Image Sciences does not have any obligation to compensate any Person for the sale, license, distribution, marketing or use of the Image Sciences Software Products. Other than as set forth in the IMAGE SCIENCES DISCLOSURE SCHEDULE, Image Sciences has not granted to any other Person any license, option or other right in or to any of the Image Sciences Software Products, except for non-exclusive, royalty-bearing, end-user licenses (the "End-User Licenses") and distributor licenses under which the distributor has a right to relicense ("Distributor Licenses") granted by Image Sciences pursuant to license agreements.

  (d) Except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, Image Sciences does not have any obligation owing to any Person to maintain, modify, improve or upgrade any of the Image Sciences Software Products, except for any such obligation set forth in an End-User License, a Distributor License or under a customer-specific services agreement and such other obligations as would not have a Material Adverse Effect.

  (e) All employees and consultants of Image Sciences who are involved in the design, review, evaluation or development of Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a "Confidentiality Agreement"). To Image Sciences' knowledge, (i) none of the Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than Image Sciences or a customer thereof or (B) otherwise to the detriment of Image Sciences, (ii) except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, none of such employees or consultants of Image Sciences is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of Image Sciences, (iii) no employee or consultant of Image Sciences has used any other Persons' trade secrets or other information that is confidential in the course of his or her work for Image Sciences, and (iv) no employee or consultant of Image Sciences is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

  (f) Image Sciences has kept secret and has not disclosed the source codes for the Image Sciences Software Products to any Person other than to those Persons identified in the Image Sciences Disclosure Schedule and to certain employees of Image Sciences.

  4.19 Employee Relations. Image Sciences is not (a) except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, a party to, involved in or, to Image Sciences's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. Image Sciences has not experienced during the last three years any work stoppage. Image Sciences has delivered to FormMaker a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of Image Sciences whose cash compensation was for 1995 or is expected to be for 1996 at least $80,000.

  4.20 ERISA.

  (a) The IMAGE SCIENCES DISCLOSURE SCHEDULE contains a complete list of all Benefit Plans sponsored or maintained by Image Sciences or under which Image Sciences is obligated. Image Sciences has delivered to FormMaker (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the IMAGE SCIENCES DISCLOSURE SCHEDULE.

  (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Image Sciences to any material penalty or tax imposed under the Code or ERISA.

  (c) Except as is set forth in the IMAGE SCIENCES DISCLOSURE SCHEDULE, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, Image Sciences has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination, or if there has been no such determination, there is no occurrence that is reasonably likely to affect adversely the qualification or the tax exempt status of the plan and the related trust, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

  (d) Neither Image Sciences nor any person or entity that, together with Image Sciences, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b) of ERISA (a "Common Controlled Entity"), sponsors a defined benefit plan subject to Title IV of ERISA, or has a current or contingent obligation to contribute to any multi employer plan (as defined in Section 3(37) of ERISA) and neither they nor their predecessor have ever contributed to a multiemployer plan. Image Sciences does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to such Benefit Plans.

  (e) There are no pending or, to the knowledge of Image Sciences, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of Image Sciences or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Image Sciences, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of Image Sciences, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

  (f) Image Sciences has timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

  (g) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, (i) each Welfare Plan for which contributions are claimed by Image Sciences as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the Image Sciences Disclosure Schedule, no Benefit Plan provides any health, life or other welfare coverage to employees of Image Sciences beyond termination of their employment with Image Sciences by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

  (h) Except as otherwise set forth in the IMAGE SCIENCES DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Image Sciences or a Common Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Code Section 280G or otherwise)) becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

  (i) Except as otherwise set forth in the IMAGE SCIENCES DISCLOSURE SCHEDULE, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Image Sciences or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(b)(1) of the Code).

  4.21 Corporate Records. The minute books of Image Sciences contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record books of Image Sciences are complete, correct and current.

  4.22 Absence of Certain Changes. Except as contemplated by this Agreement, since the Balance Sheet Date, Image Sciences has conducted the Image Sciences Business in the ordinary course and there has not been with respect to the Image Sciences Business:

    (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

    (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise except for the Image Sciences Closing Transactions;

    (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

    (d) any sale, assignment or transfer of material Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

    (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

    (f) any payments to any Affiliate of Image Sciences, except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE.

  4.23 Previous Sales; Warranties. Image Sciences has not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that would not have a Material Adverse Effect.

  4.24 Customers. Image Sciences has used its reasonable business efforts to maintain and currently maintains, good working relationships with all of its customers. The IMAGE SCIENCES DISCLOSURE SCHEDULE contains with respect to each of the fiscal years ended July 31, 1994, 1995, 1996 and the four month period ended November 30, 1996, a list of the ten customers (with names omitted) that were the largest dollar volume customers of products or services, or both, sold by Image Sciences for each such fiscal year. Except as specified in the IMAGE SCIENCES DISCLOSURE SCHEDULE, none of such customers has given Image Sciences notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Image Sciences.

  4.25 Finder's Fees. No Person retained by Image Sciences is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

  4.26 Additional Information. The IMAGE SCIENCES DISCLOSURE SCHEDULE accurately lists the following:

    (a) the names of all officers and directors of Image Sciences;

    (b) the names and addresses of every bank or other financial institution in which Image Sciences maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

    (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of Image Sciences;

    (d) the names of any Persons holding powers of attorney from Image Sciences and a summary statement of the terms thereof; and

    (e) all names under which Image Sciences has conducted any part of its Business or which it has otherwise used at any time during the past five years.

  4.27 Accuracy of Information. No representation or warranty by Image Sciences in any Transaction Document, and no information contained herein or therein or otherwise delivered by or on behalf of Image Sciences to FormMaker in connection with the Transactions, including the Image Sciences Financial Statements, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

  4.28 Hart-Scott-Rodino Act. Neither (i) Image Sciences nor (ii) any Person that may be considered an "ultimate parent" of Image Sciences has (x) annual net sales exceeding $100 million as of the last annual statement of income and expense, or (y) total assets exceeding $100 million in value as stated on the last regularly prepared balance sheet.

5. REPRESENTATIONS AND WARRANTIES OF FORMMAKER.

  FormMaker hereby represents and warrants to Image Sciences, except as set forth in the FORMMAKER DISCLOSURE SCHEDULE or the updated FORMMAKER DISCLOSURE SCHEDULE to be delivered pursuant to Section 6.3, as follows:

  5.1 Corporate Status. Each of the FormMaker Companies and the New Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each of the FormMaker Companies and each of the New Companies that have been delivered to Image Sciences as of the date hereof are effective under applicable Laws and are current, correct and complete.

  5.2 Authorization. Each of the FormMaker Companies and the New Companies has the requisite power and authority to own its Assets and to carry on its Business. Each of FormMaker and the New Companies has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by FormMaker or any New Company has been duly authorized by all necessary corporate action, other than approval by the shareholders of FormMaker. Each Transaction Document executed and delivered by FormMaker and any New Company has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

  5.3 Consents and Approvals. Except for (a) any consents specified in the FORMMAKER DISCLOSURE SCHEDULE (the "FormMaker Required Consents"), (b) the approval of the Merger by the FormMaker shareholders, (c) the filing of the Articles of Merger in accordance with Section 2 and (d) any approvals or filings required by the SEC and by state securities laws or agencies in connection with the Registration Statement, neither the execution and delivery by FormMaker or any New Company of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by it, require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which the FormMaker Companies or any new Company is subject, (ii) the Charter Documents or bylaws of FormMaker or MicroDynamics or
(iii) any Contract, Governmental Permit or other document to which FormMaker or any New Company is a party or by which the properties or other assets of such Party may be subject.

  5.4 Capitalization and Stock Ownership.

  (a) The total authorized capital stock of FormMaker consists of 20,000,000 shares of FormMaker Common Stock, of which (i) 6,229,511 shares are issued and outstanding and (ii) 1,602,157 shares of FormMaker Common Stock are reserved for issuance upon exercise of the issued and outstanding FormMaker Options and FormMaker Warrants. Except for the rights under the FormMaker Options and FormMaker Warrants listed in the FORMMAKER DISCLOSURE SCHEDULE, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of FormMaker. All of the shares of FormMaker Common Stock are, and all of the shares of FormMaker Common Stock issuable upon exercise of the FormMaker Options and the FormMaker Warrants in accordance with the terms thereof will be, duly and validly authorized and issued, fully paid and non-assessable. The FORMMAKER DISCLOSURE SCHEDULE lists all of the record owners of the FormMaker Common Stock, the FormMaker Options and the FormMaker Warrants. FormMaker has delivered to Image Sciences correct and complete copies of the forms of the FormMaker Option agreements and the FormMaker Warrant agreements.

  (b) The total authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Class A Common Stock, 7,000,000 shares of Company Class B Common Stock and 1,000,000 shares of Company Preferred Stock, par value $0.01 per share, of which (a) no shares are issued and outstanding on the date hereof and also as of immediately prior to the Effective Time and (b) as of the consummation of the Closing and the issuance of the Closing Common Shares, the total number of shares issued and outstanding plus the total number of shares issuable upon the exercise of issued and outstanding Company Options and Company Warrants shall not exceed 12,580,000 shares of Company Class A Common Stock and Company Class B Common Stock. Except for the rights under the Company Options and the Company Warrants to be issued at the Closing, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. All of the Closing Common Shares that will be issued and outstanding immediately following consummation of the Merger, and all of the shares of Company Class A Common Stock or Company Class B Common Stock issuable upon exercise of the Company Options and the Company Warrants upon issuance in accordance with the terms thereof, will be duly and validly authorized and issued, fully paid and non-assessable. As of the Effective Time, the Form S-4 Registration Statement will be effective in accordance with the Securities Act with respect to the Closing Common Shares, and such securities will be issued in compliance with the Securities Act and the rules and regulations thereunder.

  (c) The total authorized capital stock of the Texas Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, of which 100 shares are issued and outstanding on the date hereof and will be issued and outstanding as of the Closing. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Texas Sub. All of such shares are duly and validly authorized and issued, fully paid and non-assessable. The Company owns all of such shares of the Texas Sub.

  (d) The total authorized capital stock of the Georgia Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, of which 100 shares are issued and outstanding on the date hereof and will be issued and outstanding as of the Closing. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Georgia Sub. All of such shares are duly and validly authorized and issued, fully paid and non-assessable. The Company owns all of such shares of the Georgia Sub.

  (e) The total authorized capital stock of MicroDynamics consists of 8,000,000 shares of Common Stock, par value $0.01 per share, of which 6,051,305 shares are issued and outstanding on the date hereof, and 1,600,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding on the date hereof. All shares of MicroDynamics Common Stock are duly and validly authorized and issued, fully paid and non-assessable. FormMaker owns 6,044,805 shares of MicroDynamics Common Stock free and clear of all Encumbrances.

  5.5 Financial Statements. FormMaker has delivered to Image Sciences correct and complete copies of unaudited monthly financial statements for FormMaker consisting of a balance sheet as of the end of each month from January 1996 through November 30, 1996 and the related statements of income, changes to shareholders' equity and cash flows for the periods then ended. FormMaker has also delivered to Image Sciences correct and complete copies of financial statements consisting of a balance sheet of FormMaker as of December 31, 1993, 1994 and 1995 and the related statements of income for the years then ended, the financial statements for the two most recent years were audited by the firm of Coopers & Lybrand LLP. All such unaudited and audited financial statements are referred to herein collectively as the "FormMaker Pre-Signing Financial Statements." The unaudited financial statements of FormMaker to be delivered in connection with the Registration Statements are referred to herein as the "FormMaker Post-Signing Financial Statements," and, together with the Pre-Signing Financial Statements, as the "FormMaker Financial Statements." The FormMaker Pre-Signing Financial Statements are, and the FormMaker Post-Signing Financial Statements will be, consistent in all material respects with the books and records of FormMaker, and there have not been and will not be any material transactions that have not been or will not be recorded in the accounting records underlying such Financial Statements. The FormMaker Pre-Signing Financial Statements have been, and the FormMaker Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the FormMaker Pre-Signing Financial Statements present, and the FormMaker Post-Signing Financial Statements will present, fairly the financial position and assets and liabilities of FormMaker as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. The balance sheet of FormMaker as of November 30, 1996 that is included in the Financial Statements is referred to herein as the "FormMaker Balance Sheet." FormMaker has also delivered to Image Sciences correct and complete copies of financial statements consisting of a balance sheet of MicroDynamics as of December 1993, 1994 and 1995 and the related statements of income for the years then ended and unaudited monthly financial statements for MicroDynamics consisting of a balance sheet as of the end of each month from January 1996 through November 30, 1996 and the related statements of income, changes to shareholders equity and cash flow for the periods then ended (the "MicroDynamics Financial Statements"). The MicroDynamics Financial Statements are consistent in all material respects with the books and records of MicroDynamics, and there have not been and will not be any material transaction that have not been recorded in the accounting records underlying such MicroDynamics Financial Statements.

  5.6 No Company, Texas Sub or Georgia Sub Assets, Liabilities or
Business. Except for any rights and Liabilities that the Company, the Texas Sub and the Georgia Sub may have with respect to this Agreement and the Company's ownership of the capital stock of the Texas Sub and the Georgia Sub, neither the Company, the Texas Sub or the Georgia Sub has any Assets or Liabilities, nor has either the Company, the Texas Sub or the Georgia Sub conducted any Business other than in connection with the Transactions.

  5.7 Title to Assets and Related Matters. Each of the FormMaker Companies has good and marketable title to, valid leasehold interests in or valid licenses to use, all of its material FormMaker Companies Assets, free from any Encumbrances except those specified in the FORMMAKER DISCLOSURE SCHEDULE. The use of the FormMaker Companies Assets are not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All FormMaker Companies Real Property and tangible personal property (other than Inventory) included in the FormMaker Companies Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

  5.8 Real Property. The FORMMAKER DISCLOSURE SCHEDULE describes all real estate used in the operation of the FormMaker Companies Business as well as any other real estate that is in the possession of or leased by the FormMaker Companies and the improvements (including buildings and other structures) located on such real estate (collectively, the "FormMaker Companies Real Property"), and lists any leases under which any such FormMaker Companies Real Property is possessed (the "FormMaker Companies Real Estate Leases"). FormMaker does not have any ownership interest in any real property. The FORMMAKER DISCLOSURE SCHEDULE also describes any other real estate previously owned, leased or otherwise operated by the FormMaker Companies or any predecessor thereof and the time periods of any such ownership, lease or operation. All of the FormMaker Companies Real Property (a) is usable in the ordinary course of business and
(b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The FormMaker Companies Real Property complies with applicable zoning Laws. To the knowledge of FormMaker, the FormMaker Companies or the landlord of any FormMaker Companies Real Property leased by the FormMaker Companies has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the FormMaker Companies Real Property.

  5.9 Certain Personal Property. The FORMMAKER DISCLOSURE SCHEDULE describes all items of tangible personal property that were included in the FormMaker Balance Sheet at a carrying value of at least $50,000. Except as specified in the FORMMAKER DISCLOSURE SCHEDULE, since the Balance Sheet Date, FormMaker has not acquired any items of tangible personal property that have a carrying value in excess of $50,000, or an aggregate carrying value of $300,000. All of such personal property included in the FORMMAKER DISCLOSURE SCHEDULE is, and any such personal property acquired after the date hereof in accordance with
Section 7.2 will be, usable in the ordinary course of business, and all such personal property included in the FORMMAKER DISCLOSURE SCHEDULE conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the FormMaker Companies Non-Real Estate Leases or the Immaterial Leases or those items listed in the FORMMAKER DISCLOSURE SCHEDULE, no Person other than the FormMaker Companies owns any vehicles, equipment or other tangible assets located on the FormMaker Real Property that have been used in the FormMaker Companies Business or that are necessary for the operation of the FormMaker Companies Business.

  5.10 Non-Real Estate Leases. The FORMMAKER DISCLOSURE SCHEDULE lists all assets and property (other than FormMaker Real Property) that are possessed by the FormMaker Companies under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for Immaterial Leases. The FORMMAKER DISCLOSURE SCHEDULE also lists the leases under which such assets and property listed in the FORMMAKER DISCLOSURE SCHEDULE are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "FormMaker Companies Non-Real Estate Leases."

  5.11 Accounts Receivable. The Accounts Receivable included in the FormMaker Companies Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established, all of the Accounts Receivable included in the FormMaker Companies Assets are collectible in the ordinary course of business. FormMaker does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the FormMaker Balance Sheet.

  5.12 Inventory. The Inventory included in the FormMaker Companies Assets consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items. Such Inventory is recorded in the FormMaker Financial Statements at the lower of cost or market value determined in accordance with GAAP.

  5.13 Liabilities. The FormMaker Companies do not have any Liabilities, except (a) as specified in the FORMMAKER DISCLOSURE SCHEDULE, (b) as contemplated by the FormMaker Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date, or (d) Liabilities under any Contracts included in the FormMaker Companies Assets that are specifically disclosed in the FORMMAKER DISCLOSURE SCHEDULE (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the FormMaker Balance Sheet.

  5.14 Taxes. The FormMaker Companies have duly filed all returns for Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. All Taxes that the FormMaker Companies have been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the FormMaker Companies for such payment. There are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to the FormMaker Companies for any period for which returns have or should have been filed.

  5.15 Subsidiaries. FormMaker does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity, except for its investment in MicroDynamics and the New Companies.

  5.16 Legal Proceedings and Compliance with Law.

  (a) Except as set forth in the FORMMAKER DISCLOSURE SCHEDULE, there is no Litigation that is pending or, to FormMaker's knowledge, threatened against the FormMaker Companies. There has been no Default under any Laws applicable to the FormMaker Companies, including Laws relating to pollution or protection of the environment, except for any Defaults that would not have a Material Adverse Effect, and the FormMaker Companies have not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the FormMaker Companies.

  (b) Without limiting the generality of Section 5.16(a), there has not been any FormMaker Environmental Condition (i) at the premises at which the FormMaker Companies Business has been conducted, (ii) at any property owned, leased or operated at any time by the FormMaker Companies, any Person controlled by the FormMaker Companies or any predecessor of any of them, or
(iii) at any property at which wastes have been released, deposited or disposed by or at the behest or direction of any of the foregoing, nor have the FormMaker Companies received written notice of any such FormMaker Companies Environmental Condition. "FormMaker Environmental Condition" means any condition or circumstance, including the presence or release of Hazardous Substances, whether created by the FormMaker Companies or any third party, at or relating to any such property or premises that (i) requires investigation, monitoring, abatement or correction under an Environmental Law, (ii) gives rise to any civil or criminal liability on the part of the FormMaker Companies under an Environmental Law, or (iii) has created a public or private nuisance.

  (c) FormMaker has delivered to Image Sciences complete copies of any written reports, studies or assessments in the possession or control of the FormMaker Companies that relate to any the FormMaker Companies Environmental Condition and to the FormMaker Business or any FormMaker Assets.

  (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) the FormMaker Companies have obtained and are in full compliance with all Governmental Permits, all of which are listed in the FORMMAKER DISCLOSURE SCHEDULE along with their respective expiration dates, that are required for the complete operation of the FormMaker Companies Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) the FormMaker Companies have filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To FormMaker's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

  5.17 Contracts.

  (a) The FORMMAKER DISCLOSURE SCHEDULE lists all Contracts of the following types to which the FormMaker Companies are a party or by which it is bound, except for Minor Contracts:

    (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant of FormMaker or any Affiliate thereof.

    (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $150,000 in any individual case, or any Contracts for the sale of products that involve an amount in excess of $25,000 with respect to any one supplier or other party;

    (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $250,000 in any individual case;

    (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $150,000 in any individual case;

    (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of FormMaker or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

    (vi) Any Contracts under which any Encumbrances exist; and

    (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

  (b) The Contracts listed in the FORMMAKER DISCLOSURE SCHEDULE and the Contracts excluded from the FORMMAKER DISCLOSURE SCHEDULE based on the term or amount thereof are referred to herein as the "FormMaker Companies Contracts." FormMaker Companies are not in Default under any FormMaker Companies Contracts (including any FormMaker Companies Real Estate Leases and FormMaker Companies Non-Real Estate Leases), which Default could result in a Liability on the part of the FormMaker Companies in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. The FormMaker Companies have not received any communication from, or given any communication to, any other party indicating that the FormMaker Companies or such other party, as the case may be, is in Default under any the FormMaker Companies Contract where such Default could have a Material Adverse Effect. To the knowledge of FormMaker, none of the other parties in any such FormMaker Companies Contract is in Default thereunder.

  5.18 Insurance. The FORMMAKER DISCLOSURE SCHEDULE lists all policies or binders of insurance held by or on behalf of the FormMaker Companies, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the FormMaker Companies, except for any of the foregoing that would not have a Material Adverse Effect.

  5.19 Intellectual Property and Software Products.

  (a) The FormMaker Companies do not currently use nor have they previously used in the development, production or marketing of their products and services any Copyrights, Patents or Trademarks except for those listed in the FORMMAKER DISCLOSURE SCHEDULE. The FormMaker Companies own or have the lawful right to use all material Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise. All of the Intellectual Property listed in the FORMMAKER DISCLOSURE SCHEDULE is owned by the FormMaker Companies free and clear of any Encumbrances, or used pursuant to an agreement that is described in the FORMMAKER DISCLOSURE SCHEDULE. Except in such cases that would not have a Material Adverse Effect, the FormMaker Companies do not infringe upon or unlawfully or wrongfully use any Intellectual Property rights owned or claimed by another Person, and the FormMaker Companies are not in Default, and have not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of the FormMaker Companies and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

  (b) The FORMMAKER DISCLOSURE SCHEDULE contains a complete list of all of the computer software products sold, licensed, distributed, marketed, used or under development by the FormMaker Companies (the "FormMaker Companies Software Products"). Each of the FormMaker Companies Software Products performs substantially in accordance with the specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of defects in programming and operation except such defects as would not materially and adversely affect the use of the respective FormMaker Companies Software Products for their intended purposes.

  (c) Except as specified in the FORMMAKER DISCLOSURE SCHEDULE, all right, title and interest in and to the FormMaker Companies Software Products is owned by the FormMaker Companies, free and clear of all Encumbrances. No government funding was utilized in the development of any of the FormMaker Companies Software Products. Except for such violations that would not have a Material Adverse Effect, the sale, license, distribution, marketing or use of the FormMaker Companies Software Products by the FormMaker Companies do not violate any rights of any other Person, and the FormMaker Companies have not received any communication alleging such a violation. Except as specified in the FORMMAKER DISCLOSURE SCHEDULE, the FormMaker Companies do not have any obligation to compensate any Person for the sale, license, distribution, marketing or use of the FormMaker Companies Software Products. Other than as set forth in the FORMMAKER DISCLOSURE SCHEDULE, the FormMaker Companies have not granted to any other Person any license, option or other right in or to any of the FormMaker Companies Software Products, except for End-User Licenses and Distributor Licenses granted by the FormMaker Companies pursuant to license agreements. Correct and complete copies of such Distributor Licenses have been or will be delivered to Image Sciences in Second Stage Due Diligence.

  (d) Except as specified in the FORMMAKER DISCLOSURE SCHEDULE, the FormMaker Companies do not have any obligation owing to any Person to maintain, modify, improve or upgrade any of the FormMaker Software Products, except for any such obligation set forth in an End-User License, a Distributor License or under a customer-specific services agreement and such other obligations as would not have a Material Adverse Effect.

  (e) All employees and consultants of the FormMaker Companies who are involved in the design, review, evaluation or development of Intellectual Property have executed a Confidentiality Agreement. To FormMaker's knowledge,
(i) none of the Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than the FormMaker Companies or a customer thereof or (B) otherwise to the detriment of the FormMaker Companies, (ii) except as specified in the FORMMAKER DISCLOSURE SCHEDULE, none of such employees or consultants of the FormMaker Companies are subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the FormMaker Companies, (iii) no employee or consultant of FormMaker has used any other Persons' trade secrets or other information that is confidential in the course of his or her work for FormMaker, and (iv) no employee or consultant of the FormMaker Companies are, or are currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

  (f) The FormMaker Companies have kept secret and has not disclosed the source codes for the FormMaker Companies Software Products to any Person other than to those Persons identified in the FORMMAKER DISCLOSURE SCHEDULE and to certain employees of the FormMaker Companies.

  5.20 Employee Relations. The FormMaker Companies are not (a) except as specified in the FORMMAKER DISCLOSURE SCHEDULE, a party to, involved in or, to FormMaker's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. The FormMaker Companies have not experienced during the last three years any work stoppage. FormMaker has delivered to Image Sciences a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of the FormMaker Companies whose cash compensation was for 1995 or is expected to be for 1996 at least $80,000.

  5.21 ERISA.

  (a) The FORMMAKER DISCLOSURE SCHEDULE contains a complete list of all Benefit Plans sponsored or maintained by the FormMaker Companies or under which the FormMaker Companies are obligated. FormMaker has delivered to Image Sciences (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts,
(ii) accurate and complete detailed summaries of all unwritten Benefit Plans,
(iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the FORMMAKER DISCLOSURE SCHEDULE.

  (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject FormMaker to any material penalty or tax imposed under the Code or ERISA.

  (c) Except as is set forth in the FORMMAKER DISCLOSURE SCHEDULE, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination, or if there has been no such determination, there is no occurrence that is reasonably likely to affect adversely such qualification or the tax exempt status of the plan and the related trust, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

  (d) Neither the FormMaker Companies nor any person or entity that, together with the FormMaker Companies, is treated as a Common Controlled Entity, sponsors a defined benefit plan subject to Title IV of ERISA, or has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and neither they nor their predecessors have ever contributed to a multiemployer plan. The FormMaker Companies do not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to such Benefit Plans.

  (e) There are no pending or, to the knowledge of FormMaker, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of the FormMaker Companies or any of their officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of FormMaker, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of FormMaker, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC.

  (f) The FormMaker Companies have timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

  (g) With respect to any such Benefit Plan that is a Welfare Plan and except as specified in the FORMMAKER DISCLOSURE SCHEDULE, (i) each Welfare Plan for which contributions are claimed by the FormMaker Companies as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the FORMMAKER DISCLOSURE SCHEDULE, no Benefit Plan provides any health, life or other welfare coverage to employees of the FormMaker Companies beyond termination of their employment with the FormMaker Companies by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

  (h) Except as otherwise set forth in the FORMMAKER DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by the FormMaker Companies or a Common Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Code Section 280G or otherwise)) becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

  (i) Except as otherwise set forth in the FORMMAKER DISCLOSURE SCHEDULE, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the FormMaker Companies or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(b)(1) of the Code).

  5.22 Corporate Records. The minute books of each of the FormMaker Companies contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record books of the FormMaker Companies are complete, correct and current.

  5.23 Absence of Certain Changes. Except as contemplated by this Agreement, since the Balance Sheet Date, the FormMaker Companies have conducted the FormMaker Companies Business in the ordinary course and there has not been with respect to the FormMaker Companies Business:

    (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

    (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

    (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

    (d) any sale, assignment or transfer of material Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

    (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

    (f) any payments to any Affiliate of the FormMaker Companies, except as specified in the FORMMAKER DISCLOSURE SCHEDULE.

  5.24 Previous Sales; Warranties. The FormMaker Companies have not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, would not have a Material Adverse Effect.

  5.25 Customers. The FormMaker Companies have used their reasonable business efforts to maintain and currently maintains, good working relationships with all of their customers. The FORMMAKER DISCLOSURE SCHEDULE contains with respect to each of the years ended December 31, 1993, 1994, 1995 and the eleven month period ended November 30, 1996 a list of the ten customers (with names omitted) that were the largest dollar volume customers of products or services, or both, sold by the FormMaker Companies for each such year. Except as specified in the FORMMAKER DISCLOSURE SCHEDULE, none of such customers has given the FormMaker Companies notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the FormMaker Companies.

  5.26 Finder's Fees. No Person retained by FormMaker is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

  5.27 Additional Information. The FORMMAKER DISCLOSURE SCHEDULE accurately lists the following:

    (a) the names of all officers and directors of FormMaker;

    (b) the names and addresses of every bank or other financial institution in which FormMaker maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

    (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of FormMaker;

    (d) the names of any Persons holding powers of attorney from FormMaker and a summary statement of the terms thereof; and

    (e) all names under which FormMaker has conducted any part of its Business or which it has otherwise used at any time during the past five years.

  5.28 Accuracy of Information. No representation or warranty by FormMaker in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of FormMaker to Image Sciences in connection with the Transactions, including the FormMaker Financial Statements, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

  5.29 Hart-Scott-Rodino Act. Neither (i) FormMaker nor (ii) any Person that may be considered an "ultimate parent" of FormMaker for purposes of the HSR Act, has (x) annual net sales exceeding $100 million as of the last annual statement of income and expense, or (y) total assets exceeding $100 million in value as stated on the last regularly prepared balance sheet.

6. JOINT COVENANTS.

  6.1 Registration Statement.

  (a) The Company shall prepare and file with the SEC as soon as reasonably practicable after the date hereof (i) a registration statement on Form S-4 under the Securities Act for purposes of registering the Closing Common Shares and the shares of Company Class A Common Stock and Company Class B Common Stock issuable upon exercise of the Company Options and the Company Warrants received by Holders in the Merger (the "Registered Securities") and (ii) a joint proxy statement to be distributed by Image Sciences and FormMaker in connection with the Image Sciences Special Meeting and the FormMaker Special Meeting (the "Joint Proxy Statement"). Such registration statement on Form S-4 and any amendments or supplements thereto are referred to herein as the "Form S-4 Registration Statement" or the "Registration Statement." The Company will use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Image Sciences and FormMaker shall use commercially reasonable efforts to cooperate with the Company to cause the Registration Statement to be declared effective. The Company, FormMaker, Image Sciences, the Texas Sub, the Georgia Sub and Image Sciences (the "Corporate

Parties") shall also take such action as may be reasonably required to cause the Registered Securities to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. In connection with the foregoing, Image Sciences and FormMaker will furnish to the Company all information concerning Image Sciences and FormMaker as the Company or its counsel may reasonably request for inclusion in the Registration Statement.

  (b) The Company covenants that the Registration Statement (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC and at all times after it becomes effective under the Securities Act and until the Closing contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Registration Statement; provided, however, that no representation, covenant or agreement is made by the Company with respect to information supplied by or on behalf of Image Sciences for inclusion in the Registration Statement.

  (c) Each of Image Sciences and FormMaker covenants that the Registration Statement as it relates to them (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC and at all times after it becomes effective under the Securities Act and until the Closing, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Registration Statement.

  6.2 Financial Statements. Each of FormMaker and Image Sciences shall deliver to the other party financial statements prepared in accordance with GAAP consistently applied for the twelve-month period ending December 31, 1996.

  6.3 Due Diligence. Each of FormMaker and Image Sciences shall deliver to the other party all the information listed in Schedule 6.3 not previously provided to such other party (the "Second Stage Due Diligence Materials") on the day following the date of this Agreement and shall deliver an updated Disclosure
Schedule incorporating information from such Second Stage Due Diligence Materials. If either FormMaker or Image Sciences believes in good faith that any information contained in such Second Stage Due Diligence Materials reveals matters which could have a Material Adverse Effect on the combined entity following the Merger, then such party shall have the right to terminate this Agreement as provided in Section 12.1(d).

7. COVENANTS OF FORMMAKER AND THE COMPANY.

  7.1 Fulfillment of Closing Conditions. At and prior to the Closing, FormMaker shall use commercially reasonable efforts to fulfill, and to cause the Company to fulfill, the conditions specified in Sections 9 and 10 to the extent that the fulfillment of such conditions is within its control, except that FormMaker shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of the Company or FormMaker or to fulfill any of such conditions. In connection with the foregoing, FormMaker will, and will cause the Company to, (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 10, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any FormMaker Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. FormMaker shall give Image Sciences prompt written notice of any event or development that occurs or fails to occur (and that is known to FormMaker) that gives FormMaker reason to believe that the conditions set forth in Sections 9 and 10 will not be satisfied prior to the Termination Date.

  7.2 Conduct of the Business. Except as disclosed in the FormMaker Disclosure Schedule, FormMaker shall not, and shall cause the Company, not to, do any of the following prior to the Closing unless waived by Image Sciences in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock or issue any additional capital stock (except for capital stock issuable upon conversion or exercise of currently outstanding securities, or options, warrants or other rights to purchase capital stock, or securities convertible into capital stock; pay any dividends or redeem any of its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the executory obligation on the part of FormMaker in any such individual case is less than $100,000; incur any additional indebtedness for borrowed money outside the ordinary course of business; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation unless such compromise, settlement or adjustment involves a sum of not more than $100,000 in excess of reserves; make capital expenditures of more than $100,000 in the aggregate; or modify existing benefit plans or enter into new employment agreements. Nothing contained in this Agreement shall give Image Sciences, directly or indirectly, the right to control or direct FormMaker's operations prior to the Effective Time.

  7.3 Access to Information. FormMaker shall, and shall cause the Company to, give Image Sciences and its representatives (including Image Sciences' accountants, counsel and employees, each, an "Image Sciences Representative"), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of FormMaker and the Company. FormMaker shall cause its officers and employees, and the officers and employees of the Company, to furnish to Image Sciences all documents, records and information as Image Sciences may reasonably request.

  7.4 No Solicitation. From and after the date hereof, FormMaker, without the prior written consent of Image Sciences, will not, and will not authorize or permit any of the FormMaker Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. FormMaker shall notify Image Sciences orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Image Sciences informed of the status and details of any such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving, or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, (i) FormMaker, in the case of this
Section 7.4, and (ii) Image Sciences, in the case of Section 8.4.

  7.5 The FormMaker Special Meeting. In connection with the FormMaker Special Meeting, FormMaker shall (a) deliver to its shareholders as promptly as practicable the Joint Proxy Statement and all other materials for such meeting, (b) use all reasonable efforts to obtain the necessary approvals of its shareholders for the Merger and this Agreement and (c) otherwise comply with all legal requirements applicable to such meeting.

  7.6 Rule 145 Affiliates. Prior to the Closing, FormMaker shall identify in a letter to the Company all Persons who might, at the time of the FormMaker Special Meeting, be deemed to be "affiliates" of the Company for the purposes of Rule 145 under the Securities Act (the "Securities Act Affiliates"). FormMaker shall use commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate.

  7.7 Stock Option Plan. The Company will adopt an employee stock option plan (the "New Option Plan") substantially identical to the stock option plan that was approved by the Parties on the date hereof covering 400,000 shares of Company Class A Common Stock. The Company will file a Registration Statement on Form S-8 under the Securities Act for purposes of registering shares of Company Class A Common Stock issuable upon exercise of Company Options as promptly as practicable following consummation of the Qualified Rights Offering.

  7.8 Expenses. FormMaker (or the Company if the Merger becomes effective) shall pay all of the legal, accounting and other expenses incurred by FormMaker and the New Companies in connection with the Transactions, including the following: fees and other costs payable with respect to the Registration Statement (including printing); fees and expenses of Price Waterhouse LLP for work related to FormMaker and the New Companies; any fees and expenses of legal counsel to FormMaker and the New Companies; and fees of the Company's transfer agent (if any).

  7.9 Indemnification. For a period of 5 years from the Effective Date, the Company shall maintain in effect Image Sciences' and FormMaker's current directors' and officers' liability insurance covering those officers and directors who are currently covered on the date of this Agreement by such policies; provided, however, that the Company may substitute, for such Image Sciences or FormMaker policies, policies with at least the same coverage containing terms and conditions which are no less advantageous to the officers and directors and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Date. For a period of 5 years, the Company shall not amend any provision of FormMaker's or Image Sciences' Charter Documents providing for indemnification of officers of directors and shall also assume the indemnification obligations of Image Sciences and FormMaker with respect to such matters. The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each officer and director and his or her heirs and representatives.

  7.10 New Bank Loan. The Company shall use commercially reasonable efforts to obtain a line of credit from a bank for $10 million (the "New Bank Loan") on terms substantially similar to the existing FormMaker line of credit with NationsBank of Georgia, National Association. If the Company cannot obtain the New Bank Loan on such terms, FormMaker shall use commercially reasonable efforts to amend its line of credit, or obtain appropriate waivers, to permit the Transactions and to allow the Company to draw on the entire line of credit for working capital purposes.

  7.11 Related Parties. FormMaker shall cause the Company to perform its obligations hereunder and under any other Transaction Document.

8. COVENANTS OF IMAGE SCIENCES.

  8.1 Fulfillment of Closing Conditions. At and prior to the Closing, Image Sciences shall use commercially reasonable efforts to fulfill the conditions specified in Sections 9 and 11 to the extent that the fulfillment of such conditions is within its control, except that Image Sciences shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of Image Sciences or to fulfill any of such conditions. In connection with the foregoing, Image Sciences will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 11, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any Image Sciences Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. Image Sciences shall give FormMaker prompt written notice of any event or development that occurs or fails to occur (and that is known to Image Sciences) that gives Image Sciences reason to believe that the conditions set forth in Sections 9 and 11 will not be satisfied prior to the Termination Date.

  8.2 Conduct of the Business. Except as disclosed in the Image Sciences Disclosure Schedule, Image Sciences shall not do any of the following prior to the Closing unless waived by FormMaker in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock or issue any additional capital stock (except for capital stock issuable upon conversion or exercise of currently outstanding securities) or options, warrants or other rights to purchase capital stock or securities convertible into capital stock; pay any dividends or redeem any of its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the executory obligation on the part of Image Sciences in any such individual case is less than $100,000; incur any additional indebtedness for borrowed money outside the normal course of business; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation unless such compromise, settlement or adjustment involves a sum of not more than $100,000 in excess of reserves; or make any capital expenditures of more than $100,000 in the aggregate; or modify existing benefit plans or enter into new employment agreements. Nothing contained in this Agreement shall give FormMaker, directly or indirectly, the right to control or direct Image Sciences' operations prior to the Effective Time.

  8.3 Access to Information. Image Sciences shall give FormMaker and its representatives (including FormMaker's accountants, counsel and employees, each, a "FormMaker Representative"), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of Image Sciences. Image Sciences shall cause its officers and employees to furnish to FormMaker all documents, records and information as FormMaker may reasonably request.

  8.4 No Solicitation. From and after the date hereof, Image Sciences, without the prior written consent of FormMaker, will not, and will not authorize or permit any of the Image Sciences Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. Image Sciences shall notify FormMaker orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep FormMaker informed of the status and details of any such inquiry, offer or proposal, and shall give FormMaker five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal.

  8.5 Image Sciences Special Meeting. In connection with the Image Sciences Special Meeting, Image Sciences shall (a) deliver to its shareholders as promptly as practicable the Joint Proxy Statement and all other materials required for such meeting, (b) use all reasonable efforts to obtain the necessary approvals by its shareholders of the Merger and this Agreement and
(c) otherwise comply with all legal requirements applicable to such meeting.

  8.6 Rule 145 Affiliates. Prior to the Closing, Image Sciences shall identify in a letter to the Company all Persons who might, at the time of the Image Sciences Special Meeting, be deemed to be Securities Act Affiliates. Image Sciences shall use its commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate.

  8.7 Expenses. Image Sciences, or the Company if the Merger becomes effective, shall pay all of the legal, accounting and other expenses incurred by Image Sciences in connection with the Transactions, including the following: fees and other costs payable with respect to providing information for inclusion in the Registration Statement; fees and expenses of Price Waterhouse LLP for work related to Image Sciences; and fees and expenses of legal counsel to Image Sciences.

  8.8 Image Sciences Closing Transactions. Image Sciences shall not distribute to its stockholders and option holders more than $8,000,000 in connection with the Image Sciences Closing Transactions.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES.

  All obligations of the Parties to consummate the Transactions are subject to the satisfaction of each of the following conditions:

  9.1 Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of (a) making the Merger illegal or otherwise prohibiting the consummation of the Merger or (b) creating a Material Adverse Effect on Image Sciences or FormMaker.

  9.2 Registration Statement. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn. All state securities or blue sky permits or approvals required to carry out the Transactions shall have been received.

  9.3 Merger. The Merger shall be effective in the States of Texas and Georgia.

  9.4 Approval by Shareholders.

  (a) The Merger shall have been approved by the Image Sciences Shareholders in accordance with the TBCA and Dissenting Shares shall not represent more than 8% of the total Image Sciences Common Stock outstanding immediately prior to the Effective Time.

  (b) The Merger shall have been approved by the FormMaker Shareholders in accordance with the GBCC and Dissenting Shares shall not represent more than 8% of the total FormMaker Common Stock outstanding immediately prior to the Effective Time.

  9.5 Appointment of Directors and Officers. The Company, FormMaker and Image Sciences shall each have (a) caused its Board of Directors to consist of a total of seven members, (b) obtained any necessary resignations of incumbent directors or officers, (c) elected the following persons to the respective Boards of Directors of the Company, FormMaker and Image Sciences: three persons designated by Image Sciences, three persons designated by the SG/TL Stockholders, and one independent person designated mutually by Image Sciences and the SG/TL Stockholders; and (d) appointed the following persons to the following offices: Michael D. Andereck--President and Chief Executive Officer, Arthur R. Spector--Chairman of the Board.

  9.6 Administrative Services Agreements. The administrative services agreements between Safeguard and FormMaker and Safeguard and MicroDynamics shall have been terminated.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF IMAGE SCIENCES.

  All obligations of Image Sciences to consummate the Transactions are subject to the satisfaction (or waiver by Image Sciences) prior thereto of each of the following conditions:

  10.1 Representations and Warranties. The representations and warranties of FormMaker contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 7.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this
Section 10.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein) results or would reasonably be expected to result in a Material Adverse Effect on the Company.

  10.2 Agreements, Conditions and Covenants. FormMaker shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

  10.3 Certificates. Image Sciences shall have received a certificate of an executive officer of FormMaker to the effect set forth in Sections 10.1 and 10.2.

  10.4 Financial Performance. FormMaker shall have delivered to Image Sciences an income statement in accordance with Section 6.2 that shows for the period covered thereby before income taxes a loss of not more than $1,251,000 and revenues of not less than $20,000,000.

  10.5 Required Consents. FormMaker shall have obtained the FormMaker Required Consents unless the failure to have obtained any such consent would not result or reasonably be expected to result in a Material Adverse Effect on the Company.

  10.6 Ancillary Documents. FormMaker and the New Companies shall have tendered executed copies of the respective Transaction Documents to which they are intended to be parties. The Company and the SG/TL Stockholders shall have tendered executed copies of the Stockholders' Agreement.

  10.7 Legal Opinion. FormMaker shall have tendered a legal opinion of Morgan, Lewis & Bockius LLP, counsel to FormMaker, in the form of that agreed to as of the date hereof.

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF FORMMAKER.

  All obligations of FormMaker to consummate the Transactions are subject to the satisfaction (or waiver by FormMaker) prior thereto of each of the following conditions:

  11.1 Representations and Warranties. The representations and warranties of Image Sciences contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 8.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 11.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein) results or would reasonably be expected to result in a Material Adverse Effect on the Company.

  11.2 Agreements, Conditions and Covenants. Image Sciences shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

  11.3 Certificates. FormMaker shall have received a certificate of an executive officer of Image Sciences to the effect set forth in Sections 11.1 and 11.2 with respect to Image Sciences.

  11.4 Financial Performance. Image Sciences shall have delivered to FormMaker an income statement in accordance with Section 6.2 that shows for the period covered thereby before income taxes income of not less than $3,200,000 and revenues of not less than $11,000,000.

  11.5 Required Consents. Image Sciences shall have obtained, without any modification that FormMaker deems unacceptable, the Image Sciences Required Consents unless the failure to have obtained any such consent would not result or reasonably be expected to result in a Material Adverse Change on the Company.

  11.6 Ancillary Documents. Image Sciences shall have tendered executed copies of the Transaction Documents to which it is intended to be a party. Xerox shall have tendered an executed copy of the Stockholders' Agreement.

  11.7 Legal Opinion. Image Sciences shall have tendered a legal opinion of Crouch & Hallett, counsel to Image Sciences, in the form of that agreed to as of the date hereof.

12. TERMINATION.

  12.1 Grounds for Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of Image Sciences and FormMaker:

    (a) By mutual written consent of each of Image Sciences and FormMaker;

    (b) By either Image Sciences or FormMaker if the Merger shall not have been consummated on or before June 30, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
  Section 12.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the substantial cause of, or substantially resulted in, the failure of the Effective Time to occur on or before the Termination Date;

    (c) By either Image Sciences or FormMaker if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

    (d) By either Image Sciences or FormMaker upon notice in writing to the other party prior to the tenth business day following delivery to such other party of the Second Stage Due Diligence Materials that such materials have revealed matters which could have a Material Adverse Effect on the combined entity as provided in Section 6.3.

    (e) By Image Sciences if FormMaker or any New Company shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by FormMaker shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations result or would reasonably be expected to result in a Material Adverse Effect on the Company;

    (f) By FormMaker if Image Sciences shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations result or would reasonably be expected to result in a Material Adverse Effect on the Company.

  12.2 Effect of Termination.

    (a) If this Agreement is terminated under Section 12.1 hereof, and subject to the provisions of Section 12.1, this Agreement shall become void and there shall be no Liability on the part of any of the Parties, except as set forth in this Section 12.2.

    (b) If this Agreement is terminated by Image Sciences under Section 12.1(e) as a result of any breach by FormMaker or any New Company, FormMaker shall pay to Image Sciences an amount equal to all of the expenses incurred by Image Sciences in connection with the Transactions up to a maximum of $100,000, except in the case of a termination due to a wilful breach by FormMaker, FormMaker shall pay to Image Sciences $500,000.

    (c) If this Agreement is terminated by FormMaker under Section 12.1(f) as a result of any breach by Image Sciences, Image Sciences shall pay to FormMaker an amount equal to all of the expenses incurred by FormMaker in connection with the Transactions up to a maximum of $100,000, except in the case of a termination due to a wilful breach by Image Sciences, Image Sciences shall pay to FormMaker $500,000.

    (d) If this Agreement is terminated by Image Sciences or FormMaker under
  Section 12.1(b) as a result of the failure of Image Sciences to obtain all required approvals for the Merger by its shareholders, Image

  Sciences shall pay to FormMaker an amount equal to all of the expenses incurred by FormMaker in connection with the Transactions up to a maximum of $100,000.

    (e) If this Agreement is terminated by Image Sciences or FormMaker under
  Section 12.1(b) as a result of the failure of FormMaker to obtain all required approvals for the Merger by its shareholders, FormMaker shall pay to Image Sciences an amount equal to all of the expenses incurred by Image Sciences in connection with the Transactions up to a maximum of $100,000.

    (f) The agreements contained in Sections 12.2(b), (c), (d) and (e) are an integral part of the Transactions and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any amounts due under such Sections 12.2(b), (c), (d) and (e), the defaulting Party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the Prime Rate from the date such fee was required to be paid.

13. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

  Except for any agreements to be performed at least in part after the Effective Time, the representations, warranties, covenants and other agreements contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time.

14. PUBLIC ANNOUNCEMENTS.

  The Parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law or any stock exchange regulations, no Party shall issue any such press release or make any such public statement without the consent of the other parties hereto.

15. CONTENTS OF AGREEMENT.

  This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the Parties regarding those matters.

16. AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC.

  This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

17. INTERPRETATION.

  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

18. NOTICES.

  All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

    If to Image Sciences:

      Image Sciences, Inc.
      5910 North Central Expressway
      Suite 800
      Dallas, Texas 75206
      FAX: (214) 891-6678
      Attention: Michael D. Andereck, President

      with a required copy to:

      Crouch & Hallett
      717 No. Harwood, Suite 1400
      Dallas, TX 75201
      FAX: 214-922-4129
      Attention: Bruce Hallett, Esquire

    If to FormMaker:

      2300 Windy Ridge Parkway
      Suite 400 North
      Atlanta, GA 30339
      FAX: 770-859-0216
      Attention: Arthur Spector, Chairman

      with a required copy to:

      Morgan, Lewis & Bockius LLP
      2000 One Logan Square
      Philadelphia, PA 19103-6993
      FAX: 215-963-5299
      Attention: Thomas J. Sharbaugh, Esquire

19. GOVERNING LAW; VENUE.

  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any court of competent jurisdiction in the State of Delaware and the United States District Court for the District of Delaware and any other court of the State of Delaware and the United States with jurisdiction to hear appeals from any such courts.

20. COUNTERPARTS.

  This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                          DocuCorp, Inc.



                                          By: /s/ Michael D. Andereck
                                             ----------------------------------
                                          Title: President

                                          ISI Merger Corp.


                                          By: /s/ Arthur R. Spector
                                             ----------------------------------
                                          Title: Chairman of the Board of
                                          Directors

                                          FormMaker Acquisition Corp.


                                          By: /s/ Arthur R. Spector
                                             ----------------------------------
                                          Title: Chairman of the Board of
                                          Directors

                                          Image Sciences, Inc.


                                          By: /s/ Michael D. Andereck
                                             ----------------------------------
                                          Title: President

                                          FormMaker Software, Inc.


                                          By: /s/ Arthur R. Spector
                                             ----------------------------------
                                          Title: Chairman of the Board of
                                          Directors

                                                                     APPENDIX B

                        TEXAS BUSINESS CORPORATION ACT

          ARTICLES 5.11, 5.12 AND 5.13 RELATING TO DISSENTERS' RIGHTS

5.11 RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE
    ACTIONS.

  A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

    (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

    (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

    (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

  B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

5.12 PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTION.

  A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

    (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

      (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

    (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

    (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

  B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty
(60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

  C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

  D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs, shall be allotted between the parties in the manner that the court determines to be fair and equitable.

  E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

  F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

  G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

5.13 PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS.

  A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

  B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

  C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                                                     APPENDIX C

                       GEORGIA BUSINESS CORPORATION CODE

14-2-1302 RIGHT TO DISSENT.

  (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation is a party:

      (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholders is entitled to vote on the merger; or

      (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

      (A) Alters or abolishes a preferential right of the shares;

      (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

      (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

      (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

      (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

      (F) Cancels redeems, or repurchases all or part of the shares of the class;

    (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirement of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporation action was obtained by fraudulent and deceptive means, regardless of weather the shareholder have exercised dissenter's rights.

  (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale of exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

    (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except share of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for script or cash payments in lieu of fractional shares; or

    (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Last amended by Act 567, L'89, eff.7-1-89.)

14-2-1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320 NOTICE OF DISSENTERS' RIGHTS.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

  (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken. (Last amended by Act 526, L. 93, eff. 7-1-93.)

14-2-1321 NOTICE OF INTENT TO DEMAND PAYMENT.

  (a) If proposed corporate action creating dissenters' right under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

    (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (2) Must not vote his shares in favor of the proposed action.

  (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322 DISSENTERS' NOTICE.

  (a) If proposed corporate action creating dissenters' rights under Code section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

  (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

    (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 or more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

    (4) Be accompanied by a copy of this article.

14-2-1323 DUTY TO DEMAND PAYMENT.

  (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

  (b) A record shareholder who demand payment and deposits his shares under subsection (a) of this Code section retains all other right of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324 SHARE RESTRICTIONS.

  (a) The corporation may restrict the transfer of uncertified shares form the date of the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325 OFFER OF PAYMENT.

  (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

  (b) The offer of payment must be accompanied by:

    (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

    (2) A statement of the corporation's estimate of the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under Code
  Section 14-2-1327; and

    (5) A copy of this article.

  (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Last amended by Act 526, L. "93, eff. 7-1-93.)

14-2-1326 FAILURE TO TAKE ACTION.

  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Last amended by Act 965, L. "90, eff. 3-22-90.)

14-2-1327 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

    (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

  (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

    (1) The shareholder may demand the information required under subsection
  (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

    (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Last amended by Act 526, L. '93, eff. 7-1-93.)

14-2-1330 COURT ACTION.

  (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Last amended by ct 526, L. '93, eff. 7-1-93.)

14-2-1331 COURT COSTS AND COUNSEL FEES.

  (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

  (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

    (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332 LIMITATION OF ACTIONS.

  No actions by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  A. Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.
Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

  B. As permitted by the Delaware General Corporation Law, DocuCorp has included a provision in its Certificate of Incorporation (Exhibit 3.1 hereto) that, subject to certain limitations, eliminates the ability of DocuCorp and its stockholders to recover monetary damages from a director of DocuCorp for breach of fiduciary duty as a director. Article VII of DocuCorp's Bylaws (Exhibit 3.2 hereto) provides for indemnification of DocuCorp's directors and officers and advancement of expenses to the extent permitted by Section 145.

  C. As authorized by Section 145 of the Delaware General Corporation Law and
Article VII of DocuCorp's Bylaws, DocuCorp intends to apply for, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering DocuCorp for indemnification payments made to its directors and officers for certain liabilities, to be effective contemporaneously with the consummation of the Merger. The premiums for such insurance are to be paid by DocuCorp.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

  The following is a list of exhibits filed as part of this Registration Statement.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.1    Agreement and Plan of Merger, dated as of January 15, 1997, among the
          Registrant, Image Sciences, Inc., FormMaker Software, Inc., ISI
          Merger Corp. and FormMaker Acquisition Corp. is Appendix A to the
          Joint Proxy Statement/Prospectus included in Part I and is incorporated herein by reference.
  3.1    Certificate of Incorporation.
  3.2    Bylaws.
  5**    Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of DocuCorp Common Stock being registered.
  8**    Opinion of Steptoe & Johnson, Special Tax Counsel, regarding tax matters.
 10.1**  Marketing Agreement between FormMaker Software, Inc. and Policy
          Management Systems Corporation effective January 1, 1997.
 10.2    Cooperative Marketing Agreement between Image Sciences, Inc. and Xerox
          Corporation August 16, 1994.
 10.3    Liquidity Agreement among the Registrant, Safeguard Scientifics
          (Delaware), Inc., Safeguard Scientifics, Inc., Technology Leaders II
          L.P. and Technology Leaders II Offshore C.V. dated January 15, 1997.
 10.4    Voting and Lockup Agreement among Xerox Corporation, Michael D.
          Andereck, Safeguard Scientifics (Delaware), Inc., Safeguard
          Scientifics, Inc., Technology Leaders II L.P., Technology Leaders II
          Offshore C.V., Joe A. Rose, Samuel M. Wilkes and Arthur R. Spector
          dated January 15, 1997.
 10.5    Form of Stockholders' Agreement.
 10.6    Director Designation Agreement between Michael D. Andereck and Xerox
          Corporation dated January 15, 1997.
 10.7    Co-Sale Agreement among Safeguard Scientifics (Delaware), Inc.,
          Technology Leaders II L.P., Technology Leaders II Offshore C.V. and
          Samuel M. Wilkes dated January 15, 1997.
 10.8+   Employment Agreement between Michael D. Andereck and the Registrant.
 10.9+   Employment Agreement between Samuel M. Wilkes and the Registrant.
 10.10   Credit Agreement between FormMaker Software, Inc. and NationsBank of
          Georgia, National Association, dated as of December 20, 1995.
 10.11** License Agreement between FormMaker Software, Inc. and Policy
         Management Systems Corporation effective October 29, 1993.
 10.12** Addendum No. 1 to the License Agreement between FormMaker Software,
         Inc. and Policy Management Systems Corporation effective January 1,
         1997.
 11*     Statement re: Computation of Per Share Earnings.
 21      Subsidiaries of the Registrant.
 23.1*   Consent of Price Waterhouse LLP.
 23.2*   Consent of Coopers & Lybrand L.L.P.
 23.3**  Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto).
 23.4**  Consent of Steptoe & Johnson (included in its opinion filed as Exhibit
          8 hereto).
 23.5*   Consent of Deloitte & Touche LLP.
 24.1    Power of Attorney.

--------
 * Filed herewith.
** To be filed by amendment.
 + Compensation plans and arrangements for executives and others.

  (b) Financial Statement Schedules.

  The following financial statement schedules not included in the prospectus appear on the following pages of this Registration Statement:

     PAGE                                         SCHEDULE
     ----                                         --------
     S-1          Schedule II - Valuation and Qualifying Accounts of Image Sciences, Inc.
     S-2          Report of Coopers & Lybrand L.L.P., Independent Accountants
     S-3          Schedule II-Valuation and Qualifying Accounts of FormMaker Software, Inc.

  All other schedules are omitted as the required information is included in the Image Sciences or FormMaker consolidated financial statements or the related notes or such schedules are not applicable.

ITEM 22. UNDERTAKINGS.

  A. The undersigned registrant hereby undertakes:

  (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (5) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  C. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  D. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when in became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN DALLAS, TEXAS ON MARCH 26, 1997.

                                          DocuCorp, Inc.


                                          By  /s/ Michael D. Andereck
                                            --------------------------------
                                                  MICHAEL D. ANDERECK
                                              CHIEF EXECUTIVE OFFICER AND
                                                       PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                NAME                          CAPACITY               DATE
                ----                          --------               ----
     /s/ Michael D. Andereck            Chief Executive
-------------------------------------    Officer and            April 1, 1997
         MICHAEL D. ANDERECK             President
                                         (principal
                                         executive officer)
                                         and Director


         Todd A. Rognes*                Senior Vice             April 1, 1997
-------------------------------------    President of
         TODD A. ROGNES                  Finance (principal
                                         financial and
                                         accounting officer)


        Arthur R. Spector*              Chairman of the         April 1, 1997
-------------------------------------    Board of Directors
        ARTHUR R. SPECTOR


     Milledge A. Hart, III*             Director                April 1, 1997
-------------------------------------
     MILLEDGE A. HART, III


      John D. Loewenberg*               Director                April 1, 1997
-------------------------------------
      JOHN D. LOEWENBERG


       Warren V. Musser*                Director                April 1, 1997
-------------------------------------
       WARREN V. MUSSER

                NAME                          CAPACITY               DATE
                ----                          --------               -----

-------------------------------------   Director                April 1, 1997
       SIDNEY B. LANDMAN




*By:   /s/ Michael D. Andereck
    ----------------------------------
           MICHAEL D. ANDERECK
           ATTORNEY-IN-FACT

                              IMAGE SCIENCES, INC
                       VALUATION AND QUALIFYING ACCOUNTS
                   YEARS ENDED JULY 31, 1994, 1995, AND 1996

                                               ADDITIONS
                                      ---------------------------
                          BALANCE AT  CHARGED TO
                         BEGINNING OF COSTS AND  CHARGED TO OTHER            BALANCE AT END
DESCRIPTION                 PERIOD     EXPENSES    ACCOUNTS (A)   DEDUCTIONS   OF PERIOD
-----------              ------------ ---------- ---------------- ---------- --------------
Reserve for bad debts-
 accounts:
  1994..................   $250,000    $277,000     $(202,000)      $ --        $325,000
  1995..................    325,000     271,000      (271,000)        --         325,000
  1996..................    325,000     350,131      (325,131)        --         350,000

--------
(a) Such amounts relate to the utilization of the valuation and qualifying accounts to specific items for which they were established in the accounts receivable accounts.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of FormMaker Software, Inc.:

  In connection with our audits of the consolidated financial statements of FormMaker Software, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which financial statements are included in this Registration Statement on Form S-4, we have also audited the financial statement schedules listed in Item 21(b) herein.

  In our opinion, these financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.

                                          Coopers & Lybrand L.L.P.

Atlanta, Georgia January 30, 1997

                           FORMMAKER SOFTWARE, INC.

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                        FOR THE YEARS ENDED DECEMBER 31

                            BALANCE AT CHARGED TO CHARGED               BALANCE
                            BEGINNING  COSTS AND  TO OTHER DEDUCTIONS    AT END
      CLASSIFICATION         OF YEAR    EXPENSES  ACCOUNTS    (A)       OF YEAR
      --------------        ---------- ---------- -------- ----------  ----------
1996
 Allowances reducing the
  assets in the balance
  sheet:
 Doubtful accounts
  receivable..............   $150,000   $    --   $    --  $ (68,814)  $   81,186
 Deferred tax assets......    422,535        --    763,525       --     1,186,060
                             --------   --------  -------- ---------   ----------
  Total...................   $572,535   $    --   $763,525 $ (68,814)  $1,267,246
                             ========   ========  ======== =========   ==========
1995
 Allowances reducing the
  assets in the balance
  sheet:
 Doubtful accounts
  receivable..............   $ 16,000   $151,853  $    --  $ (17,853)  $  150,000
 Deferred tax assets......    180,000        --    242,535       --       422,535
                             --------   --------  -------- ---------   ----------
  Total...................   $196,000   $151,853  $242,535 $ (17,853)  $  572,535
                             ========   ========  ======== =========   ==========
1994
 Allowances reducing the
  assets in the balance
  sheet:
 Doubtful accounts
  receivable..............   $  7,500   $  8,500  $    --  $     --    $   16,000
 Deferred tax assets......    486,000        --        --   (306,000)     180,000
                             --------   --------  -------- ---------   ----------
  Total...................   $493,500   $  8,500  $    --  $(306,000)  $  196,000
                             ========   ========  ======== =========   ==========

--------
(a) The reductions in the allowance for doubtful accounts receivable relate principally to charges for which reserves were provided, net of recoveries. The reduction in the valuation allowance for deferred tax assets represents the reduction of a valuation allowance on deferred tax net operating loss carryforward assets for which realization became more likely than not during 1994.

                                 EXHIBIT INDEX

  EXHIBIT
 SEQUENTIAL                                                         SEQUENTIAL
   NUMBER                        DESCRIPTION                        PAGE NUMBER
 ----------                      -----------                        -----------
   2.1      Agreement and Plan of Merger, dated as of January 15,
             1997, among the Registrant, Image Sciences, Inc.,
             FormMaker Software, Inc., ISI Merger Corp. and
             FormMaker Acquisition Corp. is Appendix A to the
             Joint Proxy Statement/Prospectus included in Part I
             and is incorporated herein by reference.
   3.1      Certificate of Incorporation.
   3.2      Bylaws.
   5**      Opinion of Morgan, Lewis & Bockius LLP regarding
             legality of the shares of DocuCorp Common Stock
             being registered.
   8**      Opinion of Steptoe & Johnson, Special Tax Counsel,
             regarding tax matters.
  10.1**    Marketing Agreement between FormMaker Software, Inc.
             and Policy Management Systems Corporation effective
             January 1, 1997.
  10.2      Cooperative Marketing Agreement between Image
             Sciences, Inc. and Xerox Corporation August 16,
             1994.
  10.3      Liquidity Agreement among the Registrant, Safeguard
             Scientifics (Delaware), Inc., Safeguard Scientifics,
             Inc., Technology Leaders II L.P. and Technology
             Leaders II Offshore C.V. dated January 15, 1997.
  10.4      Voting and Lockup Agreement among Xerox Corporation,
             Michael D. Andereck, Safeguard Scientifics
             (Delaware), Inc., Safeguard Scientifics, Inc.,
             Technology Leaders II L.P., Technology Leaders II
             Offshore C.V., Joe A. Rose, Samuel M. Wilkes and
             Arthur R. Spector dated January 15, 1997.
  10.5      Form of Stockholders' Agreement.
  10.6      Director Designation Agreement between Michael D.
             Andereck and Xerox Corporation dated January 15,
             1997.
  10.7      Co-Sale Agreement among Safeguard Scientifics
             (Delaware), Inc., Technology Leaders II L.P.,
             Technology Leaders II Offshore C.V. and Samuel M.
             Wilkes dated January 15, 1997.
  10.8+     Employment Agreement between Michael D. Andereck and
             the Registrant dated January 15, 1997.
  10.9+     Employment Agreement between Samuel M. Wilkes and the
             Registrant dated January 15, 1997.
  10.10     Credit Agreement between FormMaker Software, Inc. and
             NationsBank of Georgia, National Association dated
             as of December 20, 1995.
  10.11**   License Agreement between FormMaker Software, Inc.
             and Policy Management Systems Corporation effective
             October 29, 1993.
  10.12**   Addendum No. 1 to the License Agreement between
             FormMaker Software, Inc. and Policy Management
             Systems Corporation effective January 1, 1997.
  11*       Statement re: Computation of Per Share Earnings.
  21        Subsidiaries of the Registrant.
  23.1*     Consent of Price Waterhouse LLP.
  23.2*     Consent of Coopers & Lybrand L.L.P.

  EXHIBIT
 SEQUENTIAL                                                         SEQUENTIAL
   NUMBER                        DESCRIPTION                        PAGE NUMBER
 ----------                      -----------                        -----------
   23.3**   Consent of Morgan, Lewis & Bockius LLP (included in
             its opinion filed as Exhibit 5 hereto).
   23.4**   Consent of Steptoe & Johnson, Special Tax Counsel
             (included in its opinion filed as Exhibit 8 hereto).
   23.5*    Consent of Deloitte & Touche LLP.
   24.1     Power of Attorney.

--------
 * Filed herewith.
** To be filed by amendment.
 + Compensation plans and arrangements for executives and others.